As filed with the Securities and Exchange Commission on August 4, 2005
                                                Registration No. 333-126790



-------------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               ---------------


                                AMENDMENT NO. 1
                                      TO
                            REGISTRATION STATEMENT
                                 ON FORM S-3
                                    UNDER
                          THE SECURITIES ACT OF 1933


                               ---------------

                                  CWHEQ, Inc.
       (Exact name of registrant as specified in governing instruments)

         Delaware                                    87-0698310
(State of incorporation)               (I.R.S. Employer Identification Number)

                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3000
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Sandor E. Samuels, Esq.
                         Countrywide Home Loans, Inc.
                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3505
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------
                                With a copy to:
                             Edward J. Fine, Esq.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019

                               ---------------
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.| |
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.| |


                                        CALCULATION OF REGISTRATION FEE


                                                                                    Maximum
                                                             Proposed Maximum      Aggregate
                                             Amount to be     Offering Price    Offering Price         Amount of
Title of Securities being Registered        Registered (1)     Per Unit (2)           (2)           Registration Fee
------------------------------------        --------------   ----------------   --------------      ----------------
Asset-Backed Securities(3)..............    $30,685,000,000        100%         $30,685,000,000      $3,611,624.50


(1) This Registration Statement relates to the offering from time to time of $30,685,000,000 aggregate principal amount of Asset-Backed Securities and to any resales of them in market making transactions by Countrywide Securities Corporation, an affiliate of the Registrant, to the extent required.

(2) Estimated for the purpose of calculating the registration fee.


(3) $1,765,000 of the registration fee was paid on July 19, 2005 in connection with the initial filing of this registration statement. In addition, as set forth below, $1,846,124.50 was paid in connection with the Registration Statement on Form S-3 (Registration No. 333-121378) which is deemed to be withdrawn.

                              --------------------

         Pursuant to Rule 457 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the net fee available is offset against the filing fee currently due in connection with this registration statement.

(1) The filing fee paid in respect of Registration Statement No. 333-121378 (including any available offset) was $2,354,000.

(2) From January 5, 2005, the date Registration Statement No. 333-121378 became effective, until the date of this filing, we issued $4,315,000,000 of Asset-Backed Securities (at the fee rate of $117.70 per million), thereby reducing our available fee by $507,875.50.

(3) The net fee available for recovery under Rule 457(p)(i.e., the amount set forth in Paragraph 1, less the amount set forth in Paragraph 2) is therefore $1,846,124.50.

(4) At a fee rate of $117.70 per million, this paid and unused filing fee is sufficient to register $15,685,000,000 of Asset-Backed Securities.


===============================================================================

         This Registration Statement includes (1) an illustrative form of prospectus supplement for use in an offering of asset-backed certificates backed by fixed- or adjustable-rate credit blemished mortgage loans secured by first and second liens on one- to four-family residential properties, (2) an illustrative form of prospectus supplement for use in an offering of asset-backed certificates backed by fixed-rate mortgage loans secured by second liens on one- to four-family residential properties, (3) an illustrative form of prospectus supplement for use in an offering of revolving home equity loan asset-backed notes backed by adjustable-rate home equity revolving credit line loans secured primarily by first or second liens on one- to four-family residential properties and (4) a base prospectus relating to asset-backed securities.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.





                SUBJECT TO COMPLETION, DATED ___________, 200_
PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 200_)

                                $______________
                                 (Approximate)
                                  CWHEQ, INC.
                                   Depositor

                         [COMPANY LOGO] Countrywide(R)
                         -----------------------------
                                  HOME LOANS
                                    Seller
                     [Countrywide Home Loans Servicing LP]
                                Master Servicer
                 CWHEQ Asset-Backed Certificates Trust 200_-_
                                    Issuer
                   Asset-Backed Certificates, Series 200_-_
           Distributions are payable on the __th day of each month,
                         beginning in ________, 200_
                               ________________


                                    This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
                                    ---------------------------------------------------------------------
Consider carefully the risk                    Original
factors beginning on page S-_                Certificate    Pass-                            Proceeds
in this prospectus supplement                 Principal    Through  Price to  Underwriting      to
and on page _ in the                Class     Balance(1)    Rate     Public     Discount     Depositor(9)
prospectus.                         ---------------------------------------------------------------------
The certificates represent          AF-[1A]  $                  (2)       %            %               %
obligations of the trust only       AF-[1B]                    %(3)
and do not represent an             AF-_                       %(3)
interest in or obligation of        AF-_                       %(3)
CWHEQ, Inc., Countrywide Home       AF-_                    %(3)(4)
Loans, Inc. or any of their         AF-_                       %(3)
affiliates.                         MF-[1]                     %(3)
                                    MF-[2]                     %(3)
This prospectus supplement may      MF-[3]                     %(3)
be used to offer and sell the       BF                         %(3)
offered certificates only if        1-AV-[1]                   %(5)
accompanied by the prospectus.      1-AV-[2]                   %(5)
                                    2-AV-[1]                   %(5)
                                    MV-[1]                     %(5)
                                    MV-[2]                     %(5)
                                    MV-[3]                     %(5)
                                    BV                         %(5)
                                    A-R          (6)           %(7)      (8)          (8)             (8)
                                    ----------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus [10]%.
(2) The pass-through rate for this class of offered certificates may adjust monthly, and will be subject to an interest rate cap, in each case, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(3) The pass-through rate for this class will be subject to an interest rate cap, in each case, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(4) The pass-through rate for the Class AF-_ Certificates will increase to ____% per annum after the optional termination date, subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(5) The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date, and will be subject to an interest rate cap, in each case, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(6) The original certificate principal balance of the Class A-R Certificates is expected to be $100.
(7)   The Class A-R Certificates will not accrue any interest.
(8) The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See "Method of Distribution."
(9) Before deducting expenses payable by the Depositor estimated to be approximately $___________.


These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

[Countrywide Securities Corporation]                               [Underwriter]

_________, 200_

                                              Table of Contents


            Prospectus Supplement                                              Prospectus
            ---------------------                                              ----------

                                               Page                                                         Page
                                               ----                                                         ----

Summary.........................................S-1        Important Notice About Information in This
                                                                 Prospectus and Each Accompanying
Risk Factors....................................S-8              Prospectus Supplement.......................4

The Mortgage Pool..............................S-19        Risk Factors......................................5

Servicing of the Mortgage Loans................S-29        The Trust Fund...................................16

Description of the Certificates................S-33        Use of Proceeds..................................22

Yield, Prepayment and Maturity                             The Depositor....................................22
      Considerations...........................S-71
                                                           Loan Program.....................................22
Use of Proceeds................................S-86
                                                           Description of the Securities....................25
Material Federal Income Tax Consequences.......S-86
                                                           Credit Enhancement...............................40
Other Taxes....................................S-86
                                                           Yield and Prepayment Considerations..............45
ERISA Considerations...........................S-90
                                                           The Agreements...................................48
Method of Distribution.........................S-91
                                                           Certain Legal Aspects of the Loans...............61
Legal Matters..................................S-94
                                                           Material Federal Income Tax Consequences.........75
Ratings........................................S-94
                                                           Other Tax Considerations.........................98
Index of Defined Terms.........................S-96
                                                           ERISA Considerations.............................98
ANNEX A.........................................A-1
                                                           Legal Investment................................100
ANNEX I.........................................I-1
                                                           Method of Distribution..........................102

                                                           Legal Matters...................................102

                                                           Financial Information...........................102

                                                           Rating..........................................103

                                                           Index to Defined Terms..........................104


                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

The Certificates                                                [Co-Trustee

Asset-Backed Certificates, Series 200_-_, represent             ----------------.
undivided beneficial ownership interests in a trust
fund. The trust fund consists primarily of a pool of            See "Description of the Certificates -- The Co-Trustee"
[fixed and adjustable] rate, [credit blemished]                 in this prospectus supplement.]
mortgage loans that are secured by [first and second]
liens on one- to four-family residential properties and         [The NIM Insurer
certain other property and assets described in this
prospectus supplement.                                          After the closing date, a separate trust or trusts may
                                                                be established to issue net interest margin securities
See "Description of the Certificates -- General" in             secured by all or a portion of the [Class PF, Class PV,
this prospectus supplement.                                     Class CF and Class CV] Certificates. Those net interest
                                                                margin securities may or may not have the benefit of
Depositor                                                       one or more financial guaranty insurance policies that
                                                                guaranty payments on those securities. The insurer or
CWHEQ, Inc., a Delaware corporation and a limited               insurers that would issue any such financial guaranty
purpose finance subsidiary of Countrywide Financial             insurance policy are referred to in this prospectus
Corporation, a Delaware corporation.                            supplement as the "NIM Insurer." The references to the
                                                                NIM Insurer in this prospectus supplement are
See "The Depositor" in the prospectus.                          applicable only if the net interest margin securities
                                                                are so insured.
Sellers
                                                                Any NIM Insurer will have a number of rights under the
[Countrywide Home Loans, Inc. [and one or more special          pooling and servicing agreement that will limit and
purpose entities established by Countrywide Financial           otherwise affect the rights of the holders of the
Corporation. The one or more special purpose entities           offered certificates. Any insurance policy issued by a
previously acquired the mortgage loans they are selling         NIM Insurer will not cover, and will not benefit in any
directly from Countrywide Home Loans, Inc.]]                    manner whatsoever, the offered certificates.

See "Servicing of the Mortgage Loans -- Countrywide             See "Risk Factors--Rights of the NIM Insurer" in this
Home Loans" in this prospectus supplement.                      prospectus supplement.]

Master Servicer

[Countrywide Home Loans Servicing LP.]

See "Servicing of the Mortgage Loans -- The Master
Servicer" in this prospectus supplement.

Trustee

________________, a _________.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.


                                                          S-1



Pooling and Servicing Agreement                                 Generally:

The pooling and servicing agreement among the sellers,          o     the Class AF-[1A] Certificates will be backed by
the master servicer, the depositor, the trustee and the               the cashflows from the subgroup [F1] mortgage
co-trustee, under which the trust fund will be formed.                loans,

Cut-off Date                                                    o     the Class AF-[1B] Certificates will be backed
                                                                      primarily by the cashflows from the subgroup [F2]
For any mortgage loan, the later of ___________, 200_                 mortgage loans and, to a more limited extent, the
and the origination date of that mortgage loan.                       subgroup [F1] mortgage loans

Closing Date                                                    o     the Class AF-_, Class AF-_, Class AF-_ and Class
                                                                      AF-_ Certificates will be backed by the cashflows
On or about ________, 200_.                                           from the [fixed rate] loan group,

The Mortgage Loans                                              o     the Class 1-AV-[1] and Class 1-AV-[2]
                                                                      Certificates will be backed primarily by the
The mortgage pool will consist of [fixed and                          cashflows from the subgroup [A1] mortgage loans,
adjustable] rate mortgage loans that are secured by
[first and second] liens on one- to four-family                 o     the Class 2-AV-[1] will be backed primarily by
properties. The mortgage loans will be divided into                   the cashflows from the subgroup [A2] mortgage
[two] groups, one consisting the [fixed rate] loans and               loans,
one consisting of the [adjustable rate] loans. Each
such group of mortgage loans is referred to as a "loan          o     the Class MF-[1], Class MF-[2], Class MF-[3], and
group." In addition, the mortgage loans will be divided               Class BF Certificates will be backed by the
into [four] separate subgroups. Each such subgroup of                 cashflows from the [fixed rate] loan group, and
mortgage loans is referred to as a "loan subgroup." The
[fixed rate] loan group will be comprised of loan               o     the Class MV-[1], Class MV-[2], Class MV-[3], and
subgroups [F1] and [F2], and the [adjustable rate] loan               Class BV Certificates will be backed by the
group will be comprised of loan subgroups [A1] and                    cashflows from the [adjustable rate] loan group.
[A2].
                                                                For a more detailed description of how the offered
See "The Mortgage Pool" in this prospectus supplement.          certificates will be backed by these cashflows, see
                                                                "Description of the Certificates--Distributions" and
Description of the Certificates                                 "--Overcollateralization."

General

The trust fund will issue the Class AF-[1A], Class
AF-[1B], Class AF-_, Class AF-_, Class AF-_, Class
AF-_, Class AF-_, Class MF-[1], Class MF-[2], Class
MF-[3], Class BF, Class 1-AV-[1], Class 1-AV-[2], Class
2-AV-[1], Class MV-[1], Class MV-[2], Class MV-[3],
Class BV and Class A-R Certificates, which are offered by this prospectus supplement. The trust fund will also issue the [Class PF, Class PV, Class CF and Class CV]
Certificates, which are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the [Class PF, Class PV, Class CF and Class CV] Certificates is provided only to permit a better understanding of the offered certificates.



                                                          S-2




The original certificate principal balances,                          adjustable rate subordinate certificates may
pass-through rates and last scheduled distribution                    adjust monthly, will be subject to increase after
dates for the certificates are as follows:                            the optional termination date and will be subject
                                                                      to an interest rate cap, in each case as
                      Original                  Last                  described in this prospectus supplement under
                    Certificate    Pass-     Scheduled                "Description of the Certificates -- Distributions
                     Principal    Through   Distribution              -- Distributions of Interest."
      Class          Balance(1)    Rate       Date(2)
------------------  -----------   -------   ------------        (7)   The original certificate principal balance of the
Offered                                                               Class A-R Certificates will be $100.
Certificates
Class AF-[1A].....   $                  (3)                     (8)   The Class A-R Certificates will not accrue any
Class AF-[1B].....                      (3)                           interest on the certificate principal balance
Class AF-_........                    % (4)                           thereof.
Class AF-_........                    % (4)
Class AF-_........                    % (4)                     Record Date
Class AF-_........                 % (4)(5)
Class MF-[1]......                    % (4)                     In the case of the adjustable rate certificates, the
Class MF-[2]......                    % (4)                     business day immediately preceding a distribution date,
Class MF-[3]......                    % (4)                     or if such classes of certificates are no longer
Class BF..........                    % (4)                     book-entry certificates, the last business day of the
Class 1-AV-[1]....                      (6)                     month preceding the month of a distribution date. In
Class 1-AV-[2]....                      (6)                     the case of the Class A-R Certificates and the fixed
Class 2-AV-[1]....                      (6)                     rate certificates, the last business day of the month
Class MV-[1]......                      (6)                     preceding the month of a distribution date.
Class MV-[2]......                      (6)
Class MV-[3]......                      (6)                     Denominations
Class BV..........                      (6)
Class A-R.........           (7)        (8)                     $[20,000] and multiples of $[1,000] in excess thereof,
Non-Offered                                                     except that the Class A-R Certificates will be issued
Certificates......                                              as [two] certificates in the denominations specified in
Class [PF]........          N/A          N/A        N/A         the pooling and servicing agreement.
Class [PV]........          N/A          N/A        N/A
Class [CF]........          N/A          N/A        N/A         Registration of Certificates
Class [CV]........          N/A          N/A        N/A
                                                                The offered certificates (other than the Class A-R
(1)   The original certificate principal balances of            Certificates) will initially be issued in book-entry
      the certificates will be subject to a permitted           form. Persons acquiring beneficial ownership interests
      variance in the aggregate of plus or minus [10]%,         in the offered certificates (other than the Class A-R
      depending on the amount of mortgage loans                 Certificates) may elect to hold their beneficial
      actually delivered on the closing date.                   interests through The Depository Trust Company, in the
                                                                United States, or Clearstream, Luxembourg or the
(2)   Each date was determined as described under               Euroclear System, in Europe. The Class A-R will be
      "Yield, Prepayment and Maturity Considerations"           issued in fully registered certificated form and will
      in this prospectus supplement.                            be subject to certain restrictions on transfer
                                                                described in this prospectus supplement and as more
(3)   The pass-through rates for the Class AF-[1A] and          fully provided for in the pooling and servicing
      Class AF-[1B] Certificates may adjust monthly and         agreement.
      will be subject to an interest rate cap, in each
      case as described in this prospectus supplement           See "Description of Certificates -- Book-Entry
      under "Description of the Certificates --                 Certificates" and "-- Restrictions on Transfer of the
      Distributions -- Distributions of Interest."              Class A-R Certificates" in this prospectus supplement.

(4)   The pass-through rates for the Class AF-_, Class          Designations
      AF-_, Class AF-_, Class AF-_ Certificates and the
      fixed rate subordinate certificates will be               Class AF Certificates
      subject to an interest rate cap as described in
      this prospectus supplement under "Description of
      the Certificates -- Distributions --
      Distributions of Interest."

(5)   The pass-through rate for the Class AF-_
      Certificates will increase to _____% per annum after the optional termination date, subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of
      Interest."

(6) The pass-through rates for the Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1] Certificates and the


                                                          S-3



The Class AF-[1A], Class AF-[1B], Class AF-_, Class                   -- Distributions -- Distributions of Interest" in
AF-_, Class AF-_ and Class AF-_ Certificates.                         this prospectus supplement.

Class AV Certificates                                           The pass-through rates of the fixed rate certificates
                                                                are the respective per annum fixed rates set forth
The Class 1-AV-[1], Class 1-AV-[2] and Class 2-AV-[1]           above under "Description of the Certificates --
Certificates.                                                   General". On each distribution date, the pass-through
                                                                rates for the fixed rate certificates will be subject
Senior Certificates                                             to the applicable net rate cap, calculated as described
                                                                under "Description of the Certificates -- Distributions
The Class AF, Class AV and Class A-R Certificates.              -- Distributions of Interest" in this prospectus
                                                                supplement.
Subordinate Certificates
                                                                See "Description of the Certificates -- Distributions
The Class MF-[1], Class MF-[2], Class MF-[3], Class BF,         -- Distributions of Interest" and "-- Calculation of
Class MV-[1], Class MV-[2], Class MV-[3] and Class BV           One-Month LIBOR" in this prospectus supplement.
Certificates.
                                                                If on any distribution date, the pass-through rate for
Fixed Rate Certificates                                         a class of offered certificates [(other than the Class
                                                                A-R Certificates)] is based on the applicable net rate
The Class AF-_, Class AF-_, Class AF-_ and Class AF-_           cap, each holder of the applicable certificates will be
Certificates and the Fixed Rate Subordinate                     entitled to receive the resulting shortfall from
Certificates.                                                   remaining excess cashflow (if any) to the extent
                                                                described in this prospectus supplement, and only in
Adjustable Rate Certificates                                    the case of the Class AF-[1B], Class 1-AV-[1], Class
                                                                1-AV-[2] and Class 3-AV-[1] Certificates, the fixed
The Class AF-[1A], Class AF-[1B] and Class AV                   rate subordinate certificates and the adjustable rate
Certificates and the Adjustable Rate Subordinate                subordinate certificates, after payments under the
Certificates.                                                   applicable interest rate corridor contract described
                                                                below.
Fixed Rate Subordinate Certificates
                                                                See "Description of the Certificates -- Distributions"
The Class MF-[1], Class MF-[2], Class MF-[3] and Class          in this prospectus supplement.
BF Certificates.
                                                                Distribution Dates
Adjustable Rate Subordinate Certificates
                                                                The trustee will make distributions on the __th day of
The Class MV-[1], Class MV-[2], Class MV-[3] and Class          each calendar month. If the __th day of a month is not
BV Certificates.                                                a business day, then the trustee will make
                                                                distributions on the next business day. The first
Pass-Through Rates                                              distribution date will be the distribution date
                                                                occurring in __________, 200_.
The pass-through rates for the adjustable rate
certificates are variable rates that may change from
distribution date to distribution date. On each
distribution date, the pass-through rate for each class
of adjustable rate certificates will be a per annum
rate equal to the lesser of:

o one-month LIBOR plus the applicable pass-through margin for such class, and

o the applicable net rate cap, calculated as described under "Description of the Certificates



                                                          S-4





Interest Payments                                               Credit Enhancement

On each distribution date, holders of each class of             Credit enhancements provide limited protection to
interest-bearing certificates will be entitled to               certain holders of certificates against shortfalls in
receive:                                                        payments received on the mortgage loans. This
                                                                transaction employs the following forms of credit
o     the interest that has accrued at the related              enhancement:
      pass-through rate on the certificate principal
      balance immediately prior to the applicable               Overcollateralization
      distribution date during the related accrual
      period, and                                               The aggregate principal balance of the fixed rate
                                                                mortgage loans as of the cut-off date is expected to
o     any interest due on a prior distribution date             exceed the initial aggregate principal balance of the
      that was not paid.                                        Class AF Certificates and the fixed rate subordinate
                                                                certificates by approximately $____________. The
The "accrual period" for the adjustable rate                    aggregate principal balance of the adjustable rate
certificates will be the period from and including the          mortgage loans as of the cut-off date is expected to
preceding distribution date (or from and including the          exceed the initial aggregate principal balance of the
closing date, in the case of the first distribution             Class AV Certificates and the adjustable rate
date) to and including the day prior to the current             subordinate certificates by approximately
distribution date. The "accrual period" for the fixed           $____________. These amounts are called
rate certificates will be the calendar month                    "overcollateralization" and are approximately equal to
immediately preceding the calendar month in which such          the initial levels of overcollateralization required by
distribution date occurs.                                       the pooling and servicing agreement. On any
                                                                distribution date, the amount of the
The trustee will calculate interest on the adjustable           overcollateralization (if any) will be available to
rate certificates based on a 360-day year and the               absorb the certificates' share of losses from
actual number of days elapsed during the related                liquidated mortgage loans related to such certificates,
accrual period. The trustee will calculate interest on          if those losses are not otherwise covered by excess
the fixed rate certificates based on a 360-day year             cashflow (if any) from the related mortgage loans. If
that consists of twelve 30-day months.                          the level of overcollateralization for a certificate
                                                                group is reduced, excess interest collections from the
There are certain circumstances that could reduce the           related loan group will be applied to reduce the
amount of interest paid to you.                                 principal balance of the related certificates to
                                                                restore the required level of overcollateralization.
See "Description of the Certificates -- Distributions
-- Distributions of Interest" in this prospectus                The mortgage loans in each loan group are expected to
supplement.                                                     generate more interest than is needed to pay interest
                                                                on the related certificates because the weighted
Principal Payments                                              average interest rate of the mortgage loans is expected
                                                                to be higher than the weighted average pass-through
On each distribution date, certificateholders will              rate on the related certificates, plus the weighted
receive a distribution of principal on their                    average expense fee rate.
certificates if there is cash available on that date
for the payment of principal. Monthly principal                 See "Description of the
distributions will generally include principal payments         Certificates--Overcollateralization" in this prospectus
and recoveries on the mortgage loans related to a class         supplement.
of certificates.
                                                                Subordination
Certificateholders should review the priority of
payments described under "Description of the                    The issuance of senior certificates and subordinate
Certificates -- Distributions" in this prospectus               certificates by the trust fund is designed to increase
supplement.                                                     the likelihood that senior certificateholders will
                                                                receive regular payments of interest and principal.
See "Description of the Certificates -- Distributions"
in this prospectus supplement.                                  The senior certificates in a certificate group will
                                                                have a payment priority over the subordinate
                                                                certificates in


                                                          S-5



that certificate group. With respect to the fixed rate          payment of net rate carryover on any class of offered
subordinate certificates, the Class MF certificates             certificates.
with a lower numerical designation will have a payment
priority over Class MF Certificates with a higher               See "Description of the Certificates -- The Corridor
numerical designation, and all the Class MF                     Contracts" in this prospectus supplement.]
Certificates will have a payment priority over the
Class BF Certificates. With respect to the adjustable           Advances
rate subordinate certificates, the Class MV
certificates with a lower numerical designation will            The master servicer will make cash advances with
have a payment priority over Class MV Certificates with         respect to delinquent payments of principal and
a higher numerical designation. and all the Class MV            interest on the mortgage loans to the extent that the
Certificates will have a payment priority over the              master servicer reasonably believes that such cash
Class BV Certificates.                                          advances can be repaid from future payments on the
                                                                related mortgage loans. These cash advances are only
Subordination is designed to provide the holders of             intended to maintain a regular flow of scheduled
certificates having a higher payment priority with              interest and principal payments on the certificates and
protection against most losses realized when the                are not intended to guarantee or insure against losses.
remaining unpaid principal balance on a mortgage loan
exceeds the amount of proceeds recovered upon the               See "Servicing of the Mortgage Loans" in this
liquidation of that mortgage loan. In general, this             prospectus supplement.
loss protection is accomplished by allocating realized
losses among the subordinate certificates, beginning            Optional Termination
with the subordinate certificates with the lowest
payment priority, before realized losses are allocated          The master servicer may purchase all of the remaining
to the senior certificates.                                     assets of the trust fund on any distribution date on or
                                                                after the first distribution date on which the
[The Corridor Contracts                                         aggregate stated principal balance of the mortgage
                                                                loans and any foreclosed real estate owned by the trust
Countrywide Home Loans has entered into [five] interest         fund declines to or below [10]% of the aggregate stated
rate corridor contracts, [(1) the Class AF-[1B] and             principal balance of the mortgage loans as of the
fixed rate subordinate corridor contract, (2) the Class         cut-off date. Any such purchase by the master servicer
1-AV-[1] corridor contract, (3) the Class 1-AV-[2]              will result in the early retirement of the
corridor contract, (4) the Class 2-AV-[1] corridor              certificates. [The NIM Insurer may also have the right
contract and (5) the adjustable rate subordinate                to purchase all of the remaining assets in the trust
corridor contract,] each of which will be assigned to           fund.]
the trust fund on the closing date. On or prior to the
applicable corridor contract termination date, amounts          See "Description of the Certificates -- Optional
paid under a corridor contract will be available to the         Termination" in this prospectus supplement.
applicable class or classes (in the case of the
[adjustable rate corridor contract]) as described in            Material Federal Income Tax Consequences
this prospectus supplement to cover net rate carryover
resulting from the application of the applicable net            For federal income tax purposes, the trust fund
rate cap to the related pass-through rate(s).                   [(exclusive of the corridor contracts, the credit
                                                                comeback excess account and the assets held in the
Payments under each corridor contract will be made              carryover reserve fund)] will consist of one or more
pursuant to the formula described in "Description of            REMICs: one or more underlying REMICs and the master
the Certificates -- The Corridor Contracts" in this             REMIC. The assets of the lowest underlying REMIC in
prospectus supplement. Any amounts received on a                this tiered structure will consist of the mortgage
corridor contract for a distribution date that are not          loans and any other assets designated in the pooling
used on that date to cover net rate carryover on the            and servicing agreement. The offered certificates
related certificates are expected to be distributed to          (other than the class A-R Certificates) will represent
the holders of the [Class CF and Class CV] Certificates         beneficial ownership of "regular interests" in the
as provided in the pooling and servicing agreement and          master REMIC identified in the pooling and servicing
will not be available thereafter for                            agreement.



                                                          S-6



The Class A-R Certificates will represent the                   Certificate Ratings
beneficial ownership of the sole class of "residual
interest" in each REMIC.                                        The classes of certificates listed below will not be
                                                                offered unless they receive at least the respective
[The offered certificates [(other than the Class A-R            ratings set forth below from [Rating Agency], [Rating
Certificates)] will also represent the beneficial               Agency] and [Rating Agency].
interest in the right to receive payments from the
Carryover Reserve Fund pursuant to the pooling and
servicing agreement.]                                                           [Rating       [Rating      [Rating
                                                                                Agency]       Agency]      Agency]
See "Material Federal Income Tax Consequences" in this            Class         Rating        Rating       Rating
prospectus supplement and in the prospectus.                    ----------     --------      --------     ---------
                                                                A-R
Legal Investment Considerations                                 AF-[1A]
                                                                AF-[1B]
The Class [AV] and the Class [MV-1] Certificates will           AF-_
be "mortgage related securities" for purposes of the            AF-_
Secondary Mortgage Market Enhancement Act of 1984. None         AF-_
of the other classes of offered certificates will be            AF-_
"mortgage related securities" for purposes of the               MF-[1]
Secondary Mortgage Market Enhancement Act of 1984.              MF-[2]
                                                                MF-[3]
See "Legal Investment" in the prospectus.                       BF
                                                                1-AV-[1]
ERISA Considerations                                            1-AV-[2]
                                                                2-AV-[1]
The offered certificates [(other than the Class A-R             MV-[1]
Certificates)] may be purchased by a pension or other           MV-[2]
benefit plan subject to the Employee Retirement Income          MV-[3]
Security Act of 1974, as amended or Section 4975 of the         BV
Internal Revenue Code of 1986, as amended, or by an
entity investing the assets of such a benefit plan, so          A rating is not a recommendation to buy, sell or hold
long as certain conditions are met.                             securities. These ratings may be lowered or withdrawn
                                                                at any time by any of the rating agencies.
See "ERISA Considerations" in this prospectus
supplement and in the prospectus.                               See "Ratings" in this prospectus supplement and "Risk
                                                                Factors -- Rating of the Securities" and "Rating" in
                                                                the prospectus.


                                                          S-7


                                 RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

The Mortgage Loans Were
Underwritten to Countrywide
Home Loans's Standards for
Credit Blemished Mortgage
Loans.  Mortgage Loans
Underwritten to Such
Standards Will Experience
Higher Rates of Delinquency
and Loss than Mortgage
Loans Underwritten in a      Countrywide Home Loans's credit blemished mortgage
More Traditional Manner...   loan underwriting standards are more flexible than
                             the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower's credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on such underwriting exceptions.

                             With respect to first lien mortgage loans, the underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator's first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan, which subordinate financing would reduce the equity the mortgagor would otherwise appear to have in the related mortgaged property as indicated in the loan-to-value ratio set forth in this prospectus supplement.

                             As a result of Countrywide Home Loans's
                             underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

The Subordinate
Certificates Have a Greater
Risk of Loss than Senior
Certificates and
Subordination May Not Be     When certain classes of certificates provide
Sufficient to Protect        credit enhancement for other classes of
Senior Certificates from     certificates this is sometimes referred to as
Losses....................   "subordination." The subordination feature is
                             intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

                             For purposes of this prospectus supplement, "related subordinate classes" means:

                             o with respect to the senior certificates of a certificate group, the certificates of the same certificate group that have a Class M or Class B designation,

                             o with respect to the certificates that have a Class M-[1] designation, the certificates of the same certificate group that have a Class M-[2], Class M-[3] and Class B designation,

                             o with respect to the certificates that have a Class M-[2] designation, the certificates of the same certificate group that have a Class M-[3] and Class B designation, and

                             o with respect to the certificates that have a Class M-[3] designation, the certificates of the same certificate group that have a Class B designation.

                             Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of the senior certificates in a certificate group to receive certain payments of principal prior to the related subordinate classes and, second, by the allocation of realized losses on the mortgage loans in the related loan group to such related subordinate classes, beginning with the certificates that have a Class B designation.

                             This type of credit enhancement is provided by using collections on the mortgage loans in a loan group otherwise payable to the holders of the subordinate classes of the related certificate group to pay amounts due on the more senior classes in such certificate group. After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to related subordinate classes will comprise the sole source of funds from which such credit enhancement is provided to the related senior certificates. Realized losses of a particular loan group are allocated to the subordinate certificates of the related certificate group, beginning with the subordinate certificates with the lowest payment priority, until the principal balance of that subordinate class has been reduced to zero. This means that after the credit enhancement provided by related excess cashflow and overcollateralization (if any) have been exhausted, realized losses on the mortgage loans of a particular loan group will first be allocated to the Class BV Certificates or Class BF Certificates, as applicable, until the principal balance of the Class BV Certificates or Class BF Certificates has been reduced to zero. Subsequent realized losses of a particular loan group will be allocated to the next most junior class of subordinated certificates in the related certificate group, until the principal balance of that class of subordinated certificates has been reduced to zero. If the aggregate principal balance of the subordinate classes in a certificate group were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the senior certificates of such certificate group.

                             You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by related excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the related classes of subordinated may not be sufficient to protect such class of senior certificates from losses.

                             See "Description of the Certificates" in this prospectus supplement.

Excess Interest from the
Mortgage Loans May Not
Provide Adequate Credit      The amount by which the aggregate principal
Enhancement...............   balance of the mortgage loans in a loan group
                             exceeds the aggregate principal balance of the classes of offered certificates in the related certificate group are called
                             "overcollateralization." The initial levels of overcollateralization (that is, the overcollateralization on the closing date) for each certificate group is approximately equal to of the initial levels of overcollateralization required by the pooling and servicing agreement.
                             The mortgage loans in a loan group are expected to generate more interest than is needed to pay interest on the certificates of the related certificate group because the weighted average interest rate on such mortgage loans is expected to be higher than the weighted average pass-through rate on such certificates plus the expense fee rate. In the event that the level of overcollateralization for a certificate group is reduced, such "excess interest" from the related loan group will be used to make additional principal payments on such certificate group to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders of a certificate group by absorbing the certificates' share of losses from liquidated mortgage loans in the related loan group.
                             However, we cannot assure you that enough excess interest will be generated on the mortgage loans in the either loan group to maintain the required levels of overcollateralization.

                             The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable rate mortgage loans. Because the index used to determine the mortgage rates on the adjustable rate mortgage loans is different from the index used to determine the pass-through rates on the certificates with adjustable pass-through rates and because the fixed rate loans do not adjust, it is possible that the pass-through rates on one or more classes of certificates may be limited by the imposition of the applicable net rate cap for the related mortgage loans as described in this prospectus supplement. In that event, it may be necessary to apply all or a portion of the available excess interest to cover net rate carryover representing such reductions in the pass-through rates for such certificates. As a result, excess interest may be unavailable for any other purpose.

                             If the protection afforded by
                             overcollateralization is insufficient, then the holders of the certificates could experience a loss on their investment.

Risk Regarding Mortgage      The pass-through rates on the adjustable rate
Rates.....................   certificates may adjust monthly and are generally
                             based on one-month LIBOR. The mortgage rates on the fixed rate mortgage loans will not adjust and therefore there is an absence of correlation between the mortgage rates on the fixed rate mortgage loans and the pass-through rates on the Class AF-[1A] and Class

                             AF-[1B] Certificates. The mortgage rates on the adjustable rate mortgage loans generally adjust semi-annually based on six-month LIBOR, which is referred to as a mortgage index. However, with respect to a substantial portion of the adjustable-rate mortgage loans, the related interest rates are initially fixed for a period of two or three years after origination before they begin to adjust. Because the mortgage index may respond to different economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than the certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods.

                             The absence of a correlation between movement in the mortgage rates and the certificate pass-through rates may reduce the interest payable on the interest-bearing certificates because of the imposition of a pass-through rate cap called the "net rate cap." In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the applicable net rate cap and consequently reduce the pass-through rate for one or more classes of offered certificates. It is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the net rate cap will be paid from remaining excess cashflow (if any) as described in this prospectus supplement. In addition, prior to the applicable corridor contract termination dates, the Class AF-[1B] Certificates, the Class AV Certificates, the fixed rate subordinate certificates and the adjustable rate subordinate certificates will also be entitled to receive corridor proceeds in respect of such resulting reduction in interest resulting from the operation of the net rate cap first from payments (if any) under the applicable interest rate corridor contract as described in this prospectus supplement. However, we cannot assure you that any such funds will be available, or sufficient, to make any such payments.

Defaults on Second Lien
Mortgage Loans Could Result
in Payment Delay or Loss on
the Offered Certificates..   None of the adjustable rate mortgage loans are
                             secured by second mortgages on residential properties. No more than approximately ___% of the mortgage loans in loan subgroup [F1] and approximately ___% of the mortgage loans in loan subgroup [F2] are secured by second mortgages on residential properties. In the case of liquidations, mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related first lien mortgage loan and prior statutory liens have been repaid in full and any related foreclosure costs have been paid. If those proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens and costs in the aggregate, the trust fund and to the extent the amount of overcollateralization (if any) is insufficient, holders of the offered certificates will bear:

                             o the risk of delay in distributions while any deficiency judgment against the borrower is sought, and

                             o the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

                             See "Certain Legal Aspects of the Loans" in the prospectus.

Balloon Loans May Have High
Rates of Default..........   Certain fixed rate mortgage loans expected to be
                             included in the trust fund require the related borrower to make monthly payments of principal that are less than sufficient to amortize such mortgage loans by their maturity. These loans are commonly called "balloon loans." As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of such balloon loan. The ability of a borrower to make such a payment may depend on his or her ability to obtain refinancing of the balance due on the mortgage loan. In addition, an increase in prevailing market interest rates over the loan rate on the mortgage loan at origination may reduce the borrower's ability to obtain refinancing and to pay the principal balance of the mortgage loan at its maturity.

Cash Flow Considerations
and Risks Could Cause
Payment Delays and Losses.   There could be substantial delays in the
                             liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of a liquidation. These delays could continue for several years.

                             Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses (such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses) will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                             In the event that:

                             o the mortgaged properties fail to provide adequate security for the related mortgage loans,

                             o  excess cashflow (if any) and
                                overcollateralization (if any) is insufficient to cover such shortfalls, and

                             o the subordination of certain classes are insufficient to cover such shortfalls,

                             you could lose all or a portion of the money you paid for the certificates.

Yield and Reinvestment
Could Be Adversely Affected
by Unpredictability of       No one can accurately predict the level of
Prepayments...............   prepayments that the trust fund will experience.
                             The trust fund's prepayment experience may be affected by many factors, including:

                             o  general economic conditions,

                             o  the level of prevailing interest rates,

                             o  the availability of alternative financing,

                             o  the applicability of prepayment charges, and

                             o  homeowner mobility.

                             Any mortgage loan may be prepaid in full or in part at any time; however, approximately ____% of the mortgage loans in loan subgroup [F1], approximately ____% of the mortgage loans in loan subgroup [F2], approximately ____% of the mortgage loans in loan subgroup [A1] and approximately ____% of the mortgage loans in loan subgroup [A2] provide for the payment by the borrower of a prepayment charge on full prepayments. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

                             See "The Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                             The weighted average lives of the offered certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans in the related loan group, which may fluctuate significantly from time to time.

                             You should note that:

                             o generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group slower than you anticipate, then your yield may be lower than you anticipate,

                             o for the adjustable rate certificates, your yield will also be sensitive to:

                                (1) the level of one-month LIBOR,

                                (2) the timing of adjustment of the
                                    pass-through rate on your certificate as it relates to the interest rates on the mortgage loans in the related loan group and, in the case of the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments, and

                                (3) other limitations on the pass-through rate
                                    of such certificates as
                                    described further in this prospectus
                                    supplement, and

                             o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                             See "Yield, Prepayment and Maturity
                             Considerations" in this prospectus supplement.
Your Yield Will Be Affected
by the Interest-Only
Feature of Some of the       Approximately ____% of the mortgage loans in loan
Mortgage Loans............   subgroup [F1], approximately ____% of the mortgage
                             loans in loan subgroup [F2], approximately ____% of the mortgage loans in loan subgroup [A1] and approximately ____% of the mortgage loans in loan subgroup [A2] by principal balance require monthly payments of only accrued interest for the first 2, 3 or 5 years after origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the mortgage loans will be higher than for an amortizing mortgage loan. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, during the interest-only period, these mortgage loans may be less likely to prepay because the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

Distribution to and Rights
of Investors Could Be
Adversely Affected by the
Bankruptcy or Insolvency of  The sellers will treat the transfers of the
Certain Parties...........   mortgage loans to the depositor as a sale of the
                             mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy of such seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to such seller. If that argument is made, you could experience delays or reduction in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

                             In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Geographic Concentration of
Mortgaged Properties in
California Increases the
Risk That Certificate        Approximately ____% of the mortgage loans in loan
Yields Could be Impaired..   subgroup [F1], approximately ____% of the mortgage
                             loans in loan subgroup [F2], approximately ____% of the mortgage loans in loan subgroup [A1] and approximately ____% of the mortgage loans in loan subgroup [A2] are secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                             o economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

                             o declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios, and

                             o any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violations of Consumer
Protection Laws May          Federal, state and local laws extensively regulate
Adversely Affect You......   various aspects of brokering, originating,
                             servicing and collecting mortgage loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such mortgage loans.

                             Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as mortgage loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a mortgage loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust fund.

                             The penalties for violating federal, state or local laws vary depending on the local law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest in a mortgage loan and, in some cases, borrowers may even be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies may also be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws. Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the mortgage loans, such as the trust fund.

                             For a discussion of certain specific consumer protection laws that may affect the mortgage loans, see "Risk Factors--Consumer Protection Laws May Adversely Affect You" in the accompanying prospectus.

You May Have Difficulty
Reselling Certificates....   Each underwriter intends to make a secondary
                             market in the classes of offered certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market for the offered certificates will develop or, if it develops, that it will continue.
                             Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                             The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Impact of World Events....   The economic impact of the United States' military
                             operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the master servicer. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

Certain Rights May Be
Affected by the Issuance of
[Four] Subgroups of
Certificates From a Single   The ability to declare an event of master
Trust Fund................   servicing termination or to amend the pooling and
                             servicing agreement rests with the holders of specified percentages of the certificates related to each loan subgroup. As a result, you may have less ability to control certain actions of the trust fund than you would have had if only a single class of certificates had been issued from the trust fund.

[Rights of the NIM
Insurer...................   If there is a NIM Insurer, pursuant to the pooling
                             and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding (each such event, a "NIM Insurer Default"), the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIM Insurer:

                             o  the right to provide notices of master
                                servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

                             o  the right to remove the trustee or any
                                co-trustee or custodian pursuant to the
                                pooling and servicing agreement, and

                             o  the right to direct the trustee to make
                                investigations and take actions pursuant to the pooling and servicing agreement.

                             In addition, unless a NIM Insurer Default exists, such NIM Insurer's consent will be required before, among other things,

                             o  any removal of the master servicer, any
                                successor servicer or the trustee,

                             o  any appointment of any co-trustee,

                             o  any otherwise permissible waivers of
                                prepayment penalties or extensions of due dates for payment granted by the master servicer with respect to more than [5]% of the mortgage loans, or

                             o any amendment to the pooling and servicing agreement.

                             Investors in the offered certificates should note that:

                             o any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates,

                             o the rights granted to the NIM Insurer are extensive,

                             o  the interests of the NIM Insurer may be
                                inconsistent with, and adverse to the
                                interests of the holders of the offered
                                certificates and the NIM Insurer has no
                                obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer's rights, and

                             o the NIM Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                             See "Rights of the NIM Insurer under Pooling and Servicing Agreement" in this prospectus supplement.]

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE POOL

General

      Set forth below and in Annex A hereto is certain statistical information relating to the pool of conventional, [credit-blemished] mortgage loans (the "Mortgage Loans") to be included in the Trust Fund on the Closing Date (such pool, the "Mortgage Pool"). This information is based on the Stated Principal Balances of the Mortgage Loans as of the later of (x) ____________, 200_ and
(y) the date of origination of each such Mortgage Loan (such date, the "Cut-off Date," and such aggregate of such Stated Principal Balances, the "Cut-off Date Pool Principal Balance")

      The Mortgage Pool consists of approximately _____ Mortgage Loans and is comprised of Mortgage Loans that bear interest at [fixed rates] (such Mortgage Loans, [the "Fixed Rate Mortgage Loans"] or [the "Fixed Rate Loan Group"]) and [adjustable rates] (such Mortgage Loans, [the "Adjustable Rate Mortgage Loans"] or [the "Adjustable Rate Loan Group"]). The Cut-off Date Pool Principal Balance will be approximately $__________, of which approximately $__________ will comprise [Fixed Rate] Mortgage Loans, and approximately $__________ will comprise [Adjustable Rate] Mortgage Loans (in each case subject to a permitted variance of plus or minus [10]%). The [Fixed Rate] Mortgage Loans will be comprised of approximately $___________ Subgroup [F1] Mortgage Loans and approximately $__________ Subgroup [F2] Mortgage Loans (in each case subject to a permitted variance of plus or minus [10]%). The [Adjustable Rate] Mortgage Loans will be comprised of approximately $___________ Subgroup [A1] Mortgage Loans and approximately $___________ Subgroup [A3] Mortgage Loans (in each case subject to a permitted variance of plus or minus [10]%). Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Cut-off Date Pool Principal Balance.

      All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by [first and second] lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgaged Properties are located in __ states[ and the District of Columbia]. Each Mortgage Loan in the [Fixed Rate Loan Group] will be assigned to one of [two] mortgage loan subgroups (["Loan Subgroup F1"] and ["Loan Subgroup F2," respectively]). Each Mortgage Loan in the [Adjustable Rate Loan Group] will be assigned to one of three mortgage loan subgroups (["Loan Subgroup A1"] and ["Loan Subgroup A2"]). The [Fixed Rate] Loan Group and the [Adjustable Rate] Loan Group are sometimes referred to individually as a "Loan Group". Loan Subgroups [F1], [F2], [A1] and [A2] are sometimes referred to individually as a "Loan Subgroup".

      Except for balloon loans, the Mortgage Loans to be included in the Trust Fund will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by [Countrywide Home Loans, Inc.] [("Countrywide Home Loans" or a "Seller")] and will have been originated substantially in accordance with the [Countrywide Home Loans's] underwriting criteria for [credit blemished] mortgage loans described in this prospectus supplement under "-- Underwriting Standards -- Credit Blemished Mortgage Loans." Credit blemished mortgage loans are generally mortgage loans made to borrowers with prior credit difficulties.

      Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make such Scheduled Payment prior to the due date occurring immediately after the due date on which such Scheduled Payment was originally due.

      Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately ____% of the mortgage loans in Loan Subgroup [F1], approximately ____% of the mortgage loans in Loan Subgroup [F2], approximately ____% of the mortgage loans in Loan Subgroup [A1] and approximately ____% of the mortgage loans in Loan Subgroup [A2] provide for the payment by the borrower of a prepayment charge on full prepayments made with respect to the Mortgage Loans. Generally, any such prepayment charge will apply, in the case of Fixed

Rate Mortgage Loans, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of Adjustable Rate Mortgage Loans, to prepayments made prior to the first Adjustment Date. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The "Mortgage Rate" with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

      Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of:

            (1) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to such Adjustment Date (the "Mortgage Index"), and

            (2) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin");

provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than either 1.00% or 1.50% on any Adjustment Date (the "Periodic Rate Cap"), with the exception of the initial Adjustment Date for certain of the Two-Year Hybrid Mortgage Loans and the Three-Year Hybrid Mortgage Loans, which are subject to a different initial Periodic Rate Cap as set forth in the related Mortgage Notes. Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

      A "Two-Year Hybrid Mortgage Loan" and a "Three-Year Hybrid Mortgage Loan" have fixed Mortgage Rates for approximately 24 and 36 months, respectively, after origination thereof before such fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph.

      It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each such Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.00% and 10.00%, as provided in the Mortgage Note (such initial Mortgage Rate plus such maximum added margin, the "Maximum Mortgage Rate"). The weighted average of such margins (weighted on the basis of the Stated Principal Balances thereof as of the Cut-off Date) with respect to the Adjustable Rate Mortgage Loans as of the Cut-off Date is ___%.

      In addition, certain of the Adjustable Rate Mortgage Loans are 2/28 Interest-Only Loans or 3/27 Interest-Only Loans. A "2/28 Interest-Only Loan" and a "3/27 Interest-Only Loan" have only interest due for approximately 24 and 36 months, respectively, after their origination before amortization of the principal balances is required.

      Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed Rate Mortgage Loans will include "credit comeback loans" that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve month periods following the origination date of the loan ("Fixed Rate Credit Comeback Loans"). The Fixed Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve month period. If the Fixed Rate Credit Comeback Loan borrower makes Scheduled Payments in full during such twelve month period with a maximum of one late payment (which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

      However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit

Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the "Credit Comeback Excess Amount") will be deposited in the Credit Comeback Excess Account and used to pay Certificateholders as described below under "-- Credit Comeback Excess Account" below.

      No more than approximately ___% of the Mortgage Loans in Loan Subgroup [F1] and no more than approximately ___% of the Mortgage Loans in Loan Subgroup [F2] will be Fixed Rate Credit Comeback Loans.

      In addition, certain of the Fixed Rate Mortgage Loans are Fixed 30-Year Interest-Only Loans. A "Fixed 30-Year Interest-Only Loan" has only interest due for approximately 60 months after its origination before amortization of the principal balance is required.

      Loan-to-Value Ratio and Combined Loan-to-Value Ratio. The "Loan-to-Value Ratio" of a Mortgage Loan is equal to:

            (1) the principal balance of such Mortgage Loan at the date of origination, divided by

            (2) the Collateral Value of the related Mortgaged Property.

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of:

            (1) the sum of:

                  (a) the original principal balance of the Mortgage Loan and

                  (b) the outstanding principal balance at the date of
            origination of the Mortgage Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to

            (2) the Collateral Value of the related Mortgaged Property.

      The "Collateral Value" of a Mortgaged Property is the lesser of:

            (1) the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

            (2) the sales price of such Mortgaged Property at such time of origination.

      With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Stated Principal Balance. "Stated Principal Balance" means, for any Mortgage Loan and (1) the Cut-off Date, the unpaid principal balance of such Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs (each a "Prepayment Period")) and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate of all Mortgage Loans in such Loan Group; and when used with respect to a Loan Subgroup, Stated Principal Balance means the aggregate of all Mortgage Loans in such Loan Subgroup. A "Determination Date" means with respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

      Certain of the Mortgage Loans in the Mortgage Pool as to which statistical information is presented in this prospectus supplement may prepay in full or may be determined not to meet the eligibility requirements for the final Mortgage Pool on the Closing Date and as a result may not be included in the final Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Mortgage Pool may vary from the statistical distribution of such characteristics of the Mortgage Pool as presented in this prospectus supplement, although such variance will not be material. Further statistical information regarding the Mortgage Loans is set forth in Annex A hereto.

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement dated as of __________, 200_ (the "Pooling and Servicing Agreement"), among CWHEQ, Inc. (the "Depositor", the Master Servicer, the Seller, and ________________, a __________ , as trustee (the "Trustee") [and ________________, as co-trustee
(the "Co-Trustee")], the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Co-Trustee (collectively constituting the "Trustee's Mortgage File") with respect to each Mortgage Loan:

            (1) the original Mortgage Note, endorsed by the applicable Seller or the originator of the Mortgage Loan, without recourse in the following form: "Pay to the order of ________ without recourse" with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller,

            (2) the original recorded Mortgage,

            (3) a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 200_-_, CWHEQ, Inc., by ________________, a ___________, as trustee under the Pooling and Servicing Agreement dated as of ____________, 200_, without recourse," in recordable form, as described in the Pooling and Servicing Agreement,

            (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

            (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

            (6) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

      Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

      Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

            (A) not later than the Closing Date, with respect to at least [50]% of the Mortgage Loans,

            (B) not later than [twenty] days after the Closing Date, with respect to at least an additional [40]% of the Mortgage Loans, and

            (C) not later than [thirty] days after the Closing Date, with respect to the remaining Mortgage Loans.

      Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee Mortgage File is maintained in the possession of the Co-Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

      The Co-Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Co-Trustee's receipt of any document permitted to be delivered after the Closing Date), as described above, and the Co-Trustee will hold such documents in trust for the benefit of the holders of the Certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Co-Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee or the Co-Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a

"Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

            (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

            (2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

            (3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "Minimum Mortgage Rate") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

            (4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index, Periodic Rate Cap and intervals between Adjustment Dates, as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

            (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

            (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

            (7) have a Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan,

            (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

            (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

            (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

            (11) constitute the same occupancy type and lien priority as the Deleted Mortgage Loan, and

            (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Underwriting Standards

      Credit Blemished Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit blemished mortgage loans. Countrywide Home Loans produces its credit blemished mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any credit blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit blemished mortgage loan that it has not itself underwritten.

      Countrywide Home Loans's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on such underwriting exceptions.

      Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

      After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 50%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

      Countrywide Home Loans's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit blemished loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit Bureau Risk Score and documentation level but does not generally exceed $1,000,000. Variations in maximum loan amount limits are permitted based on compensating factors.

      Countrywide Home Loans's underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% and second mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

      Countrywide Home Loans requires title insurance on all credit blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

      Countrywide Home Loans's credit blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible, Countrywide Home Loans's underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans's credit blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

      Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans's underwriting standards.

      Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

      Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

      Countrywide Home Loans's underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower's Credit Bureau Risk Score, and maximum allowable, debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"
      Loan-To-Value Ratio:  Maximum of 100%
      Debt-To-Income Ratio:  Maximum of 50%
      Loan Amount:  Maximum of $1,000,000
      Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, 520 for loan amounts up to $500,000, 580 for loan amounts up to $600,000, or 600 for loan amounts of $600,001 to $1,000,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months.

      Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
      Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7, 11, or 13 Bankruptcy.
      Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "A-"
      Loan-To-Value Ratio:  Maximum of 90%
      Debt-To-Income Ratio:  Maximum of 50%
      Loan Amount:  Maximum of $500,000
      Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 6 delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.
      Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
      Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7 or 11 Bankruptcy, and 2 years since filing or dismissal of Chapter 13 Bankruptcy. Additionally, a Chapter 13 Bankruptcy must discharged prior to the loan application date if it has not been dismissed. Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "B"
      Loan-To-Value Ratio:  Maximum of 85%
      Debt-To-Income Ratio:  Maximum of 50%
      Loan Amount:  Maximum of $500,000
      Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 days or more in the past 12 months.
      Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
      Bankruptcy: At least 18 months since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 18 months since filing or dismissal of Chapter 13 Bankruptcy.
      Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: "C"
      Loan-To-Value Ratio:  Maximum of 80%
      Debt-To-Income Ratio:  Maximum of 50%
      Loan Amount:  Maximum of $450,000.
      Consumer Credit History: The minimum Credit Bureau Risk Score is 500 for loan amounts up to $400,000, or 520 for loan amounts up to $450,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.
      Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
      Bankruptcy: At least 1 year since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 1 year since filing or dismissal of Chapter 13 Bankruptcy.
      Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: "C-"

      Loan-To-Value Ratio:  Maximum of 70%
      Debt-To-Income Ratio:  Maximum of 50%
      Loan Amount:  Maximum of $350,000.
      Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months. Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
      Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 day prior to funding.
      Foreclosure/Notice of Default: None at time of funding.

Credit Grade Category: "D"
       Loan-To-Value Ratio:  Maximum of 65%
       Debt-To-Income Ratio:  Maximum of 45%
       Loan Amount:  Maximum of $250,000
       Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months. Mortgage History: Open Notice of default must be cured at time of funding.
       Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding. Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

      The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

      The "Credit Bureau Risk Score" is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

      In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce such scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

      If only one score is available, or no score is available, Countrywide Home Loans will follow its Limited Credit guidelines. Under the Limited Credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

                        SERVICING OF THE MORTGAGE LOANS

General

      [Countrywide Home Loans Servicing LP] (["Countrywide Servicing"] or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      [The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit). While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of [September 30, 2004], Countrywide Servicing had a net worth of approximately $[___] billion.]

[Countrywide Home Loans

      Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of [September 30, 2004], Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $[______ billion], substantially all of which are being serviced for unaffiliated persons. As of [September 30, 2004], Countrywide Home Loans provided servicing for approximately $[_____ billion] in credit blemished mortgage loans.]

Loan Servicing

      [The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

         (a) collecting, aggregating and remitting mortgage loan payments;

         (b) accounting for principal and interest;

         (c) holding escrow (impound) funds for payment of taxes and insurance;

         (d) making inspections as required of the mortgaged properties;

         (e) preparation of tax related information in connection with the mortgage loans;

         (f) supervision of delinquent mortgage loans;

         (g) loss mitigation efforts;

         (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

         (i) generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the mortgagor with such statements.]

Collection Procedures

      [Credit Blemished Mortgage Loans. When a mortgagor fails to make a payment on a credit blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures for credit blemished loans, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.]

Foreclosure and Delinquency Experience

      [Credit Blemished Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated and serviced by Countrywide Home Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

      For purposes of the following table:

   o the period of delinquency is based on the number of days payments are contractually past due;

   o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

   o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

   o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]


                                                            Delinquency and Foreclosure Experience
                                            ----------------------------------------------------------------------
                                               As of December 31, 2001               As of December 31, 2002
                                            --------------------------------     ---------------------------------
                                            Principal Balance     Percentage     Principal Balance      Percentage
                                            -----------------     ----------     ------------------     ----------
Total Portfolio                             $9,081,242,926.99     100.00%        $10,499,524,957.75     100.00%
Delinquency Percentage


                                     S-31

    30-59 Days                                $806,843,594.55       8.88%           $776,262,182.66       7.39%
    60-89 Days                                 255,443,513.99       2.81             272,447,833.46       2.59
    90+ Days                                   103,605,791.49       1.14             112,192,108.56       1.07
                                               --------------       ----             --------------       -----
    Sub-Total                               $1,165,892,900.03      12.84%         $1,160,902,124.68      11.06%
                                            -----------------      ------         -----------------      ------
Foreclosure Rate                              $356,652,093.38       3.93%           $277,872,737.06       2.65%
Bankruptcy Rate                               $232,679,880.26       2.56%           $293,013,840.50       2.79%


                                                             Delinquency and Foreclosure Experience
                                            ----------------------------------------------------------------------
                                              As of December 31, 2003                 As of June 30, 2004
                                            --------------------------------     ---------------------------------
                                            Principal Balance     Percentage     Principal Balance      Percentage
                                            -----------------     ----------     ------------------     ----------
Total Portfolio                            $20,666,799,653.23     100.00%        $34,258,379,461.22      100.00%
Delinquency Percentage
    30-59 Days                              $1,237,075,952.99       5.99%         $1,800,217,721.03        5.25%
    60-89 Days                                 369,166,558.52       1.79             518,866,342.89        1.51
    90+ Days                                   101,415,871.40       0.49             144,345,311.97        0.42
                                            -----------------       -----            --------------        -----
    Sub-Total                               $1,707,658,382.91       8.26%         $2,463,429,375.89        7.19%
                                            -----------------       -----         -----------------        -----
Foreclosure Rate                              $322,166,334.41       1.56%           $471,317,724.45        1.38%
Bankruptcy Rate                               $305,504,468.46       1.48%           $385,581,805.24        1.13%


      Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing Compensation and Payment of Expenses

      The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a liquidated mortgage loan that are applied to accrued and unpaid interest or subsequent recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal ____% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and Co-Trustee in connection with their respective responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection With Certain Prepaid Mortgage Loans

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the Scheduled Payment of interest for such Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for the following Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") could result. [In order to mitigate the effect of any such shortfall in interest distributions to holders of the Certificates on any Distribution Date, [one-half] of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer (the "Compensating Interest") will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.]

Advances

      Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance" and the date of any such Advance, as described in this prospectus supplement, a "Master Servicer Advance Date").

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The CWHEQ, Inc., Asset-Backed Certificates, Series 200_-_ (the "Certificates") will consist of:

      o Class AF-[1A], Class AF-[1B], Class AF-_, Class AF-_, Class AF-_ and Class AF-_ Certificates (collectively the "Class AF Certificates"),

      o Class MF-[1], Class MF-[2], Class MF-[3] and Class BF Certificates (collectively the "Fixed Rate Subordinate Certificates"),

      o Class 1-AV-[1], Class 1-AV-[2] and Class 2-AV-[1] Certificates (collectively the "Class AV Certificates" and together with the Class AF and Class A-R Certificates, the "Senior Certificates),

      o Class MV-[1], Class MV-[2], Class MV-[3] and Class BV Certificates (collectively the "Adjustable Rate Subordinate Certificates"),

      o     Class A-R Certificates,

      o     [Class PF and Class PV] Certificates, and

      o     [Class CF and Class CV] Certificates.

      The Class A-R Certificates, the Class AF Certificates, the Fixed Rate Subordinate Certificates, the Class AV Certificates and the Adjustable Rate Subordinate Certificates are collectively referred to as the "Offered Certificates."

      As used in this prospectus supplement, the "Certificate Principal Balance" for any class of Offered Certificates is the aggregate outstanding principal balance of all Certificates of such class which will be reduced by all amounts previously distributed to holders of Certificates of such class as scheduled and unscheduled payments of principal including, in the case of a class of Subordinate Certificates, the Applied Realized Loss Amounts allocated to such class; provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Subordinate Certificates, then the Certificate Principal Balance thereof will be increased on each Distribution Date after such allocation of Applied Realized Loss Amounts, sequentially by class in the order of payment priority, by the amount of Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Certificate Principal Balance increased by such allocation of Subsequent Recoveries. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Subordinate Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "--Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which such increase occurs.

      Generally, distributions of principal and interest on the Class AF-[1A] Certificates will be based on amounts available for distribution in respect of the Subgroup [F1] Mortgage Loans, distributions of principal and interest on the Class AF Certificates [(other than the Class AF-[1A] Certificates), the Class A-R Certificates and the Fixed Rate Subordinate Certificates] will be based on amounts available for distribution in respect of the Subgroup [F1] Mortgage Loans (after the Class AF-[1A] Certificates have been paid in full) and the Subgroup [F2] Mortgage Loans, distributions of principal and interest on the Class 1-AV-[1] Certificates and the Class 1-AV-[2] Certificates will be based on amounts available for distribution in respect of the Subgroup [A1] Mortgage Loans, distributions of principal and interest on the Class 2-AV-[1] Certificates will be based on amounts available for distribution in respect of the Subgroup [A2] Mortgage Loans and distributions of principal and interest on the Adjustable Rate Subordinate Certificates will be based on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans. Distributions on the Class [PF and Class CF] Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of all of the Fixed Rate Mortgage Loans. Distributions on the Class [PV and Class CV] Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of all of the Adjustable Rate Mortgage Loans.

      The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum dollar denominations of $[20,000] and integral multiples of $[1,000] in excess thereof. The Class A-R Certificates will be issued as [two] certificates in the denominations specified in the Pooling and Servicing Agreement.

Book-Entry Certificates

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry Certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as [two] certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $[20,000] and integral multiples of $[1,000] in excess thereof. Except as set forth under "Description of the Securities -- Book-Entry Registration of the Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Securities -- Book-Entry Registration of the Securities" in the prospectus.

Deposits to the Certificate Account

      The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the Certificateholders. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

            (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,

            (4) all payments made by the Master Servicer in respect of Compensating Interest,

            (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by such Seller that obligates such Seller to repurchase such Mortgage Loan in accordance with the Pooling and Servicing Agreement,

            (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7) all prepayment charges paid by a mortgagor in connection with the full or partial prepayment of the related Mortgage Loan,

            (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

            (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

            (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11) all Advances.

      "Insurance Proceeds" means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "Liquidation Proceeds" means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

      "Final Recovery Determination" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "Subsequent Recoveries" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of such Mortgage Loan after a Final Recovery Determination (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

Withdrawals from the Certificate Account

      The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1) to pay to the Master Servicer the Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause
      (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made,

            (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

            (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5) to pay to the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased Mortgage Loan,

            (7) to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8) [to pay any lender-paid primary mortgage insurance premiums,

            (9) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (10) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amounts and the Principal Remittance Amounts to the extent on deposit in the Certificate Account, and the Trustee will deposit such amount in the Distribution Account, as described below.

      The "Interest Remittance Amount" with respect to each Loan
[Group][Subgroup] is equal to:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Servicing Fees,

                  (2) all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3) all Advances relating to interest,

                  (4) all Compensating Interest,

                  (5) all Liquidation Proceeds collected during the related
            Due Period (to the extent such Liquidation Proceeds relate to interest), and

                  (6) any Seller Shortfall Interest Requirement,

            (b) less, all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period and any lender-paid primary mortgage insurance premiums,

in each case with respect to the Mortgage Loans in such Loan [Group][Subgroup].

      A "Seller Shortfall Interest Requirement" with respect to the Master Servicer Advance Date in __________, 200_, is the product of: (1) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, over the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (weighted on the basis of the Stated Principal Balances thereof as of the Cut-off Date) and the denominator of which is 12. There are no other Seller Shortfall Interest Requirements.

      The "Principal Remittance Amount" with respect to each Loan
[Group][Subgroup] is equal to:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected during the related Due
            Period or advanced on or before the related Master Servicer Advance Date,

                  (2) prepayments collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

                  (4) the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5) all Liquidation Proceeds (to the extent such Liquidation
            Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

            (b) less, all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan
[Group][Subgroup].

      A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Deposits to the Distribution Account

      The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1) the aggregate amount remitted by the Master Servicer to the Trustee, and

            (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

Withdrawals from the Distribution Account

      The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1) to pay the trustee fee (the "Trustee Fee") to the Trustee,

            (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

            (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Distributions

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" is:

      o the Business Day immediately preceding such Distribution Date in the case of the adjustable rate certificates, unless such Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of such Distribution Date and

      o the last Business Day of the month preceding the month of such Distribution Date in the case of the fixed rate certificates and the Class A-R Certificates.

      A "Distribution Date" is the __th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in _________, 200_.

      A "Business Day" is any day other than:

      o     A Saturday or Sunday or

      o A day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Fixed Rate Mortgage Loans, to the Class PF Certificates, and (ii) in the case of prepayment charges from the Adjustable Rate Mortgage Loans, to the Class PV Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period. For any Distribution Date, the "Accrual Period" for the adjustable rate certificates is the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and for the fixed rate certificates is the calendar month immediately preceding the month in which such Distribution Date occurs.

      All calculations of interest on the adjustable rate certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the fixed rate certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      Distributions of Interest Funds For the [Loan Subgroups] in the [Fixed Rate] Loan Group. On each Distribution Date, the Interest Funds for such Distribution Date for each Loan Subgroup in the Fixed Rate Loan Group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

            (1) from Interest Funds for Loan Subgroup [F1] only, to the Class AF-[1A] Certificates, the Current Interest and Interest Carryforward Amount for such class and such Distribution Date,

            (2) from Interest Funds for Loan Subgroup [F2] and the remaining Interest Funds from Loan Subgroup [F1], concurrently to each class of Class AF Certificates (other than the Class AF-[1A] Certificates), the Current Interest and Interest Carryforward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

            (3) from remaining Interest Funds for both Loan Subgroup [F1] and Loan Subgroup [F2], sequentially:

                  (a) to the Class MF-[1] Certificates, the Current Interest for such class,

                  (b) to the Class MF-[2] Certificates, the Current Interest for such class,

                  (c) to the Class MF-[3] Certificates, the Current Interest for such class,

                  (d) to the Class BF Certificates, the Current Interest for such class, and

                  (e) any remainder as part of the Fixed Rate Loan Group Excess Cashflow as described under "--Overcollateralization Provisions" below.

      Distributions of Interest Funds for the [Loan Subgroups] in the [Adjustable Rate] Loan Group. On each Distribution Date, the Interest Funds for such Distribution Date with respect to each Loan Subgroup in the Adjustable Rate Loan Group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

            (1) concurrently:

                  (a) from Interest Funds from Loan Subgroup [A1],
            concurrently to the Class 1-AV-[1] and Class 1-AV-[2]
            Certificates, the Current Interest and Interest Carryforward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements,

                  (b) from Interest Funds from Loan Subgroup [A2] to the Class
            2-AV-[1] Certificates, the Current Interest and Interest Carryforward Amount for such class and such Distribution Date,

            (2) from remaining interest funds for Loan Subgroup [A1] and Loan Subgroup [A2], sequentially:

            (a) to the Class MV-[1] Certificates, the Current Interest for such class,

            (b) to the Class MV-[2] Certificates, the Current Interest for such class,

            (c) to the Class MV-[3] Certificates, the Current Interest for such class,

            (d) to the Class BV Certificates, the Current Interest for such class, and

            (e) any remainder as part of the Adjustable Rate Loan Group Excess Cashflow as described under "--Overcollateralization Provisions" below.

      [Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to each Corridor Contract Termination Date, amounts received by the Trustee in respect of each Corridor Contract for such Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the Class AF-[1B] Certificates, Class 1-AV-[1] Certificates, Class 1-AV-[2] Certificates, Class 2-AV-[1] Certificates, the Fixed Rate Subordinate Certificates and the Adjustable Rate Subordinate Certificates to pay any unpaid Net Rate Carryover as follows:

            (i) in the case of any such amounts received on the [Class AF-[1B] and Fixed Rate Subordinate] Corridor Contract, in the following order of priority: first, to the Class [AF-1B] Certificates, to the extent needed to pay any Net Rate Carryover for the Class [AF-1B] Certificates and, second, concurrently to each class of [Fixed Rate Subordinate] Certificates, to the extent needed to pay any Net Rate Carryover, pro rata, based on the amount of such Net Rate Carryover for each such class,

            (ii) in the case of any such amounts received on the Class 1-AV-[1] Corridor Contract, to the Class 1-AV-[1] Certificates, to the extent needed to pay any Net Rate Carryover for the Class 1-AV-[1] Certificates,

            (iii) in the case of any such amounts received on the Class 1-AV-[2] Corridor Contract, to the Class 1-AV-[2] Certificates, to the extent needed to pay any Net Rate Carryover for the Class 1-AV-[2] Certificates,

            (iv) in the case of any such amounts received on the Class 2-AV-[1] Corridor Contract, to the Class 2-AV-[1] Certificates, to the extent needed to pay any Net Rate Carryover for the Class 2-AV-[1] Certificates, and

            (v) in the case of any such amounts received on the [Adjustable Rate Subordinate] Corridor Contract, concurrently to each class of [Adjustable Rate Subordinate] Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the [Adjustable Rate Subordinate] Certificates will be distributed to each class of [Adjustable Rate Subordinate] Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover.

      Any amounts remaining after the application of such amounts as described in each of clauses (i) through (vi) above received from each respective Corridor Contract will not be available for the payment of any Net Rate Carryover on any class or classes of Offered Certificates and will be distributed to the holders of the Class [CF], in the case of amounts received in respect of the [Class AF-[1B] and Fixed Rate Subordinate] Corridor Contract and Class [CV] Certificates, in the case of amounts received in respect of each other Corridor Contract, as described in the Pooling and Servicing Agreement, unless a Corridor Contract is subject to an early termination, in which case any early termination payment received in respect of such Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the class or classes of Certificates specifically benefiting from such Corridor Contract until the applicable Corridor Contract Termination Date. See "-- Carryover Reserve Fund" below.]

      The "Interest Funds" for any [Loan Group][Loan Subgroup] are equal to
(1) the Interest Remittance Amount for that [Loan Group][Loan Subgroup], less
(2) the portion of the Trustee Fee allocable to that [Loan Group][Loan Subgroup] for such Distribution Date.

      "Current Interest" with respect to each class of interest-bearing certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class immediately prior to such Distribution Date, plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy.

      "Interest Carry Forward Amount," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates over

            (b) the amount actually distributed to such class with respect to interest on such prior Distribution Dates.

      The "Pass-Through Rate" for each Distribution Date for each class of adjustable rate certificates will be a per annum rate equal to the lesser of:

            (1) One-Month LIBOR (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class, and

            (2) the applicable Net Rate Cap for such Distribution Date.

      The "Pass-Through Rate" for each Distribution Date for each class of fixed rate certificates will be a per annum rate equal to the lesser of:

            (1) the per annum fixed rate for such class and such Distribution Date set forth set forth in the Summary of this prospectus supplement under "Description of the Certificates -- General" and

            (2) the applicable Net Rate Cap for such Distribution Date.

      The "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan is equal to the Mortgage Rate less the related Expense Fee Rate.

      The "Expense Fee Rate" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate, (ii) the trustee fee rate as provided in the Pooling and Servicing Agreement, and (iii) any lender-paid primary mortgage insurance premium for such Mortgage Loan (if applicable). No more than approximately ___%, ___%, ___% and ___% of the Mortgage Loans in Loan Subgroups [F1], [F2], [A1] and [A2], respectively, will be transferred to the Trust Fund with lender-paid mortgage insurance. As of the Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately ___% per annum.

      The "Net Rate Cap" for each Distribution Date is equal to:

      (i) with respect to the Class AF-[1A] Certificates, the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in Loan Subgroup [F1] on such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year,

      (ii) with respect to the Class AF Certificates [(other than the Class AF-[1A] Certificates)] and the [Fixed Rate Subordinate] Certificates, the weighted average (as described below) of (a) the weighted average of the Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Subgroup [F1] on such Distribution Date and (b) the weighted average of the Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Subgroup [F2] on such Distribution Date, weighted by the excess of the unpaid principal balance of the Subgroup [F1] Mortgage Loans over the Certificate Principal Balance of the Class AF-[1A] Certificates and by the unpaid principal balance of the Subgroup [F2] Mortgage Loans (in the case of the Class AF-[1B] Certificates only, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year),

      (iii) with respect to the Class 1-AV-[1] Certificates and the Class 1-AV-[2] Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Subgroup [A1] on such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year,

      (iv) with respect to the Class 2-AV-[1] Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Subgroup [A2] on such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year,

      (v) with respect to the Class 3-AV-[1] Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Subgroup [A3] on such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year, and

      (vi) with respect each class of Adjustable Rate Subordinate Certificates, the weighted average of the Net Rate Caps of the Class 1-AV-[1], Class 1-AV-[2] and Class 2-AV-[1] Certificates for such Distribution Date, in each case, weighted on the basis of the excess of the principal balance of the related Mortgage Loans over the Certificate Principal Balance of the applicable class or classes of Adjustable Rate Senior Certificates, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year.

      The "Pass-Through Margin" for the Class AF-[1A], Class AF-[1B], Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1] and Adjustable Rate Subordinate Certificates are as follows:

                                                   (1)        (2)
                                                ---------  ---------
          Class AF-[1A].....................            %          %
          Class AF-[1B].....................
          Class 1-AV-[1]....................
          Class 1-AV-[2]....................
          Class 2-AV-[1]....................
          Class MV-[1]......................
          Class MV-[2]......................
          Class MV-[3]......................
          Class BV..........................
----------

(1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      The "Net Rate Carryover" for a class of Offered Certificates on any Distribution Date is the excess of:

            (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      Distributions of Principal Distribution Amount for the [Loan Subgroups] in the [Fixed Rate] Loan Group. On each Distribution Date, the Principal Distribution Amounts for such Distribution Date for the [Loan Subgroups] in the [Fixed Rate] Loan Group are required to be distributed as follows until such Principal Distribution Amounts have been fully distributed (with the Principal Remittance Amounts being applied first and the Extra Principal Distribution Amounts being applied thereafter):

            (1) For each Distribution Date prior to the [Fixed Rate] Stepdown Date or on which a [Fixed Rate] Trigger Event is in effect, sequentially:

                  (A) to the Class A-R Certificates until the Certificate
            Principal Balance thereof is reduced to zero,

                  (B) to the Class AF Certificates in the order and priorities set forth in paragraph (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  (C) to the Class MF-[1] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (D) to the Class MF-[2] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (E) to the Class MF-[3] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (F) to the Class BF Certificates, until the Certificate
            Principal Balance thereof is reduced to zero, and

                  (G) any remainder as part of the Fixed Rate Loan Group
            Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the [Fixed Rate] Stepdown Date and so long as a [Fixed Rate] Trigger Event is not in effect, sequentially:

                  (A) to the Class AF Certificates in an amount up to the
            Class AF Principal Distribution Amount from each such [Loan Subgroup], pro rata, based on the Principal Remittance Amount for each such [Loan Subgroup] in the order and priorities set forth in paragraph (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  (B) to the Class MF-[1] Certificates, the Class MF-[1]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (C) to the Class MF-[2] Certificates, the Class MF-[2]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (D) to the Class MF-[3] Certificates, the Class MF-[3]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (E) to the Class BF Certificates, the Class BF Principal
            Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and

                  (F) any remainder as part of the Fixed Rate Loan Group
            Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (3) On each Distribution Date on which any amounts are to be distributed to the Class AF Certificates pursuant to clauses (1)(B) or
      (2)(A) above, such amounts are required to be distributed to the Class AF Certificates in the following order of priority:

                  (A) from the Principal Distribution Amount for Loan Subgroup
            [F1] and Loan Subgroup [F2], pro rata, based on the Principal Remittance Amount for each such Loan Subgroup, the NAS Principal Distribution Amount to the Class AF-_ Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

                  (B) from the remaining Principal Distribution Amounts for
            Loan Subgroup [F1] only, to the Class AF-[1A] Certificates until the Certificate Principal Balance thereof is reduced to zero, and

                  (C) from the remaining Principal Distribution Amounts from
            Loan Subgroup [F1] and Loan Subgroup [F2], sequentially in the following order:

                        (i) to the Class AF-[1B] Certificates until the
                  Certificate Principal Balance thereof is reduced to zero,

                        (ii) to the Class AF-_ Certificates, until the
                  Certificate Principal Balance thereof has been reduced to zero,

                        (iii) to the Class AF-_ Certificates, until the
                  Certificate Principal Balance thereof has been reduced to zero,

                        (iv) to the Class AF-_ Certificates, until the
                  Certificate Principal Balance thereof has been reduced to zero, and

                        (v) to the Class AF-_ Certificates, until the
                  Certificate Principal Balance thereof has been reduced to zero.

      Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates is greater than the Stated Principal Balances of all Fixed Rate Mortgage Loans any Principal Distribution Amount for Loan Subgroup [F1] and Loan Subgroup [F2] that is to be distributed to the Class AF Certificates will be distributed concurrently on a pro rata basis (based on Certificate Principal Balances thereof) and not sequentially.

      Distributions of Principal Distribution Amount for the [Loan Subgroups] in the [Adjustable Rate] Loan Group. On each Distribution Date, the Principal Distribution Amounts for such Distribution Date for the [Loan Subgroups] in the [Adjustable Rate] Loan Group is required to be distributed as follows until such Principal Distribution Amounts have been fully distributed (with the Principal Remittance Amounts being applied first and the Extra Principal Distribution Amounts being applied thereafter):

            (1) For each Distribution Date prior to the [Adjustable Rate] Stepdown Date or on which an [Adjustable Rate] Trigger Event is in effect, sequentially:

                  (A) concurrently:

                  (i) from the Principal Distribution Amount for Loan Subgroup
            [A1], pro rata based on the Certificate Principal Balances thereof, concurrently to (I) the Class 1-AV-[1] Certificates, and
            (II) the Class 1-AV-[2] Certificates, until the Certificate Principal Balances thereof are reduced to zero, and

                  (ii) from the Principal Distribution Amount for Loan
            Subgroup [A2], to the Class 2-AV-[1] Certificates until the Certificate Principal Balance thereof is reduced to zero,

                  (B) from the Principal Distribution Amounts for Loan
            Subgroup [A1], Loan Subgroup and Loan Subgroup [A2], sequentially:

                  (i) concurrently, pro rata based on the Certificate
            Principal Balances after giving effect to payments pursuant to clause (1)(A) above, to (I) the Class 1-AV-[1] Certificates until the Certificate Principal Balance thereof is reduced to zero, (II) the Class 1-AV-[2] Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (III) the Class 2-AV-[1] Certificates, until the Certificate Principal Balance thereof is reduced to zero,

                  (ii) to the Class MV-[1] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (iii) to the Class MV-[2] Certificates, until the
            Certificate Principal Balance thereof is reduced to zero,

                  (iv) to the Class MV-[3] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (v) to the Class BV Certificates, until the Certificate
            Principal Balance thereof is reduced to zero, and

                  (vi) any remainder as part of the Adjustable Rate Loan Group
            Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the [Adjustable Rate] Stepdown Date and so long as an [Adjustable Rate] Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Subgroup [A1] and Loan Subgroup [A2], sequentially

                  (A) in an amount up to the Class AV Principal Distribution
            Amount, pro rata based on the related Class AV Principal Distribution Allocation Amount, concurrently, to (I) the Class 1-AV-[1] Certificates and Class 1-AV-[2] Certificates, pro rata based on the Certificate Principal Balances thereof, up to the Class 1-AV Principal Distribution Amount until the Certificate Principal Balances thereof are reduced to zero and (II) the Class 2-AV-[1] Certificates in an amount up to the Class 2-AV-[1] Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (B) to the Class MV-[1] Certificates, the Class MV-[1]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (C) to the Class MV-[2] Certificates, the Class MV-[2]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (D) to the Class MV-[3] Certificates, the Class MV-[3]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (E) to the Class BV Certificates, the Class BV Principal
            Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and

                  (F) any remainder as part of the Adjustable Rate Loan Group
            Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      "Principal Distribution Amount" with respect to each Distribution Date and a [Loan Group][Loan Subgroup] is the sum of:

            (1) the Principal Remittance Amount for such [Loan Group][Loan Subgroup] for such Distribution Date, and

            (2) the Extra Principal Distribution Amount for such [Loan Group][Loan Subgroup] for such Distribution Date.

      "Class AF Principal Distribution Amount" for any Distribution Date will equal the excess of:

            (1) the aggregate Certificate Principal Balances of the Class AF Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (i) ____% of the aggregate Stated Principal Balances of the [Fixed Rate] Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date minus the [Fixed Rate] OC Floor;

provided, however, that (i) if no class of [Fixed Rate] Subordinate Certificates is outstanding on such Distribution Date (but multiple classes of Class AF Certificates are outstanding on such Distribution Date), the Class AF Principal Distribution Amount will equal the aggregate of the Principal Distribution Amounts for Loan Subgroup [F1] and Loan Subgroup [F2] and will be distributed as described in this prospectus supplement, and (ii) if no class of Class AF or [Fixed Rate] Subordinate Certificates is outstanding other than a single Class of Class AF Certificates on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amounts for both Loan Subgroup [F1] and Loan Subgroup [F2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class MF-[1] Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) the sum of:

                  (a) the Certificate Principal Balances of the Class AF
            Certificates (after taking into account distributions of the Class AF Principal Distribution Amount for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MF-[1]
            Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the [Fixed Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date minus the [Fixed Rate] OC Floor;

provided, however, that if no class of Class AF or [Fixed Rate] Subordinate Certificates is outstanding other than the Class MF-[1] Certificates on such Distribution Date, the Class MF-[1] Certificates will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [F1] and Loan Subgroup [F2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class MF-[2] Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) of the sum of:

                  (a) the Certificate Principal Balances of the Class AF
            Certificates (after taking into account distributions of the Class AF Principal Distribution Amount for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MF-[1]
            Certificates (after taking into account distribution of the Class MF-[1] Principal Distribution Amount for such Distribution Date) and

                  (c) the Certificate Principal Balance of the Class MF-[2]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the [Fixed Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date minus the [Fixed Rate] OC Floor;

provided, however, that if no class of Class AF or [Fixed Rate] Subordinate Certificates is outstanding other than the Class MF-[2] Certificates on such Distribution Date, the Class MF-[2] Certificates will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [F1] and Loan Subgroup [F2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class MF-[3] Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) the sum of:

                  (a) the Certificate Principal Balances of the Class AF
            Certificates (after taking into account distributions of the Class AF Principal Distribution Amount for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MF-[1]
            Certificates (after taking into account distribution of the Class MF-[1] Principal Distribution Amount for such Distribution Date),

                  (c) the Certificate Principal Balance of the Class MF-[2]
            Certificates (after taking into account distributions of the Class MF-[2] Principal Distribution Amount for such Distribution Date) and

                  (d) the Certificate Principal Balance of the Class MF-[3]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the [Fixed Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date minus the [Fixed Rate] OC Floor;

provided, however, that if no class of Class AF or [Fixed Rate] Subordinate Certificates is outstanding other than the Class MF-[3] Certificates on such Distribution Date, the Class MF-[3] Certificates will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [F1] and Loan Subgroup [F2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class BF Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) the sum of:

                  (a) the Certificate Principal Balances of the Class AF
            Certificates (after taking into account distributions of the Class AF Principal Distribution Amount for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MF-[1]
            Certificates (after taking into account distribution of the Class MF-[1] Principal Distribution Amount for such Distribution Date),

                  (c) the Certificate Principal Balance of the Class MF-[2]
            Certificates (after taking into account distributions of the Class MF-[2] Principal Distribution Amount for such Distribution Date),

                  (d) the Certificate Principal Balance of the Class MF-[3]
            Certificates (after taking into account distributions of the Class MF-[3] Principal Distribution Amount for such Distribution Date), and

                  (e) the Certificate Principal Balance of the Class BF
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the [Fixed Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date minus the [Fixed Rate] OC Floor;

provided, however, that if no class of Class AF or [Fixed Rate] Subordinate Certificates is outstanding other than the Class BF Certificates on such Distribution Date, the Class BF Certificates will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [F1] and Loan Subgroup [F2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class AV Principal Distribution Amount" for any Distribution Date will equal the excess of:

            (1) the aggregate Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (i) ____% of the aggregate Stated Principal Balances of the [Adjustable Rate] Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date minus the [Adjustable Rate] OC Floor;

provided, however, that if no class of [Adjustable Rate] Subordinate Certificates is outstanding, the Class AV Principal Distribution Amount will equal the aggregate of the Principal Distribution Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] and will be distributed as described in this prospectus supplement.

      "Class AV Principal Distribution Allocation Amount" for any Distribution Date, (a) in the case of the Class 1-AV-[1] Certificates and Class 1-AV-[2] Certificates, collectively, the Class 1-AV Principal Distribution Amount, and
(b) in the case of the Class 2-AV-[1] Certificates, the Class 2-AV-[1] Principal Distribution Amount.

      "Class 1-AV Principal Distribution Amount" for any Distribution Date, will equal the excess of:

            (1) the Certificate Principal Balances of the Class 1-AV-[1] and Class 1-AV-[2] Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the Mortgage Loans in Loan Subgroup [A1] for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup [A1] for such Distribution Date minus ____% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup [A1] as of the Cut-Off Date.

      "Class 2-AV-[1] Principal Distribution Amount" for any Distribution Date, will equal the excess of:

            (1) the Certificate Principal Balances of the Class 2-AV-1 Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the Mortgage Loans in Loan Subgroup [A2] for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup [A2] for such Distribution Date minus ____% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup [A2] as of the Cut-Off Date.

      "Class MV-[1] Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) the sum of:

                  (a) the Certificate Principal Balances of the Class AV
            Certificates (after taking into account distributions of the Class 1-AV and Class 2-AV-[1] Principal Distribution Amounts for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MV-[1]
            Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balances of the [Adjustable Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date minus the [Adjustable Rate] OC Floor;

provided, however, that if the Class MV-[1] Certificates are the only class of [Adjustable Rate] Certificates (other than the Class AF-[1A] or Class AF-[1B] Certificates) outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class MV-[2] Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) of the sum of:

                  (a) the Certificate Principal Balances of the Class AV
            Certificates (after taking into account distributions of the Class 1-AV and Class 2-AV-[1] Principal Distribution Amounts for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MV-[1]
            Certificates (after taking into account distribution of the Class MV-[1] Principal Distribution Amount for such Distribution Date) and

                  (c) the Certificate Principal Balance of the Class MV-[2]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date minus the [Adjustable Rate] OC Floor;

provided, however, that if the Class MV-[2] Certificates are the only class of [Adjustable Rate] Certificates (other than the Class AF-[1A] or Class AF-[1B] Certificates) outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class MV-[3] Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) the sum of:

                  (a) the Certificate Principal Balances of the Class AV
            Certificates (after taking into account distributions of the Class 1-AV and Class 2-AV-[1] Principal Distribution Amounts for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MV-[1]
            Certificates (after taking into account distribution of the Class MV-[1] Principal Distribution Amount for such Distribution Date),

                  (c) the Certificate Principal Balance of the Class MV-[2]
            Certificates (after taking into account distributions of the Class MV-[2] Principal Distribution Amount for such Distribution Date) and

                  (d) the Certificate Principal Balance of the Class MV-[3]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date minus the [Adjustable Rate] OC Floor;

provided, however, that if the Class MV-[3] Certificates are the only class of [Adjustable Rate] Certificates (other than the Class AF-[1A] or Class AF-[1B] Certificates) outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] until the Certificate Principal Balance thereof is reduced to zero.

      "Class BV Principal Distribution Amount" for any Distribution Date is the excess of:

            (1) the sum of:

                  (a) the Certificate Principal Balances of the Class AV
            Certificates (after taking into account distributions of the Class 1-AV and Class 2-AV-[1] Principal Distribution Amounts for such Distribution Date), and

                  (b) the Certificate Principal Balance of the Class MV-[1]
            Certificates (after taking into account distribution of the Class MV-[1] Principal Distribution Amount for such Distribution Date),

                  (c) the Certificate Principal Balance of the Class MV-[2]
            Certificates (after taking into account distributions of the Class MV-[2] Principal Distribution Amount for such Distribution Date),

                  (d) the Certificate Principal Balance of the Class MV-[3]
            Certificates (after taking into account distributions of the Class MV-[3] Principal Distribution Amount for such Distribution Date) and

                  (e) the Certificate Principal Balance of the Class BF
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (x) ____% of the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date minus the [Adjustable Rate] OC Floor;

provided, however, that if the Class BF Certificates are the only class of [Adjustable Rate] Certificates (other than the Class AF-[1A] or Class AF-[1B] Certificates) outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] until the Certificate Principal Balance thereof is reduced to zero.

      "Extra Principal Distribution Amount" with respect to any Distribution Date and (A) [any Loan Subgroup in] the [Fixed Rate] Loan Group, is [the product of (a)] the lesser of (1) the [Fixed Rate] Overcollateralization Deficiency Amount and (2) the [Fixed Rate] Loan Group Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement [and (b) a fraction, the numerator of which is the Principal Remittance Amount for such [Loan Subgroup] and the denominator of which is the sum of the Principal Remittance Amounts for all Loan Subgroups in the [Fixed Rate] Loan Group] and (B) [any Loan Subgroup in] the [Adjustable Rate] Loan Group, is [the product of (a)] the lesser of (1) the [Adjustable Rate] Overcollateralization Deficiency

Amount and (2) the [Adjustable Rate] Loan Group Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement [and
(b) a fraction, the numerator of which is the Principal Remittance Amount for such Loan Subgroup and the denominator of which is the sum of the Principal Remittance Amounts for all Loan Subgroups in the [Adjustable Rate] Loan Group].

      "NAS Principal Distribution Amount" for any Distribution Date, is the product of:

            (1) a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-_ Certificates and the denominator of which is the aggregate Certificate Principal Balances of the Class AF Certificates, in each case immediately prior to such Distribution Date,

            (2) any amounts to be distributed to the Class AF Certificates on such Distribution Date pursuant to clause (1)(B) or (2)(A) under "--Distributions of Principal Distribution Amount for the Loan Subgroups in the Fixed Rate Loan Group" above and

            (3) the applicable percentage for such Distribution Date set forth in the following table:

                          Distribution Date               Percentage

                  __________ 200_ to __________ 200_           [0]%
                  __________ 200_ to __________ 200_          [45]%
                  __________ 200_ to __________ 200_          [80]%
                  __________ 200_ to __________ 200_         [100]%
                  __________ 200_ and thereafter             [300]%

      "[Fixed Rate] OC Floor" means an amount equal to ____% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in the Fixed Rate Loan Group.

      "[Fixed Rate] Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the [Fixed Rate] Overcollateralization Target Amount exceeds the [Fixed Rate] Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amounts for Loan Subgroup [F1] and Loan Subgroup [F2] on such Distribution Date).

      "[Fixed Rate] Overcollateralization Target Amount" means (a) with respect to each Distribution Date prior to the [Fixed Rate] Stepdown Date, an amount equal to ____% of the aggregate Cut-off Date Principal Balance of the [Fixed Rate] Mortgage Loans and (b) for any Distribution Date on or after the [Fixed Rate] Stepdown Date, ____% of the aggregate Stated Principal Balances of the [Fixed Rate] Mortgage Loans for the current Distribution Date subject to a minimum amount equal to the [Fixed Rate] OC Floor; provided that if a [Fixed Rate] Trigger Event is in effect on any Distribution Date, the [Fixed Rate] Overcollateralization Target Amount will be the [Fixed Rate] Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "[Fixed Rate] Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date exceeds (y) the aggregate Certificate Principal Balances of the Class AF Certificates and the [Fixed Rate] Subordinate Certificates as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amount from Loan Subgroup [F1] and Loan Subgroup [F2] to be made on such Distribution Date). It is expected that on the Closing Date the [Fixed Rate] Overcollateralized Amount will be at or near the [Fixed Rate] Overcollateralization Target Amount.

      "[Fixed Rate] Stepdown Date" is the earlier to occur of:

            (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates is reduced to zero, and

            (2) the later to occur of (x) the Distribution Date in _____________ and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to ____% of the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for such Distribution Date.

      A "[Fixed Rate] Trigger Event" with respect to a Distribution Date on or after the [Fixed Rate] Stepdown Date consists of either a [Fixed Rate] Delinquency Trigger Event with respect to that Distribution Date or a [Fixed Rate] Cumulative Loss Trigger Event with respect to that Distribution Date.

      A "[Fixed Rate] Delinquency Trigger Event" with respect to a Distribution Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate equals or exceeds the product of [___]% and the [Fixed Rate] Senior Enhancement Percentage for such Distribution Date.

      The "[Fixed Rate] Senior Enhancement Percentage" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date is equal to a fraction (expressed as a percentage):

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the [Fixed
            Rate] Mortgage Loans for the preceding Distribution Date over

                  (b) (i) before the Certificate Principal Balances of the
            Class AF Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AF Certificates, or
            (ii) after such time, the Certificate Principal Balance of the most senior class of [Fixed Rate] Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans for the preceding Distribution Date.

      A "[Fixed Rate] Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the [Fixed Rate] Stepdown Date occurs if the aggregate amount of Realized Losses on the [Fixed Rate] Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received on the [Fixed Rate] Mortgage Loans through the last day of that Due Period) exceeds the applicable percentage, for such Distribution Date, of the aggregate Cut-off Date Principal Balance of the [Fixed Rate] Mortgage Loans as set forth below:

          Distribution Date                           Percentage
          -----------------                           ----------

          ________ 200_ -- ________ 200_ .......  _____% with respect to
                                                  _____________, plus an
                                                  additional __/__ of ____% for
                                                  each month thereafter
          ________ 200_ -- ________ 200_ .......  _____% with respect to
                                                  _____________, plus an
                                                  additional __/__ of ____% for
                                                  each month thereafter
          ________ 200_ -- ________ 200_ .......  _____% with respect to
                                                  _____________, plus an
                                                  additional __/__th of ____%
                                                  for each month thereafter
          ________ 200_ -- ________ 200_ .......  ____% with respect to
                                                  _____________, plus an
                                                  additional __/__th of ____%
                                                  for each month thereafter
          ________ 200_ and thereafter            ____%

      "[Adjustable Rate] OC Floor" means an amount equal to ____% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in the [Adjustable Rate] Loan Group.

      "[Adjustable Rate] Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the [Adjustable Rate] Overcollateralization Target Amount exceeds the [Adjustable Rate] Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] on such Distribution Date).

      "[Adjustable Rate] Overcollateralization Target Amount" means (a) with respect to each Distribution Date prior to the [Adjustable Rate] Stepdown Date, an amount equal to ____% of the aggregate Cut-off Date Principal Balance of the [Adjustable Rate] Mortgage Loans and (b) for any Distribution Date on or after the [Adjustable Rate] Stepdown Date, ____% of the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for the current Distribution Date, subject to a minimum amount equal to the [Adjustable Rate] OC Floor; provided that if a [Adjustable Rate] Trigger Event is in effect on any Distribution Date, the [Adjustable Rate] Overcollateralization Target Amount will be the [Adjustable Rate] Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "[Adjustable Rate Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Class AV Certificates and the [Adjustable Rate] Subordinate Certificates as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amounts for Loan Subgroup [A1] and Loan Subgroup [A2] to be made on such Distribution Date). It is expected that on the Closing Date the [Adjustable Rate] Overcollateralized Amount will be at or near the [Adjustable Rate] Overcollateralization Target Amount.

      "[Adjustable Rate Stepdown Date" is the earlier to occur of:

            (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates is reduced to zero, and

            (2) the later to occur of (x) the Distribution Date in _____________ and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to ____% of the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for such Distribution Date.

      An "[Adjustable Rate] Trigger Event" with respect to a Distribution Date on or after the [Adjustable Rate] Stepdown Date consists of either an [Adjustable Rate] Delinquency Trigger Event with respect to that Distribution Date or a [Adjustable Rate] Cumulative Loss Trigger Event with respect to that Distribution Date.

      An "[Adjustable Rate] Delinquency Trigger Event" with respect to a Distribution Date on or after the Adjustable Rate Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate equals or exceeds the product of [___]% and the [Adjustable Rate] Senior Enhancement Percentage for such Distribution Date.

      The "[Adjustable Rate] Senior Enhancement Percentage" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date is equal to a fraction (expressed as a percentage):

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the
            [Adjustable Rate] Mortgage Loans for the preceding Distribution Date over

                  (b) (i) before the Certificate Principal Balances of the
            Class AV Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AV Certificates, or
            (ii) after such time, the Certificate Principal Balance of the most senior class of [Adjustable Rate] Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the [Adjustable Rate] Mortgage Loans for the preceding Distribution Date.

      An "[Adjustable Rate] Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the [Adjustable Rate] Stepdown Date occurs if the aggregate amount of Realized Losses on the [Adjustable Rate] Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received on the [Adjustable Rate] Mortgage Loans through the last day of that Due Period) exceeds the applicable percentage, for such Distribution Date, of the aggregate Cut-off Date Principal Balance of the [Adjustable Rate] Mortgage Loans, as set forth below:

               Distribution Date                 Percentage
               -----------------                 ----------

               __________ -- ____________ ......... ____% with respect to
                                                    _____________ , plus an
                                                    additional __/__th of ____%
                                                    for each month thereafter
               __________ -- ____________ ......... ____% with respect to
                                                    _____________ , plus an
                                                    additional __/__th of ____%
                                                    for each month thereafter
               __________ -- ____________ ......... ____% with respect to
                                                    _____________ , plus an
                                                    additional __/__th of ____%
                                                    for each month thereafter
               __________ and thereafter........... ____%


      "Unpaid Realized Loss Amount" means for any class of Subordinate Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

      The "Rolling Sixty-Day Delinquency Rate", with respect to any Distribution Date[ and any Loan Group], is the average of the Sixty-Day Delinquency Rates for [such Loan Group and] such Distribution Date and the two immediately preceding Distribution Dates.

      The "Sixty-Day Delinquency Rate", with respect to any Distribution Date [and any Loan Group], is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans [in such Loan Group] 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans [in such Loan Group].

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan after the Stepdown Date is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the last day of the related Due Period after such Mortgage Loan has been liquidated.

      Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R Certificates and the Class [PF and PV] Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates and distributions to the Class [CF and CV] Certificates (as provided in the Pooling and

Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for each group of Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of Certificates (other than the Class A-R Certificates). As a result, interest collections on such Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related Certificates and the related fees and expenses payable by the Trust Fund. The Excess Cashflow, if any, will be applied on such Distribution Date as a payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      [Fixed Rate] Loan Group Excess Cashflow

      The "[Fixed Rate] Loan Group Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amount remaining after the distribution of interest to Certificateholders as set forth in clauses
(1)-(3)(d) in "Distributions--Distributions of Interest--Distributions of Interest Funds For the [Loan Subgroups] in the [Fixed Rate] Loan Group" for such Distribution Date and (ii) the amount remaining after the distribution of principal to Certificateholders as set forth in clauses (1)(A) - (1)(F) or
(2)(A) - (2)(E), as applicable, in "Distributions--Distributions of Principal Distribution Amount for the [Loan Subgroups] in the [Fixed Rate] Loan Group" for such Distribution Date.

      With respect to any Distribution Date, any [Fixed Rate] Loan Group Excess Cashflow and, in the case of clauses 1, 3, 5, 7 and 9 below, any amounts in the Credit Comeback Excess Account available for such Distribution Date ("Credit Comeback Excess Cashflow"), will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining [Fixed Rate] Loan Group Excess Cashflow or Credit Comeback Excess Cashflow:

            1. to the holders of the class or classes of Class AF, Class MF-[1], Class MF-[2], Class MF-[3] and Class BF Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amounts for [the [Loan Subgroups] in] the [Fixed Rate] Loan Group, payable to such holders of each such class as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for the [Loan Subgroups] in the [Fixed Rate] Loan Group" above;

            2. to the holders of the Class MF-[1] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            3. to the holders of the Class MF-[1] Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            4. to the holders of the Class MF-[2] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            5. to the holders of the Class MF-[2] Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            6. to the holders of the Class MF-[3] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            7. to the holders of the Class MF-[3] Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            8. to the holders of the Class BF Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            9. to the holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            10. to each class of Class AF Certificates and [Fixed Rate] Subordinate Certificates (in the case of the Class AF-[1B] Certificates and the [Fixed Rate] Subordinate Certificates after application of amounts received under any applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any [Fixed Rate] Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Certificates will be distributed to each class of interest-bearing Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

            11. to the holders of the class or classes of Class AV, Class MV-[1], Class MV-[2], Class MV-[3] and Class BV Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amounts for the [Adjustable Rate] Loan Groups not covered by the [Adjustable Rate] Loan Group Excess Cashflow, payable to such holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for Loan Subgroup [A1] and Loan Subgroup [A2]" above;

            12. to the holders of the Class MV-[1] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-[1] Certificates remaining undistributed after application of the [Adjustable Rate] Loan Group Excess Cashflow;

            13. to the holders of the Class MV-[2] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-[2] Certificates remaining undistributed after application of the [Adjustable Rate] Loan Group Excess Cashflow;

            14. to the holders of the Class MV-[3] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-[3] Certificates remaining undistributed after application of the [Adjustable Rate] Loan Group Excess Cashflow;

            15. to the holders of the Class BV Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class BV Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

            16. to the Carryover Reserve Fund, in an amount equal to the Required Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any excess Corridor Contract proceeds); and

            17. to fund distributions to the holders of the Class [CF] and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Any potential for payment of principal or interest amounts from the [Adjustable Rate] Mortgage Loans to the Class AF Certificates and the [Fixed Rate] Subordinate Certificates, and any potential for payment of principal or interest amounts from the [Fixed Rate] Mortgage Loans to the Class AV Certificates and the [Adjustable Rate] Subordinate Certificates is a type of credit enhancement, which has the effect of cross-collateralizing the Class AF Certificates and the [Fixed Rate] Subordinate Certificates on the one hand, and the Class AV and the [Adjustable Rate] Subordinate Certificates on the other hand.

      [Adjustable Rate] Loan Group Excess Cashflow

      The "[Adjustable Rate] Loan Group Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amount remaining after the distribution of interest to Certificateholders as set forth in clauses
(1)-(2)(d) in "Distributions--Distributions of Interest--Distributions of Interest Funds For [the Loan Subgroups in] the [Adjustable Rate] Loan Group" for such Distribution Date and (ii) the amount remaining after the distribution of principal to Certificateholders as set forth in clauses
(1)(B)(v) or (2)(E), as applicable, in "Distributions--Distributions of Principal Distribution Amount for [the Loan Subgroups] in the [Adjustable Rate] Loan Group" for such Distribution Date.

      With respect to any Distribution Date, any [Adjustable Rate] Loan Group Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of remaining [Adjustable Rate] Loan Group Excess Cashflow:

            1. to the holders of the class or classes of Class AV, Class MV-[1], Class MV-[2], Class MV-[3] and Class BV Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amounts for [the Loan Subgroups in] the Adjustable Rate Loan Group, payable to such holders of each such class as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for the Loan Subgroups in the Fixed Rate Loan Group" above;

            2. to the holders of the Class MV-[1] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            3. to the holders of the Class MV-[1] Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            4. to the holders of the Class MV-[2] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            5. to the holders of the Class MV-[2] Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            6. to the holders of the Class MV-[3] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            7. to the holders of the Class MV-[3] Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            8. to the holders of the Class BV Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            9. to the holders of the Class BV Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

            10. to each class of Class AV Certificates, Class MV-[1] Certificates, Class MV-[2] Certificates, Class MV-[3] Certificates and Class BV Certificates [(in each case after application of amounts received under the applicable Corridor Contract to cover Net Rate Carryover)], pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class [remaining after application of amounts under the applicable Corridor Contract]; provided that any [Adjustable Rate] Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Certificates will be distributed to each class of interest-bearing Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

            11. to the holders of the class or classes of Class AF, Class MF-[1], Class MF-[2], Class MF-[3] and Class BF Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amounts for [the Loan Subgroups in] the [Fixed Rate] Loan Group not covered by the [Fixed Rate] Loan Group Excess Cashflow, payable to such holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for Loan Subgroup [F1] and Loan Subgroup [F2]" above;

            12. to the holders of the Class MF-[1] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-[1] Certificates remaining undistributed after application of the [Fixed Rate] Loan Group Excess Cashflow;

            13. to the holders of the Class MF-[2] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-[2] Certificates remaining undistributed after application of the [Fixed Rate] Loan Group Excess Cashflow;

            14. to the holders of the Class MF-[3] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-[3] Certificates remaining undistributed after application of the [Fixed Rate] Loan Group Excess Cashflow;

            15. to the holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class BF Certificates remaining undistributed after application of the Fixed Rate [Loan Group] Excess Cashflow;

            16. to the Carryover Reserve Fund, in an amount equal to the Required Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date [without regard to any excess Corridor Contract proceeds]); and

            17. to fund distributions to the holders of the Class [CV] and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Any potential for payment of principal or interest amounts from the [Adjustable Rate] Mortgage Loans to the Class AF Certificates and the [Fixed Rate] Subordinate Certificates, and any potential for payment of principal or interest amounts from the [Fixed Rate] Mortgage Loans to the Class AV Certificates and the [Adjustable Rate] Subordinate Certificates is a type of credit enhancement, which has the effect of cross-collateralizing the Class AF Certificates and the [Fixed Rate] Subordinate Certificates on the one hand, and the Class AV and the [Adjustable Rate] Subordinate Certificates on the other hand.

[The Corridor Contracts

      Countrywide Home Loans has entered into ___ interest rate corridor transactions with ___________ (the "Corridor Contract Counterparty"), each as evidenced by a Confirmation and Agreement between Countrywide Home Loans and the Corridor Contract Counterparty. Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the Confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that each Corridor Contract was executed. Each Corridor Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign to the Trustee, on behalf of the Trust Fund, Countrywide Home Loans's rights under each Corridor Contract.

      On or prior to the related Corridor Contract Termination Date, amounts (if any) received by the Trustee for the benefit of the Trust Fund in respect of the Class AF-[1B], Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1], the [Fixed Rate Subordinate] Certificates and [Adjustable Rate Subordinate] Corridor Contracts will be used to pay Net

Rate Carryover on the Class AF-[1B], Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1], [Fixed Rate Subordinate] Certificates and [Adjustable Rate Subordinate] Certificates, respectively, as described above under "Distributions--Distributions of Interest--Distributions of Funds from the Corridor Contracts." Amounts received on a Corridor Contract will not be available to pay Net Rate Carryover on the Class AF Certificates (other than the Class AF-[1B] Certificates) or the [Fixed Rate Subordinate] Certificates, or to pay any Net Rate Carryover on any class or classes of Offered Certificates not specifically benefiting from such Corridor Contract. On any Distribution Date, after application of any amounts received under the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "Distributions--Distributions of Interest--Distributions of Funds from the Corridor Contracts" and will not thereafter be available for payments of Net Rate Carryover for any Class of Offered Certificates, unless such remaining amounts are received in connection with an early termination of the related Corridor Contract in which case such amounts will be held by the Trustee until the related Corridor Contract Termination Date for distribution as described above under "Distributions--Distributions of Interest--Distributions of Funds from the Corridor Contracts."

      With respect to any Distribution Date on or prior to the Class AF-[1B] and [Fixed Rate Subordinate] Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the Class AF-[1B] and [Fixed Rate Subordinate] Corridor Contract that will be available to cover Net Rate Carryover on the Class AF-[1B] Certificates and the [Fixed Rate Subordinate] Certificates as described in this prospectus supplement will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by such Corridor Contract Counterparty) and (B) (I) with respect to each Distribution Date from ___________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% over (y) ____%,

      (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) the actual number of days in the related Accrual Period, divided by 360.

      With respect to any Distribution Date on or prior to the Class 1-AV-[1] Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the Class 1-AV-[1] Corridor Contract that will be available to cover Net Rate Carryover on the Class 1-AV-[1] Certificates as described in this prospectus supplement will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by such Corridor Contract Counterparty) and (B) (I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% over (y)
            (I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%,

      (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) the actual number of days in the related Accrual Period, divided by 360.

      With respect to any Distribution Date on or prior to the Class 1-AV-[2] Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the Class 1-AV-[2] Corridor Contract that will be available to cover Net Rate Carryover on the Class 1-AV-[2] Certificates as described in this prospectus supplement will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by such Corridor Contract Counterparty) and (B) (I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each

            Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% over (y) (I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%,

       (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) the actual number of days in the related Accrual Period, divided by 360.

      With respect to any Distribution Date on or prior to the Class 2-AV-[1] Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the Class 2-AV-[1] Corridor Contract that will be available to cover Net Rate Carryover on the Class 2-AV-[1] Certificates as described in this prospectus supplement will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by such Corridor Contract Counterparty) and (B) (I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%, (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%, (III) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%, and (IV) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% over (y) (I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%, (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%, (III) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____%,

      (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) the actual number of days in the related Accrual Period, divided by 360.

      With respect to any Distribution Date on or prior to the [Adjustable Rate Subordinate] Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the [Adjustable Rate Subordinate] Corridor Contract that will be available to cover Net Rate Carryover on the [Adjustable Rate Subordinate] Certificates as described in this prospectus supplement will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by such Corridor Contract Counterparty) and (B)(I) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% and (II) with respect to each Distribution Date from __________ 200_ through the Distribution Date in __________ 200_, ____% over (y) ___%.

      (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

      (iii) (iii) the actual number of days in the related Accrual Period, divided by 360.

      The "Class [AF-1B] and [Fixed Rate Subordinate] Corridor Contract Notional Balances" under the Class [AF-1B] and [Fixed Rate Subordinate] Corridor Contract, the "Class 1-AV-[1] Corridor Contract Notional Balances" under the Class 1-AV-[1] Corridor Contract, the "Class 1-AV-[2] Corridor Contract Notional Balances" under the Class 1-AV-[2] Corridor Contract, the "Class 2-AV-[1] Corridor Contract Notional Balances" under the Class 2-AV-[1] Corridor Contract, and the "[Adjustable Rate Subordinate] Corridor Contract Notional Balances" under the [Adjustable Rate Subordinate] Corridor Contract are as described in the following table:

                              Class [AF-1B]                                                           [Adjustable
                             and [Fixed Rate                                                              Rate
                               Subordinate]     Class 1-AV-[1]   Class 1-AV-[2]    Class 2-AV-[1]     Subordinate]
                                 Corridor          Corridor         Corridor          Corridor          Corridor
                                 Contract          Contract         Contract          Contract          Contract
                                 Notional          Notional         Notional          Notional          Notional
Month of Distribution Date     Balances ($)      Balances ($)     Balances ($)      Balances ($)      Balances ($)
--------------------------   --------------     --------------   --------------    --------------     ------------


















      The Class [AF-1B] and [Fixed Rate Subordinate] Corridor Contract is scheduled to remain in effect until the Distribution Date in __________ 200_ (the "Class [AF-1B] and [Fixed Rate Subordinate] Corridor Contract Termination Date"). The Class 1-AV-[1] Corridor Contract is scheduled to remain in effect until the Distribution Date in __________ 200_ (the "Class 1-AV-[1] Corridor Contract Termination Date"). The Class 1-AV-[2] Corridor Contract is scheduled to remain in effect until the Distribution Date in __________ 200_ (the "Class 1-AV-[2] Corridor Contract Termination Date"). The Class 2-AV-[1] Corridor Contract is scheduled to remain in effect until the Distribution Date in __________ 200_ (the "Class 2-AV-[1] Corridor Contract Termination Date"). The [Adjustable Rate Subordinate] Corridor Contract is scheduled to remain in effect until the Distribution Date in __________ 200_ (the "[Adjustable Rate Subordinate] Corridor Contract Termination Date"). Each Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Trust Fund, the failure by the Corridor Contract Counterparty ([three] business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, the failure by the Corridor Contract Counterparty or the Trustee ([30] days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

      If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment to the Trustee, payable in a lump sum to be held by the Trustee until the related Corridor Contract Termination Date to pay (a) in the case of the Class [AF-1B] and [Fixed Rate Subordinate] Corridor Contract, any Net Rate Carryover first for the Class [AF-1B] Certificates and second for the [Fixed Rate Subordinate] Certificates, (b) in the case of the Class 1-AV-[1] Corridor Contract, any Net Rate Carryover for the Class 1-AV-[1] Certificates, (c) in the case of the Class 1-AV-[2] Corridor Contract, any Net Rate Carryover for the Class 1-AV-[2] Certificates,
(d) in the case of the Class 2-AV-[1] Corridor Contract, any Net Rate Carryover for the Class 2-AV-[1] Certificates and (e) in the case of the [Adjustable Rate Subordinate] Corridor Contract, any Net Rate Carryover for the [Adjustable Rate Subordinate] Certificates. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the Trustee.

      The long-term debt obligations of the Corridor Contract Counterparty are rated "___," "___" and "___" by [Rating Agency], [Rating Agency] and [Rating Agency], respectively. The Corridor Contract Counterparty will provide, upon request without charge, to each person to whom this prospectus supplement is delivered, a copy of the ratings analysis from [Rating Agency], [Rating Agency] and [Rating Agency] or the most recent audited financial statements of the Corridor Contract Counterparty. Requests for such information should be directed in writing to the Corridor Contract Counterparty.

      The Offered Certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the Offered Certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.]

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Class AF-[1A], Class AF-[1B], Class AV and the Adjustable Rate Subordinated Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Class AF-[1A], Class AF-[1B], Class AV and the Adjustable Rate Subordinated Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all Class AF-[1A], Class AF-[1B], Class AV and the Adjustable Rate Subordinated Certificates for such Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1) with an established place of business in London,

            (2) which have been designated as such by the Trustee and

            (3) which are not controlling, controlled by, or under common control with, the Depositor, [Countrywide Home Loans], the Master Servicer or any successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class AF-[1A], Class AF-[1B], Class AV and the Adjustable Rate Subordinated Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date,

[Countrywide Home Loans] will deposit $[10,000] in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts received in respect of the Corridor Contracts. On each Distribution Date, such amounts received in respect of each applicable Corridor Contract will be distributed to the Class AF-[1B], Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1], Certificates, [Fixed Rate] Subordinate Certificates or [Adjustable Rate] Subordinate Certificates, as applicable, to pay any Net Rate Carryover on such Certificates as described under "Distributions--Distributions of Interest--Distributions of Funds from the Corridor Contracts"

      On each Distribution Date, to the extent that [Fixed Rate] Loan Group Excess Cashflow is available as described under "Overcollateralization Provisions--[Fixed Rate] Loan Group Excess Cashflow" above or [Adjustable Rate] Loan Group Excess Cashflow is available as described under Overcollateralization Provisions--[Adjustable Rate] Loan Group Excess Cashflow" above the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described in such paragraphs under "Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under paragraph 16 under "Overcollateralization Provisions--[Fixed Rate] Loan Group Excess Cashflow" above or [Adjustable Rate] Loan Group Excess Cashflow is available as described under paragraph 16 under "Overcollateralization Provisions--[Adjustable Rate] Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $[10,000] over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund (the "Required Secondary Carryover Reserve Fund Deposit").

Credit Comeback Excess Account

      The Pooling and Servicing Agreement establishes a reserve account (the "Credit Comeback Excess Account"), which is held in trust by the Trustee on behalf of the holders of the Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under "-- Overcollateralization Provisions." Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the holders of the Class [CF] Certificates and will not be available thereafter.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AF and [Fixed Rate] Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the [Fixed Rate] Mortgage Loans, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class BF, Class MF-[3], Class MF-[2] and Class MF-[1] Certificates, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero.

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV Certificates and [Adjustable Rate] Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Adjustable Rate Mortgage Loans, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class BV, Class MV-[3], Class MV-[2] and Class MV-[1] Certificates, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero. Any such reduction described in this paragraph or the immediately preceding paragraph is an "Applied Realized Loss Amount." Applied Realized Loss Amounts will not be allocated to the Senior Certificates.

      Interest on any class of Certificates, the Certificate Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of Certificates on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of such class as described in the definition of "Certificate Principal Balance" above.

Reports to Certificateholders

      On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

            (1) the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying:

                  (a) the aggregate amount of any Principal Prepayments
            included therein, and

                  (b) the aggregate of all Scheduled Payments of principal
            included therein,

            (2) the amount of such distribution to holders of the Offered Certificates (other than the Class A-R Certificates) allocable to interest,

            (3) the Interest Carry Forward Amounts for each class of Offered Certificates (other than the Class A-R Certificates) (if any),

            (4) the Certificate Principal Balance of the Offered Certificates after giving effect to (i) all distributions allocable to principal on such Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date and (iii) the allocation of any Subsequent Recoveries for such Distribution Date,

            (5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Subgroup for the following Distribution Date,

            (6) the amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

            (7) the Pass-Through Rate for each class of Offered Certificates (other than the Class A-R Certificates) for such Distribution Date,

            (8) the amount of Advances for each Loan Subgroup included in the distribution on such Distribution Date,

            (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Subgroup:

                  (a) delinquent (exclusive of related Mortgage Loans in
            foreclosure):

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days, and

                  (b) in foreclosure and delinquent:

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days,

      in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

            (10) with respect to any Mortgage Loan [in each Loan Subgroup] that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

            (11) whether a [Fixed Rate] Trigger Event or an [Adjustable Rate] Trigger Event exists,

            (12) the total number and Stated Principal Balance of any REO Properties [in each Loan Subgroup] as of the close of business on the Determination Date preceding such Distribution Date,

            (13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of the Certificates on such Distribution Date,

            (14) [the amounts, if any, due, and the amounts received, under each Corridor Contract for such Distribution Date,]

            (15) the amount of Realized Losses and Subsequent Recoveries applied to the [Fixed Rate] Subordinate Certificates and the [Adjustable Rate] Subordinate Certificates for such Distribution Date, and

            (16) all payments made by the Master Servicer in respect of Compensating Interest for such Distribution Date.

In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee [and the Co-Trustee], without the consent of Certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee[, the Co-Trustee] and the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

            (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

            (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66%, or

            (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class.

Optional Termination

      The Master Servicer will have the right to purchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to [10]% of the Cut-off Date Pool Principal Balance (the "Optional Termination Date"). In the event such option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

            (1) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee,

            (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the Trust Fund,

            (3) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Master Servicer in the performance of its servicing obligations, and

            (4) [any amounts due the NIM Insurer as provided in the Pooling and Servicing Agreement.]

provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes.

      [The NIM Insurer may also have the right, subject to certain conditions specified in the Pooling and Servicing Agreement, to purchase all remaining Mortgage Loans and REO Properties in the Trust Fund.]

      Proceeds from a purchase will be distributed to the Certificateholders in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

Optional Purchase of Defaulted Loans

      As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate (less the Servicing Fee Rate) from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed to Certificateholders.

Events of Default

      Events of Default will consist of:

            (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the

      Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, or

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

            (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

            (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

            (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

      As of any date of determination:

      o holders of the Class [PF, Class PV, Class CF, Class CV], Class A-IO and Class A-R Certificates will each be allocated [1]% of all voting rights in respect of the Certificates (collectively, the "Voting Rights") (for a total of [6]% of the Voting Rights), and

      o holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

      Voting Rights will be allocated among the Certificates of each such class in accordance with their respective Percentage Interests.

Rights Upon Event of Default

      So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, [subject to the rights of the NIM Insurer] the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding [and in such case such rights shall be subject to the rights of the NIM Insurer].

The Trustee

      _____________________ will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at ________________________________________.
Attention: ___________ or at such other addresses as the Trustee may designate from time to time.

[Co-Trustee

      _____________________ will be the Co-Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Co-Trustee.]

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities." The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

[Rights of the NIM Insurer Under the Pooling and Servicing Agreement

      After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class [PF, Class PV, Class CF and Class CV] Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM Insurer") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

   o the right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

   o the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the Trust Fund and the assets of the Trust Fund following the occurrence of an event of default under the Pooling and Servicing Agreement;

   o the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

   o the right to consent to any amendment to the Pooling and Servicing Agreement; and

   o each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

      You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.]

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The weighted average life of, and the yield to maturity on, each class of the Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Subgroups, as applicable. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans" with respect to up to [50]% of the Mortgage Loans (the "Delay Delivery Mortgage Loans"), the Depositor may deliver the related Trustee Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of any such Trustee Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor's direction, to the Co-Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Mortgage Loans", [Countrywide Home Loans] will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately ____% of the Mortgage Loans in Loan Subgroup [F1], no less than approximately ____% of the Mortgage Loans in Loan Subgroup [F2], no less than approximately ____% of the Mortgage Loans in Loan Subgroup [A1] and no less than approximately ____% of the Mortgage Loans in Loan Subgroup [A2] require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years in the case of Fixed Rate Mortgage Loans or two or three years in the case of Adjustable Rate Mortgage Loans, in each case following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

      In addition, no less than approximately ____% of the Mortgage Loans in Loan Subgroup [F1], no less than approximately ____% of the Mortgage Loans in Loan Subgroup [F2], no less than approximately ____% of the Mortgage Loans in Loan Subgroup [A1] and no less than approximately ____% of the Mortgage Loans in Loan Subgroup [A2] are interest-only mortgage loans and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. These Mortgage Loans are also subject to the "due-on-sale" provisions included therein.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      [The Class AF-_ Certificates will not be entitled to distributions of principal until the Distribution Date in __________ 200_ (except as otherwise described in this prospectus supplement). Thereafter, the relative entitlement of the Class AF-_ Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.]

Prepayments and Yields for the Offered Certificates

      The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroups]. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Fixed Rate Mortgage Loans with higher Mortgage Rates prepay at rates higher than other Fixed Rate Mortgage Loans, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the Offered Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. No assurance can be given as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

      As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Two-Year Hybrid and Three-Year Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates. No assurance can be given as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

      Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the adjustable rate certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the Offered Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

      [The Corridor Contracts will be assigned to the Trust Fund and are intended to provide the Class AF-[1B], Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1] Certificates, the [Fixed Rate] Subordinate Certificates and the [Adjustable Rate] Subordinate Certificates some protection against any Net Rate Carryover. However, payments under the [Class AF-[1B] and Fixed Rate] Subordinate Corridor Contract, the Class 1-AV-[1] Corridor Contract, the Class 1-AV-[2] Corridor Contract, the Class 2-AV-[1] Corridor Contract and the [Adjustable Rate Subordinate] Corridor Contract are based on their respective Corridor Contract Notional Balances and not on the actual Stated Principal Balances of the Fixed Rate Mortgage Loans. Therefore, the Corridor Contracts may not provide sufficient funds to cover such Net Rate Carryover. In addition, payments under the Corridor Contracts are limited to a corridor of specified rates, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement and are only available to the Certificates to the extent described under "Description of the Certificates -- The Corridor Contracts" above.]

      [Although amounts received on the Corridor Contracts will be available to pay Net Rate Carryover on the Class AF-[1B], Class 1-AV-[1], Class 1-AV-[2], Class 2-AV-[1] Certificates, the [Fixed Rate] Subordinate Certificates and the [Adjustable Rate] Subordinate Certificates to the extent described under "Description of the Certificates--Distributions--Distributions of Interest--Distributions of Funds from the Corridor Contracts" on or prior to their respective Corridor Contract Termination Dates, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of Net Rate Carryover.]

      The effective yield to the holders of the Class AF-_, Class AF-_, Class AF-_, Class AF-_ Certificates and the [Fixed Rate] Subordinate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the __th day (or, if such day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Last Scheduled Distribution Date

      Assuming that, among other things, (1) no prepayments are received on the Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the Distribution Date (the "Last Scheduled Distribution Date") that occurs six months following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

            Class of Certificates      Distribution Date
               Class AF-[1A]            __________ 200_
               Class AF-[1B]            __________ 200_
               Class AF-_               __________ 200_
               Class AF-_               __________ 200_
               Class AF-_               __________ 200_
               Class AF-_               __________ 200_
               Class MF-[1]             __________ 200_
               Class MF-[2]             __________ 200_
               Class MF-[3]             __________ 200_
               Class BF                 __________ 200_
               Class 1-AV-[1]           __________ 200_
               Class 1-AV-[2]           __________ 200_
               Class 2-AV-[1]           __________ 200_
               Class MV-[1]             __________ 200_
               Class MV-[2]             __________ 200_
               Class MV-[3]             __________ 200_
               Class BV                 __________ 200_
               Class A-R                __________ 200_

      The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

            (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

            (2) the Master Servicer may purchase all the Mortgage Loans in the Trust Fund when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than [10]% or less of the Cut-off Date Pool Principal Balance.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus pupplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group and Loan Subgroup. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "Fixed Rate Prepayment Vector" or "FRPV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a ___% FRPV assumes a constant prepayment rate ("CPR") of ___% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional ___% per annum (i.e., __/__ of the final per annum rate) in each month thereafter up to and including the ____th month. Beginning in the _____th month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a ___% FRPV assumes a CPR of ___% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("Adjustable Rate Prepayment Vector" or "ARPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. ___% ARPV assumes ___% CPR in month __, an additional __/__th of ___% CPR for each month thereafter, increasing to
___% CPR in month __ and remaining constant at ___% CPR until month __, increasing to and remaining constant at ___% CPR from month __ until month __, decreasing to and remaining constant at ___% CPR from month __ to month __, increasing to and remaining constant at ___% from month __ until month __, and decreasing to and remaining constant at ___% from month __ and thereafter; provided, however, the prepayment rate will not exceed ___% CPR in any period for any given percentage of ARPV. As used in the tables, ___% of the Prepayment Model means ___% FRPV and ___% ARPV.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

      The percentages listed in the following tables of the initial Certificate Principal Balance of each Class of Certificates outstanding at the respective percentages of the Prepayment Model have been rounded to the nearest whole percentages. An asterisk (*) indicates a number less than 0.5% and greater than 0%. The weighted average life of each Certificate is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates. The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

            (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

            (2) distributions on the Offered Certificates are received, in cash, on the __th day of each month, commencing in ____________ 200_, in accordance with the payment priorities defined in this prospectus supplement,

            (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur,

            (4) Scheduled Payments are assumed to be received on the first day of each month commencing in ____________ 200_, and prepayments represent payment in full of individual Mortgage

      Loans and are assumed to be received on the last day of each month, commencing in ____________ 200_, and include 30 days' interest thereon,

            (5) the level of six-month LIBOR remains constant at ___% per annum, and the level of One-Month LIBOR remains constant at ___% per annum.

            (6) the Pass-Through Margins or fixed rates for the Offered Certificates (other than the Class A-R Certificates) remain constant at the rates applicable on or prior to the Optional Termination Date and the Pass-Through Margins or fixed rates for such Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date,

            (7) the Closing Date for the Certificates is _________, 200_,

            (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

                  (a) the assumed level of the Mortgage Index, and

                  (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

            (9) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

            (10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

            (11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

            (12) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above,

            (13) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history, and

            (14) each Loan Subgroup consists of Mortgage Loans having the approximate characteristics described below:


                         Loan Subgroup [F1] Fixed Rate Mortgage Loans

                                                                      Remaining
                          Adjusted         Gross        Remaining      Term to                  Credit
      Principal         Net Mortgage      Mortgage    Amortization     Maturity      Age       Comeback      Amortization
     Balance($)         Rate (%) (2)    Rate (%) (1)  Term (months)    (months)    (months)    Feature          Method
-------------------    -------------   -------------  -------------  -----------   --------    -------       -------------




























---------------
(1) In the above table, the Gross Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2) In the above table, the Adjusted Net Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.


                         Loan Subgroup [F2] Fixed Rate Mortgage Loans

                                                       Remaining     Remaining
                         Adjusted          Gross      Amortization    Term to                   Credit
                       Net Mortgage      Mortgage         Term        Maturity    Age          Comeback     Amortization
Principal Balance($)   Rate (%) (2)    Rate (%) (1)     (months)      (months)    (months)     Feature         Method
-------------------    -------------   -------------  -------------  -----------  --------     --------     --------------




















----------
(1) In the above table, the Gross Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(2) In the above table, the Adjusted Net Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Gross Mortgage Rate for each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history.

(3)  Cash deposit.

                                 Loan Subgroup [A1] Adjustable Rate Mortgage Loans

                                                                  Remaining
                     Adjusted        Gross         Remaining       Term to                     Initial
     Principal     Net Mortgage     Mortgage     Amortization     Maturity         Age        Periodic
    Balance ($)    Rate (%) (2)   Rate (%) (1)   Term (months)    (months)       (months)      Cap (%)
-----------------  ------------   ------------   -------------   -----------    ---------    ----------















                   Subsequent                                        Months to     Reset
     Principal      Periodic     Gross                  Life Floor   Next Rate   Frequency
    Balance ($)      Cap (%)   Margin (%) Life Cap (%)      (%)      Adjustment   (months)
----------------  -----------  ---------  -----------   ----------  -----------  ---------



















                                 Loan Subgroup [A2] Adjustable Rate Mortgage Loans

                                                                 Remaining
                     Adjusted        Gross         Remaining      Term to                     Initial
     Principal     Net Mortgage     Mortgage     Amortization     Maturity         Age        Periodic
    Balance ($)    Rate (%) (2)   Rate (%) (1)   Term (months)    (months)       (months)     Cap (%)
-----------------  ------------   ------------   -------------   -----------    ---------    ----------

















                     Subsequent                                          Months to      Reset
     Principal        Periodic     Gross                    Life Floor   Next Rate    Frequency
    Balance ($)       Cap (%)    Margin (%)  Life Cap (%)      (%)       Adjustment    (months)
-----------------   -----------  ---------   ------------   ----------  -----------  ---------











                                  Loan Subgroup A3 Adjustable Rate Mortgage Loans

                                                                  Remaining
                     Adjusted        Gross         Remaining       Term to                 Initial
     Principal     Net Mortgage     Mortgage     Amortization     Maturity       Age       Periodic
    Balance ($)    Rate (%) (2)   Rate (%) (1)   Term (months)    (months)     (months)    Cap (%)
----------------  -------------   -----------    -------------   -----------   --------    --------


















                   Subsequent                                             Months to     Reset
     Principal      Periodic     Gross                      Life Floor    Next Rate   Frequency
    Balance ($)     Cap (%)     Margin (%)   Life Cap (%)      (%)        Adjustment   (months)
----------------   ----------  -----------  -------------  -----------   -----------  ---------









                       Percentages of the Initial Certificate Principal Balances of the Offered
                          Certificates at the Respective Percentages of the Prepayment Model


                                            Class AF-[1A]                                  Class AF-[1B]
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                             Class AF-___                                   Class AF-___
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........


                                                         S-81


                                             Class AF-___                                   Class AF-___
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                             Class MF-[1]                                   Class MF-[2]
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                             Class MF-[3]                                     Class BF
                               ----------------------------------------       ----------------------------------------


                                                         S-82

Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                            Class 1-AV-[1]                                 Class 1-AV-[2]
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                            Class 2-AV-[1]                                  Class MV-[1]
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........


                                                         S-83

___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                             Class MV-[2]                                   Class MV-[3]
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                               Class BV                                      Class A-R
                               ----------------------------------------       ----------------------------------------
Distribution Date              [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------              ----     ----    ----     ----     ----        ----     ----     ----    ----     ----
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........


                                                         S-84

___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                     S-85

Additional Information

      The Depositor has filed and may in the future file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of the of the Offered Certificates against the purchase price of the Mortgage Loans.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the Trust Fund [(exclusive of the Corridor Contracts, the Credit Comeback Excess Account and the Carryover Reserve Fund)] will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMICs (or the Master REMIC if there are no underlying REMICs) will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Senior Certificates and the Subordinate Certificates (together, excluding the Class A-R Certificate, the "Regular Certificates"), which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      [All classes of the Regular Certificates will be treated as representing interests in REMIC regular interests (the "REMIC Regular Interest Component") and entitlement to receive payments of Net Rate Carryover (the "Net Rate Carryover Component"). Holders of the Regular Certificates must allocate the purchase price for their Regular Certificates between the REMIC Regular Interest Component and the Net Rate Carryover Component.]

      Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. [Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Regular Certificates (other than the Class AF-[1A] Certificates) with respect to Net Rate Carryover will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).]

Taxation of the REMIC Regular Interest Components of the Regular Certificates

      The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

      If the holders of any Regular Certificates are treated as holding their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

Taxation of the Net Rate Carryover Components of the Regular Certificates

In General

      The following discussions assume that the rights and obligations of the holders of the Regular Certificates and [Class CF and Class CV] Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such Certificateholders and different withholding tax consequences on payments to Certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

      For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover rights of the Regular Certficates (other than the Class AF-[1A] Certificates) as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest Components of the Regular Certificates (other than the Class AF-[1A] Certificates). The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular Certificates (other than the Class AF-[1A] Certificates) has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular Certificates (other than the Class AF-[1A] Certificates) has a greater value. In either case, the REMIC Regular Interest Component of the Regular Certificates (other than the Class AF-[1A] Certificates) could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

      The portion of the overall purchase price of a Regular Certificate (other than the Class AF-[1A] Certificates) attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a Certificate.

      Any payments received by a holder of a Regular Certficate (other than the Class AF-[1A] Certificates) as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Regular Certificates

      Upon the sale, exchange, or other disposition of a Regular Certificate (other than the Class AF-[1A] Certificates), the Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as "capital assets" within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

            (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

            (2)   the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

      As described more fully under "Material Federal Income Tax Consequences -- Taxation of the REMIC and Its Holders" in the prospectus, the REMIC Regular Interest Components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under
Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the Trust Fund will be so treated, and income on the REMIC Regular Interest Components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the Trust Fund will be so treated. The Net Rate Carryover Component of the Regular Certficates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. In addition, because of the Net Rate Carryover Components, holders of the Regular Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

Integration

      Under certain specific conditions, debt instruments and interests in notional principal contracts may be integrated, for federal income tax purposes, into a single "synthetic" debt instrument. Regular Certificateholders should consult their tax advisors concerning the possibility and consequences of integrating their interests in the REMIC Regular Interest Components and their positions with respect to Net Rate Carryover.

The Carryover Reserve Fund

      The Class CF and Class CV Certificateholders will be taxable on the earnings of the Carryover Reserve Fund whether those earnings are distributed directly to the Class CF and Class CV Certificateholders or paid to the Regular Certificateholders and taxable to such certificateholders as part of Net Rate Carryover.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities" in the prospectus. In particular, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities," and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                  OTHER TAXES

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under any state, local or foreign tax law.

      All investors should consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Offered Certificates.

                             ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the Certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to each of the underwriters substantially identical administrative exemptions (collectively, the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemptions are met.

      For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

      The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

      Because the Class A-R Certificates are not being purchased by an underwriter to whom an exemption similar to the Exemption has been granted, that class of Certificates does not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-R Certificates may be transferred only if the Trustee receives:

      o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

      o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or a person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or
            Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, [Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer),] and ____________________ (collectively, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates [(other than the Class A-R Certificates)] (the "Underwritten Certificates") to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of the Underwritten Certificates from the Depositor set forth under its name below. It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $__________, before deducting issuance expenses payable by the Depositor, estimated to be approximately $__________.

                      [Countrywide Securities
Class                       Corporation]            [Underwriter]
-----                 ------------------------      -------------

Class AF-[1A]........
Class AF-[1B]........
Class AF-_...........
Class AF-_...........
Class AF-_...........
Class AF-_...........
Class MF-[1].........
Class MF-[2].........
Class MF-[3].........
Class BF.............
Class 1-AV-[1].......
Class 1-AV-[2].......
Class 2-AV-[1].......
Class MV-[1].........
Class MV-[2].........
Class MV-[3].........
Class BV.............
                      ------------------------------------------------
      Total..........


      The Depositor has been advised that the Underwriters propose initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                          Selling      Reallowance
         Class                           Concession      Discount
         -----                           ----------      --------

         AF-[1A]                                   %            %
         AF-[1B]
         AF-_
         AF-_
         AF-_
         AF-_
         MF-[1]
         MF-[2]
         MF-[3]
         BF
         1-AV-[1]
         1-AV-[2]
         2-AV-[1]
         MV-[1]
         MV-[2]
         MV-[3]
         BV


      After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

      The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

      Until the distribution of the Underwritten Certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      [The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters" within the meaning or the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.]

                                 LEGAL MATTERS

      The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP. Certain legal matters will passed upon for the Underwriters by _________________________.

                                    RATINGS

      It is a condition of the issuance of the Certificates that each class of Certificates set forth below be assigned the ratings at least as high as those designated below by [Rating Agency], [Rating Agency] and [Rating Agency] (collectively, the "Rating Agencies").

                      [Rating       [Rating      [Rating
                      Agency]       Agency]      Agency]
          Class        Rating        Rating       Rating
          -----      ---------     ---------    ---------
         AF-[1A]
         AF-[1B]
           AF-_
           AF-_
           AF-_
           AF-_
           A-R
          MF-[1]
          MF-[2]
          MF-[3]
            BF
         1-AV-[1]
         1-AV-[2]
         2-AV-[1]
          MV-[1]
          MV-[2]
          MV-[3]
            BV

      The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance.

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

      The Depositor has not requested a rating of any Offered Certificates by any rating agency other than [Rating Agency], [Rating Agency] and [Rating Agency]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                                    INDEX OF DEFINED TERMS

[Adjustable Rate Subordinate] Corridor Contract                       Certificates.............................................S-32
  Notional Balances......................................S-66         CI.......................................................S-35
[Adjustable Rate Subordinate] Corridor Contract                       Class [AF-1B] and [Fixed Rate Subordinate]
  Termination Date.......................................S-67           Corridor Contract Notional Balances....................S-66
[Adjustable Rate] Cumulative Loss Trigger Event..........S-59         Class [AF-1B] and [Fixed Rate Subordinate]
[Adjustable Rate] Delinquency Trigger Event..............S-59           Corridor Contract Termination Date.....................S-66
[Adjustable Rate] Loan Group Excess Cashflow.............S-62         Class 1-AV Principal Distribution Amount.................S-53
[Adjustable Rate] OC Floor...............................S-58         Class 1-AV-[1] Corridor Contract Notional
[Adjustable Rate] Overcollateralization Deficiency                      Balances...............................................S-66
  Amount.................................................S-58         Class 1-AV-[1] Corridor Contract Termination Date........S-66
[Adjustable Rate] Overcollateralization Target                        Class 1-AV-[2] Corridor Contract Notional
  Amount.................................................S-58           Balances...............................................S-66
[Adjustable Rate] Overcollateralized Amount..............S-58         Class 1-AV-[2] Corridor Contract Termination Date........S-66
[Adjustable Rate] Required Percentage....................S-59         Class 2-AV-[1] Corridor Contract Notional
[Adjustable Rate] Stepdown Date..........................S-58           Balances...............................................S-66
[Adjustable Rate] Trigger Event..........................S-58         Class 2-AV-[1] Corridor Contract Termination Date........S-66
[Fixed Rate] Cumulative Loss Trigger Event...............S-57         Class 2-AV-1 Principal Distribution Amount...............S-53
[Fixed Rate] Delinquency Trigger Event...................S-57         Class AF Certificates....................................S-32
[Fixed Rate] Loan Group Excess Cashflow..................S-60         Class AF Principal Distribution Amount...................S-51
[Fixed Rate] OC Floor....................................S-56         Class AV Certificates....................................S-33
[Fixed Rate] Overcollateralization Deficiency                         Class AV Principal Distribution Allocation Amount........S-53
  Amount.................................................S-56         Class AV Principal Distribution Amount...................S-53
[Fixed Rate] Overcollateralization Target Amount.........S-56         Class BF Principal Distribution Amount...................S-52
[Fixed Rate] Overcollateralized Amount...................S-57         Class BV Principal Distribution Amount...................S-55
[Fixed Rate] Required Percentage.........................S-57         Class MF-1 Principal Distribution Amount.................S-51
[Fixed Rate] Stepdown Date...............................S-57         Class MF-2 Principal Distribution Amount.................S-51
[Fixed Rate] Trigger Event...............................S-57         Class MF-3 Principal Distribution Amount.................S-52
2003 Act................................................S-105         Class MV-1 Principal Distribution Amount.................S-54
Accrual Period...........................................S-43         Class MV-2 Principal Distribution Amount.................S-54
Adjustable Rate Loan Group...............................S-18         Class MV-3 Principal Distribution Amount.................S-54
Adjustable Rate Mortgage Loans...........................S-18         Clearstream..............................................S-35
Adjustable Rate Prepayment Vector........................S-76         Clearstream Banking......................................S-35
Adjustable Rate Subordinate Certificates.................S-33         Clearstream Banking AG...................................S-35
Adjusted Maximum Mortgage Rate...........................S-47         Clearstream International, societe anonyme...............S-35
Adjusted Net Mortgage Rate...............................S-45         Clearstream Services, societe anonyme....................S-35
Adjustment Date..........................................S-19         Clearstream, Luxembourg..................................S-35
Advance..................................................S-32         Clearstream, Luxembourg S.A..............................S-35
Applied Realized Loss Amount.............................S-69         Code....................................................S-102
ARPV.....................................................S-76         Collateral Value.........................................S-20
balloon loans............................................S-12         Combined Loan-to-Value Ratio.............................S-20
Bankruptcy Rate..........................................S-30         Compensating Interest....................................S-32
beneficial owner.........................................S-34         Contributions Tax.......................................S-105
Book-Entry Certificates..................................S-33         Cooperative..............................................S-36
Business Day.............................................S-41         Corridor  Contract Counterparty..........................S-64
capital assets..........................................S-103         Co-Trustee...............................................S-21
Carryover Reserve Fund...................................S-68         Countrywide Financial....................................S-29
Cedelbank................................................S-35         Countrywide Home Loans.............................S-18, S-29
Certificate Account......................................S-37         Countrywide Servicing....................................S-28
Certificate Owners.......................................S-33         CPR..................................................... S-76
Certificate Principal Balance............................S-33



                                                              S-96


Credit Bureau Risk Score.................................S-27         Loan-to-Value Ratio......................................S-20
Credit Comeback Excess Amount............................S-20         Master REMIC............................................S-102
CSSF.....................................................S-36         Master Servicer..........................................S-28
Current Interest.........................................S-45         Master Servicer Advance Date.............................S-32
Cut-off Date.............................................S-18         Maximum Mortgage Rate....................................S-19
Cut-off Date Pool Principal Balance......................S-18         Maximum Rate.............................................S-47
DBC..................................................... S-35         Minimum Mortgage Rate....................................S-23
debt-to-income ratio.....................................S-24         Modeling Assumptions.....................................S-77
Definitive Certificate...................................S-34         Mortgage Index...........................................S-19
Delay Delivery Mortgage Loans............................S-74         Mortgage Loans...........................................S-18
Deleted Mortgage Loan....................................S-22         Mortgage Notes...........................................S-18
Depositor................................................S-21         Mortgage Pool............................................S-18
Deutsche Borse Clearing AG...............................S-35         Mortgage Rate............................................S-19
disqualified persons....................................S-106         Mortgaged Properties.....................................S-18
Distribution Account.....................................S-41         NAS Principal Distribution Amount........................S-56
Distribution Account Deposit Date........................S-39         net income from foreclosure property....................S-105
Distribution Date........................................S-41         Net Mortgage Rate........................................S-32
DTC..................................................... S-33         net rate cap.............................................S-11
Due Dates................................................S-31         Net Rate Cap.............................................S-45
Due Period...............................................S-40         Net Rate Carryover.......................................S-47
ERISA...................................................S-106         New CI...................................................S-35
Euroclear................................................S-33         NIM Insurer.........................................S-1, S-73
Euroclear Operator.......................................S-36         NIM Insurer Default......................................S-16
Euroclear Participants...................................S-36         Offered Certificates.....................................S-33
European Depositaries....................................S-34         OID.....................................................S-103
Exemption...............................................S-106         One-Month LIBOR..........................................S-67
Expense Fee Rate.........................................S-45         Optional Termination Date................................S-71
Extra Principal Distribution Amount......................S-56         Participants.............................................S-34
Financial Intermediary...................................S-34         parties in interest.....................................S-106
Fixed Rate Credit Comeback Loans.........................S-19         Pass-Through Margin......................................S-46
Fixed Rate Loan Group....................................S-18         Pass-Through Rate........................................S-45
Fixed Rate Mortgage Loans................................S-18         Percentage Interest......................................S-42
Fixed Rate Prepayment Vector.............................S-76         Periodic Rate Cap........................................S-19
Fixed Rate Subordinate Certificates......................S-33         Plans...................................................S-106
Foreclosure Rate.........................................S-30         Pooling and Servicing Agreement..........................S-21
FRPV.....................................................S-76         Prepayment Interest Excess...............................S-31
Full Doc Program.........................................S-25         Prepayment Interest Shortfall............................S-32
Global Securities...........................................1         Prepayment Models........................................S-76
Gross Margin.............................................S-19         Prepayment Period........................................S-21
Indirect Participants....................................S-34         Principal Distribution Amount............................S-50
Insurance Proceeds.......................................S-38         Principal Remittance Amount..............................S-40
Interest Carry Forward Amount............................S-45         prohibited transactions.................................S-105
Interest Determination Date..............................S-67         Prohibited Transactions Tax.............................S-105
Interest Funds...........................................S-45         Purchase Price...........................................S-22
Interest Rate Cap Agreement.............................S-102         Rating Agencies.........................................S-110
Interest Remittance Amount...............................S-39         real estate assets......................................S-104
Last Scheduled Distribution Date.........................S-75         Realized Loss............................................S-60
LIBOR Business Day.......................................S-68         Record Date..............................................S-41
Liquidation Proceeds.....................................S-38         Reference Bank Rate......................................S-67
Loan Group...............................................S-18         Reference Banks..........................................S-68
Loan Subgroup............................................S-18         related subordinate classes...............................S-9
Loan Subgroup A1.........................................S-18         Relevant Depositary......................................S-34
Loan Subgroup A2.........................................S-18         Relief Act...............................................S-16
Loan Subgroup A3.........................................S-18         REO Property.............................................S-32
Loan Subgroup F1.........................................S-18         Replacement Mortgage Loan................................S-22
Loan Subgroup F2.........................................S-18




                                                              S-97


Required Secondary Carryover Reserve Fund                             Stated Income Program....................................S-25
  Deposit................................................S-68         Stated Principal Balance.................................S-20
Residual Certificates....................................S-60         subordination.............................................S-8
Rolling Sixty-Day Delinquency Rate.......................S-60         Tax Counsel.............................................S-102
Rules....................................................S-34         Terms and Conditions.....................................S-36
Scheduled Payments.......................................S-18         Three-Year Hybrid Mortgage Loan..........................S-19
Securities Act..........................................S-109         Trustee..................................................S-21
Seller...................................................S-18         Trustee Fee..............................................S-41
Seller Shortfall Interest Requirement....................S-40         Trustee's Mortgage File..................................S-21
Senior Certificates......................................S-33         Two-Year Hybrid Mortgage Loan............................S-19
Servicing Fee............................................S-31         U.S. Person.................................................4
Servicing Fee Rate.......................................S-31         underlying REMIC Regular Interests......................S-102
Simple Doc Program.......................................S-25         Underwriters............................................S-107
Sixty-Day Delinquency Rate...............................S-60         Underwritten Certificates...............................S-107
startup day.............................................S-105         Unpaid Realized Loss Amount..............................S-59


                                                               S-98



                                                                                                                             ANNEX A

                                                    THE FIXED RATE MORTGAGE LOANS

                                      Mortgage Loan Programs for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Program                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Fixed 10-Year......................               $                        %    $                %                                %
Fixed 15-Year......................
Fixed 15-Year - Credit Comeback....
Fixed 20-Year......................
Fixed 30-Year......................
Fixed 30-Year - Credit Comeback....
Fixed 30-Year - Interest
   Only............................
Fixed 30/15 Year - Balloon.........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                 Original Term to Stated Maturity for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Original Term (months)                  Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Fixed 120..........................               $                        %    $                %                                %
Fixed 180..........................
Fixed 240..........................
Fixed 360..........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-1




                                 Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......               $                        %    $                %                                %
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============


                                      Current Mortgage Rates for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool


                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-2



                                Remaining Terms to Stated Maturity for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Remaining Terms               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                                       Loan-To-Value Ratios for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Loan-to-Value                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Ratios (%)                              Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-3



                          State Distribution of the Mortgaged Properties for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
State                                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                 ..................               $                        %    $                %                                %
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-4



                                   Credit Bureau Risk Scores(1) for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Credit Bureau                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Risk Scores                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Fixed Rate Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.






                                     Prepayment Penalty Period for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Prepayment Penalty Period              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

     ..............................               $                        %    $                %                                %
     ..............................
     ..............................
     ..............................
     ..............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-5



                                   Types of Mortgaged Properties for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Single-Family Residence............               $                        %    $                %                                %
Planned Unit Development...........
Low Rise Condominium...............
Two Family Home....................
Three Family Home..................
Four Family Home...................
High Rise Condominium..............
Manufactured Housing (1)...........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) Treated as real property.





                                          Occupancy Types for the Fixed Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Occupancy Type                          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Owner Occupied.....................               $                        %    $                %                                %
Investment Property................
Second Home........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.




                                           Loan Purposes for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Purpose                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Refinance - Cash Out...............               $                        %    $                %                                %
Purchase...........................
Refinance - Rate/Term..............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-6


                                      Credit Grade Categories for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Credit Grade Category                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

A..................................               $                        %    $                %                                %
A-.................................
B..................................
C..................................
C-.................................
D..................................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                      Loan Documentation Type for the Fixed Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Documentation Type                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Full Documentation.................               $                        %    $                %                                %
Stated Income......................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-7

                                                 THE ADJUSTABLE RATE MORTGAGE LOANS

                                    Mortgage Loan Programs for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Program                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

30-Year 6-month LIBOR..............               $                        %    $                %                                %
2/28 6-month LIBOR.................
2/28 6-month LIBOR - Interest Only.
3/27 6-month LIBOR.................
3/27 6-month LIBOR - Interest Only.
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                               Original Term to Stated Maturity for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Original Term (months)                  Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

ARM 360............................               $                        %    $                %                                %
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                          Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loans
                                                                    in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......               $                        %    $                %                                %
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......




                                                                A-8

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                               Current Mortgage Rates for the Adjustable Rate Mortgage Loans
                                                                    in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-9


                              Remaining Terms to Stated Maturity for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Remaining Terms               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                                     Loan-to-Value Ratios for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Loan-to-Value                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Ratios (%)                              Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-10


                                       State Distribution of the Mortgaged Properties for the
                                         Adjustable Rate Mortgage Loans in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
State                                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                 ..................               $                        %    $                %                                %
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-11





                                 Credit Bureau Risk Scores(1) for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Credit Bureau                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Risk Scores                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Adjustable Rate Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.








                                  Prepayment Penalty Period for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Prepayment Penalty Period              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

     ..............................               $                        %    $                %                                %
     ..............................
     ..............................
     ..............................
     ..............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============


                                                                A-12


                                        Gross Margins for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                  Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Gross                         Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Margins (%)                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was
approximately          %.





                                     Next Adjustment Date for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Next Adjustment Date                    Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                       ............               $                        %    $                %                                %
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............


                                                                A-13

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Next Adjustment Date                    Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                       ............
                       ............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average next adjustment date for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date
is                 .




                                    Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Maximum                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Mortgage Rates (%)                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of  the Cut-off Date
was approximately       %.



                                                                A-14




                                  Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Initial Periodic                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rate Cap (%)                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................               $                        %    $                %                                %
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off
Date was approximately        %.




                                 Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Subsequent Periodic Rate               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Cap (%)                                 Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------   --------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................               $                        %    $                %                                %
       ............................
       ............................
       ............................
       ............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the
Cut-off Date was approximately      %.



                                                                A-15



                                    Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Minimum                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Mortgage Rates (%)                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------   --------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date
was approximately       %.



                                Types of Mortgaged Properties for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Single-Family Residence............               $                        %    $                %                                %
Planned Unit Development...........
Low Rise Condominium...............
Two Family Home....................
Three Family Home..................
Four Family Home...................
High Rise Condominium..............
Manufactured Housing (1)...........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) Treated as real property.




                                                                A-16



                                       Occupancy Types for the Adjustable Rate Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Occupancy Type                          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Owner Occupied.....................               $                        %    $                %                                %
Investment Property................
Second Home........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.






                                        Loan Purposes for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Purpose                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Refinance - Cash Out...............               $                        %    $                %                                %
Purchase...........................
Refinance - Rate/Term..............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-17



                                   Credit Grade Categories for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Credit Grade Category                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

A..................................               $                        %    $                %                                %
A-.................................
B..................................
C..................................
C-.................................
D..................................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                           Range of Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool


                        Weighted                                                                                 Weighted
Range of                 Average                                 Percent of                Weighted   Weighted    Average   Weighted
Months to               Months to       Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
Next                      Next            of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Adjustment             Adjustment      Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Date                      Date          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
--------------------   -----------    ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
 -    ............                                $                        %    $                %                                %
 -    ............
 -    ............
 -    ............
 -    ............
                       -----------    ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Total/Avg./
Wtd. Avg..........                                $                  100.00%    $                                                 %
                                      =========  ============   ============





                                   Loan Documentation Type for the Adjustable Rate Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Documentation Type                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Full Documentation.................               $                        %    $                %                                %
Stated Income......................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-18



                                                         LOAN SUBGROUP [F1]

                                     Mortgage Loan Programs for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Program                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Fixed 10-Year......................               $                        %    $                %                                %
Fixed 15-Year......................
Fixed 15-Year - Credit Comeback....
Fixed 20-Year......................
Fixed 30-Year......................
Fixed 30-Year - Credit Comeback....
Fixed 30-Year - Interest
   Only............................
Fixed 30/15 Year - Balloon.........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============







                                Original Term to Stated Maturity for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Original Term (months)                  Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Fixed 120..........................               $                        %    $                %                                %
Fixed 180..........................
Fixed 240..........................
Fixed 360..........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-19



                                Mortgage Loan Principal Balances for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......               $                        %    $                %                                %
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                     Current Mortgage Rates for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-20


                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------




                                                                A-21


                               Remaining Terms to Stated Maturity for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Remaining Terms               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                      Loan-to-Value Ratios for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Loan-to-Value                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Ratios (%)                              Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-22


                         State Distribution of the Mortgaged Properties for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
State                                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                 ..................               $                        %    $                %                                %
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-23


                                  Credit Bureau Risk Scores(1) for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Credit Bureau                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Risk Scores                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Subgroup [F1] Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.








                                   Prepayment Penalty Period for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Prepayment Penalty Period              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

     ..............................               $                        %    $                %                                %
     ..............................
     ..............................
     ..............................
     ..............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-24


                                 Types of Mortgaged Properties for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Single-Family Residence............               $                        %    $                %                                %
Planned Unit Development...........
Low Rise Condominium...............
Two Family Home....................
Three Family Home..................
Four Family Home...................
High Rise Condominium..............
Manufactured Housing (1)...........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) Treated as real property.





                                        Occupancy Types for the Subgroup [F1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Occupancy Type                          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Owner Occupied.....................               $                        %    $                %                                %
Investment Property................
Second Home........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.




                                         Loan Purposes for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Purpose                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Refinance - Cash Out...............               $                        %    $                %                                %
Purchase...........................
Refinance - Rate/Term..............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-25



                                    Credit Grade Categories for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Credit Grade Category                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

A..................................               $                        %    $                %                                %
A-.................................
B..................................
C..................................
C-.................................
D..................................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============












                                    Loan Documentation Type for the Subgroup [F1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Documentation Type                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Full Documentation.................               $                        %    $                %                                %
Stated Income......................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-26

                                                         LOAN SUBGROUP [F2]

                                     Mortgage Loan Programs for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Program                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Fixed 10-Year......................               $                        %    $                %                                %
Fixed 15-Year......................
Fixed 15-Year - Credit Comeback....
Fixed 20-Year......................
Fixed 30-Year......................
Fixed 30-Year - Credit Comeback....
Fixed 30-Year - Interest
   Only............................
Fixed 30/15 Year - Balloon.........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============







                                Original Term to Stated Maturity for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Original Term (months)                  Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Fixed 120..........................               $                        %    $                %                                %
Fixed 180..........................
Fixed 240..........................
Fixed 360..........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-27


                                Mortgage Loan Principal Balances for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......               $                        %    $                %                                %
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                     Current Mortgage Rates for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-28

                               Remaining Terms to Stated Maturity for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Remaining Terms               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============









                                      Loan-to-Value Ratios for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Loan-to-Value                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Ratios (%)                              Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                                                                A-29

                         State Distribution of the Mortgaged Properties for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
State                                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                 ..................               $                        %    $                %                                %
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-30

                                  Credit Bureau Risk Scores(1) for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Credit Bureau                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Risk Scores                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Subgroup [F2] Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.








                                   Prepayment Penalty Period for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Prepayment Penalty Period              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

     ..............................               $                        %    $                %                                %
     ..............................
     ..............................
     ..............................
     ..............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============


                                                                A-31


                                 Types of Mortgaged Properties for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Single-Family Residence............               $                        %    $                %                                %
Planned Unit Development...........
Low Rise Condominium...............
Two Family Home....................
Three Family Home..................
Four Family Home...................
High Rise Condominium..............
Manufactured Housing (1)...........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) Treated as real property.





                                        Occupancy Types for the Subgroup [F2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Occupancy Type                          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Owner Occupied.....................               $                        %    $                %                                %
Investment Property................
Second Home........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.




                                         Loan Purposes for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Purpose                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Refinance - Cash Out...............               $                        %    $                %                                %
Purchase...........................
Refinance - Rate/Term..............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-32



                                    Credit Grade Categories for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Credit Grade Category                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

A..................................               $                        %    $                %                                %
A-.................................
B..................................
C..................................
C-.................................
D..................................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============









                                    Loan Documentation Type for the Subgroup [F2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Documentation Type                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Full Documentation.................               $                        %    $                %                                %
Stated Income......................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-33


                                                         LOAN SUBGROUP [A1]

                                     Mortgage Loan Programs for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Program                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

30-Year 6-month LIBOR..............               $                        %    $                %                                %
2/28 6-month LIBOR.................
2/28 6-month LIBOR - Interest Only.
3/27 6-month LIBOR.................
3/27 6-month LIBOR - Interest Only.
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                Original Term to Stated Maturity for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Original Term (months)                  Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

ARM 360............................               $                        %    $                %                                %
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                Mortgage Loan Principal Balances for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......               $                        %    $                %                                %
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......





                                                                A-34

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                     Current Mortgage Rates for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-35





                               Remaining Terms to Stated Maturity for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Remaining Terms               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============








                                      Loan-to-Value Ratios for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Loan-to-Value                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Ratios (%)                              Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                                                                A-36


                         State Distribution of the Mortgaged Properties for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
State                                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                 ..................               $                        %    $                %                                %
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-37





                                  Credit Bureau Risk Scores(1) for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Credit Bureau                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Risk Scores                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Subgroup [A1] Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.








                                   Prepayment Penalty Period for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Prepayment Penalty Period              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

     ..............................               $                        %    $                %                                %
     ..............................
     ..............................
     ..............................
     ..............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============



                                                                A-38


                                         Gross Margins for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Gross                         Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Margins (%)                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Gross Margin for the Subgroup [A1] Mortgage Loans in the Mortgage Pool as of the Cut-off Date was
approximately          %.






                                      Next Adjustment Date for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Next Adjustment Date                    Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                       ............               $                        %    $                %                                %
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............



                                                                A-39

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Next Adjustment Date                    Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                       ............
                       ............
                       ............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average next adjustment date for the Subgroup [A1] Mortgage Loans in the Mortgage Pool as of the Cut-off Date
is                    .




                                     Maximum Mortgage Rates for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Maximum                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Mortgage Rates (%)                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Maximum Mortgage Rate for the Subgroup [A1] Mortgage Loans in the Mortgage Pool as of  the Cut-off Date
was approximately       %.




                                                                A-40



                                   Initial Periodic Rate Cap for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Initial Periodic                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rate Cap (%)                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................               $                        %    $                %                                %
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Initial Periodic Rate Cap for the Subgroup [A1] Mortgage Loans in the Mortgage Pool as of the Cut-off
Date was approximately        %.



                                                                A-41


                                  Subsequent Periodic Rate Cap for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Subsequent Periodic Rate               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Cap (%)                                 Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------   --------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................               $                        %    $                %                                %
       ............................
       ............................
       ............................
       ............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Subsequent Periodic Rate Cap for the Subgroup [A1] Mortgage Loans in the Mortgage Pool as of the Cut-off
Date was approximately      %.



                                     Minimum Mortgage Rates for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Minimum                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Mortgage Rates (%)                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------   --------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Minimum Mortgage Rate for the Subgroup [A1] Mortgage Loans in the Mortgage Pool as of the Cut-off Date
was approximately       %.




                                                                A-42


                                 Types of Mortgaged Properties for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Single-Family Residence............               $                        %    $                %                                %
Planned Unit Development...........
Low Rise Condominium...............
Two Family Home....................
Three Family Home..................
Four Family Home...................
High Rise Condominium..............
Manufactured Housing (1)...........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) Treated as real property.





                                        Occupancy Types for the Subgroup [A1] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Occupancy Type                          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Owner Occupied.....................               $                        %    $                %                                %
Investment Property................
Second Home........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.




                                         Loan Purposes for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Purpose                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Refinance - Cash Out...............               $                        %    $                %                                %
Purchase...........................
Refinance - Rate/Term..............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-43


                                    Credit Grade Categories for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Credit Grade Category                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

A..................................               $                        %    $                %                                %
A-.................................
B..................................
C..................................
C-.................................
D..................................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                            Range of Months to Next Adjustment Date for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                        Weighted                                                                                 Weighted
Range of                 Average                                 Percent of                Weighted   Weighted    Average   Weighted
Months to               Months to       Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
Next                      Next            of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Adjustment             Adjustment      Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Date                      Date          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
--------------------   -----------    ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
 -    ............                                $                        %    $                %                                %
 -    ............
 -    ............
 -    ............
 -    ............
                       -----------    ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Total/Avg./
Wtd. Avg..........                                $                  100.00%    $                                                 %
                                      =========  ============   ============







                                    Loan Documentation Type for the Subgroup [A1] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Documentation Type                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Full Documentation.................               $                        %    $                %                                %
Stated Income......................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-44


                                                         LOAN SUBGROUP [A2]

                                     Mortgage Loan Programs for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Program                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

30-Year 6-month LIBOR..............               $                        %    $                %                                %
2/28 6-month LIBOR.................
2/28 6-month LIBOR - Interest Only.
3/27 6-month LIBOR.................
3/27 6-month LIBOR - Interest Only.
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                Original Term to Stated Maturity for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Original Term (months)                  Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

ARM 360............................               $                        %    $                %                                %
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                Mortgage Loan Principal Balances for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......               $                        %    $                %                                %
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......



                                                                A-45


                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Mortgage Loan                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Principal Balances                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
$                 - $       .......
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                     Current Mortgage Rates for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Current Mortgage              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rates (%)                               Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................                $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-46

                               Remaining Terms to Stated Maturity for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Remaining Terms               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============










                                      Loan-to-Value Ratios for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Loan-to-Value                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Ratios (%)                              Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                                                                A-47


                         State Distribution of the Mortgaged Properties for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
State                                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                 ..................               $                        %    $                %                                %
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                 ..................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============





                                                                A-48




                                  Credit Bureau Risk Scores(1) for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Credit Bureau                 Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Risk Scores                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Subgroup [A2] Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.








                                   Prepayment Penalty Period for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Prepayment Penalty Period              Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
(months)                                Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

     ..............................               $                        %    $                %                                %
     ..............................
     ..............................
     ..............................
     ..............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-49


                                         Gross Margins for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Gross                         Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Margins (%)                             Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Gross Margin for the Subgroup [A2] Mortgage Loans in the Mortgage Pool as of the Cut-off Date
was approximately          %.




                                      Next Adjustment Date for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Next Adjustment Date                    Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

                       ............               $                        %    $                %                                %
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                       ............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------


                                                                A-50



                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Next Adjustment Date                    Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average next adjustment date for the Subgroup [A2] Mortgage Loans in the Mortgage Pool as of the Cut-off Date
is                    .




                                     Maximum Mortgage Rates for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Maximum                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Mortgage Rates (%)                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Maximum Mortgage Rate for the Subgroup [A2] Mortgage Loans in the Mortgage Pool as of  the Cut-off Date
was approximately       %.






                                   Initial Periodic Rate Cap for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Initial Periodic                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rate Cap (%)                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................               $                        %    $                %                                %
       ............................




                                                                A-51

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Initial Periodic                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Rate Cap (%)                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
       ............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Initial Periodic Rate Cap for the Subgroup [A2] Mortgage Loans in the Mortgage Pool as of the Cut-off
Date was approximately        %.




                                                                A-52

                                  Subsequent Periodic Rate Cap for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Subsequent Periodic Rate               Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Cap (%)                                 Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------   --------  ------------   ------------   ---------  ---------  ----------  --------- ---------

       ............................               $                        %    $                %                                %
       ............................
       ............................
       ............................
       ............................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Subsequent Periodic Rate Cap for the Subgroup [A2] Mortgage Loans in the Mortgage Pool as of the Cut-off
Date was approximately      %.



                                     Minimum Mortgage Rates for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Range of Minimum                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Mortgage Rates (%)                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------   --------  ------------   ------------   ---------  ---------  ----------  --------- ---------

  -           .....................               $                        %    $                %                                %
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
  -           .....................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   The weighted average Minimum Mortgage Rate for the Subgroup [A2] Mortgage Loans in the Mortgage Pool as of the Cut-off Date
was approximately       %.



                                 Types of Mortgaged Properties for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Single-Family Residence............               $                        %    $                %                                %
Planned Unit Development...........
Low Rise Condominium...............
Two Family Home....................
Three Family Home..................


                                                                A-53

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Property Type                           Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Four Family Home...................
High Rise Condominium..............
Manufactured Housing (1)...........
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1) Treated as real property.





                                        Occupancy Types for the Subgroup [A2] Mortgage Loans
                                                       in the Mortgage Pool(1)

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Occupancy Type                          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Owner Occupied.....................               $                        %    $                %                                %
Investment Property................
Second Home........................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.






                                         Loan Purposes for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Loan Purpose                            Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

Refinance - Cash Out...............               $                        %    $                %                                %
Purchase...........................
Refinance - Rate/Term..............
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============




                                                                A-54



                                    Credit Grade Categories for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Credit Grade Category                   Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------

A..................................               $                        %    $                %                                %
A-.................................
B..................................
C..................................
C-.................................
D..................................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============






                            Range of Months to Next Adjustment Date for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                        Weighted                                                                                 Weighted
Range of                 Average                                 Percent of                Weighted   Weighted    Average   Weighted
Months to               Months to       Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
Next                      Next            of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
Adjustment             Adjustment      Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Date                      Date          Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
--------------------   -----------    ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
 -    ............                                $                        %    $                %                                %
 -    ............
 -    ............
 -    ............
 -    ............
                       -----------    ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Total/Avg./
Wtd. Avg..........                                $                  100.00%    $                                                 %
                                      =========  ============   ============






                                    Loan Documentation Type for the Subgroup [A2] Mortgage Loans
                                                        in the Mortgage Pool

                                                                                                                 Weighted
                                                                 Percent of                Weighted   Weighted    Average   Weighted
                                        Number     Aggregate      Aggregate     Average    Average     Average     Credit   Average
                                          of       Principal      Principal     Current     Gross     Remaining    Bureau   Loan-to-
                                       Mortgage     Balance        Balance     Principal   Mortgage     Term        Risk     Value
Documentation Type                      Loans     Outstanding    Outstanding    Balance      Rate     (months)     Score     Ratio
------------------------------------  ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
Full Documentation.................               $                        %    $                %                                %
Stated Income......................
                                      ---------  ------------   ------------   ---------  ---------  ----------  --------- ---------
      Total/Avg./Wtd. Avg..........               $                  100.00%    $                                                 %
                                      =========  ============   ============

                                                                       ANNEX I

                     Global Clearance, Settlement and Tax
                           Documentation Procedures

      Except in certain limited circumstances, the globally offered CWHEQ, Inc. Asset-Backed Certificates, Series 200_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means:

            (1) a citizen or resident of the United States,

            (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

            (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

            (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

            (5) certain eligible trusts that elect to be taxed as U.S.
      persons.

                                  $----------
                                 (Approximate)


                   Asset-Backed Certificates, Series 200_-_

                     CWHEQ Asset-Backed Certificates Trust
                                    Issuer


                                  CWHEQ, INC.
                                   Depositor

                        [COMPANY LOGO] COUNTRYWIDE(R)
                                  HOME LOANS
                                    Seller

                     [Countrywide Home Loans Servicing LP]
                                Master Servicer

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------


[Countrywide Securities Corporation]                              [Underwriter]


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200_-_ Asset-Backed Certificates in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200_-_ Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200_-_ Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.


                               ___________, 200_

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.






                SUBJECT TO COMPLETION, DATED ___________, 200_
PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 200_)

                                $______________
                                 (Approximate)
                                  CWHEQ, INC.
                                   Depositor

                         [COMPANY LOGO] Countrywide(R)
                         -----------------------------
                                  HOME LOANS
                                    Seller
                     [Countrywide Home Loans Servicing LP]
                                Master Servicer
                 CWHEQ Asset-Backed Certificates Trust 200_-_
                                    Issuer
                   Asset-Backed Certificates, Series 200_-_
           Distributions are payable on the __th day of each month,
                         beginning in ________, 200_
                               ________________

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:


--------------------------
Consider carefully the
risk factors beginning on                                  Original
page S-_ in this                                         Certificate
prospectus supplement and                                 Principal                         Price to     Underwriting    Proceeds to
on page _ in the                                          Balance(1)   Pass-Through Rate     Public        Discount       Depositor
prospectus.                                              ------------  -----------------    --------     ------------    -----------
The certificates                A-[1]............     $                          (2)               %           %              %
represent obligations of
the trust only and do not       A-_..............     $                         %(3)               %           %              %
represent an interest in
or obligation of CWHEQ,         A-_..............     $                         %(3)               %           %              %
Inc., Countrywide Home
Loans, Inc. or any of           A-_..............     $                      %(3)(4)               %           %              %
their affiliates (except
to the extent of the Loss       A-_..............     $                      %(3)(4)               %           %              %
Coverage Obligation of
Countrywide Home Loans,         A-IO.............            (5)                 (6)             (7)           (7)            (7)
Inc. described in this
prospectus supplement).         A-R..............            (8)                 (9)             (7)           (7)            (7)

This prospectus                 M-[1]............     $                      %(3)(4)               %           %              %
supplement may be used to
offer and sell the              M-[2]............     $                      %(3)(4)               %           %              %
Certificates only if
accompanied by the              B-[1]............     $                      %(3)(4)               %           %              %
prospectus.
--------------------------


(1) This amount is subject to a permitted variance in the aggregate of plus or minus [10]%.

(2) The pass-through rate for the Class A-[1] Certificates may adjust monthly and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

(3) The pass-through rates for these classes will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

(4) The pass-through rates for the Class __, Class __, Class __, Class __ and Class __ Certificates will increase to ____%, ____%, ____%, ____% and ____% per annum, respectively, after the optional termination date.

(5) Notional Balance. No principal will be paid on the Class A-IO
Certificates.

(6) The Class A-IO Certificates will accrue interest at a rate equal to (a) ____% per annum for the first ______ accrual periods, (b) ____% per annum for the next ___ accrual periods, (c) ____% per annum for the next ___ accrual periods and (d) 0.00% per annum thereafter, and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates--Distributions--Distributions of Interest."

(7) The Class A-IO and Class A-R Certificates will not be purchased by the underwriter and are being transferred to the seller as partial consideration for the sale of the mortgage loans. See "Method of Distribution."

(8) The original certificate principal balance of the Class A-R Certificates is expected to be $100.

(9) The Class A-R Certificates will not accrue any interest.

The Certificates

      o The certificates represent interests in a pool of fixed rate mortgage loans that are secured by second liens on one- to four-family residential properties, as described in this prospectus supplement.


      o The Class M-[1], Class M-[2] and Class B-[1] Certificates (which classes are sometimes called "subordinate certificates") are subordinated to the Class A, Class A-IO and Class A-R Certificates (which are sometimes called "senior certificates"), as described in this prospectus supplement. Subordination provides a form of credit enhancement for the senior certificates.

Optional Termination

o The master servicer will, subject to certain conditions specified in the pooling and servicing agreement, have the option to purchase the assets of the trust fund on any distribution date on which the principal balance of the mortgage loans and any related foreclosed real estate owned by the trust fund as of such date has declined to or below [10]% of the aggregate principal balance as of the cut-off date of the mortgage loans delivered to the trust fund on the closing date.

Neither the SEC nor any state securities commission has approved the securities offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 [Underwriter]
____________, 200_


                                                 Table of Contents


                   Prospectus Supplement                                       Prospectus
                   ---------------------                                       ----------

                                                   Page                                                          Page
                                                   ----                                                          ----

SUMMARY.............................................S-1     Important Notice About Information in This
                                                                  Prospectus and Each Accompanying
The Mortgage Pool..................................S-16           Prospectus Supplement............................__

Servicing of the Mortgage Loans....................S-22     Risk Factors...........................................__

Description of the Certificates....................S-26     The Trust Fund.........................................__

Yield, Prepayment and Maturity Considerations......S-46     Use of Proceeds........................................__

Use of Proceeds....................................S-54     The Depositor..........................................__

Material Federal Income Tax Consequences...........S-54     Loan Program...........................................__

Other Taxes........................................S-58     Description of the Securities..........................__

ERISA Considerations...............................S-58     Credit Enhancement.....................................__

Method of Distribution.............................S-59     Yield and Prepayment Considerations....................__

Legal Matters......................................S-61     The Agreements.........................................__

Ratings............................................S-61     Certain Legal Aspects of the Loans.....................__

Index of Defined Terms...............................69     Material Federal Income Tax Consequences...............__

ANNEX A............................................A-1      Other Tax Considerations...............................__

ANNEX B............................................B-1      ERISA Considerations...................................__

                                                            Legal Investment.......................................__

                                                            Method of Distribution.................................__

                                                            Legal Matters..........................................__

                                                            Financial Information..................................__

                                                            Rating.................................................__

                                                            Index to Defined Terms.................................__

                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.


The Certificates                                               secured by all or a portion of the [Class P and Class
                                                               C] Certificates. Those net interest margin securities
Asset-Backed Certificates, Series 200_-_, represent            may or may not have the benefit of one or more
undivided beneficial ownership interests in a trust            financial guaranty insurance policies that guaranty
fund. The trust fund consists primarily of a pool of           payments on those securities. The insurer or insurers
[fixed rate], conventional mortgage loans that are             that would issue any such financial guaranty insurance
secured by [closed-end second lien] mortgage loans on          policy are referred to in this prospectus supplement as
one- to four-family residential properties and certain         the "NIM Insurer." The references to the NIM Insurer in
other property and assets described in this prospectus         this prospectus supplement are applicable only if the
supplement.                                                    net interest margin securities are so insured.

See "Description of the Certificates -- General" in            Any NIM Insurer will have a number of rights under the
this prospectus supplement.                                    pooling and servicing agreement that will limit and
                                                               otherwise affect the rights of the holders of the
Depositor                                                      offered certificates. Any insurance policy issued by a
                                                               NIM Insurer will not cover, and will not benefit in any
CWHEQ, Inc., is a Delaware corporation and a limited           manner whatsoever, the offered certificates.
purpose finance subsidiary of Countrywide Financial
Corporation, a Delaware corporation.                           See "Risk Factors--Rights of the NIM Insurer" in this
                                                               prospectus supplement.]
See "The Depositor" in the prospectus.
                                                               Pooling and Servicing Agreement
Seller
                                                               The pooling and servicing agreement among the seller,
[Countrywide Home Loans, Inc.]                                 the master servicer, the depositor and the trustee,
                                                               under which the trust fund will be formed.
See "Servicing of the Mortgage Loans -- Countrywide
Home Loans" in this prospectus supplement.                     Cut-off Date

Master Servicer                                                For any mortgage loan, the later of ______, 200_ and
                                                               the origination date of that mortgage loan.
[Countrywide Home Loans Servicing LP.]
                                                               Closing Date
See "Servicing of the Mortgage Loans -- The Master
Servicer" in this prospectus supplement.                       On or about _________, 200_.

Trustee                                                        The Mortgage Loans

______________, a _________.                                   The mortgage loans consist of fixed rate, conventional
                                                               mortgage loans that are secured by closed-end second
See "Description of the Certificates -- The Trustee" in        lien mortgages on one- to four-family properties.
this prospectus supplement.
                                                               See "The Mortgage Pool" in this prospectus supplement.
[The NIM Insurer

After the closing date, a separate trust or trusts may be established to issue net interest margin securities


                                                         S-1


Statistical Calculation Information                            Class A-_...... $               %(4)(5)

The statistical information presented in this                  Class A-_...... $               %(4)(5)
prospectus supplement concerning the mortgage loans
does not reflect all of the mortgage loans that will be        Class A-R......        (6)          (7)
included in the trust fund on the closing date. The
statistical information relates to a statistical               Class A-IO.....        (8)          (9)
calculation pool which includes the number and
principal balances only of mortgage loans originated by        Class M-[1].... $               %(4)(5)
the seller through _______, 200_. The information
presented in this prospectus supplement with respect to        Class M-[2].... $               %(4)(5)
the statistical calculation pool is, unless otherwise
specified, based on the scheduled principal balances of        Class B-[1].... $               %(4)(5)
such mortgage loans as of _________, 200_, which is the
statistical calculation date.                                  Non-Offered
                                                               Certificates
The aggregate scheduled principal balance of the               [Class P]......      (10)
statistical calculation pool as of the statistical             [Class C]......  N/A
calculation date is referred to as the statistical
calculation pool principal balance. The aggregate              (1)   The original certificate principal balances of
scheduled principal balance of the mortgage loans in                 the Certificates will be subject to a permitted
the statistical calculation pool as of the statistical               variance in the aggregate of plus or minus [10]%,
calculation date is approximately $_____________.                    depending on the amount of mortgage loans
                                                                     actually delivered on the closing date.
Unless otherwise noted, all statistical percentages in
this prospectus supplement are measured by the                 (2)   Each date was determined as described under
statistical calculation principal balance.                           "Yield, Prepayment and Maturity Considerations"
                                                                     in this prospectus supplement.

Description of the Certificates                                (3)   The pass-through rates for the Class A-[1]
General                                                              Certificates may adjust monthly, and will be
                                                                     subject to an interest rate cap, as described in
The trust will issue the Class A-[1], the Class A-_,                 this prospectus supplement under "Description of
the Class A-_, the Class A-_, the Class A-_, the Class               the Certificates -- Distributions --
A-IO, the Class A-R, the Class M-[1], the Class M-[2]                Distributions of Interest."
and the Class B-[1] certificates, which are offered by
this prospectus supplement. The trust will also issue          (4)   The pass-through rates for these classes of
the [Class P and Class C] Certificates, which are not                certificates will be subject to an interest rate
offered by this prospectus supplement.                               cap, in each case as described under "Description
                                                                     of the Certificates -- Distributions --
Any information contained in this prospectus supplement              Distributions of Interest."
with respect to the [Class P and Class C] Certificates
is provided only to permit a better understanding of           (5)   The pass-through rates for the Class __, Class
the offered certificates.                                            __, Class __, Class __ and Class __ Certificates
                                                                     will increase, subject to the interest rate cap
The original certificate principal balances,                         described in this prospectus supplement, to
pass-through rates and last scheduled distribution                   ____%, ____%, ____%, ____% and ____% per annum,
dates for the Certificates are as follows:                           respectively, after the optional termination
                                                                     date.
                   Original
                  Certificate                Last Scheduled    (6)   The original certificate principal balance of the
                   Principal   Pass-Through   Distribution           Class A-R Certificates is expected to be $100.
     Class        Balance(1)       Rate         Date(2)
--------------- -------------  ------------  --------------    (7)   The Class A-R Certificates will not accrue any
                                                                     interest.
Class A-[1]....                     (3)
                                                               (8)   Notional Balance. No principal will be paid on
Class A-_...... $                  %(4)                              the Class A-IO Certificates.

Class A-_...... $                  %(4)                        (9)   The Class A-IO Certificates will accrue interest
                                                                     at a rate equal to (a) ____% per annum for the
                                                                     first _______ accrual periods, (b) ____% per
                                                                     annum for the next _______ accrual periods, (c)
                                                                     ____% per annum for the next _______ accrual


                                                         S-2


      periods and (d) 0.00% per annum thereafter, and          date to distribution date. On any distribution date,
      will be subject to an interest rate cap, as              the pass-through rate for the Class A-[1] Certificates
      described in this prospectus supplement under            will be a per annum rate equal to the lesser of:
      "Description of the
      Certificates--Distributions--Distributions of            o     one-month LIBOR, calculated as described in this
      Interest."                                                     prospectus supplement under "Description of the
                                                                     Certificates -- Calculation of One-Month LIBOR,"
(10)  The original certificate balance of the Class [P]              plus ____%, and
      Certificates will be $[100].
                                                               o     the net rate cap.
Record Date
                                                               The respective pass-through rates per annum for each
In the case of the Class A-[1] Certificates, the               class of Certificates (other than the Class A-[1],
business day immediately preceding a distribution date,        Class A-IO and Class A-R Certificates) will be equal to
or if the Class A-[1] Certificates are no longer               the lesser of:
book-entry certificates, the last business day of the
month preceding the month of a distribution date. In           o     the respective per annum fixed rate set forth and
the case of each class of Certificates other than the                described under "-- Description of the
Class A-[1] Certificates, the last business day of the               Certificates -- General" in this prospectus
month preceding the month of a distribution date;                    supplement, and
provided, however, that the first record date for each
class of Certificates other than the Class A-[1]               o     the net rate cap.
Certificates shall be the closing date.
                                                               The pass-through rate for the Class A-IO Certificates
Denominations                                                  will be equal to the lesser of:

$[20,000] and multiples of $[1,000] in excess thereof,         o     for each accrual period relating to any
except that the Class A-R Certificates will be issued                distribution date on or prior to the ____________
as two certificates in the denominations specified in                distribution date, ____% per annum,
the pooling and servicing agreement.
                                                               o     for each accrual period relating to any
Registration of Certificates                                         distribution date from and including the
                                                                     ____________ distribution date through the
The certificates (other than the Class A-R                           ____________ distribution date, ____% per annum,
Certificates) will initially be issued in book-entry
form. Persons acquiring beneficial ownership interests         o     for each accrual period relating to any
in the certificates (other than the Class A-R                        distribution date from and including the
Certificates) may elect to hold their beneficial                     ____________ distribution date through the
interests through The Depository Trust Company, in the               ____________ distribution date, ____% per annum,
United States, or Clearstream, Luxembourg or the
Euroclear System, in Europe. The Class A-R Certificates        o     for each accrual period thereafter, ____% per
will be issued in fully registered certificated form.                annum, and
The Class A-R Certificates will be subject to certain
restrictions on transfer described in this prospectus          o     the net rate cap.
supplement and as more fully provided for in the
pooling and servicing agreement.                               In each case, the net rate cap will be calculated as
                                                               described under "Description of the Certificates --
See "Description of Certificates -- Book-Entry                 Distributions -- Distributions of Interest" in this
Certificates" and "-- Restrictions on Transfer of the          prospectus supplement.
Class A-R Certificates" in this prospectus supplement.
                                                               If on any distribution date, the pass-through rate for
Pass-Through Rates                                             a class of certificates is based on the net rate cap,
                                                               the
The pass-through rate for the Class A-[1] Certificates
is a variable rate that may change from distribution


                                                         S-3


holder of the applicable certificates will be entitled         See "Description of the Certificates -- Distributions
to receive the resulting shortfall from remaining              -- Distributions of Interest" in this prospectus
excess cashflow to the extent described in this                supplement.
prospectus supplement.
                                                               Principal Payments
See "Description of the Certificates -- Distributions
-- Distributions of Interest" and "-- Calculation of           On each distribution date, certificateholders (other
One-Month LIBOR" in this prospectus supplement.                than Class A-IO Certificateholders) will receive a
                                                               distribution of principal on their certificates if
Distribution Dates                                             there is cash available on that date for the payment of
                                                               principal. Monthly principal distributions will
The trustee will make distributions on the __th day of         generally include principal payments and recoveries on
each calendar month. If the __th day of a month is not         the mortgage loans.
a business day, then the trustee will make
distributions on the next business day. The first              Certificateholders should review the priority of
distribution date is scheduled for _______, 200_.              payments described under "Description of the
                                                               Certificates -- Distributions" in this prospectus
Interest Payments                                              supplement.

On each distribution date, holders of the certificates         See "Description of the Certificates -- Distributions"
will be entitled to receive:                                   in this prospectus supplement.

o     the interest that has accrued on the certificates        Credit Enhancement
      at the related pass-through rate during the
      related accrual period, and                              Credit enhancements provide limited protection to
                                                               certain holders of certificates against shortfalls in
o     any interest due on a prior distribution date            payments received on the mortgage loans. This
      that was not paid.                                       transaction employs the following forms of credit
                                                               enhancement.
The "accrual period":
                                                               Overcollateralization
o     for the Class A-[1] Certificates, will be the
      period from and including the preceding                  When excess interest payments received in respect of
      distribution date (or from and including the             the mortgage loans are used to reduce principal owed on
      closing date, in the case of the first                   the certificates, the aggregate principal balance of
      distribution date) to and including the day prior        the mortgage loans is expected to become greater than
      to the current distribution date, and                    the principal balance of the certificates. If this
                                                               occurs, the certificates will be "overcollateralized,"
o     for each class of Certificates other than the            and on any distribution date, the amount of any such
      Class A-[1] Certificates, will be the calendar           overcollateralization will be available to absorb the
      month immediately preceding the calendar month in        certificates' share of losses from liquidated mortgage
      which a distribution date occurs.                        loans, if such losses are not otherwise covered. The
                                                               required level of overcollateralization may change over
The trustee will calculate interest:                           time.

o     on the Class A-[1] Certificates based on a               On the Closing Date the aggregate principal balance of
      360-day year and the actual number of days               the mortgage loans is expected to be approximately
      elapsed during the related accrual period and            equal to the principal balance of the certificates.
                                                               However, the mortgage loans in the mortgage pool are
o     on each Class of Certificates other than the             expected to generate more interest than is needed to
      Class A-[1] Certificates based on a 360-day year         pay interest on the certificates because the weighted
      that consists of twelve 30-day months.                   average interest rate of the mortgage loans is expected
                                                               to be higher than the weighted average pass-through
There are certain circumstances that could reduce the          rate on the certificates, plus the expense fee rate.
amount of interest paid to you.                                Any interest


                                                         S-4


payments received in respect of the mortgage loans in          intended to maintain a regular flow of scheduled
the mortgage pool in excess of the amount that is              interest and principal payments on the certificates and
needed to pay interest on the certificates and trust           are not intended to guarantee or insure against losses.
expense fees will be used to reduce the total principal
balance of the certificates creating                           See "Servicing of the Mortgage Loans" in this
overcollateralization until a required level of                prospectus supplement.
overcollateralization has been achieved.
                                                               Optional Termination
See "Description of the
Certificates--Overcollateralization" in this prospectus        Subject to certain conditions specified in the pooling
supplement.                                                    and servicing agreement, the master servicer may
                                                               purchase all of the remaining assets of the trust fund
Subordination                                                  after the aggregate principal balance of the mortgage
                                                               loans and any foreclosed real estate owned by the trust
The issuance of senior certificates and subordinate            fund declines to or below [10]% of the aggregate
certificates by the trust is designed to increase the          principal balance as of the cut-off date of the
likelihood that senior certificateholders will receive         mortgage loans delivered to the trust fund on the
regular payments of interest and principal. The Class          closing date. Such a purchase by the master servicer
A-[1], Class A-_, Class A-_, Class A-_, Class A-_,             will result in the early retirement of the
Class A-IO and Class A-R Certificates will constitute          certificates. The NIM Insurer may also have the right
the "senior certificates" and the Class M-[1], Class           to purchase all of the remaining assets in the trust
M-[2] and Class B-[1] Certificates will constitute the         fund.
"subordinate certificates."
                                                               See "Description of the Certificates -- Optional
The certificates that have been designated as senior           Termination" in this prospectus supplement.
certificates will have a payment priority over the
certificates that are designated as subordinate                Material Federal Income Tax Consequences
certificates. Within the classes of subordinate
certificates, the Class M-[1] Certificates will have           For federal income tax purposes, the trust fund [(other
payment priority over the [Class M-[2] and Class B-[1]]        than the Carryover Reserve Fund)] will comprise
Certificates. The Class M-[2] Certificates will have           multiple real estate mortgage investment conduits,
payment priority over the Class B-[1] Certificates.            organized in a tiered REMIC structure. The offered
                                                               certificates (other than the Class A-R Certificates)
Subordination is designed to provide the holders of            will represent beneficial ownership of REMIC "regular
certificates having a higher payment priority with             interests" in the master REMIC identified in the
protection against most losses realized when the               pooling and servicing agreement.
remaining unpaid principal balance on a mortgage loan
exceeds the amount of proceeds recovered upon the              The Class A-R Certificates will represent the
liquidation of that mortgage loan. In general, this            beneficial ownership of the sole class of "residual
loss protection is accomplished by allocating realized         interest" in each REMIC. Some classes of certificates
losses among the subordinate certificates, beginning           may be issued with original issue discount for federal
with the subordinate certificates with the lowest              income tax purposes.
payment priority, before realized losses are allocated
to the senior certificates.                                    The offered certificates will also represent the
                                                               beneficial interest in the right to receive payments
See "Description of the Certificates -- Distributions"         from the carryover reserve fund pursuant to the pooling
in this prospectus supplement.                                 and servicing agreement.

Advances                                                       See "Material Federal Income Tax Consequences" in this
                                                               prospectus supplement and in the prospectus.
The master servicer will make cash advances with
respect to delinquent payments of principal and                Legal Investment Considerations
interest on the mortgage loans to the extent that the
master servicer reasonably believes that such cash             None of the classes of offered certificates will be
advances can be repaid from future payments on the             "mortgage related securities" for purposes of the
related mortgage loans. These cash advances are only



                                                         S-5


Secondary Mortgage Market Enhancement Act of 1984.             A-[1]
                                                               A-_
See "Legal Investment" in the prospectus.                      A-_
                                                               A-_
ERISA Considerations                                           A-_
                                                               A-IO
[The offered certificates (other than the [Class A-IO          A-R
and Class A-R] Certificates)] may be purchased by a            M-[1]
pension or other benefit plan subject to the Employee          M-[2]
Retirement Income Security Act of 1974, as amended, or         B-[1]
Section 4975 of the Internal Revenue Code of 1986, as
amended, or by an entity investing the assets of such a        A rating is not a recommendation to buy, sell or hold
benefit plan, so long as certain conditions are met.           securities. These ratings may be lowered or withdrawn
                                                               at any time by any of the rating agencies.
See "ERISA Considerations" in this prospectus
supplement and in the prospectus.                              See "Ratings" in this prospectus supplement and "Risk
                                                               Factors -- Rating of the Securities" and "Rating" in
Certificate Ratings                                            the prospectus.

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from [Rating Agency] and [Rating Agency].

                  [Rating Agency]   [Rating Agency]
Class                  Rating           Rating
----------------  ---------------  -----------------

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

[Junior Lien Priority Could Result in
Payment Delay or Loss..................................        The mortgage loans are secured by mortgages that create
                                                               second liens on residential properties. The master
                                                               servicer may under certain circumstances consent to a
                                                               new mortgage lien on the mortgaged property having
                                                               priority over the mortgage loans in the trust fund.
                                                               Mortgage loans secured by junior liens are entitled to
                                                               proceeds that remain from the sale of the related
                                                               mortgaged property after the related senior mortgage
                                                               loan and prior statutory liens have been satisfied. If
                                                               the remaining proceeds are insufficient to satisfy the
                                                               mortgage loans secured by second mortgages and prior
                                                               liens in the aggregate, you will bear:

                                                               o     the risk of delay in payments while any
                                                                     deficiency judgment against the borrower is
                                                                     sought, and

                                                               o     the risk of loss if the deficiency judgment is
                                                                     not pursued, cannot be obtained or is not
                                                                     realized upon for any other reason.]

The Subordinate Certificates have a Greater Risk of
Loss than the Senior Certificates and Subordination may
not be Sufficient to Protect the Senior Certificates
from Losses............................................        When certain classes of certificates provide credit
                                                               enhancement for other classes of certificates this is
                                                               sometimes referred to as "subordination." The
                                                               subordination feature is intended to enhance the
                                                               likelihood that senior certificateholders will receive
                                                               regular payments of interest and principal. For
                                                               purposes of this prospectus supplement, "subordinate
                                                               classes" means:

                                                               o     with respect to the senior certificates, the
                                                                     Class M-[1], Class M-[2] and Class B-[1]
                                                                     Certificates,

                                                               o     with respect to the Class M-[1] Certificates, the
                                                                     Class M-[2] and Class B-[1] Certificates, and

                                                               o     with respect to the Class M-[2] Certificates, the
                                                                     Class B-[1] Certificates.

                                                               Credit enhancement in the form of subordination will be
                                                               provided for the certificates, first, by the right of
                                                               the holders of the certificates to receive certain
                                                               payments of principal prior to the subordinate classes
                                                               and, second, by the allocation of realized losses to
                                                               the subordinate classes. This form of credit
                                                               enhancement is provided by using collections on the
                                                               mortgage loans otherwise payable to the holders of the
                                                               subordinate classes to pay amounts due on the more
                                                               senior classes. Realized losses are allocated to the
                                                               subordinate certificates, beginning with the
                                                               subordinate certificates with the lowest payment
                                                               priority, until the principal balance of that
                                                               subordinate class has been reduced to zero. This means
                                                               that, if the credit enhancement provided by excess
                                                               interest and


                                                         S-7

                                                               overcollateralization (if any) has been
                                                               exhausted, realized losses on the mortgage loans will
                                                               first be allocated to the Class B-[1] Certificates
                                                               until the principal balance of the Class B-[1]
                                                               Certificates has been reduced to zero, then subsequent
                                                               realized losses will be allocated to the Class M-[2]
                                                               Certificates, until the principal balance of that class
                                                               has been reduced to zero and finally subsequent
                                                               realized losses will be allocated to the Class M-[1]
                                                               Certificates, until the principal balance of that class
                                                               has been reduced to zero. Accordingly, if the aggregate
                                                               principal balance of the subordinate classes were to be
                                                               reduced to zero, delinquencies and defaults on the
                                                               mortgage loans would reduce the amount of funds
                                                               available for monthly distributions to holders of the
                                                               remaining certificates.

                                                               You should fully consider the risks of investing in a
                                                               subordinate certificate, including the risk that you
                                                               may not fully recover your initial investment as a
                                                               result of realized losses. In addition, you should
                                                               fully consider the risks of investing in a senior
                                                               certificate, including the risk that if the credit
                                                               enhancement provided by excess interest and
                                                               overcollateralization (if any) has been exhausted, the
                                                               subordination provided by the subordinate classes may
                                                               not be sufficient to protect the senior certificates
                                                               from losses.

                                                               See "Description of the Certificates" in this
                                                               prospectus supplement.



Excess Interest from the Mortgage Loans May Not Provide
Adequate Credit Enhancement............................        The mortgage loans in the mortgage pool are expected to
                                                               generate more interest than is needed to pay interest
                                                               on the offered certificates because the weighted
                                                               average interest rate on the mortgage loans is expected
                                                               to be higher than the weighted average pass-through
                                                               rate on the offered certificates plus the expense fee
                                                               rate. If the mortgage loans generate more interest than
                                                               is needed to pay interest on the offered certificates,
                                                               such "excess interest" will be used to make additional
                                                               principal payments on the certificates. The use of
                                                               excess interest to make additional principal payments
                                                               on the certificates will reduce the total principal
                                                               balance of such certificates below the aggregate
                                                               principal balance of the mortgage loans, thereby
                                                               creating "overcollateralization." Overcollateralization
                                                               is intended to provided limited protection to
                                                               certificateholders by absorbing the certificates' share
                                                               of losses from liquidated mortgage loans.

                                                               However, the excess interest available on any
                                                               distribution date will be affected by the actual amount
                                                               of interest received, collected or recovered in respect
                                                               of the mortgage loans during the preceding month and we
                                                               cannot assure you that enough excess interest will be
                                                               generated on the mortgage loans in the mortgage pool to
                                                               establish or maintain the required level of
                                                               overcollateralization. If the protection afforded by
                                                               overcollateralization is insufficient, then the holders
                                                               of the certificates could experience a loss on their
                                                               investment.

Balloon Loans May Have High Rates of
Default................................................        As of the statistical calculation date, approximately
                                                               _____%, by stated principal balance, of the mortgage
                                                               loans in the statistical calculation pool require the
                                                               felated borrower to make monthly payments of principal
                                                               that are less than sufficient to amortize such mortgage
                                                               loans by their maturity. These loans are commonly
                                                               called

                                                               "balloon loans." As a result of these lower monthly
                                                               payments, a borrower generally will be required to pay
                                                               a large remaining principal balance upon the maturity
                                                               of such balloon loan. The ability of a borrower to make
                                                               such a payment may depend on his or her ability to
                                                               obtain refinancing of the balance due on the mortgage
                                                               loan. In addition, an increase in prevailing market
                                                               interest rates over the loan rate on the mortgage loan
                                                               at origination may reduce the borrower's ability to
                                                               obtain refinancing and to pay the principal balance of
                                                               the mortgage loan at its maturity.

Cash Flow Considerations and Risks
Could Cause Payment Delays and
Losses.................................................        There could be substantial delays in the liquidation of
                                                               defaulted mortgage loans and corresponding delays in
                                                               your receiving your portion of the proceeds of a
                                                               liquidation. These delays could continue for several
                                                               years. Furthermore, an action to obtain a deficiency
                                                               judgment is regulated by statutes and rules, and the
                                                               amount or availability of a deficiency judgment may be
                                                               limited by law. In the event of a default by a
                                                               borrower, these restrictions may impede the ability of
                                                               the master servicer to foreclose on or to sell the
                                                               mortgaged property or to obtain a deficiency judgment.
                                                               In addition, liquidation expenses (such as legal and
                                                               appraisal fees, real estate taxes and maintenance and
                                                               preservation expenses) will reduce the amount of
                                                               security for the mortgage loans and, in turn, reduce
                                                               the proceeds payable to certificateholders.



                                                               In the event that

                                                               o     the mortgaged properties fail to provide adequate
                                                                     security for the related mortgage loans, and

                                                               o     the protection provided by excess interest,
                                                                     overcollateralization (if any) and the
                                                                     subordination of certain classes are insufficient
                                                                     to cover any shortfall,

                                                               you could lose all or a portion of the money you paid
                                                               for the certificates.

Yield and Reinvestment Could be Adversely Affected by
Unpredictability of Prepayments........................        No one can accurately predict the level of prepayments
                                                               that the trust fund will experience. The trust fund's
                                                               prepayment experience may be affected by many factors,
                                                               including:

                                                               o     general economic conditions,

                                                               o     the level of prevailing interest rates,

                                                               o     the availability of alternative financing,

                                                               o     the borrowers' equity in their homes [and the
                                                                     amount of the related first lien],

                                                               o     [the fact that borrowers generally do not view
                                                                     second mortgage loans as permanent financing,]

                                                               o     [the small balances, relative to those of the
                                                                     first mortgages may reduce the perceived benefit
                                                                     of refinancing,]

                                                               o     the applicability of prepayment penalties, and

                                                               o     homeowner mobility.

                                                               In addition, substantially all of the mortgage loans
                                                               contain due-on-sale provisions, and the master servicer
                                                               intends to enforce those provisions unless doing so is
                                                               not permitted by applicable law or the master servicer,
                                                               in a manner consistent with reasonable commercial
                                                               practice, permits the purchaser of the mortgaged
                                                               property in question to assume the related mortgage
                                                               loan.

                                                               See "The Mortgage Pool" and "Yield, Prepayment and
                                                               Maturity Considerations" in this prospectus supplement
                                                               and "Certain Legal Aspects of the Loans -- Due-on-Sale
                                                               Clauses" in the prospectus for a description of certain
                                                               provisions of the mortgage loans that may affect the
                                                               prepayment experience on the mortgage loans.

                                                               The weighted average lives of the certificates will be
                                                               sensitive to the rate and timing of principal payments
                                                               (including prepayments) on the mortgage loans, which
                                                               may fluctuate significantly from time to time.

                                                               You should note that:

                                                               o     generally, if you purchase your certificates at a
                                                                     discount and principal is repaid on the mortgage
                                                                     loans slower than you anticipate, then your yield
                                                                     may be lower than you anticipate,

                                                               o     generally, if you purchase the Class [A-IO]
                                                                     Certificates or if you purchase your certificates
                                                                     at a premium, and principal is repaid on the
                                                                     mortgage loans faster than you anticipate, then
                                                                     your yield may be lower than you anticipate and,
                                                                     in the case of the Class [A-IO] Certificates, you
                                                                     may not fully recoup your initial investment

                                                               o     if you purchase the Class A-[1] Certificates,
                                                                     your yield will also be sensitive to:

                                                                     (1)   the level of one-month LIBOR, and

                                                                     (2)   the timing of adjustment of the
                                                                           pass-through rate on the Class A-[1]
                                                                           Certificates as it relates to the interest
                                                                           rates on the mortgage loans.

                                                               o     the yield on your certificates will also be
                                                                     sensitive to limitations on the pass-through
                                                                     rates of such certificates resulting from the net
                                                                     rate cap, as described further in this prospectus
                                                                     supplement, and

                                                               o     you bear the reinvestment risks resulting from a
                                                                     faster or slower rate of principal payments than
                                                                     you expected.

                                                               See "Yield, Prepayment and Maturity Considerations" in
                                                               this prospectus supplement.

Distribution to and Rights of

Investors Could be Adversely
Affected by the Bankruptcy or
Insolvency of Certain Parties..........................        Countrywide Home Loans will treat its transfer of the
                                                               mortgage loans to the depositor as a sale of the
                                                               mortgage loans. However, if Countrywide Home Loans
                                                               becomes bankrupt, the trustee in bankruptcy of
                                                               Countrywide Home Loans may argue that the mortgage
                                                               loans were not sold but were only pledged to secure a
                                                               loan to Countrywide Home Loans. If that argument is
                                                               made, you could experience delays or reduction in
                                                               payments on the certificates. If that argument is
                                                               successful, the bankruptcy trustee could elect to sell
                                                               the mortgage loans and pay down the certificates early.
                                                               Thus, you could lose the right to future payments of
                                                               interest, and might suffer reinvestment losses in a
                                                               lower interest rate environment.

                                                               In addition, if the master servicer becomes bankrupt, a
                                                               bankruptcy trustee or receiver may have the power to
                                                               prevent the trustee from appointing a successor master
                                                               servicer. Any related delays in servicing could result
                                                               in increased delinquencies or losses on the mortgage
                                                               loans.

Geographic Concentration of
Mortgaged Properties in California
Increases the Risk That Certificate
Yields Could be Impaired...............................        As of the statistical calculation date, approximately
                                                               _____%, by stated principal balance, of the mortgage
                                                               loans in the statistical calculation pool will be
                                                               secured by mortgaged properties that are located in the
                                                               State of California. Property in California may be more
                                                               susceptible than homes located in other parts of the
                                                               country to certain types of uninsurable hazards, such
                                                               as earthquakes, floods, mudslides and other natural
                                                               disasters. In addition:

                                                               o     economic conditions in California (which may or
                                                                     may not affect real property values) may affect
                                                                     the ability of borrowers to repay their loans,

                                                               o     declines in the California residential real
                                                                     estate market may reduce the values of properties
                                                                     located in California, which would result in an
                                                                     increase in the loan-to-value ratios, and

                                                               o     any increase in the market value of properties
                                                                     located in California would reduce the
                                                                     loan-to-value ratios and could, therefore, make
                                                                     alternative sources of financing available to the
                                                                     borrowers at lower interest rates, which could
                                                                     result in an increased rate of prepayment of the
                                                                     mortgage loans.

Violations of Consumer Protection
Laws May Adversely Affect You..........................        Applicable state laws generally regulate interest rates
                                                               and other charges and require specific disclosures. In
                                                               addition, other state laws, public policy and general
                                                               principles of equity relating to the protection of
                                                               consumers, unfair and deceptive practices and debt
                                                               collection practices may apply to the origination,
                                                               servicing and collection of the mortgage loans.

                                                               The mortgage loans are also subject to federal laws,
                                                               including:

                                                               o     the federal Truth in Lending Act and Regulation Z
                                                                     promulgated under the Truth in Lending Act, which
                                                                     require particular disclosures to the borrowers
                                                                     regarding the terms of the mortgage loans,

                                                               o     the Equal Credit Opportunity Act and Regulation B
                                                                     promulgated under the Equal Credit Opportunity
                                                                     Act, which prohibit discrimination on the basis
                                                                     of age, race, color, sex, religion, marital
                                                                     status, national origin, receipt of public
                                                                     assistance or the exercise of any right under the
                                                                     Consumer Credit Protection Act, in the extension
                                                                     of credit,

                                                               o     the Americans with Disabilities Act, which, among
                                                                     other things, prohibits discrimination on the
                                                                     basis of disability in the full and equal
                                                                     enjoyment of the goods, services, facilities,
                                                                     privileges, advantages or accommodations of any
                                                                     place of public accommodation, and

                                                               o     the Fair Credit Reporting Act, which regulates
                                                                     the use and reporting of information related to
                                                                     the borrower's credit experience.

                                                               Depending on the provisions of the applicable law and
                                                               the specific facts and circumstances involved,
                                                               violations of these laws, policies and principles may
                                                               limit the ability of the master servicer to collect all
                                                               or part of the principal of or interest on the mortgage
                                                               loans, may entitle the borrower to a refund of amounts
                                                               previously paid and, in addition, could subject the
                                                               trust fund, as owner of the mortgage loans, to damages
                                                               and administrative enforcement.

                                                               In addition to the foregoing federal laws, however, a
                                                               number of legislative proposals have been introduced at
                                                               both the federal and state level that are designed to
                                                               discourage predatory lending practices. Some states
                                                               have enacted, or may enact, laws or regulations that
                                                               prohibit inclusion of some provisions in mortgage loans
                                                               that have mortgage rates or origination costs in excess
                                                               of prescribed levels, and require that borrowers be
                                                               given certain disclosures prior to the consummation of
                                                               such mortgage loans. Failure to comply with these laws,
                                                               to the extent applicable to any of the mortgage loans,
                                                               could subject the trust fund as an assignee of the
                                                               mortgage loans, to monetary penalties and could result
                                                               in the borrowers rescinding such mortgage loans against
                                                               either the trust fund or subsequent holders of the
                                                               mortgage loans. Lawsuits have been brought in various
                                                               states making claims against assignees of high cost
                                                               loans for violations of state law. Named defendants in
                                                               these cases include numerous participants within the
                                                               secondary mortgage market, including some
                                                               securitization trusts.

You May Have Difficulty Reselling Certificates.........        The underwriter intends to make a secondary market in
                                                               the offered certificates purchased by it, but the
                                                               underwriter has no obligation to do so. Any market
                                                               making activities, if commenced, may be stopped at any
                                                               time. We cannot assure you that a secondary market for
                                                               the offered certificates will develop or, if it
                                                               develops, that it will continue. Consequently, you may
                                                               not be able to sell your certificates readily or at
                                                               prices that will enable you to realize your desired
                                                               yield. The market values of the certificates are likely
                                                               to fluctuate; these fluctuations may be significant and
                                                               could result in significant losses to you.

                                                               If only a portion of a class of certificates have been
                                                               sold to the public, the market for such class of
                                                               certificates could be illiquid because of the small
                                                               amount of such certificates held by the public. In
                                                               addition, the market overhang created by the existence
                                                               of a class of certificates that the market is aware may
                                                               be sold to the public in the near future could
                                                               adversely affect your ability to sell such
                                                               certificates.

                                                               The secondary markets for asset backed securities have
                                                               experienced periods of illiquidity and can be expected
                                                               to do so in the future. Illiquidity can have a severely
                                                               adverse effect on the prices of certificates that are
                                                               especially sensitive to prepayment, credit or interest
                                                               rate risk, or that have been structured to meet the
                                                               investment requirements of limited categories of
                                                               investors.

Risk Regarding Mortgage Rates..........................        The pass-through rate on the Class A-[1] Certificates
                                                               may adjust monthly and is generally based on one-month
                                                               LIBOR. The mortgage rates on the mortgage loans will
                                                               not adjust and therefore there is an absence of
                                                               correlation between the mortgage rates on the mortgage
                                                               loans and the pass-through rate on the Class A-[1]
                                                               Certificates. The absence of a correlation between the
                                                               mortgage rates on the mortgage loans and the
                                                               pass-through rate on the Class A-[1] Certificates may
                                                               reduce the interest payable on the Class A-[1]
                                                               Certificates because of the net rate cap.

                                                               In addition, prepayments of mortgage loans with
                                                               relatively higher mortgage rates may reduce the net
                                                               rate cap and consequently reduce the pass-through rate
                                                               on some or all of the Certificates. It is intended that
                                                               the amount by which a certificateholder's interest
                                                               payment has been reduced by operation of the net rate
                                                               cap will be paid from remaining excess cashflow (if
                                                               any) as described in this prospectus supplement.
                                                               However, we cannot assure you that such funds will be
                                                               available, or sufficient, to make any such payments.

Impact of World Events.................................        The economic impact of the United States' military
                                                               operations in Iraq, Afghanistan and other parts of the
                                                               world, as well as the possibility of any terrorist
                                                               attacks domestically or abroad, is uncertain, but could
                                                               have a material effect on general economic conditions,
                                                               consumer confidence, and market liquidity. No assurance
                                                               can be given as to the effect of these events on
                                                               consumer confidence and the performance of the mortgage
                                                               loans. Any adverse impact resulting from these events
                                                               would be borne by the holders of the certificates.
                                                               United States military operations also increase the
                                                               likelihood of shortfalls under the Servicemembers Civil
                                                               Relief Act (referred to as the "Relief Act"). The
                                                               Relief Act provides relief to borrowers who enter
                                                               active military service and to borrowers in reserve
                                                               status who are called to active duty after the
                                                               origination of their mortgage loan. The Relief Act
                                                               provides generally that these borrowers may not be
                                                               charged interest on a mortgage loan in excess of 6% per
                                                               annum during the period of the borrower's active duty.
                                                               These shortfalls are not required to be paid by the
                                                               borrower at any future time and will not be advanced by
                                                               the master servicer. In addition, the Relief Act
                                                               imposes limitations that would impair the ability of
                                                               the master servicer to foreclose on an affected loan
                                                               during the borrower's period of active duty status,
                                                               and, under some circumstances, during an additional
                                                               period thereafter.

[Rights of the NIM Insurer.............................        If there is a NIM Insurer, pursuant to the pooling and
                                                               servicing agreement, unless the NIM Insurer fails to
                                                               make a required payment under the policy insuring the
                                                               net interest margin securities and the failure is
                                                               continuing or the NIM Insurer is the subject of a
                                                               bankruptcy proceeding (each such event, a "NIM Insurer
                                                               Default"), the NIM Insurer will be entitled to
                                                               exercise, among others, the following rights without
                                                               the consent of holders of the offered certificates, and
                                                               the holders of the offered certificates may exercise
                                                               such rights only with the prior written consent of the
                                                               NIM Insurer:

                                                               o     the right to provide notices of master servicer
                                                                     defaults and the right to direct the trustee to
                                                                     terminate the rights and obligations of the
                                                                     master servicer under the pooling and servicing
                                                                     agreement upon a default by the master servicer,

                                                               o     the right to remove the trustee or any co-trustee
                                                                     or custodian pursuant to the pooling and
                                                                     servicing agreement, and

                                                               o     the right to direct the trustee to make
                                                                     investigations and take actions pursuant to the
                                                                     pooling and servicing agreement.


                                                               In addition, unless a NIM Insurer Default exists, such
                                                               NIM Insurer's consent will be required before, among
                                                               other things,

                                                               o     any removal of the master servicer, any successor
                                                                     servicer or the trustee,

                                                               o     any appointment of any co-trustee,

                                                               o     any otherwise permissible waivers of prepayment
                                                                     penalties or extensions of due dates for payment
                                                                     granted by the master servicer with respect to
                                                                     more than [5]% of the mortgage loans, or

                                                               o     any amendment to the pooling and servicing
                                                                     agreement.

                                                               Investors in the offered certificates should note that:

                                                               o     any insurance policy issued by the NIM Insurer
                                                                     will not cover, and will not benefit in any
                                                                     manner whatsoever the offered certificates,

                                                               o     the rights granted to the NIM Insurer are
                                                                     extensive,

                                                               o     the interests of the NIM Insurer may be
                                                                     inconsistent with, and adverse to the interests
                                                                     of the holders of the offered certificates and
                                                                     the NIM Insurer has no obligation or duty to
                                                                     consider the interests of the offered
                                                                     certificates in connection with the exercise or
                                                                     nonexercise of the NIM Insurer's rights, and

                                                               o     the NIM Insurer's exercise of its rights and
                                                                     consents may negatively affect the offered
                                                                     certificates and the existence of the NIM
                                                                     Insurer's rights, whether or not exercised, may
                                                                     adversely affect the liquidity of the offered
                                                                     certificates, relative to other asset-backed
                                                                     certificates backed by comparable mortgage loans
                                                                     and with comparable payment priorities and
                                                                     ratings.

                                                               See "Rights of the NIM Insurer under Pooling and
                                                               Servicing Agreement" in this prospectus supplement.]

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

                               The Mortgage Pool

General

      The following discussion applies to the origination, sales and servicing practices of Countrywide Home Loans, Inc. in effect at the time of the origination of the Mortgage Loans.

      Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of __________, 200_, which is the "Statistical Calculation Date" concerning a pool of mortgage loans that CWHEQ, Inc. (the "Depositor") believes is representative of the mortgage loans to be included in the Trust Fund (such pool, the "Statistical Calculation Pool" and such mortgage loans, the "Statistical Calculation Pool Mortgage Loans"). A detailed description (the "Detailed Description") of the pool of fixed rate, conventional mortgage loans that are secured by closed-end second liens on one- to four-family residential properties (the "Mortgage Loans") actually included in the Trust Fund on the Closing Date (such pool, the "Mortgage Pool") will be available to purchasers of the Certificates, and will be filed on Form 8-K with the Securities and Exchange Commission, within fifteen days after delivery of the Certificates. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Mortgage Loans included in the Mortgage Pool as of the later of (x) __________, 200_ and (y) the date of origination of each such Mortgage Loan (such date, the "Cut-off Date," and such aggregate of such Stated Principal Balances, the "Cut-off Date Pool Principal Balance").

      The Detailed Description will also include, among other things, the following information regarding the Mortgage Loans:

      (1) the Mortgage Rate borne by each Mortgage Loan as of the Cut-off
Date,

      (2) the Combined Loan-to-Value Ratios of the Mortgage Loans,

      (3) the remaining months to stated maturity of the Mortgage Loans as of the Cut-off Date,

      (4) the type of properties securing the Mortgage Loans,

      (5) the geographical distribution of the Mortgage Loans by state,

      (6) the occupancy types of the Mortgage Loans, and

      (7) the loan purposes of the Mortgage Loans.

      The "Statistical Calculation Date Pool Principal Balance" is $__________, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Statistical Calculation Date. The Statistical Calculation Pool consists of ______ Mortgage Loans. CWHEQ, Inc. (the "Depositor") believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Mortgage Pool as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "-- The Statistical Calculation Pool" below. Unless otherwise indicated, information presented below expressed as a percentage other than rates of interest are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

      All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgaged Properties in the Statistical Calculation Pool are located in __ states and the District of Columbia.

      Except for balloon loans, the Mortgage Loans to be included in the Trust Fund will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by [Countrywide Home Loans, Inc.] (["Countrywide Home Loans"] or the "Seller") and will have been originated substantially in accordance with [Countrywide Home Loans's underwriting criteria for closed-end second lien mortgage loans described in this prospectus supplement under "-- Underwriting Procedures Relating to Closed-End Second Lien Mortgage Loans."

      Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

      Any Mortgage Loan may be prepaid in full or in part at any time; however, as of the Statistical Calculation Date, approximately ____%, by Stated Principal Balance, of the Mortgage Loans in the Statistical Calculation Pool are expected to generally provide for the payment by the borrower of a prepayment charge on full prepayments made within the five year period following the date of execution of the related Mortgage Note, but the period may be one, two or three years in certain states. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will vary from state to state but will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The "Mortgage Rate" with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note.

      Combined Loan-to-Value Ratio. The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of:

            (1) the sum of:

                  (a) the original principal balance of the Mortgage Loan and

                  (b) the outstanding principal balance at the date of
            origination of the Mortgage Loan of the senior mortgage loan or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to

            (2) the Collateral Value of the related Mortgaged Property.

      The "Collateral Value" of a Mortgaged Property is the lesser of:

            (1) the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

            (2) the sales price of such Mortgaged Property at such time of origination.

      With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Stated Principal Balance. "Stated Principal Balance" means, for any Mortgage Loan and (1) the Cut-off Date or the Statistical Calculation Date (as the context requires), the unpaid principal balance of such Mortgage Loan as of such date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs (each a "Prepayment Period")) and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in the Mortgage Pool. A "Determination Date" means with respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Statistical Calculation Pool

      The statistical information presented in this prospectus supplement is based on the Statistical Calculation Pool. The Statistical Calculation Pool reflects Mortgage Loans as of __________, 200_. The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of such Mortgage Loans as of the Statistical Calculation Date. The Statistical Calculation Pool is smaller than the Mortgage Pool. It is expected that additional Mortgage Loans will be included in the Mortgage Pool on the Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Mortgage Pool and therefore may not be included in the Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Mortgage Pool will vary from the statistical distribution of such characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although such variance will not be material. The Depositor expects the aggregate Stated Principal Balance of the Mortgage Loans to be included in the Mortgage Pool as of the Cut-off Date will be no less than $_____________ (subject to a permitted variance of plus or minus 10%). Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex A hereto.

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement dated as of ___________, 200_ (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Seller and ________________, as trustee (the "Trustee"), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date).

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee
(collectively constituting the "Trustee's Mortgage File") with respect to each Mortgage Loan:

            (1) the original Mortgage Note, endorsed by the Seller or the originator of the Mortgage Loan, without recourse in the following form:
      "Pay to the order of ________ without recourse" with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller,

            (2) the original recorded Mortgage,

            (3) a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 200_-_, CWHEQ, Inc., by _______________, a _________, as trustee under the Pooling and Servicing Agreement dated as of __________, 200_, without recourse," in recordable form, as described in the Pooling and Servicing Agreement,

            (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

            (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

            (6) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

      Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

      Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

            (A) not later than the Closing Date, with respect to at least [50]% of the Mortgage Loans,

            (B) not later than [twenty] days after the Closing Date, with respect to at least an additional [40]% of the Mortgage Loans, and

            (C) not later than [thirty] days after the Closing Date, with respect to the remaining Mortgage Loans.

      Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

      The Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Trustee will hold such documents in trust for the benefit of the holders of the Certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer and [Countrywide Home Loans] in writing. If [Countrywide Home Loans] cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, [Countrywide Home Loans] is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, [Countrywide Home Loans] may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

            (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by [Countrywide Home Loans] to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

            (2) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

            (3) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

            (4) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

            (5) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

            (6) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate,

            (7) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

            (8) constitute the same occupancy type and lien priority as the Deleted Mortgage Loan, and

            (9) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

[Underwriting Procedures Relating to Closed-End Second Lien Mortgage Loans

      The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to fixed rate closed-end second lien mortgage loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide Home Loans' underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

      Each applicant for a closed-end second lien mortgage loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a closed-end second lien mortgage loan, Countrywide Home Loans will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

      Countrywide Home Loans originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program, its Reduced Documentation Loan Program, its Super Streamlined Documentation Loan Program, its Full Documentation Loan Program and its Streamlined Documentation Loan Program. Generally, the Alternative Documentation Program permits a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only salaried or self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Super Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Super Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate/term) with Countrywide Home Loans if they have not been 30 days delinquent in payment during the previous twelve-month period. Under the Super Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from Countrywide Home Loans is used in lieu of a new appraisal and is subsequently used to determine the combined loan-to-value ratio. In most instances, the maximum loan amount is limited to the lesser of 25% of the first-lien balance or $50,000. In addition, a credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required before loan closing. The Full Documentation Program requires borrowers to submit a pay stub issued within the last thirty days, W-2 forms covering the most recent two years and a completed Verification of Employment. The Full Documentation Program is available to both salaried and self-employed borrowers, with the stipulation that self-employed borrowers are also required to furnish tax returns covering the most recent two years. The Streamlined Documentation Program requires borrowers to submit a pay stub issued within the last thirty days along with either telephone contact information or a verbal Verification of Employment.

      Full appraisals are generally performed on all closed-end second lien mortgage loans that at origination had a loan amount greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain closed-end second lien mortgage loans that had at origination a loan amount less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain closed-end second lien mortgage loans with loan amounts less than or equal to $100,000, Countrywide Home Loans may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide Home Loans also services the first-lien mortgage. The minimum and maximum loan amounts for closed-end second lien mortgage loans are generally $7,500 and $1,000,000, respectively.

      After obtaining all applicable income, liability, asset, employment, credit and property information, Countrywide Home Loans generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed-end second lien mortgage loan in addition to the senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide Home Loans currently offers closed-end second lien mortgage loan products that allow maximum combined loan-to-value ratios up to 100%.

      It is generally Countrywide Home Loans' policy to require a title search or limited coverage policy before it makes a closed-end second lien mortgage loan for amounts less than or equal to $100,000. In addition, if the closed-end second lien mortgage loan has an original principal balance of more than $100,000, Countrywide Home Loans requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title.]

                        Servicing of the Mortgage Loans

General

      [Countrywide Home Loans Servicing LP] (["Countrywide Servicing"] or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      [The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit). While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of December 31, 2003, Countrywide Servicing had a net worth of approximately $9.4 billion.

[Countrywide Home Loans

      Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans that it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of September 30, 2004, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $785.992 billion, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2004, Countrywide Home Loans provided servicing for approximately $3,966,236,579 aggregate principal amount of prime quality second lien mortgage loans originated under the fixed rate second lien program.]

Servicing of the Mortgage Loans

      [The Master Servicer has established standard policies for the servicing and collection of the mortgage loans. Servicing includes, but is not limited to,

      o the collection and aggregation of payments relating to the mortgage loans;

      o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

      o the preparation of tax related information in connection with the mortgage loans.

      The general policy of the Master Servicer is to initiate foreclosure in the underlying property for a mortgage loan,

      o after the loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

      o if a notice of default on a senior lien is received by the Master Servicer.

      Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

      After foreclosure, if the mortgaged property securing the closed-end second lien mortgage loan is also securing a first mortgage lien, the Master Servicer may liquidate the mortgaged property and charge off the closed-end second lien mortgage loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire closed-end second lien mortgage loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire closed-end second lien mortgage loan when that mortgage loan has been delinquent for 180 days, even if the related mortgaged property has not been liquidated by that date, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been realized by that date, may be received by the Master Servicer subsequently.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio, and applicable laws and regulations.]

Foreclosure and Delinquency Experience

      [The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated and serviced by Countrywide Home Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due,

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding,

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated, and

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                                                              Delinquency and Foreclosure Experience

                                                   As of December 31, 2001             As of December 31, 2002
                                            ------------------------------------   -------------------------------
                                                 Principal                              Principal
                                                  Balance           Percentage           Balance          Percentage
                                            -------------------  ---------------   ------------------  -------------
     Total Portfolio ....................   $ 3,017,257,168.98       100.00%       $ 2,977,648,188.55       100.00%
     Delinquency Percentage
          30-59 Days ....................   $    37,722,636.27         1.25%       $    35,866,848.98         1.20%
          60-89 Days ....................         6,553,870.99         0.22              8,170,028.78         0.27
          90+ Days ......................        10,676,444.98         0.35             11,452,759.17         0.38
                                            -------------------  ---------------   ------------------  -------------
          Sub-Total .....................   $    54,952,952.24         1.82%       $    55,489,636.93         1.86%
                                            -------------------  ---------------   ------------------  -------------
     Foreclosure Rate ...................   $       624,444.33         0.02%       $     1,118,143.13         0.04%
     Bankruptcy Rate ....................   $     5,935,277.19         0.20%       $    11,174,889.85         0.38%


                                                   As of December 31, 2003               As of December 31, 2003
                                            ------------------------------------   ---------------------------------
                                                 Principal                              Principal
                                                  Balance           Percentage           Balance          Percentage
                                            -------------------  ---------------   ------------------  -------------
     Total Portfolio ....................   $ 3,378,921,120.83       100.00%       $ 3,966,236,579.48       100.00%
     Delinquency Percentage
          30-59 Days ....................   $    32,344,209.54         0.96%       $    36,237,622.31         0.91%
          60-89 Days ....................         7,070,027.00         0.21              8,536,492.58         0.22
          90+ Days ......................        10,447,157.87         0.31              9,561,320.00         0.24
                                            -------------------  ---------------   ------------------  -------------
          Sub-Total .....................   $    49,861,394.41         1.48%       $    54,335,434.89         1.37%
                                            -------------------  ---------------   ------------------  -------------


                                     S-24

     Foreclosure Rate ...................   $     1,136,397.44         0.03%       $       848,714.67         0.02%
     Bankruptcy Rate ....................   $     9,143,347.43         0.27%       $    11,643,993.05         0.29%

Servicing Compensation and Payment of Expenses

      The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a liquidated mortgage loan that are applied to accrued and unpaid interest or subsequent recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with their respective responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection With Certain Prepaid Mortgage Loans

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the Scheduled Payment of interest for such Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to the related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for the following Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") could result. [In order to mitigate the effect of any such shortfall in interest distributions to holders of the Certificates on any Distribution Date, [one-half] of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer (the "Compensating Interest") will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.]

Advances

      Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance" and the date of any such Advance, as described in this prospectus supplement, a "Master Servicer Advance Date").

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

Certain Modifications and Refinancings

           The Master Servicer may modify any Mortgage Loan at the request of the related borrower provided that the Master Servicer purchases the Mortgage Loan from the Trust Fund immediately following the modification. A Mortgage Loan may not be modified unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. The Master Servicer will indemnify the Trust Fund against liability for any prohibited transactions taxes or any taxes imposed on contributions made after the Closing Date and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                        Description of the Certificates

General

           The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The CWHEQ, Inc., Asset-Backed Certificates, Series 200_-_ (the "Certificates") will consist of:

      o Class A-[1], Class A-_, Class A-_, Class A-_ and Class A-_ Certificates (collectively the "Class A Certificates"),

      o Class A-R and Class A-IO Certificates (together with the Class A Certificates, the "Senior Certificates"),

      o     Class M-[1] Certificates,

      o     Class M-[2] Certificates,

      o Class B-[1] Certificates (together with the Class M-[1] and Class M-[2] Certificates, the "Subordinate Certificates"),

      o     Class [P] Certificates, and

      o     Class [C] Certificates.

      The Class A-[1], Class A-_, Class A-_, Class A-_, Class A-_, Class A-IO, Class A-R, Class M-[1], Class M-[2] and Class B-[1] Certificates are collectively referred to as the "Offered Certificates")

      As used in this prospectus supplement, the "Certificate Principal Balance" for any class of Offered Certificates (other than the Class A-IO Certificates) is the aggregate outstanding principal balance of all Certificates of such class which will be reduced by all amounts previously distributed to holders of Certificates of such class as scheduled and unscheduled payments of principal including, in the case of a class of Subordinate Certificates, the Applied Realized Loss Amounts allocated to such class; provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Subordinate Certificates, then the Certificate Principal Balance thereof will be increased on each Distribution Date after such allocation of Applied Realized Loss Amounts, sequentially by class in the order of payment priority, by the amount of Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Certificate Principal Balance increased by such allocation of Subsequent Recoveries. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Subordinate Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "--Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which such increase occurs.

      The Class A-IO Certificates are interest-only Certificates issued with a notional balance (the "Notional Balance") equal to the lesser of (a) $___________ and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date. Distributions on the Certificates will be based primarily on amounts available for distribution in respect of the Mortgage Loans.

      The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum dollar denominations of $[20,000] and integral multiples of $[1,000] in excess thereof. The Class A-R Certificates will be issued as [two] certificates in the denominations specified in the Pooling and Servicing Agreement.

Book-Entry Certificates

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry Certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as [two] certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $[20,000] and integral multiples of $[1,000] in excess thereof. Except as set forth under "Description of the Securities -- Book-Entry Registration of the Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Securities -- Book-Entry Registration of the Securities" in the prospectus.

Deposits to the Certificate Account

      The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the Certificateholders. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

            (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,

            (4) all payments made by the Master Servicer in respect of Compensating Interest,

            (5) all payments made by the Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase such Mortgage Loan in accordance with the Pooling and Servicing Agreement,

            (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7) all prepayment charges paid by a mortgagor in connection with the full or partial prepayment of the related Mortgage Loan,

            (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

            (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

            (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11) all Advances.

      "Insurance Proceeds" means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "Liquidation Proceeds" means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

      "Final Recovery Determination" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "Subsequent Recoveries" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of such Mortgage Loan after a Final Recovery Determination (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

Withdrawals from the Certificate Account

      The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1) to pay to the Master Servicer the Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause
      (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made,

            (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable,

            (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5) to pay to the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6) to pay to the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such purchased Mortgage Loan,

            (7) to reimburse the Seller, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date to the extent on deposit in the Certificate Account, and the Trustee will deposit such amount in the Distribution Account, as described below.

      The "Interest Remittance Amount" is equal to:

            (a) the sum, without duplication, of:

                        (1) all scheduled interest collected during the
                  related Due Period, less the related Servicing Fees,

                        (2) all Advances relating to interest,

                        (3) all interest on prepayments, other than Prepayment
                  Interest Excess,

                        (4) all Compensating Interest,

                        (5) all Liquidation Proceeds collected during the
                  related Due Period (to the extent such Liquidation Proceeds relate to interest), and

                        (6) any Seller Shortfall Interest Requirement for the
                  Master Servicer Advance Date in __________ 200_, less

            (b) all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

      A "Seller Shortfall Interest Requirement" for the Master Servicer Advance Date in __________ 200_, is a payment in an amount equal to the product of:

            (a) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Stated Principal Balance of the Mortgage Loans that have a scheduled payment of interest due in the related Due Period, and

            (b) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans) as of the Cut-off Date, and the denominator of which is 12.

      The "Principal Remittance Amount" is equal to:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected during the related Due
            Period or advanced on or before the related Master Servicer Advance Date,

                  (2) prepayments collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Master Servicer,

                  (4) the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by [Countrywide Home Loans] in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5) all Liquidation Proceeds (to the extent such Liquidation
            Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b) all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period.

      A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Deposits to the Distribution Account

      The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1) the aggregate amount remitted by the Master Servicer to the Trustee, and

            (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

Withdrawals from the Distribution Account

      The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1) to pay the trustee fee (the "Trustee Fee") to the Trustee,

            (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

            (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Distributions

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" is, with respect to the Class A-[1] Certificates, the Business Day immediately preceding a Distribution Date, or if the Class A-[1] Certificates are no longer Book-Entry Certificates, the last Business Day of the month preceding the month of a Distribution Date and, with respect to each class of Certificates other than, the Class A-[1] Certificates, the last Business Day of the month preceding the month of a Distribution Date; provided, however, that the first Record Date, with respect to each class of Certificates other than the Class A-[1] Certificates shall be the Closing Date.

      A "Distribution Date" is the ____ day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in _________ 200_.

      A "Business Day" is any day other than:

      o     A Saturday or Sunday or

      o A day on which banking institutions in the states of New York or California are required or authorized by law to be closed.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Certificates is the interest which has accrued on the Certificate Principal Balance or Notional Amount thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period. For the Class A-[1] Certificates and any Distribution Date, the "Accrual Period" is the period from and including the preceding Distribution Date (or from and including the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. For each class of Certificates other than the Class A-[1] Certificate and any Distribution Date, the "Accrual Period" is the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

      All calculations of interest on the Class A-[1] Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on each class of Certificates other than the Class A-[1] Certificates will be made on the basis of a 360-day year that consists of twelve 30-day months.

      On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

            (1) concurrently to the Class A-[1], Class A-_, Class A-_, Class A-_, Class A-_ and Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for each such class; provided, however, that if the Interest Funds are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount for each class of Senior Certificates, such Interest Funds will be distributed pro rata among each such class, based on the ratio of (x) the portion of the Current Interest and the portion of any Interest Carry Forward Amount attributable to such class to (y) the portion of Current Interest and the portion of any Interest Carry Forward Amount attributable to all such classes;

            (2) to the Class M-[1] Certificates, the Current Interest for such class;

            (3) to the Class M-[2] Certificates, the Current Interest for such class;

            (4) to the Class B-[1] Certificates, the Current Interest for such class; and

            (5) any remainder as part of the Excess Cashflow as described under "--Overcollateralization Provisions" below.

      The "Interest Funds" with respect to any Distribution Date are equal to
(1) the Interest Remittance Amount for such Distribution Date less (2) the Trustee Fee for such Distribution Date.

      "Current Interest" with respect to each class of the Certificates and each Distribution Date, is the interest accrued for the applicable Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Balance of such class immediately prior to such Distribution Date, plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy.

      "Interest Carry Forward Amount," with respect to each class of Certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates over

            (b) the amount actually distributed to such class with respect to interest on such prior Distribution Dates.

      The "Pass-Through Rate" for the Class A-[1] Certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR calculated as described below under "Calculation of One-Month LIBOR" plus ___% per annum, and (2) the Net Rate Cap.

      The "Pass-Through Rate" for each class of Certificates (other than the Class A-[1] and Class A-IO Certificates) will be a per annum rate equal to the lesser of (1) the respective per annum fixed rate set forth and described under "Summary -- Description of the Certificates -- General" in this prospectus supplement and (2) the Net Rate Cap.

      The "Pass-Through Rate" for the Class A-IO Certificates will be a per annum rate equal to the lesser of (i) for each Accrual Period relating to any Distribution Date on or prior to the ____________ Distribution Date, ____%,
(ii) for each Accrual Period relating to any Distribution Date from and including the ___________ Distribution Date through the ____________ Distribution Date, ____%, (iii) for each Accrual Period relating to any Distribution Date from and including the ____________ Distribution Date through the ____________ Distribution Date, ____%, (iv) for each Accrual Period thereafter, 0.00%. and (v) the Net Rate Cap.

      The "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan is equal to the Mortgage Rate less the Expense Fee Rate.

      The "Expense Fee Rate" with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and (ii) the trustee fee rate as provided in the Pooling and Servicing Agreement. The weighted average Expense Fee Rate is expected to equal approximately _____% as of the Cut-off Date.

      The "Net Rate Cap" for any Distribution Date will be (a) with respect to all interest-bearing Certificates other than the Class A-IO Certificates, a per annum rate (adjusted, in the case of the Class A-[1] Certificates, to an effective rate for the related Accrual Period reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest Accrual Period and a 360-day year) equal to the excess of (i) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the Trust Fund for such Distribution Date over (ii) the product of (A) the Class A-IO Pass-Through Rate for such Distribution Date times (B) a fraction, the numerator of which is the Class A-IO Notional Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date, and (b) with respect to the Class A-IO Certificates, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the Trust Fund for such Distribution Date.

      The "Net Rate Carryover" for a class of Certificates on any Distribution Date on which the Pass-Through Rate for such class is based upon the Net Rate Cap is the excess of:

            (1) the amount of interest that would have accrued on that class of Certificates during the related Accrual Period for that class had the Pass-Through Rate for that class not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest accrued on that class during that Accrual Period based on the Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

                  (A) to the Class A-R Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (B) to the Class A Certificates, in the order and the
            priorities set forth below,

                  (C) to the Class M-[1] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (D) to the Class M-[2] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero,

                  (E) to the Class B-[1] Certificates, until the Certificate
            Principal Balance thereof is reduced to zero, and

                  (F) any remainder as part of the Excess Cashflow to be
            allocated as described under "-- Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect:

                  (A) to the Class A Certificates, the Class A Principal
            Distribution Amount, in the order and the priorities set forth below,

                  (B) to the Class M-[1] Certificates, the Class M-[1]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (C) to the Class M-[2] Certificates, the Class M-[2]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                  (D) to the Class B-[1] Certificates, the Class B-[1]
            Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and

                  (E) any remainder as part of the Excess Cashflow to be
            allocated as described under "-- Overcollateralization Provisions" below.

      On each Distribution Date, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, is required to be distributed to the Class A Certificates in the following order of priority:

            (1) to the Class A-_ Certificates, the NAS Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, and

            (2) sequentially, in the following order:

                  (A) to the Class A-[1] Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero,

                  (B) to the Class A-_ Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero,

                  (C) to the Class A-_ Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero,

                  (D) to the Class A-_ Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero, and

                  (E) to the Class A-_ Certificates, until the Certificate
            Principal Balance thereof has been reduced to zero.

      Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Certificates are equal to or greater than the Stated Principal Balances of all of the Mortgage Loans, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, will be distributed pro rata and not sequentially.

      "NAS Principal Distribution Amount" for any Distribution Date, is the product of:

                  (1) a fraction, the numerator of which is the Certificate
            Principal Balance of the Class A-_ Certificates and the denominator of which is the aggregate Certificate Principal Balances of the Class A Certificates, in each case immediately prior to such Distribution Date,

                  (2) the Principal Distribution Amount or the Class A
            Principal Distribution Amount, as applicable, for such Distribution Date and

                  (3) the applicable percentage for such Distribution Date set forth in the following table:

                   Distribution Date                                 Percentage
                   -----------------                                 ----------
                   ____________ --____________.............................%
                   ____________ --____________.............................%
                   ____________ --____________.............................%
                   ____________ --____________.............................%
                   ____________  and thereafter............................%

      "Principal Distribution Amount" with respect to each Distribution Date is an amount equal to the sum of (i) the Principal Remittance Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

      "Class A Principal Distribution Amount," with respect to each Distribution Date is the excess of:

            (1) the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (i) _____% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date minus the OC Floor.

      "Class M-[1] Principal Distribution Amount" with respect to each Distribution Date is the excess of:

            (1) the sum of:

                  (a) the aggregate Certificate Principal Balances of the
            Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such Distribution
            Date) and

                  (b) the Certificate Principal Balance of the Class M-[1]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (i) _____% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date minus the OC Floor;

      provided, however, that if the Class M-[1] Certificates are the only class of Certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

      "Class M-[2] Principal Distribution Amount" with respect to each Distribution Date is the excess of:

            (1) of the sum of:

                  (a) the aggregate Certificate Principal Balances of the
            Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such Distribution
            Date),

                  (b) the Certificate Principal Balance of the Class M-[1]
            Certificates (after taking into account distribution of the Class M-[1] Principal Distribution Amount for such Distribution Date) and

                  (c) the Certificate Principal Balance of the Class M-[2]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (i) _____% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date minus the OC Floor;

      provided, however, that if the Class M-[2] Certificates are the only class of Certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

      "Class B-[1] Principal Distribution Amount" with respect to each Distribution Date is the excess of:

            (1) of the sum of:

                  (a) the aggregate Certificate Principal Balances of the
            Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such Distribution
            Date),

                  (b) the Certificate Principal Balance of the Class M-[1]
            Certificates (after taking into account distribution of the Class M-[1] Principal Distribution Amount for such Distribution Date),

                  (c) the Certificate Principal Balance of the Class M-[2]
            Certificates (after taking into account distribution of the Class M-[2] Principal Distribution Amount for such Distribution Date) and

                  (d) the Certificate Principal Balance of the Class B-[1]
            Certificates immediately prior to such Distribution Date over

            (2) the lesser of (i) _____% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (ii) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date minus the OC Floor;

      provided, however, that if the Class B-[1] Certificates are the only class of Certificates outstanding on such Distribution Date, they will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

      "Extra Principal Distribution Amount" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount for such Distribution Date and (2) Excess Cashflow for such Distribution Date.

      "OC Floor" means for any Distribution Date, an amount equal to _____% of the aggregate Stated Principal Balances of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date.

      "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

      "Overcollateralization Target Amount" means (a) with respect to each Distribution Date before the Stepdown Date, an amount equal to ____% of the aggregate Stated Principal Balances of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date and (b) for any Distribution Date on or after the Stepdown Date, _____% of the aggregate Stated Principal Balances of the Mortgage Loans in the Mortgage Pool for the current Distribution Date; provided that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date; provided further that, the Overcollateralization Target Amount will at no time be less than the OC Floor.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Prepayments in the Prepayment Period related to such Distribution Date) exceeds (y) the sum of the aggregate Class Certificate Balances of the Certificates (other than the Class A-IO and Class C Certificates) as of such Distribution Date (after giving effect to distribution of the Principal Remittance Amount to be made on such Distribution Date). It is expected that on the Closing Date the Overcollateralized Amount will be at or near zero.

      "Unpaid Realized Loss Amount" means for any class of Subordinate Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

      "Stepdown Date" is the earlier to occur of:

            (1) the Distribution Date on which the aggregate Certificate Principal Balance of each Class of Class A Certificates is reduced to zero, and

            (2) the later to occur of (x) the Distribution Date in ____________ and (y) the first Distribution Date on which the aggregate Certificate Principal Balances of the Class A Certificates (after giving effect to the distribution of the Class A Principal Distribution Amount on such Distribution Date) is less than or equal to _____% of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date.

      A "Trigger Event" with respect to a Distribution Date after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

      A "Delinquency Trigger Event" with respect to a Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate equals or exceeds the product of [___]% and the Senior Enhancement Percentage for such Distribution Date.

      The "Senior Enhancement Percentage" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date is equal to a fraction (expressed as a percentage):

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b) (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or
            (ii) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

      A "Delinquency Trigger Event" with respect to a Distribution Date on or after the Stepdown Date exists if the product of:

            (1)   ____ times and

            (2) the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the Required Percentage for such Distribution Date.

      The "Rolling Sixty-Day Delinquency Rate", with respect to any Distribution Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates; provided, however, that for the Distribution Date in __________ 200_, the Rolling Sixty-Day Delinquency Rate for such Distribution Date shall equal the Sixty-Day Delinquency Rate for such Distribution Date; provided further that for the Distribution Date in ___________ 200_, the Rolling Sixty-Day Delinquency Rate for such Distribution Date shall equal the average of the Sixty-Day Delinquency Rates for such Distribution Date and the immediately preceding Distribution Date.

      The "Sixty-Day Delinquency Rate", with respect to any Distribution Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans.

      A "Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the Stepdown Date exists if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received on the Mortgage Loans through the last day of that Due Period) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Principal Balance of the Mortgage Loans, as set forth below:

               Distribution Date                    Percentage

               _____________ -- _____________ ...... ____% with respect to
                                                    _____________ , plus an
                                                    additional __/__th of ____%
                                                    for each month thereafter
               _____________ -- _____________ ...... ____% with respect to
                                                    _____________ , plus an
                                                    additional __/__th of ____%
                                                    for each month thereafter
               _____________ -- _____________ ...... ____% with respect to
                                                    _____________ , plus an
                                                    additional __/__th of ____%
                                                    for each month thereafter
               _____________ and thereafter.........____%


      A "Realized Loss" with respect to any Distribution Date after the Stepdown Date is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to that Mortgage Loan on or at any time prior to the last day of the related Due Period.

      Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R Certificates and the Class [P] Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates and distributions to the Class [C] Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Certificates and the related fees and expenses payable by the trust fund. The Excess Cashflow, if any, will be applied on such Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amount remaining after the distribution of interest to Certificateholders as set forth in clauses (1) - (4) in "Distributions -- Distributions of Interest" for such Distribution Date and (ii) the amount remaining after the distribution of principal to Certificateholders as set forth in clauses (1)(A) - (1)(E) or
(2)(A) - (2)(D), as applicable, in "Distributions -- Distributions of Principal" for such Distribution Date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates as follows:

            (1) from Excess Cashflow to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under "-- Distributions -- Distributions of Principal" above;

            (2) from any remaining Excess Cashflow to the holders of the Class M-[1] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            (3) from any remaining Excess Cashflow to the holders of the Class M-[1] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class M-[1] Certificates;

            (4) from any remaining Excess Cashflow to the holders of the Class M-[2] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            (5) from any remaining Excess Cashflow to the holders of the Class M-[2] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class M-[2] Certificates;

            (6) from any remaining Excess Cashflow to the holders of the Class B-[1] Certificates, in an amount equal to any Interest Carry Forward Amount for such class;

            (7) from any remaining Excess Cashflow to the holders of the Class B-[1] Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class B-[1] Certificates;

            (8) from any remaining Excess Cashflow, to each class of Certificates (other than the Class P and Class C Certificates), pro rata based on the Certificate Principal Balances (or Notional Balances, as applicable) thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Certificates will be distributed to each class of Certificates (other than the Class P and Class C Certificates) with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

            (9) from any remaining Excess Cashflow to the Carryover Reserve Fund, in an amount equal to the Required Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date); and

            (10) from any remaining Excess Cashflow to fund distributions to the holders of the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Class A-[1] Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-[1] Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-[1] Certificates for such Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3) which are not controlling, controlled by, or under common control with, the Depositor, [Countrywide Home Loans], the Master Servicer or any successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-[1] Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

[Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the Certificateholders. On the Closing Date, Countrywide Home Loans will deposit $[10,000] in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under paragraph 8 under "Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on each class of interest-bearing certificates in the manner described in such paragraph 8.

      On each Distribution Date, to the extent that Excess Cashflow is available as described in paragraph 9 under "Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $[10,000] over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund (the "Required Secondary Carryover Reserve Fund Deposit").]

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class A Certificates and Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class B-[1], Class M-[2] and Class M-[1] Certificates, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero. Any such reduction is an "Applied Realized Loss Amount." Applied Realized Loss Amounts will not be allocated to the Senior Certificates.

      Interest on any class of Certificates, the Certificate Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of Certificates on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of such class as described in the definition of "Certificate Principal Balance" above.

Reports to Certificateholders

      On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

            (1) the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying:

                  (a) the aggregate amount of any Principal Prepayments included therein, and

                  (b) the aggregate of all Scheduled Payments of principal included therein,

            (2) the amount of such distribution to holders of the Certificates allocable to interest,

            (3) the Interest Carry Forward Amounts for each class of Certificates (if any),

            (4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on such Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date and (iii) the allocation of any Subsequent Recoveries for such Distribution Date,

            (5) the aggregate Stated Principal Balance of the Mortgage Loans for the following Distribution Date,

            (6) the amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

            (7) the Pass-Through Rate for each class of Certificates for such Distribution Date,

            (8) the amount of Advances included in the distribution on such Distribution Date,

            (9)   the number and aggregate principal amounts of Mortgage
      Loans:

                  (a) delinquent (exclusive of related Mortgage Loans in foreclosure):

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days, and

                  (b)   in foreclosure and delinquent:

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days,

      in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

            (10) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof,

            (11)  whether a Trigger Event is in effect,

            (12) the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date,

            (13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of the Certificates on such Distribution Date,

            (14) the amount of Realized Losses and Subsequent Recoveries applied to the [Fixed Rate] Subordinate Certificates and the [Adjustable Rate] Subordinate Certificates for such Distribution Date, and

            (15) all payments made by the Master Servicer in respect of Compensating Interest for such Distribution Date.

      In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee but without the consent of Certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee and the holders of a majority in interest of each class of Certificates adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

            (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate,

            (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66%, or

            (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class.

Optional Termination

      The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to [10]% of the Cut-off Date Pool Principal Balance (the "Optional Termination Date"). In the event such option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

            (1) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

            (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the Trust Fund.

provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes.

      Proceeds from a purchase will be distributed to the Certificateholders in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

Optional Purchase of Defaulted Loans

      As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate (less the Servicing Fee Rate) from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed to Certificateholders.

Required Purchase of Mortgage Loans as to which the First Scheduled Payment is Not Made

      As to any Mortgage Loan that becomes delinquent in payment by 30 days or more following the first Due Date under such Mortgage Loan, the Seller will be required to purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate to the first day of the month in which such amount is to be distributed.

Events of Default

      Events of Default will consist of:

            (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or, in the case of an Advance, one Business Day) after written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

            (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

            (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

            (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

      As of any date of determination:

      o holders of the Class [P, Class C], Class A-IO and Class A-R Certificates will each be allocated [1]% of all voting rights in respect of the Certificates (collectively, the "Voting Rights") (for a total of [4]% of the Voting Rights), and

      o holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

      Voting Rights will be allocated among the Certificates of each such class in accordance with their respective Percentage Interests.

Rights Upon Event of Default

      So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding and in such case such rights shall be subject to the rights of the NIM Insurer.

The Trustee

      _________________ will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered at the Corporate Trust Office of the Trustee located at ________________________________, Attention: __________________ or
at such other addresses as the Trustee may designate from time to time.

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

[Rights of the NIM Insurer Under the Pooling and Servicing Agreement

      After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class [P and Class C] Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM Insurer") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

   o the right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

   o the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the Trust Fund and the assets of the Trust Fund following the occurrence of an event of default under the Pooling and Servicing Agreement;

   o the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

   o the right to consent to any amendment to the Pooling and Servicing Agreement; and

   o each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

      You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.]

                 Yield, Prepayment and Maturity Considerations

General

      The weighted average life of, and the yield to maturity on, each class of the Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans" with respect to up to [50]% of the Mortgage Loans (the "Delay Delivery Mortgage Loans"), the Depositor may deliver the related Trustee Mortgage Files after the Closing Date. Should the Seller fail to deliver all or a portion of any such Trustee Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Mortgage Loans" [Countrywide Home Loans] will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately _____% of the Mortgage Loans are expected to require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      The Class A-_ Certificates will not be entitled to distributions of principal until the Distribution Date in ___________ 200_ (except as otherwise described in this prospectus supplement). Thereafter, the entitlement of the Class A-_ Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

      The yield to maturity to holders of the Certificates (other than the Class A-[1] Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those Certificates because principal and interest distributions will not be payable to the certificateholders until the ____ day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

Prepayments and Yields for the Offered Certificates

      The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium and particularly the Class A-IO Certificates, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      All of the Mortgage Loans are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Mortgage Loans with higher Mortgage Rates prepay at rates higher than other Mortgage Loans, the Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the Offered Certificates on a Distribution Date could be reduced because of the imposition of the Net Rate Cap. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

Special Yield Considerations Relating to the Class A-IO Certificates

      The Class A-IO Certificates will receive payments of interest on the first twenty-four Distribution Dates and will not receive any payments thereafter. However, if the Master Servicer exercises its option to purchase all of the remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of all the Certificates on or after the Optional Termination Date and such action results in the retirement of the Certificates prior to the Distribution Date in ___________ 200_ then the Holders of the Class A-IO Certificates will receive fewer than the twenty-four payments of interest that they would otherwise have been entitled to receive. Prepayments on the Mortgage Loans could also result in the early retirement of the Certificates, causing the holders of the Class A-IO Certificates to receive fewer than twenty-four payments of interest.

      Based upon the Modeling Assumptions listed below and further assuming that the Mortgage Loans prepay at a constant prepayment rate of approximately ____% CPR, and an assumed purchase price of $________ (which figure does not include accrued interest from __________, 200_), the pre-tax yield of the Class A-IO certificates would be approximately 0%. If the actual prepayment rate on the Mortgage Loans were to equal or exceed either such rate, then assuming the Mortgage Loans behave in conformity with all other Modeling Assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class A-IO Certificates.

      The calculation of pre-tax yield described above does not take into account the interest rate at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

Last Scheduled Distribution Date

      Assuming that, among other things, (1) no prepayments are received on the Mortgage Loans and (2) scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, the distribution date (the "Last Scheduled Distribution Date") that occurs six months following the distribution date (or, in the case of the Class A-IO and Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

                     Class of Certificates      Distribution Date
                     ---------------------      -----------------

                     Class A-[1]                ___________ 200_
                     Class A-_                  ___________ 200_
                     Class A-_                  ___________ 200_
                     Class A-_                  ___________ 200_
                     Class A-_                  ___________ 200_
                     Class A-IO                 ___________ 200_
                     Class A-R                  ___________ 200_
                     Class M-[1]                ___________ 200_
                     Class M-[2]                ___________ 200_
                     Class B-[1]                ___________ 200_

      The actual final Distribution Date with respect to each class of Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

      o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

      o the Master Servicer may purchase all the Mortgage Loans in the Trust Fund when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to [10]% of the Cut-off Date Pool Principal Balance.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this prospectus supplement ("CPR") assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant annual rate of __% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

      The percentages listed in the following tables of the initial Certificate Principal Balance of each Class of Certificates outstanding at the respective percentages of the Prepayment Model have been rounded to the nearest whole percentages. An asterisk (*) indicates a number less than 0.5% and greater than 0%. The weighted average life of each Certificate is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates. The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

            (1) the Mortgage Loans prepay at the indicated percentage of the Prepayment Model,

            (2) distributions on the Certificates are received, in cash, on the ____ day of each month, commencing in __________ 200_, in accordance with the payment priorities defined in this prospectus supplement,

            (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

            (4) Scheduled Payments are assumed to be received on the first day of each month commencing in __________ 200_, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in __________ 200_, and include 30 days' interest thereon,

            (5) the level of One-Month LIBOR remains constant at ____% per annum,

            (6) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date,

            (7)   the Closing Date for the Certificates is __________ , 200_,

            (8) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date, and

            (9) the Mortgage Pool consists of Mortgage Loans having the approximate characteristics described below:

                                         Adjusted        Original        Remaining      Remaining
                          Gross             Net        Amortization     Amortization     Term to
     Principal          Mortgage         Mortgage          Term             Term         Maturity         Age         Amortization
    Balance ($)         Rate (%)         Rate (%)        (months)         (months)       (months)       (months)         Method
    -----------         --------         --------      ------------      ------------    --------       --------      ------------










                         Percentages of the Initial Certificate Principal Balances of the
                       Offered Certificates (other than the Class A-IO Certificates) at the
                                  Respective Percentages of the Prepayment Model

                                             Class A-[1]                                     Class A-__
                              -------------------------------------------    -------------------------------------------
Distribution Date               [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------             -------- ------- ------- --------- --------    -------   ------  ------- -------  --------
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........


-------------------------------------------------------------------------------------------------------------------

                                              Class A-__                                     Class A-__
                              -------------------------------------------    -------------------------------------------
Distribution Date               [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------             -------- ------- ------- --------- --------    -------   ------  ------- -------  --------
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........


                                     S-51


                                              Class A-__                                     Class A-R
                              -------------------------------------------    -------------------------------------------
Distribution Date               [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------             -------- ------- ------- --------- --------    -------   ------  ------- -------  --------
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........



                                             Class M-[1]                                    Class M-[2]
                              -------------------------------------------    -------------------------------------------
Distribution Date               [ ]%     [ ]%    [ ]%     [ ]%     [ ]%        [ ]%     [ ]%     [ ]%    [ ]%     [ ]%
-----------------             -------- ------- ------- --------- --------    -------   ------  ------- -------  --------
Initial Percentage..........    100%     100%    100%     100%     100%        100%     100%     100%    100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........


                                              Class B-[1]
                              -------------------------------------------
Distribution Date               [ ]%     [ ]%    [ ]%     [ ]%     [ ]%
-----------------             -------- ------- ------- --------- --------


                                     S-52

Initial Percentage..........    100%     100%    100%     100%     100%
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........
___________, 200_...........

Weighted Average Life to
Optional Termination (in
years)......................
Weighted Average Life to
Maturity (in years).........


Additional Information

      The Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                Use of Proceeds

      The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                   Material Federal Income Tax Consequences

      For federal income tax purposes, the Trust Fund [(exclusive of the Carryover Reserve Fund)] will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMICs (or the Master REMIC if there are no underlying REMICs) will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Senior Certificates and the Subordinate Certificates (together, excluding the Class A-R Certificate, the "Regular Certificates"), which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      [All classes of the Regular Certificates will be treated as representing interests in REMIC regular interests (the "REMIC Regular Interest Component") and entitlement to receive payments of Net Rate Carryover (the "Net Rate Carryover Component"). Holders of the Regular Certificates must allocate the purchase price for their Regular Certificates between the REMIC Regular Interest Component and the Net Rate Carryover Component.]

      Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. [Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Regular Certificates (other than the Class A-IO Certificates) with respect to Net Rate Carryover will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).]

Taxation of the REMIC Regular Interest Components of the Regular Certificates

      The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

      If the holders of any Regular Certificates are treated as holding their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

Taxation of the Net Rate Carryover Components of the Regular Certificates

In General

      The following discussions assume that the rights and obligations of the holders of the Regular Certificates and [Class C] Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such Certificateholders and different withholding tax consequences on payments to Certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

      For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover rights of the Regular Certficates (other than the Class A-IO Certificates) as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest Components of the Regular Certificates (other than the Class A-IO Certificates). The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular Certificates (other than the Class A-IO Certificates) has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular Certificates (other than the Class A-IO Certificates) has a greater value. In either case, the REMIC Regular Interest Component of the Regular Certificates (other than the Class A-IO Certificates) could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

      The portion of the overall purchase price of a Regular Certificate (other than the Class A-IO Certificates) attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a Certificate.

      Any payments received by a holder of a Regular Certficate (other than the Class A-IO Certificates) as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Regular Certificates

      Upon the sale, exchange, or other disposition of a Regular Certificate (other than the Class A-IO Certificates), the Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as "capital assets" within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

            (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

            (2)   the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

      As described more fully under "Material Federal Income Tax Consequences -- Taxation of the REMIC and Its Holders" in the prospectus, the REMIC Regular Interest Components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under
Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the Trust Fund will be so treated, and income on the REMIC Regular Interest Components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the Trust Fund will be so treated. The Net Rate Carryover Component of the Regular Certficates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. In addition, because of the Net Rate Carryover Components, holders of the Regular Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

Integration

      Under certain specific conditions, debt instruments and interests in notional principal contracts may be integrated, for federal income tax purposes, into a single "synthetic" debt instrument. Regular Certificateholders should consult their tax advisors concerning the possibility and consequences of integrating their interests in the REMIC Regular Interest Components and their positions with respect to Net Rate Carryover.

The Carryover Reserve Fund

      The Class CF and Class CV Certificateholders will be taxable on the earnings of the Carryover Reserve Fund whether those earnings are distributed directly to the Class CF and Class CV Certificateholders or paid to the Regular Certificateholders and taxable to such certificateholders as part of Net Rate Carryover.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities" in the prospectus. In particular, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities," and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                  Other Taxes

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under any state, local or foreign tax law.

      All investors should consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Offered Certificates.

                             ERISA Considerations

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary that proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the Certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriter an administrative exemptions (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemptions are met.

      For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-IO and Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

      The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

      Because the Class A-IO and Class A-R Certificates are not being purchased by an underwriter to whom an exemption similar to the Exemption has been granted, those classes of Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-IO and Class A-R Certificates may be transferred only if the Trustee receives:

o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      This representation shall be considered to have been made to the Trustee by the transferee's acceptance of a Class A-IO Certificate. If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Method of Distribution

      Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and [Underwriter] [(an affiliate of the Depositor, [the Seller] and the Master Servicer)] (the "Underwriter"), the Depositor has agreed to sell the Offered Certificates other than the Class A-IO and Class A-R Certificates (the "Underwritten Certificates") to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of the Underwritten Certificates from the Depositor set forth below. It is expected, that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $__________, plus accrued interest, before deducting issuance expenses payable by the Depositor, estimated to be approximately $_______.

                                                        Countrywide
                                                         Securities
      Class                                             Corporation
      -----                                        ----------------------
      A-[1]......................................  $
      A-_........................................
      A-_........................................
      A-_........................................
      A-_........................................
      M-[1]......................................
      M-[2]......................................
      B-[1]......................................  ----------------------
         Total...................................  $
                                                   ======================

      The Depositor has been advised that the Underwriter proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:


                                                     Selling       Reallowance
Class                                               Concession      Discount
-----                                            ---------------  --------------
A-[1]...........................................               %               %
A-_.............................................               %               %
A-_.............................................               %               %
A-_.............................................               %               %
A-_.............................................               %               %
M-[1]...........................................               %               %
M-[2]...........................................               %               %
B-[1]...........................................               %               %

      After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

      The Depositor has been advised by the Underwriter that it intends to make a market in the Underwritten Certificates, but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

      Until the distribution of the Underwritten Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Class A-IO and Class A-R Certificates will not be purchased by the Underwriter but will be transferred to [Countrywide Home Loans] on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-IO and Class A-R Certificates may be offered by [Countrywide Home Loans] (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-IO and Class A-R Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 Legal Matters

      The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed on for the Depositor by Sidley Austin Brown & Wood LLP. Certain legal matters will be passed on for the Underwriter by ___________________.

                                    Ratings

      It is a condition of the issuance of the Certificates that each class of Certificates be assigned the ratings designated below by [Rating Agency] and [Rating Agency] (collectively, the "Rating Agencies").

                                [Rating              [Rating
                                Agency]              Agency]
               Class            Rating               Rating
               -------       --------------       --------------
               A-[1]
                A-_
                A-_
                A-_
                A-_
                A-IO
                A-R
               M-[1]
               M-[2]
               B-[1]

      The ratings assigned to the Class A-R Certificates address only the return of the Certificate Principal Balance of the Class A-R Certificates and the distribution of interest thereon at the Pass-Through Rate for the Class A-R Certificates.

      The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments. Further, the ratings on the Class A-IO Certificates do not address whether investors will recoup their initial investment.

      The Depositor has not requested a rating of the Certificates by any rating agency other than [Rating Agency] and [Rating Agency]. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            Index of Defined Terms

2001 Act............................................S-58        Insurance Proceeds..................................S-27
2003 Act............................................S-60        Interest Carry Forward Amount.......................S-31
Accrual Period......................................S-30        Interest Determination Date.........................S-38
Adjusted Net Mortgage Rate..........................S-31        Interest Funds......................................S-31
Advance.............................................S-24        Interest Remittance Amount..........................S-28
Applied Realized Loss Amount........................S-39        Last Scheduled Distribution Date....................S-45
balloon loans........................................S-9        LIBOR Business Day..................................S-38
Bankruptcy Rate.....................................S-23        Liquidation Proceeds................................S-27
beneficial owner....................................S-26        lock-up..............................................B-1
Book-Entry Certificates.............................S-26        Master REMIC........................................S-57
Business Day........................................S-30        Master Servicer Advance Date........................S-24
capital assets......................................S-58        Modeling Assumptions................................S-45
Carryover Reserve Fund..............................S-39        Mortgage Loans......................................S-15
Certificate Account.................................S-26        Mortgage Notes......................................S-15
Certificate Owners..................................S-26        Mortgage Pool.................................S-15, S-16
Certificate Principal Balance.......................S-25        Mortgage Rate.......................................S-16
Certificates........................................S-25        mortgage related securities..........................S-5
Class A Certificates................................S-25        Mortgaged Properties................................S-15
Class A Principal Distribution Amount...............S-34        NAS Principal Distribution Amount...................S-33
Class B-1 Principal Distribution Amount.............S-34        net income from foreclosure property................S-60
Class M-1 Principal Distribution Amount.............S-34        Net Mortgage Rate...................................S-24
Class M-2 Principal Distribution Amount.............S-34        net rate cap........................................S-10
Code................................................S-57        Net Rate Cap........................................S-31
Collateral Value....................................S-16        Net Rate Carryover..................................S-32
Combined Loan-to-Value Ratio........................S-16        Net Rate Carryover Agreement........................S-57
Compensating Interest...............................S-24        Notional Balance....................................S-25
Contributions Tax...................................S-60        OC Floor............................................S-35
Countrywide Servicing...............................S-20        Offered Certificates................................S-25
CPR.................................................S-45        OID.................................................S-58
Cumulative Loss Trigger Event.......................S-36        One-Month LIBOR.....................................S-38
Current Interest....................................S-31        Optional Termination Date...........................S-41
Cut-off Date........................................S-15        Overcollateralization Deficiency Amount.............S-35
Cut-off Date Principal Balance......................S-15        Overcollateralization Target Amount.................S-35
Definitive Certificate..............................S-26        Overcollateralized Amount...........................S-35
Delay Delivery Mortgage Loans.......................S-43        Participants........................................S-26
Deleted Mortgage Loan...............................S-18        parties in interest.................................S-61
Delinquency Trigger Event...........................S-36        Pass-Through Rate...................................S-31
Depositor...........................................S-15        Percentage Interest.................................S-30
disqualified persons................................S-61        Plans...............................................S-61
Distribution Account................................S-29        Pooling and Servicing Agreement.....................S-17
Distribution Account Deposit Date...................S-28        Prepayment Interest Excess..........................S-24
Distribution Date...................................S-30        Prepayment Interest Shortfall.......................S-24
DTC.................................................S-26        Prepayment Model....................................S-45
Due Dates...........................................S-24        Prepayment Period...................................S-16
Due Period..........................................S-29        Principal Distribution Amount.......................S-33
ERISA...............................................S-61        Principal Remittance Amount.........................S-28
Euroclear...........................................S-26        prohibited transactions.............................S-60
Excess Cashflow.....................................S-37        Prohibited Transactions Tax.........................S-60
Exemption...........................................S-61        PTCE................................................S-62
Expense Fee Rate....................................S-31        Purchase Price......................................S-18
Extra Principal Distribution Amount.................S-35        Rating Agencies.....................................S-64
Foreclosure Rate....................................S-23        real estate assets..................................S-59
Global Securities....................................B-1        Realized Loss.......................................S-37



                                      69



Record Date.........................................S-29        Stated Principal Balance............................S-16
Reference Bank Rate.................................S-38        Statistical Calculation Date........................S-15
Reference Banks.....................................S-38        Statistical Calculation Date Pool
regular interests....................................S-5          Principal Balance.................................S-15
Relief Act..........................................S-14        Statistical Calculation Pool........................S-15
REO Property........................................S-24        Stepdown Date.......................................S-35
Replacement Mortgage Loan...........................S-18        subordinate certificates.............................S-4
Required Percentage.................................S-36        subordinate classes..................................S-7
Required Secondary Carryover Reserve                            subordination........................................S-7
  Fund Deposit......................................S-39        Tax Counsel.........................................S-57
residual interest....................................S-5        Trigger Event.......................................S-36
Rolling Sixty-Day Delinquency Rate..................S-36        Trust Fund..........................................S-15
S&P.................................................S-64        Trustee.............................................S-17
Scheduled Payments..................................S-15        Trustee Fee.........................................S-29
Securities Act......................................S-64        Trustee's Mortgage File.............................S-17
Seller Shortfall Interest Requirement...............S-28        U.S. Person..........................................B-4
Senior Certificates.................................S-25        underlying REMIC Regular Interests..................S-57
Servicing Fee.......................................S-24        Underwriter.........................................S-62
Servicing Fee Rate..................................S-24        Underwritten Certificates...........................S-62
Sixty-Day Delinquency Rate..........................S-36        Unpaid Realized Loss Amount.........................S-35
startup day.........................................S-60

                                                                       ANNEX A

                       THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date Pool Principal Balance. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.



                                            Mortgage Loan Programs for the Mortgage Loans
                                                 in the Statistical Calculation Pool
                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Loan Program                        Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
------------------------------    ---------   -----------   -----------    ---------   --------  ---------  --------    --------
Fixed 5-Year - Second Lien....                $                        %   $                  %                                %
Fixed 10-Year - Second Lien...
Fixed 15-Year - Second Lien...
Fixed 20-Year - Second Lien...
Fixed 25-Year - Second Lien...
Fixed 30-Year - Second Lien...
Fixed 30-Year/10-Year - Balloon
   - Second Lien..............
Fixed 30-Year/15-Year - Balloon
   - Second Lien..............
Fixed 30-Year/5-Year - Balloon -
   Second Lien................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========


                                       Original Term to Stated Maturity for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Original Term (months)              Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
Fixed 120.....................                $                        %   $                  %                                %
Fixed 180.....................
Fixed 240.....................
Fixed 360.....................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========

                                     A-1



                                       Mortgage Loan Principal Balances for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
Range of Mortgage Loan Mortgage    Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Principal Balances                  Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
$                 - $   ......                $                        %   $                  %                                %
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
$                 - $   ......
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========


                                            Current Mortgage Rates for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
Range of Current Mortgage          Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Rates (%)                           Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
  -         ..................                $                        %   $                  %                                %
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========



                                      A-2

                                      Remaining Terms to Stated Maturity for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Range of Remaining Terms (months)   Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
--------------------------------- ---------   -----------   -----------    ---------   --------  ---------  --------    --------
  -         ..................                $                        %   $                  %                                %
  -         ..................
  -         ..................
  -         ..................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========



                                         Combined Loan-to-Value Ratios for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
Range of Combined Loan-to-Value    Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Ratios (%)                          Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
  -         ..................                $                        %   $                  %                                %
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========

                                     A-3



                                State Distribution of the Mortgaged Properties for the Mortgage Loans
                                                 in the Statistical Calculation Pool


                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
State                               Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
                 .............                $                        %   $                  %                                %
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                 .............
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========

                                     A-4


                                         Credit Bureau Risk Scores(1) for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
Range of Credit Bureau             Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Risk Scores                         Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
  -         ..................                $                        %   $                  %                                %
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
  -         ..................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========
------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.



                                           Prepayment Penalty Period for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
Prepayment Penalty Period          Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
(months)                            Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
     .........................                $                        %   $                  %                                %
     .........................
     .........................
     .........................
     .........................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========

                                     A-5


                                         Types of Mortgaged Properties for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Property Type                       Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------

Single-Family Residence.......                $                        %   $                  %                                %
Planned Unit Development......
Low Rise Condominium..........
Two Family Home...............
Three Family Home.............
Four Family Home..............
High Rise Condominium.........
Manufactured Housing (1)......
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========
------------
(1) Treated as real property.


                                                Occupancy Types for the Mortgage Loans
                                                in the Statistical Calculation Pool(1)

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Occupancy Type                      Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------

Owner Occupied................                $                        %   $                  %                                %
Investment Property...........
Second Home...................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========
------------
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.



                                                 Loan Purposes for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Loan Purpose                        Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
------------------------------    ---------   -----------   -----------    ---------   --------  ---------  --------    --------
Refinance - Cash Out..........                $                        %   $                  %                                %
Purchase......................
Refinance - Rate/Term.........
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========

                                     A-6


                                            Credit Grade Categories for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Credit Grade Category               Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
------------------------------    ---------   -----------   -----------    ---------   --------  ---------  --------    --------
A.............................                $                        %   $                  %                                %
A-............................
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========




                                            Loan Documentation Type for the Mortgage Loans
                                                 in the Statistical Calculation Pool

                                                                                                            Weighted    Weighted
                                                            Percent of                 Weighted  Weighted   Average      Average
                                               Aggregate     Aggregate      Average    Average    Average    Credit     Combined
                                  Number of    Principal     Principal      Current     Gross    Remaining   Bureau     Loan-to-
                                   Mortgage     Balance       Balance      Principal   Mortgage    Term       Risk       Value
Documentation Type                  Loans     Outstanding   Outstanding     Balance      Rate    (months)     Score      Ratio
-------------------------------   ---------   -----------   -----------    ---------   --------  ---------  --------    --------
Full Documentation............                $                        %   $                  %                                %
Alternative Documentation.....
Super Streamlined
  Documentation...............
Reduced Documentation.........
Streamlined Documentation.....
Stated Income.................
Simple Documentation..........
                                  ---------   -----------   -----------    ---------   --------  ---------  --------    --------
      Total/Avg./Wtd. Avg.....                $                  100.00%   $                                                   %
                                  =========   ===========   ===========

                                                                       ANNEX B


                     Global Clearance, Settlement and Tax
                           Documentation Procedures

      Except in certain limited circumstances, the globally offered CWHEQ, Inc. Asset-Backed Certificates, Series 200_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC
            Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means:

            (1) a citizen or resident of the United States,

            (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

            (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source

            (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

            (5) certain eligible trusts that elect to be taxed as U.S.
      persons.

                                $--------------
                                 (Approximate)

                   Asset-Backed Certificates, Series 200_-_

                 CWHEQ Asset-Backed Certificates Trust 200_-_
                                    Issuer

                                  CWHEQ, INC.
                                   Depositor

                         [COMPANY LOGO] Countrywide(R)
                         -----------------------------
                                  HOME LOANS
                                    Seller

                     [Countrywide Home Loans Servicing LP]
                                Master Servicer

                              -------------------
                             PROSPECTUS SUPPLEMENT
                              -------------------


                                 [Underwriter]

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200_-_ Asset-Backed Certificates in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200_-_ Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200_-_ Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

                              ____________, 200_

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION _______________, 200_

Prospectus Supplement
(To Prospectus dated ____________, 200_)


                                $-------------
                                 (Approximate)

                    CWHEQ Revolving Home Equity Loan Trust,
                                 Series 200_-_
                                    Issuer
         Revolving Home Equity Loan Asset Backed Notes, Series 200_-_
                                  CWHEQ, Inc.
                                   Depositor


                        (LOGO OMITTED) Countrywide(R)
                         ----------------------------
                                  Home Loans

                          Sponsor and Master Servicer

-----------------------------
Consider carefully the           The  Notes
risk factors beginning on
page S-_ in this                 The following classes of notes are being offered pursuant to this
prospectus supplement and        prospectus supplement and the accompanying prospectus:
on page _ in the
prospectus.                                    Original Note                 Price to  Underwriting  Proceeds to
                                          Principal Balance (1) Note Rate    Public     Discount    Depositor (2)
The notes represent                       --------------------- ---------    --------  ------------ ------------
obligations of the CWHEQ
Revolving Home Equity            [1-A]...    $__________        [Variable]   ______%    ______%       ______%
Loan Trust, Series 200_-_        [2-A]...    $__________        [Variable]   ______%    ______%       ______%
only and do not represent
an interest in or
obligation of CWHEQ,             (1) Subject to a permitted variance of plus or minus [10]%.
Inc., Countrywide Home           (2) Before deducting expenses payable by the depositor estimated to be
Loans, Inc., or any of               approximately $________.
their other affiliates.
                                 The Trust Estate
This prospectus supplement
may be used to offer and         The notes will be secured by the trust estate consisting primarily of [two]
sell the notes only if           loan groups of home equity revolving credit line loans made or to be made in
accompanied by the               the future under certain home equity revolving credit line loan agreements.
prospectus.                      The loans will be secured by second deeds of trust or mortgages primarily on
---------------------------      one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate.


                                 The Policy

                                 [Note Insurer] will issue an irrevocable and unconditional note guaranty insurance policy that will guarantee certain payments to noteholders.



                              [NOTE INSURER LOGO]

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense. [Countrywide Securities Corporation] and [Underwriter] will offer the notes to the public subject to prior sale and subject to their right to reject orders in whole or in part. See "Method of Distribution" in this prospectus supplement. The notes will be issued in book-entry form on or about __________, 200_ through the facilities of The Depository Trust Company and, upon request, through Clearstream, Luxembourg or the Euroclear System.

[Countrywide Securities Corporation]                            [Underwriter]
____________, 200_



                                               Table of Contents

           PROSPECTUS SUPPLEMENT


                                                           PROSPECTUS
                                                Page                                                        Page
                                                ----                                                        ----
Summary..........................................S-3       Important Notice About Information in
Risk Factors.....................................S-9          This Prospectus Supplement and Each
The Issuer......................................S-16          Accompanying Prospectus Supplement .............4
The Note Insurer................................S-17       Risk Factors.......................................5
The Master Servicer.............................S-18       The Trust Fund....................................18
The Home Equity Loan Program....................S-19       Use of Proceeds...................................24
Description of the Mortgage Loans...............S-21       The Depositor.....................................25
Maturity and Prepayment Considerations..........S-23       Loan Program......................................25
Pool Factor.....................................S-26       Description of the Securities.....................28
Description of the Notes........................S-26       Credit Enhancement................................46
Description of the Indenture....................S-40       Yield and Prepayment Considerations...............52
Description of the Sale and Servicing Agreement.S-47       The Agreements....................................54
Description of the Purchase Agreement...........S-57       Certain Legal Aspects of the Loans................70
Use of Proceeds.................................S-58       Material Federal Income Tax Consequences..........85
Material Federal Income Tax Consequences........S-58       Other Tax Considerations.........................109
Other Taxes.....................................S-61       ERISA Considerations.............................109
ERISA Considerations............................S-61       Legal Investment.................................113
Legal Investment Considerations.................S-62       Method of Distribution...........................114
Method of Distribution..........................S-63       Legal Matters....................................115
Legal Matters...................................S-64       Financial Information............................115
Experts.........................................S-64       Rating...........................................115
Ratings.........................................S-64       Index of Defined Terms...........................117
Index of Defined Terms..........................S-65


                                    Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

Issuer

The issuer will be CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, a Delaware statutory trust.

Offered Notes

CWHEQ Revolving Home Equity Loan Trust, Series 200_-_ will issue two classes of notes, the Class [1-A] Notes and Class [2-A] Notes and the transferor interest in the CWHEQ Revolving Home Equity Loan Trust, Series 200_-_. Only the notes are offered by this prospectus supplement.

Trust Estate

The trust estate will consist of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust estate will consist of [two] loan groups. Each will be referred to as a loan group. We sometimes refer to these loans as home equity loans or mortgage loans. On the closing date, the original principal balance of each class of notes will exceed the aggregate cut-off date principal balance of the home equity loans in the related loan group transferred to the issuer on the closing date. This excess represents an undercollateralization of approximately ____% of the original principal balance of each class of notes.

Loan group [1] will consist of mortgage loans expected to have an aggregate principal balance of at least $___________ as of the cut-off date. The original principal balances (by credit limit) of the mortgage loans in loan group [1] conform to Freddie Mac and Fannie Mae guidelines. Loan group [2] will consist of mortgage loans expected to have an aggregate principal balance of at least $____________ as of the cut-off date. The original principal balances (by credit limit) of the mortgage loans in loan group [2] may or may not conform to Freddie Mac and Fannie Mae guidelines. The aggregate principal balance of the mortgage loans as of the cut-off date is at least $_____________.

Depositor

CWHEQ, Inc., a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

[Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by ________ purpose entities that were established by --------.]

Sponsor and Master Servicer

[Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Financial Corporation.]

See "The Master Servicer" in this prospectus supplement.

Indenture Trustee

_________________, a ____________.

Custodian

[Treasury Bank, National Association, a national banking association and an affiliate of the sponsor and the master servicer.]

Owner Trustee

______________, a [Delaware banking corporation].

Note Insurer

[Note Insurer] will insure the notes as described in this prospectus supplement.

See "The Note Insurer" in this prospectus supplement.

Indenture

The notes will be issued pursuant to an indenture between the issuer and the indenture trustee.

Cut-off Date

____________, 200_.

Closing Date

____________, 200_.

Payment Dates

The indenture trustee will make payments on the [15th] day of each calendar month beginning in ___________ 200_. If the [15th] day of the month is not a business day, then payments will be made on the next business day after the [15th] day of the month.

Record Dates

The day before a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

Denominations

The notes will be issued in minimum denominations of $[25,000] and multiples of $[1,000] in excess of that amount.

Form of Notes

The notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company in the United States, and upon request, Clearstream, Luxembourg or the Euroclear System in Europe.

See "Description of Notes -- Book-Entry Notes" in this prospectus supplement.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all mortgage loans. The loan group balance for each loan group equals the aggregate of the principal balances of the mortgage loans in the related loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

o    its cut-off date principal balance,

     plus

o    any additional borrowings on that mortgage loan,

     minus

o all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate for a calendar month is a variable rate per annum equal to the sum of

o the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of that calendar month

     and

o    a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the 15th day of each month.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. In some cases, the repayment period may be five, ten or twenty years after the draw period. Certain mortgage loans require a balloon payment at the end of the draw period.

The Notes

Note Rate

The note rate for each class of notes may change from payment date to payment date. On any payment date, the note rate for each class of notes will equal the least of:

o interpolated one-month and two-month LIBOR for the first payment date and one-month LIBOR for every payment date after the first payment date, in each case, plus the margin related to that class of notes,

o the weighted average of the loan rates on the mortgage loans in the related loan group minus the rates at which certain fees, expenses, and minimum spread requirements are calculated, and

o    [16.00]% per annum.

On any payment date for which the note rate for a class of notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in the related loan group, the basis risk carryforward for that class of notes will be calculated at a rate equal to the lesser of:

o    [16.00]% per annum and

o interpolated one-month and two-month LIBOR for the first payment date and one-month LIBOR for every payment date after the first payment date, in each case, plus the margin related to that class of notes over the related note rate for that payment date. Any basis risk carryforward for a class of notes will be paid (with interest at the rate of the lesser of one-month LIBOR plus the applicable margin and [16.00]% per annum) on that class of notes on subsequent payment dates to the extent that funds from the related loan group are available in the priority described in this prospectus supplement. The policy issued by [Note Insurer] does not cover payment of basis risk carryforward.

See "Description of the Notes -- Payments on the Notes -- Application of Interest Collections" in this prospectus supplement.

Interest Period

For each payment date, the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.
Original Note Principal Balance

The original principal balance of a class of notes may be reduced or increased by not more than [10]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

o    the payment date in __________ 20__ and

o    the date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

See "Description of Notes -- Payments on the Notes -- Payments of Principal Collections" in this prospectus supplement.

Maturity Date; Optional Termination

If not sooner paid, principal on the notes will be due and payable on the payment date in ______ 20__. The notes may be retired as a result of the owner of the transferor interest purchasing all of the mortgage loans then included in the trust estate on any payment date on or after which the aggregate note principal balance of both classes of notes is less than or equal to [10]% of the aggregate original note principal balance of both classes of notes.

See "Description of the Indenture -- Redemption of the Notes" in this prospectus supplement and "The Agreements -- Termination; Optional Termination" in the prospectus.

Credit Enhancement

General

This transaction includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

Excess Interest

The indenture trustee will distribute certain interest collections on the mortgage loans in a loan group to cover losses that would otherwise be allocated to the notes related to that loan group.

Limited Subordination of Transferor Interest

The transferor interest is the undivided interest of the transferor in the CWHEQ Revolving Home Equity Loan Trust, Series 200_-_. The portion of the transferor interest related to a loan group is referred to as the "allocated transferor interest." Each allocated transferor interest is expected to grow as interest collections in excess of amounts due as interest to the noteholders of the related class of notes, amounts due to the note insurer, and certain loss amounts due on the related notes are applied as principal payments on that class of notes, thereby creating overcollateralization of that class of notes. Each allocated transferor interest may also grow as the principal amounts of the mortgage loans in the related loan group change due to new borrowings. In certain circumstances, amounts that would be paid on an allocated transferor interest will instead be paid on the related class of notes. The Sellers (or one of their affiliates) will own the transferor interest on the closing date.

See "Description of the Notes -- Limited Subordination of Transferor Interest" in this prospectus supplement.

Cross-Collateralization

Although payments on the Class [1-A] Notes and Class [2-A] Notes will be based primarily on amounts collected or received in respect of the mortgage loans in the related loan group, as described in this prospectus supplement, the indenture will provide for a specified level of cross-collateralization, in that investor interest collections from a loan group on any payment date will be applied to the funding of certain deficiencies in interest and principal with respect to the notes related to the other loan group. In addition, the indenture will provide that the overcollateralization of one loan group may be used to cover shortfalls in the collateralization of the other loan group.

See "Description of the Notes--Payment of the Notes - Application of Interest Collections" and "Loss Utilization Amount" under "Description of the Notes--Glossary of Key Terms" in this prospectus supplement.

Policy

The note insurer will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to in this prospectus supplement as the policy.

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distributions consisting of

o the guaranteed principal payment amount with respect to each class of notes for the payment date, and

o accrued and unpaid interest due on each class of notes subject to the maximum rate described in this prospectus supplement.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy does not cover payment of basis risk carryforward.

The policy will guarantee the payment of the outstanding note principal balance of each class of notes on the payment date in _______ 20__ (after giving effect to all other amounts payable and allocable to principal on that payment date).

In the absence of payments under the policy, noteholders will directly bear the credit and other risks associated with their notes.

See "Description of the Notes -- The Policy" in this prospectus supplement.

Material Federal Income Tax Consequences

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Sidley Austin Brown & Wood llp, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool for federal income tax purposes.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, the notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes.

See "Legal Investment" in the prospectus.

Note Rating

The notes will not be offered unless they are rated "___" by [Rating Agency] and "___" by [Rating Agency]. A rating is not a recommendation to buy, sell, or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of Securities" in the prospectus.


         Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under "Risk Factors" in the prospectus.


You may have difficulty selling your
notes..................................      Each underwriter intends to make a market in the classes of notes purchased by it, but no underwriter has any obligation to do so.
                                             We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                             The secondary markets for asset backed securities have
                                             experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to
                                             prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited
                                             categories of investors.

Cash flow disruptions could cause
payment delays and losses..............      Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls in payments to noteholders could occur if the note insurer were unable to perform its obligations under the policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to noteholders. If any of the mortgaged properties fails to provide adequate security for the related mortgage loans, you could experience a loss if the note insurer were unable to perform its obligations under the policy.

Yield and reinvestment may be adversely
affected by unpredictability
of prepayments.........................      During the period in which a borrower may borrow money under the borrower's line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in a loan group in any month (and in turn the amount of principal repaid to the holders of the related class of notes) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. Prepayments, however, on loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans.


                                                     S-9

                                             The prepayment experience on the notes may be affected by a wide variety of factors, including:

                                             o   general economic conditions,

                                             o   interest rates,

                                             o   the availability of alternative financing, and

                                             o   homeowner mobility.

                                             In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See "Description of the Notes" in this prospectus supplement and "Certain Legal
                                             Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                             The yield to maturity and weighted average life of your notes will be affected primarily by

                                             o   the rate and timing of repayments and prepayments on the
                                                 mortgage loans in the related loan group as compared with the creation and amount of related additional balances; and

                                             o   the realization of the related liquidation loss amounts.

                                             You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected. See "Maturity and
                                             Prepayment Considerations" in this prospectus supplement and
                                             "Yield and Prepayment Considerations" in the prospectus.

Withdrawal or downgrading of
initial ratings will affect the
value of the notes....................       The ratings of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and on the financial strength of the note insurer. Any reduction in the ratings assigned to the financial strength of the note insurer will likely result in a reduction in the ratings of the notes. A reduction in the ratings assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

                                             The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold, or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.


                                                     S-10


Junior lien priority could result in
payment delay or loss.................       The mortgage loans are secured by mortgages that are second mortgages. Mortgage loans secured by second mortgages are
                                             entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the note insurer is unable to perform its obligations under the policy, you will bear

                                             o   the risk of delay in payments while any deficiency judgment against the borrower is sought and

                                             o   the risk of loss if the deficiency judgment cannot be obtained or is not realized on.

                                             See "Certain Legal Aspects of the Loans" in the prospectus.

The issuer may be an unsecured creditor
under certain mortgage loans because
mortgage loan assignments may not be
recorded..............................       The mortgage notes will be held by [Treasury Bank, National

                                             Association] as custodian on behalf of the indenture trustee. The indenture trustee will not conduct an independent review or examination of the mortgage files. Although the indenture
                                             trustee's security interest in the mortgage notes relating to the mortgage loans will be perfected with the filing of Uniform
                                             Commercial Code financing statements by the issuer by the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless the rating of the long-term senior
                                             unsecured debt obligations of Countrywide Home Loans falls below a rating of "BBB"] by [Rating Agency], or "BBB" by [Rating
                                             Agency]. In addition, assignments of mortgage loans will not be required to be recorded if the sponsor delivers to the indenture trustee an opinion of counsel reasonably acceptable to each rating agency to the effect that recording is not required

                                             o   to protect the indenture trustee's interest in the related mortgage loan; or

                                             o   to perfect a first priority security interest in favor of the indenture trustee, as designee of the issuer, in the related mortgage loan, if a court were to recharacterize the sale of the mortgage loans to the issuer as a financing.

                                             In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuer, will have the result of making the sale of the mortgage loans to the issuer potentially ineffective against


                                                     S-11


                                             o   any creditors of each of the Sellers who may have been
                                                 fraudulently or inadvertently induced to rely on the mortgage loans as assets of that Seller; or

                                             o   any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuer if the purchaser perfects its interest in the mortgage loan by taking possession of the related
                                                 documents or other evidence of indebtedness or otherwise.

                                             In addition, the priority of the indenture trustee's security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes
                                             possession of the mortgage note in good faith and without
                                             knowledge that the purchase violates the rights of the indenture trustee.

                                             In case of any of the above events, the issuer would be an unsecured creditor of the applicable seller.

Payments to and rights of investors
could be adversely affected by the
bankruptcy or insolvency of certain
parties...............................       Each seller will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if either
                                             Seller becomes bankrupt, the trustee in bankruptcy of that seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to that seller. If that argument is made, you could experience delays or reductions in payments on the notes. The sale and servicing agreement will provide that the transfer of the mortgage loans by the depositor to the issuer is a valid transfer and assignment of the mortgage loans to the issuer. Because, as described in this section, the treatment of the transfer as a sale may be contested and the transfer might be characterized as a transfer for security rather than a sale of the mortgage loans, the depositor will also grant to the issuer a security interest in the mortgage loans.

                                             If certain events relating to the bankruptcy or insolvency of the transferor were to occur, additional balances would not be sold to the depositor, transferred by the depositor to the issuer, and pledged by the issuer to the indenture trustee, and the rapid amortization period would commence.

                                             If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer.


                                                     S-12


Developments in California could
have disproportionate effect on the
pool of mortgage loans due to
geographic concentration of mortgaged
properties............................       Approximately ____% and ____% of the group [1] mortgage loans and group [2] mortgage loans, respectively, in each case by aggregate principal balance of the mortgage loans in the related loan group as of the statistical calculation date, will be secured by mortgaged properties located in the state of California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, and other natural
                                             disasters. In addition:

                                             o   economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                             o   declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

                                             o   any increase in the market value of properties located in
                                                 California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Master servicer has ability to change
the terms of the mortgage loans.......       The master servicer may agree to changes in the terms of a credit line agreement if the changes

                                             o   do not materially and adversely affect the interest of the noteholders or the note insurer, and

                                             o   are consistent with prudent business practice.

                                             In addition, the master servicer, within certain limitations, may increase the credit limit related to a mortgage loan. Any
                                             increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan.

Effect of loan rates on the notes.....       Each class of notes accrues interest at a rate based on the interpolated one-month and two-month LIBOR index plus a specified margin for the first payment date, and for every payment date after the first payment date the note accrues interest at a rate based on the one-month LIBOR index plus a specified margin.
                                             However, each such rate is subject to a cap based in part on the interest rates on the mortgage loans in the related loan group.


                                                     S-13


                                             The mortgage loans have interest rates that are based on the prime rate, and have periodic and maximum limitations on
                                             adjustments to the loan rate. As a result, a class of notes may accrue less interest than it would accrue if the related note rate were based solely on the one-month LIBOR index plus the specified margin. A variety of factors could affect the interest rates on the mortgage loans and thus limit either note rate. Some of these factors are described below.

                                             o   Each note rate may adjust monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for a class of notes for extended periods in a rising interest rate environment.

                                             o   The prime rate may respond to different economic and market factors than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while one-month LIBOR is stable or rising. Although both the loan rates and one-month LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

                                             These factors may adversely affect the yield to maturity on each class of notes. Any basis risk carryforward on a class of notes will be paid on those notes only to the extent of available funds from the related loan group as described in this prospectus supplement. We cannot assure you that all basis risk carryforward will be paid. In addition, the policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.

                                             The mortgage loans generally have introductory rates that apply to payments made during the first three or six months after origination. After the introductory rate period, the loan rate will be adjusted to the index rate plus the applicable margin. On the first three payment dates, the master servicer is required to cover shortfalls in the amount required to pay the note interest resulting solely from the failure of certain mortgage loans to be fully indexed.

                                             Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the mortgage loan will be purchased from the related loan group and the purchase price will be deposited as collections in the relevant collection period. Not more than
                                             ____% by original note principal balance for a loan group of mortgage loans may be purchased out of that loan group to
                                             accommodate any reductions in loan rate.

Event of default under the indenture..       So long as the note insurer is not in default with respect to its obligations under the policy, neither the indenture trustee nor the noteholders may declare an event of default under the
                                             indenture and accelerate the maturity of the notes without the consent of the note insurer. If an event of default under the indenture occurs, the note insurer will have the right, but not the obligation, to cause the


                                                     S-14


                                             liquidation, in whole or in part, of the trust estate, which will result in redemption, in whole or in part, of the notes. The note insurer's decisions with respect to defaults may have a
                                             significant impact on the weighted average lives of the notes.
                                             See "Description of the Indenture -- Remedies on Event of Default
                                             Under the Indenture" in this prospectus supplement.

Impact of world events................       The economic impact of the United States' military operations in
                                             Iraq, Afghanistan, and other parts of the world as well as the possibility of any terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No
                                             assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. If the note insurer is unable to perform its obligations under the policy, any adverse impact resulting from these events would be borne by the holders of the notes. United States military
                                             operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act.

                                             For a further discussion, see "Certain Legal Aspects of the
                                             Mortgage Loans - Servicemembers Civil Relief Act" in the
                                             prospectus.

                                             For a discussion of additional risks pertaining to the notes, see
                                             "Risk Factors" in the prospectus.


                                  The Issuer

General

     The issuer will be CWHEQ Revolving Home Equity Loan Trust, Series 200_-_ (the "Trust"), which is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of __________, 200_, between CWHEQ, Inc., as depositor, and ________________, as owner trustee. After its formation, the Trust will not engage in any activity other than:

     o to issue the notes pursuant to the indenture and the transferor interest pursuant to the trust agreement, and to grant assets to the indenture trustee pursuant to the indenture;

     o to distribute to the owner of the transferor interest (the "transferor") pursuant to the trust agreement and other transaction documents any portion of the assets released from the lien of the indenture and any other amounts provided for in the sale and servicing agreement;

     o to engage in those activities that are appropriate to accomplish any of the foregoing or are incidental to them; and

     o to engage in any other activities appropriate to conserve the assets of the Trust and make payments to the transferor and the noteholders.

     The notes will be limited recourse obligations of the Trust, secured by and payable solely out of the assets of the Trust.

     The Trust's principal offices are located in _______________, [Delaware], in care of ________________, as owner trustee, at its address below.

Trust Estate

     The property of the Trust pledged to the indenture trustee (the "trust estate") will generally consist of:

     o the principal balance of each mortgage loan as of close of business on the cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement ("Additional Balances");

     o collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date);

     o    the related mortgage files;

     o properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     o the collection account and payment account for the notes (excluding its net earnings);

     o    the Trust's rights under hazard insurance policies; and

     o the interest of the Trust in the sale and servicing agreement and the purchase agreement.

     The notes will have the benefit of the policy issued by [Note Insurer].

     The mortgage loans are pledged to the indenture trustee for the benefit of the holders of the notes and the note insurer to secure the repayment of the notes and thus are subject to the lien of the indenture. All of the remaining interest in the assets of the Trust will be represented by a single transferor interest that will be owned by the transferor.

     The portion of the transferor interest related to a loan group is referred to as its "Allocated Transferor Interest," and, as of any payment date, will equal the related Loan Group Balance for the payment date (any amounts otherwise payable on the transferor interest but retained in the payment account), minus the Note Principal Balance of the class of notes related to that loan group (after giving effect to the payment of all amounts actually paid on that class of notes on that payment date).

     The transferor has the right to sell or pledge the transferor interest at any time, if

     o the Rating Agencies have notified the issuer and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the notes without taking the policy into account,

     o    the note insurer has consented to such sale or pledge, and

     o certain other conditions specified in the trust agreement are satisfied.

     Each Allocated Transferor Interest as of the closing date will be less than zero, which is less than the initial Required Transferor Subordinated Amount for each loan group. Each Allocated Transferor Interest is expected to increase on future payment dates until it equals the Required Transferor Subordinated Amount for the related loan group.

The Owner Trustee

     _______________ will act as the owner trustee under the trust agreement.
_______________ is a [Delaware banking corporation] and its principal offices are located at _________________, ___________, [Delaware] ______.

     The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee and the administrator (appointed pursuant to an administration agreement among the Trust, Countrywide Home Loans, Inc. as administrator, and the indenture trustee) may appoint co-trustees or separate trustees of any part of the trust estate under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

     The owner trustee may resign at any time, in which event the administrator must appoint a successor. The administrator may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

     The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the trust estate on the terms of the transaction documents and it will not be accountable under the trust agreement or any other transaction document except
(i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

Termination

     The Trust will dissolve when it makes its final distribution of all moneys or other property held under the trust agreement.

                               The Note Insurer

     [Note Insurer] (the "Note Insurer") has supplied the following information for inclusion in this prospectus supplement. No representation is made by the Issuer, the Depositor, the Sponsor, the Master Servicer, the Indenture Trustee, the Custodian, the Owner Trustee or the Underwriter as to the accuracy and completeness of this information.

     [Insert description of Note Insurer]

                              The Master Servicer

General

     [Countrywide Home Loans, Inc. ("Countrywide")] will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments or condominium units.

     [Countrywide] may perform any of its obligations under the sale and servicing agreement dated as of ___________, 200_ among CWHEQ, Inc., as depositor, [Countrywide], as sponsor and master servicer, the Trust, and _______________, as indenture trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements.

The Master Servicer

     [Countrywide, a New York corporation and a subsidiary of Countrywide Financial Corporation, will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     At [March 31, 2005] Countrywide provided servicing for approximately $[893.405] billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At [March 31, 2005] Countrywide provided servicing for approximately $[39.813] billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.]

                         The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

     The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years of W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the Reduced Documentation Program certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation program is available for first lien borrowers with good credit and mortgage history with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the sponsor if they have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation, or asset verification is generally required. A telephonic verification of employment is required before loan closing.

     Full appraisals are generally performed on all home equity loans. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits between $100,000 and $250,000, determined by the FICO score of the borrower, Countrywide may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line. The minimum amount for draws does not apply to borrowers that are Access Card holders.

     After obtaining all applicable income, liability, asset, employment, credit, and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

     It is generally the sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     o the collection and aggregation of payments relating to the mortgage loans;

     o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

     o the preparation of tax related information in connection with the mortgage loans.

     Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the borrower with the monthly statements. All payments are generally due on the fifteenth day of the month.

     The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

     o after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the borrower, or

     o if a notice of default on a senior lien is received by the master servicer.

     Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

     Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. Alternatively, the master servicer may forego foreclosure and charge off the home equity loan if the proceeds of foreclosure and liquidation are likely to produce an amount less than the unpaid principal balance of the related senior mortgage.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio, and applicable laws and regulations.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                                      Delinquency and Foreclosure Experience

                      As of [                ]     As of [                ]        As of [                ]
                    ----------------------------- ----------------------------- --------------------------------
                       Principal                   Principal                     Principal
                        Balance       Percentage    Balance          Percentage   Balance            Percentage
                    --------------   ------------ --------------   ------------ --------------    --------------

Total Portfolio.... $[                 ]  --      $[                 ]   --     $[                 ]     --

Delinquency
Percentage

  30-59 Days....... $[             ]    [    ]%   $    [             ] [    ]%  $   [              ]   [    ]%

  60-89 Days.......  [             ]    [    ]         [             ] [    ]        [             ]   [    ]
  90+ Days.........  [             ]    [    ]         [             ] [    ]        [             ]   [    ]
                    ----------------   ---------  -------------------- -------  --------------------  ---------
        Sub Total.. $[             ]    [    ]%   $   [              ] [    ]%  $   [              ]   [    ]%
Foreclosure Rate... $ [            ]    [    ]%   $     [            ] [    ]%  $    [             ]   [    ]%
Bankruptcy Rate.... $[             ]    [    ]%   $    [             ] [    ]%  $    [             ]   [    ]%




                       As of [              ]
                    ------------------------------
                     Principal         Percentage
                      Balance
                    -------------   --------------

Total Portfolio.... $[                 ]    -

Delinquency
Percentage

  30-59 Days....... $   [              ] [    ]%
                                         [    ]
  60-89 Days.......      [             ]
  90+ Days.........      [             ] [    ]
                    -------------------- --------
        Sub Total.. $   [              ] [    ]%
Foreclosure Rate... $    [             ] [    ]%
Bankruptcy Rate.... $    [             ] [    ]%



                       Description of the Mortgage Loans

General

     The issuer expects that the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date will be at least $_____________. The mortgage pool will be divided into two groups of mortgage loans

("loan group [1]" and "loan group [2]," as applicable, and each, a "loan group"). The mortgage loans in loan group [1] and loan group [2] are referred to as the "group [1] mortgage loans" and "group [2] mortgage loans," respectively. The group [1] mortgage loans have original principal balances (by credit limit) that conform to the guidelines of Freddie Mac and Fannie Mae. The group [2] mortgage loans have original principal balances (by credit limit) that may or may not conform to the guidelines of Freddie Mac and Fannie Mae. The Class [1-A] Notes will be secured primarily by the mortgage loans in loan group [1]. The Class [2-A] Notes will be secured primarily by the mortgage loans in loan group [2].

     The mortgage loans to be included in the final mortgage pool will represent mortgage loans originated by the sponsor on or before the cut-off date and sold by the sellers to the depositor, and by the depositor to the Trust, on the closing date. If the sellers do not, as of the cut-off date, have in the aggregate the full amount of mortgage loans for a loan group that the depositor expects to purchase from the sellers and sell to the Trust on the closing date, the depositor may reduce the size of the offering of the class of notes related to that loan group. Likewise, if the sellers have in the aggregate more mortgage loans for a loan group than anticipated, the depositor may increase the size of the offering of the class of notes related to that loan group. The original note principal balance of each class of notes may not increase or decrease by more than [10]%. Initially, the note principal balance of each class of notes will exceed the cut-off date principal balance of the mortgage loans in the related loan group transferred to the Trust on the closing date. This excess represents an undercollateralization of approximately ____% of the original principal balance of each class of notes.

Mortgage Loan Terms

     General. A borrower may obtain an advance on a mortgage loan by writing a check, requesting a wire transfer, or using a credit card in a minimum amount of $250. The minimum amount for draws does not apply to borrowers that are Access Card holders. Except during the introductory rate period when the mortgage loan interest rate is fixed, the mortgage loans bear interest at a variable rate that changes monthly on the first business day of the month preceding the due date with changes in the applicable index rate. After the introductory rate period, the daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

     The second mortgage ratio for a mortgage loan in second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of the related loan application.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made generally during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

     In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide's approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period. A relatively small number of home equity loans are subject to a five, ten, or twenty year repayment period following the draw period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately ____% and ____% of the group [1] mortgage loans and the group [2] mortgage loans, respectively, in each case by aggregate stated principal balance of the mortgage loans in such loan group as of the statistical calculation date, require a balloon repayment at the end of the draw period.

     The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described in the preceding paragraph.

     The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

     o    its principal balance as of the cut-off date, plus

     o    any Additional Balances for the mortgage loan, minus

     o the sum of all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

     The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

Pool Characteristics

     Set forth in Annex I is certain statistical information based on outstanding principal balances as of the open of business on __________, 200_, which is the "Statistical Calculation Date," of a pool of two groups of mortgage loans that CWHEQ, Inc. believes is representative of the mortgage loans expected to be included in the final mortgage loan pool (the "Pool Characteristics"). This information as well as other information in this prospectus supplement describing the mortgage loans as of the Statistical Calculation Date are approximations of the expected characteristics of the mortgage loans to be actually included in the mortgage loan pool at the closing date.

     A detailed description of the mortgage loans actually delivered on the closing date (the "Detailed Description") will be available at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the notes. The Detailed Description will specify, among other things, the following information regarding the mortgage loans included in the trust estate on the closing date:

     o the outstanding principal balances of the mortgage loans as of the cut-off date,

     o    the lien priority,

     o    the repayment period,

     o    the loan rates borne by the mortgage loans as of the cut-off date,

     o    the combined loan-to-value ratios of the mortgage loans,

     o    the remaining term to scheduled maturity of the mortgage loans,

     o    the type of properties securing the mortgage loans,

     o    the geographical distribution of the mortgage loans by state, and

     o the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

     The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are second mortgages or deeds of trust on mortgaged properties expected to be located in __ states [plus the District of Columbia]. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units.

                    Maturity and Prepayment Considerations

     Holders of a class of notes will be entitled to receive on each payment date payments of principal, in the amounts described under "Description of the Notes -- Payments on the Notes" in this prospectus supplement, until the Note Principal Balance of that class of notes is reduced to zero. During the Managed Amortization Period, holders of a class of notes will receive amounts from principal collections based on the Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below.

     Principal collections on the mortgage loans in a loan group will be allocated between the noteholders of the related class of notes and the transferor based on the Investor Fixed Allocation Percentage for the related loan group. Once the related Allocated Transferor Interest at least equals the Required Transferor Subordinated Amount for that loan group, the related Investor Fixed Allocation Percentage will be ____%. The "Group [1] Required Transferor Subordinated Amount" initially will be (i) ____% of the Class [1-A] Original Note Principal Balance plus (ii) the OC Deficiency Amount of loan group [2]. The "Group [2] Required Transferor Subordinated Amount" initially will be (i) ____% of the Class [2-A] Original Note Principal Balance plus (ii) the OC Deficiency Amount of loan group [1]. The Note Insurer may permit the Group 1 Required Transferor Subordinated Amount and the Group [2] Required Transferor Subordinated Amount to decrease or "step down" over time or, under certain circumstances, require it to increase or "step up." See "OC Deficiency Amount" under "Description of the Notes--Glossary of Key Terms" in this prospectus supplement.

     The Group [1] Required Transferor Subordinated Amount and Group [2] Required Transferor Subordinated Amount are each sometimes referred to as a "Required Transferor Subordinated Amount." Allocations of principal collections from the mortgage loans in a loan group based on the applicable Investor Fixed Allocation Percentage may result in payments of principal to the noteholders of the related class of notes in amounts that are, in most cases, greater relative to the declining balance of the related mortgage loans than would be the case if the Investor Floating Allocation Percentage for a loan group were used to determine the percentage of principal collections from the related mortgage loans paid to the holders of the related class of notes. This is especially true during the Rapid Amortization Period when the holders of a class of notes are entitled to receive the related Maximum Principal Payment and not a lesser amount.

     In addition, Investor Interest Collections for a loan group may be paid as principal of the related class of notes in connection with the Accelerated Principal Payment Amount for that loan group. Moreover, to the extent of losses allocable to the notes, noteholders may also receive the amount of those losses as payment of principal from the related Investor Interest Collections, the related Subordinated Transferor Collections, the Investor Interest Collections for the other loan group, the Subordinated Transferor Collections for the other loan group or, in some instances, draws under the policy. The level of losses on the mortgage loans in a loan group may therefore affect the rate of payment of principal on the related class of notes.

     After the closing date, each Allocated Transferor Interest may grow to the extent obligors make more draws than principal payments on the related mortgage loans. An increase in an Allocated Transferor Interest due to additional draws may also result in holders of the related class of notes receiving principal at a greater rate during the Rapid Amortization Period because their share of principal collections on those mortgage loans is based on the related Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove certain mortgage loans from a loan group and release them from the lien of the indenture at any time during the life of the notes, so long as the related Allocated Transferor Interest (after giving effect to the removal of such mortgage loans) is not less than the greater of the related Minimum Transferor Interest and the related Required Transferor Subordinated Amount. Removals of mortgage loans may affect the rate at which principal is distributed to the related class of notes by reducing the applicable Loan Group Balance and, therefore, the amount of related principal collections. See "Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor" in this prospectus supplement.

     All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related class of notes.

     The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described in this prospectus supplement under "Description of the Mortgage Loans -- Mortgage Loan Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce them unless

     o    enforcement is not permitted by applicable law or

     o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

     The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus.

     The sellers are not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the closing date. See "Description of the Sale and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement. If a seller fails to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the Trust. The principal balance of any mortgage loan so transferred will be deducted from the Loan Group Balance of the related loan group, thus reducing the amount of the related Allocated Transferor Interest. If after the deduction the related Allocated Transferor Interest would be less than the greater of the related Minimum Transferor Interest and the related Required Transferor Subordinated Amount at the time, then a "Transfer Deficiency" will exist with respect to the loan group. The amount of the Transfer Deficiency is the lesser of the principal balance of the mortgage loan transferred from the Trust and the excess of the greater of the related Minimum Transferor Interest and the related Required Transferor Subordinated Amount over the related Allocated Transferor Interest. If a Transfer Deficiency exists, the sponsor must transfer to the Trust for the benefit of the applicable loan group Eligible Substitute Mortgage Loans or deposit into the collection account an amount equal to the an amount (the "Transfer Deposit Amount") equal to the Transfer Deficiency over the principal balance of any Eligible Substitute Mortgage Loans transferred to the Trust for the applicable loan group. See "Description of the Sale and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

     The yield to an investor who purchases a class of notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans in the related loan group is different from the rate anticipated by the investor at the time the notes were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.

     We cannot predict the level of prepayments that will be experienced by the Trust and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                                  Pool Factor

     The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note Principal Balance of each class of notes as of each payment date (after giving effect to any payment of principal of each class notes on the payment date) as a proportion of the Original Note Principal Balance of that class of notes. On the closing date, the pool factor for each class of notes will be 1.0000000. See "Description of the Notes -- Payments on the Notes" in this prospectus supplement. Thereafter, the pool factor for each class of notes will decline to reflect reductions in the related Note Principal Balance.

     Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the pool factor and various other items of information for the notes will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 200_ calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes -- Book-Entry Notes" and "Description of the Indenture -- Reports to Noteholders" in this prospectus supplement.

                           Description of the Notes

General

     The Revolving Home Equity Loan Asset Backed Notes, Series 200_-_ Class [1-A] Notes and Class [2-A] Notes (each is sometimes referred to as a "class" and collectively these are referred to as the "notes"), will be issued pursuant to the indenture. The notes will be issued in denominations of $[25,000] and multiples of $[1,000] in excess of that amount. The repayment of the notes will be secured by the grant of a security interest in the mortgage loans to the indenture trustee.

     Definitive notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the notes. See "-- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The "Aggregate Original Note Principal Balance" is expected to equal approximately $______________. The "Class [1-A] Original Note Principal Balance" is expected to equal approximately $____________. The "Class [2-A] Original Note Principal Balance" is expected to equal approximately $_____________. Both the Class [1-A] Original Note Principal Balance and the Class [2-A] Original Note Principal Balances are referred to as an "Original Note Principal Balance".

     The principal amount of each class of notes (the "Class [1-A] Note Principal Balance" or "Class [2-A] Note Principal Balance" as applicable, or each, a "Note Principal Balance") on any payment date is equal to the related Original Note Principal Balance minus the aggregate of amounts actually paid as principal on that class of notes. See "-- Payments on the Notes" below. The primary source of payment on each class of notes is the collections on the mortgage loans in the related loan group. See "Description of the Sale and Servicing Agreement -- Allocation and Collections" in this prospectus supplement. The notes will also have the benefit of the policy. The portion of the interest collections on the mortgage loans in a loan group that are Investor Interest Collections will be distributed in accordance with the indenture and the portion of the interest collections that are not Investor Interest Collections will be distributed to the holder of the transferor interest. Principal collections on the mortgage loans in a loan group will be allocated between the holders of the related class of notes and the holder of the transferor interest but the amount allocated to a class of notes may be reduced because it has been used to pay for Additional Balances or to reduce excess overcollateralization. See "Transferor Principal Collections" under "Description of the Notes -- Glossary of Key Terms" in this prospectus supplement. Each note represents the right to receive payments of interest at the applicable note rate and payments of principal as described below.

     The indenture requires the Allocated Transferor Interest for each loan group to be at least equal to the Minimum Transferor Interest for that loan group and at least equal to the related Required Transferor Subordinated Amount. The Minimum Transferor Interest for a loan group is an amount equal to
(i) the lesser of (a) ____% of the
related Loan Group Balance at the beginning of the immediately preceding Collection Period and (b) ____% of the Original Note Principal Balance of the related class of notes plus (ii) the OC Deficiency Amount of the unrelated loan group; see "Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor" in this prospectus supplement. The owner of the transferor interest will initially be the sponsor (or one of its affiliates). In general, the Loan Group Balance will vary each day as principal is paid on the related mortgage loans, liquidation losses on the related mortgage loans are incurred, and Additional Balances on the related mortgage loans are created by borrowers on those mortgage loans and transferred to the Trust.

     Certain Investor Interest Collections for a loan group will be applied as a payment of principal of the related class of notes on a payment date to decrease the Note Principal Balance of that class of notes until the difference between the related Loan Group Balance and the Note Principal Balance of that class of notes and the related Loan Group Balance is an amount equal to the applicable Required Transferor Subordinated Amount for the payment date. The amount of the Investor Interest Collections for a loan group so applied as a payment of principal on the related class of notes on a payment date is an "Accelerated Principal Payment Amount." The requirement to increase each Allocated Transferor Interest to, and thereafter maintain it at, the applicable Required Transferor Subordinated Amount is not an obligation of the sponsor, any seller, the master servicer, the indenture trustee, the Note Insurer, or any other person.

     The Note Insurer may permit either Required Transferor Subordinated Amount to decrease or "step down" over time or, under certain circumstances, require it to increase or "step up." When a step up occurs, the notes are paid down faster than they ordinarily would have been but for the step up. This results from cash flows that otherwise would have been paid to the holder of the transferor certificate paying down the notes. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount," which may result in a release of cash from the Trust or removal of mortgage loans from the related loan group in an amount up to the Overcollateralization Reduction Amount (net of any reimbursement amounts related to that class of notes due to the Note Insurer), on payment dates occurring after the step-downs take effect.

Book-Entry Notes

     The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes may elect to hold their notes through The Depository Trust Company in the United States, or upon request Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of [$25,000] and in multiples of $[1,000] in excess of that. One investor in the book-entry notes may hold a beneficial interest that is not an integral multiple of $[1,000]. Except as described below, no person, acquiring a book-entry note will be entitled to receive a definitive note representing the note. Until definitive notes are issued, Cede & Co., as nominee of DTC, is expected to be the only "noteholder" of the notes. Beneficial owners of the notes will not be noteholders as that term is used in the indenture. Beneficial owners of the notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Beneficial owners of the notes will receive all payments of principal of, and interest on, the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding (except under the circumstances described below), under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the notes and must receive and transmit payments of principal of, and interest on, the notes. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom beneficial owners of the notes have accounts for the notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners of the notes. Accordingly, although beneficial owners of the notes will not possess the notes, the Rules provide a mechanism by which beneficial owners of the notes will receive payments and will be able to transfer their interest.

     Beneficial owners of the notes will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Until definitive notes are issued, beneficial owners of the notes who are not participants may transfer ownership of the notes only through participants and indirect participants by instructing them to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners of the notes.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes. See "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex II.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000, New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking"; the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 44 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is Euroclear Bank S.A./N.V.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

     Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co. Payments on the notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants, in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since certain potential investors may be unwilling to purchase the notes for which they cannot obtain definitive notes.

     Monthly and annual reports on the trust estate provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

     DTC has advised the transferor and the indenture trustee that, until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some of the notes that conflict with actions taken for other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if

     o the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the book-entry notes and the issuer is unable to locate a qualified successor, or

     o after the occurrence of an event of default under the indenture, beneficial owners having interests aggregating not less than 51% of the outstanding principal balance of the book-entry notes advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of beneficial owners.

     When definitive notes become available, DTC will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive notes. Upon surrender by DTC of the global notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

     Although DTC, Euroclear, and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Glossary of Key Terms

     "Adjusted Loan Group Balance" (i) for each payment date on which the Loss Utilization Amount of both loan groups is zero, for each loan group is the Loan Group Balance of that loan group as of that payment date, and (ii) for each payment date on which the Loss Utilization Amount of a loan group is greater than zero, is

     o for the loan group whose Loss Utilization Amount is greater than zero, the Loan Group Balance of that loan group as of that payment date plus its Loss Utilization Amount as of that payment date, and

     o for the loan group whose Loss Utilization Amount is equal to zero, the Loan Group Balance of that loan group as of that payment date minus the Loss Utilization Amount of the other loan group as of that payment date.

     "Allocated Transferor Interest" for any payment date and each loan group is

     o the sum of the related Loan Group Balance for the payment date, and any amounts otherwise payable on the transferor interest of that loan group but retained in the payment account minus

     o the related Note Principal Balance (after giving effect to the payment of all amounts actually paid on the related class of notes on that payment date).

     "Available Transferor Subordinated Amount" for each payment date and loan group is the lesser of the related Allocated Transferor Interest and the related Required Transferor Subordinated Amount for the payment date.

     "Collection Period" related to a payment date is the calendar month preceding the payment date or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of __________ 200_.

     "Investor Fixed Allocation Percentage" for each payment date and class of notes is (i) on any date on which the related Allocated Transferor Interest is less than the related Required Transferor Subordinated Amount, 100%, and (ii) on any date on which the related Allocated Transferor Interest equals or exceeds the related Required Transferor Subordinated Amount, ____ %.

     "Investor Floating Allocation Percentage" for each payment date and class of notes is the lesser of 100% and a fraction whose numerator is the Note Principal Balance of that class of notes and whose denominator is the related Loan Group Balance at the beginning of the related Collection Period.

     "Investor Interest Collections" for each payment date and loan group is the sum of (i) the product of (a) the interest collections on the mortgage loans in that loan group during the related Collection Period, and (b) the applicable Investor Floating Allocation Percentage for the related class of notes for the payment date, and (ii) the deposits by the Master Servicer pursuant to Section 3.03 of the Sale and Servicing Agreement.

     "Investor Loss Amount" for each payment date and a class of notes is the product of the Investor Floating Allocation Percentage for that class of notes and the aggregate Liquidation Loss Amount for the related loan group for the payment date.

     "Investor Loss Reduction Amount" for each payment date and class of notes is the portion of the Investor Loss Amounts for that class for all prior payment dates that has not been previously (i) paid to holders of the class of notes on a payment date pursuant to items (3), (4), or (8) under "Description of Notes--Application of Interest Collections," (ii) funded by related or unrelated Subordinated Transferor Collections on a payment date, (iii) absorbed by a reduction in the related or unrelated Allocated Transferor Interest or reduced by an increase in the related Adjusted Loan Group Balance resulting from any increase in the related Loss Utilization Amount on a payment date, or (iv) funded by a draw on the Policy.

     "Liquidated Mortgage Loan" for each payment date is any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

     "Liquidation Loss Amount" for each Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

     "Loan Group Balance" for each payment date and loan group is the aggregate of the principal balances of the mortgage loans in that loan group as of the end of the related Collection Period. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (a) any Additional Balances for the mortgage loan minus (b) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

     "Loss Utilization Amount" for any payment date is the greater of zero and

     o for loan group [1], the lesser of the overcollateralization shortfall for loan group [1] and the available overcollateralization amount for loan group [2], where

          (x) the overcollateralization shortfall for loan group [1] is the excess of the Class [1-A] Note Principal Balance on that payment date after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) over the related Loan Group Balance on that payment date; and

          (y) the available overcollateralization amount for loan group [2] is the lesser of (i) the excess of the Loan Group Balance of loan group [2] on that payment date over the Class [2-A] Note Principal Balance after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) and (ii) the Group [2] Required Transferor Subordinated Amount on that payment date, and

     o for loan group [2], the lesser of the overcollateralization shortfall for loan group [2] and the available overcollateralization amount for loan group [1], where

          (x) the overcollateralization shortfall for loan group [2] is the excess of the Class [2-A] Note Principal Balance on that payment date after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) over the related Loan Group Balance on that payment date; and

          (y) the available overcollateralization amount for loan group [1] is the lesser of (i) the excess of the Loan Group Balance of loan group [1] on that payment date over the Class [1-A] Note Principal Balance after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) and (ii) the Group [1] Required Transferor Subordinated Amount on that payment date.

     "OC Deficiency Amount" is the amount required to reduce a class of notes to achieve the overcollateralization target for its related loan group without taking into account the other loan group's overcollateralization position, which amount, for any loan group on any date of determination within any Collection Period, will be equal to the excess of (A) the amount in clause (i) of the related Minimum Transferor Interest or the Required Transferor Subordinated Amount (subject to any "step ups" or "step downs" applicable thereto), as the case may be, over (B) the greater of (x) the related Allocated Transferor Interest and (y) zero, for such date of determination.

     "Required Amount"--see "Limited Subordination of Transferor Interest" under "Description of the Notes" in this prospectus supplement.

     "Required Transferor Subordinated Amount"-- see "Maturity and Prepayment Considerations" in this prospectus supplement.

     "Transferor Principal Collections" for each payment date and loan group are principal collections received on the related mortgage loans during the related Collection Period minus the amount of principal collections required to be paid to noteholders of the related class of notes under the indenture.

Payments on the Notes

     Beginning with the first payment date, payments on the notes will be made by the indenture trustee or a paying agent on each payment date to the persons in whose names the notes are registered at the close of business on the day before each payment date or, if the notes are no longer book-entry notes, at the close of business on the applicable record date. The record date for the notes is the day before a payment date, so long as the notes are book-entry notes or, if the notes are no longer book-entry notes, at the close of business on the last day of the month preceding the payment date. The term "payment date" means the fifteenth day of each calendar month or, if the fifteenth day of the month is not a business day, then the next business day after the fifteenth day of the month. Generally, payments on the notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the record date. At the request of a noteholder owning at least $1,000,000 principal amount of notes, payments will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final payment on the notes upon redemption will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

     Application of Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Investor Interest Collections for each loan group in the following order of priority:

     (1) to pay the Note Insurer for the portion of the premium for the Policy related to that loan group;

     (2) to pay holders of the related class of notes the interest accrued at the related note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law, exclusive of Basis Risk Carryforward) on the principal balance of the related class of notes;

     (3) to pay holders of the related class of notes the related Investor Loss Amount for the payment date;

     (4) (i) first to pay to the holders of the related class of notes any Investor Loss Reduction Amount, and then (ii) to pay the holders of the related class of notes an amount that is required to reduce any Loss Utilization Amount for the related loan group to zero;

     (5) to pay holders of the unrelated class of notes any amount described in item (2) above that remains unpaid after taking into account payments of Investor Interest Collections to that class of notes from the related loan group;

     (6) to reimburse the Note Insurer for prior draws made from the Policy for the related class of notes (with interest on the draws);

     (7) to pay holders of the related class of notes the related Accelerated Principal Payment Amount;

     (8) to pay holders of the unrelated class of notes any amount described in items (3) and (4)(i) above that remains unpaid on the payment date, after taking into account the allocation of the Investor Interest Collections related to the unrelated class of notes on the payment date;

     (9) to pay any other amounts owed to the Note Insurer with respect to the related loan group pursuant to the Insurance Agreement;

     (10) to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement, to the extent not already paid;

     (11) to reimburse the Note Insurer for prior draws made from the Policy for the unrelated class of notes (with interest on the draws) and to pay any other amounts owed to the Note Insurer with respect to the unrelated loan group pursuant to the Insurance Agreement;

     (12) to pay the holders of the related class of notes any Basis Risk Carryforward; and

     (13) the remaining amounts to the holder of the transferor interest in respect of the related Allocated Transferor Interest.

     Payments to noteholders pursuant to clauses (2), (5), and (12) will be interest payments on the applicable class of notes. Payments to noteholders pursuant to clauses (3), (4), (7), and (8) will be principal payments on the applicable class of notes and will therefore reduce the related Note Principal Balance. The amount of one loan group's Investor Interest Collections that is paid with respect to the other loan group on the payment date pursuant to clauses (5) or (8) is a "Crossover Amount." The Accelerated Principal Payment Amounts and any Basis Risk Carryforward are not guaranteed by the Policy.

     Interest will be paid on each payment date at the applicable note rate for the related Interest Period. The note rate for a payment date and a class of notes will be a per annum rate equal to the least of:

     (a)  the sum of

          o for any payment date after the first payment date, the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") and for the first payment date, the interpolated one-month and two-month LIBOR, plus

          o    the margin for that class of notes,

     (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in the related loan group (weighted on the basis of the daily average balance of each mortgage loan in that loan group during the related billing cycle before the Collection Period relating to the payment date) net of

          o    the servicing fee rate,

          o the rate at which the premium payable to the Note Insurer is calculated, and

          o commencing with the payment date in ________ 200_, ____% per annum, and

     (c) [16.00]%.

     The "Basis Risk Carryforward" for either class of notes and any payment date will equal the sum of

     (x) the excess of

     o the amount of interest that would have accrued on that class of notes during the Interest Period had interest been determined pursuant to clause (a) above (but not at a rate in excess of [16.00]% per annum) over

     o the interest actually accrued on that class of notes during the Interest Period,

     (y) any Basis Risk Carryforward for that class of notes remaining unpaid from prior Payment Dates, and

     (z) interest on the amount in clause (y) at the applicable note rate (without regard to clause (b) of the definition of note rate).

     Basis Risk Carryforward will be paid on subsequent payment dates to the extent funds from the related loan group are available therefor.

     The margin for the Class [1-A] and Class [2-A] Notes will be ____% per annum..

     Interest on each class of notes for any payment date will accrue from the preceding payment date (or, in the case of the first payment date, from the closing date) through the day preceding the payment date (each period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest for each payment date will accrue on the related outstanding Note Principal Balance immediately prior to that payment date.

     Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the related payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the closing date. As the first Interest Period will be more than one month but less than two months in duration, LIBOR for the first Interest Period will be determined by the method described below but based on interpolation by reference to the one month rate and the two month rate. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Moneyline Telerate Screen Page 3750 as of 11:00 a.m., London time, on the reset date for an Interest Period. Moneyline Telerate Screen Page 3750 means the display designated as page 3750 on the Moneyline Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Moneyline Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee and the note insurer), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 a.m., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee and the Note Insurer, as of 11:00 a.m., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections allocable to the Allocated Transferor Interest related to a loan group will be paid to the holder of the transferor interest only to the extent that the payment will not reduce the amount of excess of the Adjusted Loan Group Balance of that loan group over the Note Principal Balance of the related class of notes as of the related payment date below the Minimum Transferor Interest for that loan group. Amounts not paid to the transferor because of this limitation will be retained in the payment account until the excess of the Adjusted Loan Group Balance of that loan group over the Note Principal Balance of the related class of notes exceeds the related Minimum Transferor Interest, at which time the excess shall be released to the holder of the transferor interest. Any of these amounts related to a loan group in the payment account at the start of the Rapid Amortization Period will be paid to the holders of the related class of notes as a reduction of the related Note Principal Balance.

     Payments of Principal Collections. The period beginning on the closing date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in ________ 200_ is the "Managed Amortization Period." The amount of principal collections payable to each class of notes for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for the related loan group for that payment date. The Scheduled Principal Collections Payment Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of ________ 200_. On any payment date during the Managed Amortization Period, the "Scheduled Principal Collections Payment Amount" for a loan group is the lesser of the Maximum Principal Payment for that loan group and the Alternative Principal Payment for that loan group and is reduced by any related Excess Overcollateralization Amount. For any payment date and loan group, the "Maximum Principal Payment" is the product of the Investor Fixed Allocation Percentage for that loan group and principal collections on the mortgage loans in that loan group for the payment date. For any payment date and a loan group, the "Alternative Principal Payment" is the amount of principal collections on the mortgage loans in that loan group for the payment date minus the aggregate of Additional Balances created on the related mortgage loans during the Collection Period, but not less than zero.

     Beginning with the first payment date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of principal collections on the mortgage loans in a loan group payable to the related class of notes on each payment date will be equal to the Maximum Principal Payment for that loan group for that payment date.

     If on any payment date the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount with respect to a loan group is less than the then existing Allocated Transferor Interest for that loan group, the Scheduled Principal Collections Payment Amount for that loan group on the payment date will be reduced by the "Excess Overcollateralization Amount" which, for that loan group, is the lesser of

     o the excess of the related Allocated Tranferor Interest over the greater of the related Minimum Transferor Interest and the related Required Transferor Subordinated Amount for the payment date, and

     o the related Scheduled Principal Collections Payment Amount for the payment date before the reduction for Excess Overcollateralization Amount.

The Excess Overcollateralization Amount will be paid to the transferor on each applicable payment date to the extent of available funds that otherwise would have been applied to reduce the principal balance of the notes.

     Payments of principal collections from the mortgage loans in a loan group based on the Investor Fixed Allocation Percentage for the related class of notes may result in payments of principal to that class of notes in amounts that are greater relative to the declining balance of the mortgage loans in the related loan group than would be the case if the applicable Investor Floating Allocation Percentage were used to determine the percentage of principal collections paid to those noteholders. Principal collections from the mortgage loans in a loan group not allocated to the holders of the related class of notes will be allocated to the holder of the transferor interest in respect of the related Allocated Transferor Interest. The aggregate payments of principal to the holders of a class of notes will not exceed the Original Note Principal Balance of that class.

     In addition, to the extent of funds from a loan group available therefor (including funds available under the Policy), on the payment date in ________ 200_, noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance for their class.

     The Paying Agent. The paying agent initially will be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the noteholders.

Limited Subordination of Transferor Interest

     If Investor Interest Collections for a loan group and any Crossover Amounts paid to that loan group on any payment date are insufficient to pay on that payment date (i) the premium on the Policy, (ii) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related class of notes, and (iii) the related Investor Loss Amount, the related Investor Loss Reduction Amount and any amount required to reduce the related Loss Utilization Amount to zero (the insufficiency being the "Required Amount" ), then the interest collections and principal collections from the related mortgage loans allocable to the related Allocated Transferor Interest (but not in excess of the related Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the related Required Amount.

     If the Required Amount related to a loan group remains unpaid after the application of the related Subordinated Transferor Collections, then any remaining Subordinated Transferor Collections for the unrelated loan group (after application to the unrelated class of notes) will be applied to pay such unpaid Required Amount.

     The portion of the Required Amount in respect of Investor Loss Amounts and Investor Loss Reduction Amounts not covered by the Subordinated Transferor Collections from either loan group will be allocated to reduce the Allocated Transferor Interest of the related loan group, thereby reducing that Allocated Transferor Interest (up to the remaining related Available Transferor Subordinated Amount and not in excess of the related Investor Loss Amounts and Investor Loss Reduction Amounts).

     The portion of the Required Amount in respect of Investor Loss Amounts and Investor Loss Reduction Amounts not covered by the reduction of the related Allocated Transferor Interest will be allocated to reduce the Allocated Transferor Interest of the unrelated loan group, thereby reducing that Allocated Transferor Interest (up to the remaining Available Transferor Subordinated Amount of the other loan group and not in excess of the related Investor Loss Amounts and Investor Loss Reduction Amounts). Subject to the terms of the Policy, if the Investor Interest Collections for a loan group and the amount of Subordinated Transferor Collections for a loan group together with the Crossover Amount from the other loan group and any portion of the Subordinated Transferor Collections from the unrelated loan group that have been so applied to cover the related Required Amount are together insufficient to pay the amounts in item (ii) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, subject to the terms of the Policy, on any payment date a draw may be made on the Policy for the Guaranteed Principal Payment Amount. See "Description of the Notes--The Policy" in this prospectus supplement.

The Policy

     The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the "Insurance Agreement" ) to be dated as of the Closing Date, among the sponsor, the issuer, the depositor, the master servicer and the Note Insurer. Any capitalized term used in this section "The Policy" not otherwise defined in this prospectus supplement shall have the meaning assigned to such term in the Policy.

     The following description of the Policy is qualified in its entirety by reference to the Policy. The following description may not be complete, and does not describe all aspects of the Policy. In the event of any inconsistency between the following description and the Policy, the terms of the Policy will control.

     The Policy will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the holders of the notes the full and complete payment of Insured Amounts with respect to the notes for the payment date. An "Insured Amount" for a class of notes as of any payment date is any shortfall in amounts expected to be available in the payment account to pay (a) (i) the Guaranteed Principal Payment Amount for the class of notes for such payment date and (ii) the Guaranteed Interest Payment Amount for the class of notes for such payment date and (b) any Preference Amount for the class of notes that occurs in the period specified in the Policy. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the notes. Insured Amounts shall not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the notes, or by reason of any deterioration of the creditworthiness of the Issuer, nor shall Insured Amounts include, nor shall coverage be provided under the Policy in respect of any Basis Risk Carryforward, Accelerated Principal Payment Amount, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Insured Amounts to a noteholder.

     The "Guaranteed Principal Payment Amount" for each class of notes means:

     (a) on the payment date in __________ 200_, the amount needed to pay the outstanding principal balance of such class of notes,

     (b) for any other payment date on or before the payment date on which the Available Transferor Subordinated Amount for a class of notes first increases to zero, if the Available Transferor Subordinated Amount for such class of notes for that payment date is less than the highest Available Transferor Subordinated Amount for such class of notes for any preceding payment date, the amount of the excess of the highest Available Transferor Subordinated Amount for the class of notes for any preceding payment date over the Available Transferor Subordinated Amount for the current payment date for such class of notes,

     (c) for any payment date after the payment date on which the Available Transferor Subordinated Amount for a class of notes has first increased to zero, if the Available Transferor Subordinated Amount for such class of notes is zero or below, the amount of the excess of the related Note Principal Balance (after giving effect to all allocations and payments of principal to be made on such class of notes on such payment date) over the Adjusted Loan Group Balance for the loan group related to such class of notes, and

     (d) for any other payment date means zero.

     All calculations under the Policy are made after giving effect to all other amounts distributable and allocable to principal on the notes for the payment date.

     "Guaranteed Interest Payment Amount" for each class of notes and any Payment Date, the amount of accrued and unpaid interest for such payment date due on such class of notes calculated in accordance with the original terms of the notes, the sale and servicing agreement and the indenture without regard to any amendments or modifications thereto to which the Note Insurer has not given its written consent.

     A "Preference Amount" means any amount previously paid to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Payment of claims on the Policy (other than in respect of a Preference Amount) will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 p.m., New York City time, on the second Business Day following Receipt of the notice for payment and (ii) 12:00 p.m., New York City time, on the relevant payment date.

     The terms "Receipt" and "Received" with respect to the Policy, means actual delivery to the Note Insurer and occurs on the day delivered if delivered before 12:00 a.m., New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 a.m., New York City time. If any notice given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Under the Policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the state of New York or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

     The Note Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are disbursed by the Note Insurer as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the applicable class of notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     Insured Amounts will not include payments that become due on an accelerated basis as a result of a default by the Issuer, an election by the Issuer to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, the Policy will continue to guarantee payment on the notes in accordance with their original terms.

     The Note Insurer will be entitled to pay any amount hereunder in respect of Insured Amounts including any acceleration payment, whether or not any notice shall have been received by the Note Insurer as provided above, provided, however, that by acceptance of the Policy the indenture trustee agrees to provide upon request to the Note Insurer a notice in respect of any such payments made by the Note Insurer. The Note Insurer will be entitled to pay principal hereunder on an accelerated basis if the Note Insurer shall so elect in its sole discretion, or at any time or from time to time, in whole or in part, at an earlier payment date than provided in the definition of "Insured Amount", if such principal would have been payable under the indenture were funds sufficient to make such payment available to the trustee for such purpose. To the extent that Investor Interest Collections are applied to pay the interest on a class of notes, such Investor Interest Collections may be insufficient to cover Investor Loss Amounts with respect to that class of notes. If this insufficiency exists under the circumstances described in the definition of "Guaranteed Principal Payment Amount" and results in the related Note Principal Balance exceeding the aggregate of the Adjusted Loan Group Balance of the related loan group (or, if applicable, the previous highest related Available Transferor Subordinated Amount), a draw will be made on the Policy in accordance with the terms of the Policy.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the indenture or the sale and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture or the sale and servicing agreement unless such amendment or modification has been approved in writing by the Note Insurer.

     Pursuant to the sale and servicing agreement and the indenture, unless a
Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture (other than consent to certain types of amendments) without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the
Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                         Description of the Indenture

     The payment provisions in the indenture are described under "Description of the Notes--Payment on the Notes" above. The following is a description of the other material provisions of the indenture. Wherever particular defined terms of the indenture are referenced, the defined terms are incorporated in this prospectus supplement by this reference.

Rapid Amortization Events

     The Managed Amortization Period will continue through and include the payment date in __________ 200_, unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events:

     (a) the failure of the sponsor or the master servicer

          o to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

          o to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the sale and servicing agreement, or

          o to observe or perform in any material respect any other covenants of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders or the Note Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders or the Note Insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor or the depositor;

     (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

     (e) the aggregate of all draws under the Policy incurred during the Managed Amortization Period exceeds 1.00% of the Aggregate Original Note Principal Balance.

     If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the indenture trustee (with the consent of the Note Insurer), the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes (with the consent of the Note Insurer), by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c),
(d), or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of the event.

     Notwithstanding the foregoing, if a conservator, receiver, or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership, or insolvency of the transferor, the conservator, receiver, or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

     Pursuant to the indenture and the sale and servicing agreement, unless a
Note Insurer default exists, the Note Insurer will be treated as a noteholder for all purposes other than certain types of amendments, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders other than consent to certain types of amendments, and the noteholders may exercise their rights under the indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture. The indenture provides that in certain circumstances described in the indenture the depositor may substitute a new surety bond for the existing Policy if the replacement meets the requirements of the indenture, including that the rating of the notes would be an improvement over their then current rating.

Reports to Noteholders

Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each noteholder a statement setting forth, among other items, the items listed below. The statement sets forth among other items:

     1. the Investor Floating Allocation Percentage for each class of notes for the preceding Collection Period;

     2.   the amount being paid to each class of notes for that payment date;

     3. the amount of interest included in the payment and the related note rate;

     4. the amount of overdue accrued interest for each class of notes included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

     5. the amount of the remaining overdue accrued interest for each class of notes after giving effect to the payment;

     6. the amount of principal included in the payment for each class of notes;

     7. the amount of the reimbursement of previous Investor Loss Amounts included in the payment for each class of notes;

     8. the amount of Basis Risk Carryforward paid for each class of notes and the amount of Basis Risk Carryforward accrued on that payment date for each class of notes;

     9. the amount of the aggregate unreimbursed Investor Loss Amounts for each loan group after giving effect to the payments on the notes on that payment date for the related class of notes;

     10.  the servicing fee for the payment date;

     11. the Note Principal Balance and the pool factor for each class of notes, each after giving effect to the payment;

     12.  each Loan Group Balance as of the end of the preceding Collection
          Period;

     13. the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies, and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding Collection Period;

     14. with respect to the mortgage loans in each loan group the book value of any real estate that is acquired by the trust estate through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

     15.  the amount of any draws on the Policy for each loan group;

     16. with respect to the first payment date, the number and aggregate balance of any mortgage loans in either loan group for which certain documents as provided in the sale and servicing agreement were not delivered to the custodian within 30 days after the closing date;

     17.  the Adjusted Loan Group Balance of each loan group; and

     18.  the OC Deficiency Amount of each loan group.

     The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of notes.

     The indenture trustee may also, at its option, make available to noteholders any additional files containing the same information in an alternative format.

     If the statement is not accessible on the indenture trustee's internet website, the indenture trustee will forward a hard copy of it to each noteholder, the master servicer, the Note Insurer, and the Rating Agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via its internet website. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at ___________. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

     Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

     Events of default under the indenture include:

     o a default in the payment of any principal or interest on either class of notes when it becomes due and continuance of the default for five days;

     o failure by the issuer to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the Trust under the indenture, that continues unremedied for sixty days after notice of it is given; and

     o certain events of bankruptcy, insolvency, receivership, or liquidation of the issuer.

Remedies on Event of Default Under the Indenture

     If an event of default under the indenture has occurred and is continuing, either the indenture trustee or noteholders representing not less than 51% of the then outstanding principal amount of the notes (in either case with the consent of the Note Insurer) or the Note Insurer may declare the unpaid principal amount of the notes together with accrued interest through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by noteholders representing not less than 51% of the then outstanding principal amount of the notes with the consent of the Note Insurer. Although a declaration of acceleration has occurred, the indenture trustee may with the consent of the Note Insurer elect not to liquidate the assets of the trust estate if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

     The indenture trustee may not sell or otherwise liquidate the assets of the trust estate following an event of default unless

     o the holders of 100% of the then outstanding principal amount of the notes and the Note Insurer consent to the sale, or

     o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

     o the indenture trustee determines that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as they become due and the indenture trustee obtains the consent of a majority of the aggregate outstanding principal balance of the notes and the Note Insurer.

     No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the noteholder has previously notified the indenture trustee of a continuing event of default and unless noteholders representing not less than 51% of the aggregate outstanding principal balance of the notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

     The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Note Insurer or the direction received by it from noteholders representing not less than 51% of the aggregate outstanding note principal amount relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee and any of its affiliates may hold notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuer jointly may appoint co-trustees or separate trustees approved by the master servicer and the Note Insurer of any part of the trust estate under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Duties of the Indenture Trustee

     The indenture trustee will make no representations about the validity or sufficiency of the indenture, the notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the mortgage loans, or the use or investment of any monies by the master servicer before and after being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the indenture and the sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event or a failure by the master servicer to perform its duties under the sale and servicing agreement unless a responsible officer of the indenture trustee has actual knowledge thereof.

Amendment

     The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to each Rating Agency, the issuer and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

     o to evidence the succession of another person to the issuer pursuant to the indenture and the assumption by the successor of the covenants of the issuer under the indenture and the notes;

     o to add to the covenants of the issuer for the benefit of the noteholders or the Note Insurer, or to surrender any right of the issuer in the indenture;

     o to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

     o    to cure any ambiguity or mistake;

     o to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

     o    to conform the indenture to this prospectus supplement;

     o to modify, eliminate, or add to the provisions of the indenture (i) as required by any Rating Agency to maintain or improve any rating of the notes, or (ii) to comply with any requirement imposed by the Code;

     o to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

     o to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

     The indenture also provides that without the consent of any noteholder but with the consent of the Note Insurer, and provided that each Rating Agency has been given 10 days notice and has notified the issuer that the action will not result in a reduction or withdrawal of its then current rating of the notes, the indenture trustee and the issuer may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the noteholders or the Note Insurer under the indenture that does not adversely affect in any material respect the interest of any noteholder, except that, without the consent of each noteholder affected thereby and without the consent of the Note Insurer no supplemental indenture pursuant to this provision may:

     o change the date of payment of any installment of principal of or interest on any note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

     o reduce the percentage of the outstanding principal balances of the notes the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust estate;

     o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each noteholder affected thereby;

     o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes in the indenture; or

     o permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust estate (except any change in any mortgage's lien status in accordance with the sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

     No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture is permitted under the transaction documents and will not have any material adverse tax consequences to the noteholders.

Satisfaction and Discharge of the Indenture

     The indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuer, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

     1.   either:

          (A) all notes previously authenticated and delivered have been delivered to the indenture trustee for cancellation (other than notes that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture and notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuer or discharged from the trust estate as provided in the indenture); or

          (B) all notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

     2. the issuer has paid all other sums payable under the indenture by the issuer; and

     3. the issuer has delivered to the indenture trustee an officer's certificate, a counsel's opinion, and (if required by the TIA, the indenture trustee or the Note Insurer) and independent accountant's certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

     With the consent of the Note Insurer the holder of the transferor interest may purchase all the mortgage loans then included in the trust estate on any payment date on or after which the Note Principal Balance of both classes of notes is less than or equal to 10% of the Aggregate Original Note Principal Balance of both classes of notes. That purchase will result in the redemption of both classes of notes in whole. The redemption price for each class of notes will be the related Note Principal Balance plus accrued interest on that class of notes through the day before the redemption date plus interest accrued on the aggregate Unpaid Investor Interest Shortfall related to that class of notes, to the extent legally permissible. No premium or penalty will be payable by the issuer in any redemption of the notes.

     Payment on the notes will only be made on presentation and surrender of the notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the noteholders do not surrender their notes for final payment and cancellation by the redemption date, the indenture trustee will hold for the benefit of the noteholders and the issuer amounts representing the redemption price in the payment account not paid in redemption to noteholders.

The Indenture Trustee

     ______________, a _______________-, with its principal place of business in _____________, as the indenture trustee.

     The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the master servicer, the transferor, the Note Insurer, and their affiliates.

     The indenture trustee may resign at any time, in which event the issuer must appoint a successor indenture trustee with the consent of the transferor and the Note Insurer. The Note Insurer or noteholders representing not less than 51% of the aggregate outstanding note principal amount may remove the indenture trustee at any time and the issuer shall then appoint a successor indenture trustee reasonably acceptable to the Note Insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the indenture trustee and appoint a successor reasonably acceptable to the Note Insurer if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

The Custodian

     [Treasury Bank, National Association ("Treasury Bank"), a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the mortgage notes on behalf of the indenture trustee. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank's document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063.]

     The master servicer, the transferor, the Note Insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the issuer.

     The custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

     The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the transferor, and the
Note Insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

                Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

     At the time of issuance of the notes, the depositor will transfer to the Trust, all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages, and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the notes to the depositor and the transferor certificate to the transferor. Each mortgage loan transferred to the trust estate will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

     The sale and servicing agreement will require that Countrywide deliver to the depositor for delivery to the Trust, and the Trust will deliver to the custodian, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

     o on the closing date, with respect to not less than [50]% of the mortgage loans in each loan group;

     o not later than the twentieth day after the closing date, with respect to not less than an additional [40]% of the mortgage loans in each loan group transferred to the trust estate on the closing date; and

     o not later than 30 days after the closing date, with respect to the remaining mortgage loans transferred to the trust estate on the closing date.

     In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust estate of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the notes without regard to the Policy.

     In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the Trust that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS(R), as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS(R) serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

     The sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee, or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide are not withdrawn, suspended or do not fall below a rating of "[BBB]" by [Rating Agency] or "[BBB]" by [Rating Agency] or as long as no Event of Servicing Termination has occurred and not been waived. If Countrywide's long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an "Assignment Event"), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Note Insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

     In accordance with the sale and servicing agreement and the custodial agreement, within 180 days of the closing date, the custodian will review the mortgage loans and the Related Documents. If any mortgage loan or

Related Document is found to be missing or otherwise defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust estate. The principal balance of any mortgage loan so transferred will be deducted from the related Loan Group Balance, thus reducing the amount of the related Allocated Transferor Interest. If the deduction would cause a Transfer Deficiency to exist, the sponsor must either transfer an Eligible Substitute Mortgage Loan to the Trust for that loan group or make a deposit into the collection account of the Transfer Deposit Amount to the Trust for the applicable loan group. See "Transfer Deficiency" and "Transfer Deposit Amount" under Maturity and Prepayment Considerations" in this prospectus supplement. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust estate will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits for a loan group to the collection account are actually for that loan group made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan transferred to the trust by the sponsor in connection with the substitution of a Defective Mortgage Loan that must, on the date of its transfer to the trust, to

     o comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae for the related loan group (in the case of loan group [1]);

     o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10.00% more than the Transfer Deficiency relating to the Defective Mortgage Loan;

     o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1.00% in excess of the loan rate of the Defective Mortgage Loan;

     o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

     o have a FICO score not less than the FICO score of the Defective Mortgage Loan and not more than 50 points higher than the FICO score for the Defective Mortgage Loan;

     o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     o have a remaining term to maturity not more than six months earlier than the remaining term to maturity of the Defective Mortgage Loan, not later than the maturity date of the Notes, and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     o comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of transfer to the trust);

     o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     o satisfy certain other conditions specified in the sale and servicing agreement.

     The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the Trust, and the Note Insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the closing date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the Trust, the indenture trustee, the noteholders or the Note Insurer in the related mortgage loan and Related Documents, each seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

     Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account

     The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor and the Note Insurer, as their interests may appear. The collection account will be an Eligible Account. The Collection Account will initially be established by the master servicer at [Treasury Bank, N.A]., which is an affiliate of the master servicer. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt. Not later than the business day immediately preceding each payment date, the master servicer will withdraw from the collection account and remit to the indenture trustee the amount to be applied on the related payment date by the indenture trustee pursuant to the indenture with respect to both loan groups to the extent on deposit in the collection account, and the indenture trustee will deposit such amount in the payment account. In certain circumstances described in the sale and servicing agreement with respect to the first three payment dates, the master servicer is required to make deposits directly into the payment account on the business day before the applicable payment date.

     Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Any income realized on amounts deposited in the payment account will belong to the master servicer. Not later than the third business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

     An "Eligible Account" is:

     o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have one of the two highest short-term debt ratings by [Rating Agency] and the highest short-term debt ratings by [Rating Agency],

     o an account with a depository institution having a minimum long-term unsecured debt rating of "[AA-]" by [Rating Agency] and "[Baa3]" by [Rating Agency], which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

     o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

     o an account otherwise acceptable to each Rating Agency and the Note Insurer as evidenced by a letter from each Rating Agency and the
          Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the notes without regard to the Policy.

     An "Eligible Investment" is:

     o    an obligation of the United States;

     o an obligation of any agency of the United States, the timely payment of which are backed by the full faith and credit of the United States;

     o a general obligation of or obligation guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy;

     o commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than "[A-1]" by [Rating Agency] and "[P-2]" by [Rating Agency] if the long-term debt of Countrywide Home Loans, Inc. is rated at least [A3] by [Rating Agency], or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

     o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy;

     o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

     o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     o guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

     o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency;

     o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy;

     o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy; or

     o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

     o    interest only payments on the obligations underlying it or

     o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. As to any payment date, interest collections will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds, and optional advances made by the master servicer pursuant to the sale and servicing agreement, less

     o servicing fees related to the mortgage loans in that loan group for the related Collection Period and

     o amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans in that loan group.

     As to any payment date, principal collections will be determined on a loan group basis and will be equal to the sum of

     o for the mortgage loans in a loan group, the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and optional advances for the mortgage loan in a loan group made by the master servicer pursuant to the sale and servicing agreement, and

     o    any Transfer Deposit Amounts for that loan group.

     A Transfer Deposit Amount for a loan group is an amount that may be deposited by the sponsor into the collection account equal to the amount by which the Trustee Deficiency exceeds the amount of the Eligible Substitute Mortgage Loans transferred to the trust estate under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the trust estate. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

     Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

     Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

     o do not materially and adversely affect the interest of the noteholders, the transferor or the Note Insurer, and

     o    are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan. Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the mortgage loan will be first purchased from the related loan group and the purchase price will be deposited as collections in the relevant collection period. Not more than 5.0% by the related Original Note Principal Balance for a loan group of mortgage loans may be purchased out of that loan group to accommodate any reductions in the loan rate.

Optional Transfers of Mortgage Loans to the Transferor

     To permit the transferor to reduce the Allocated Transferor Interest related to a loan group any time that the excess of the Adjusted Loan Group Balance of that loan group over the Note Principal Balance of the related class of notes exceeds the level required by the Note Insurer and the Rating Agencies, on any payment date the transferor may, but is not obligated to, remove on the payment date (the "Transfer Date") certain mortgage loans from the related loan group without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     o    no Rapid Amortization Event has occurred;

     o the excess of the Adjusted Loan Group Balance of that loan group over the Note Principal Balance of the related class of notes as of the Transfer Date (after giving effect to the removal of certain mortgage loans) is equal to or exceeds the greater of the related Minimum Transferor Interest and the related Required Transferor Subordinated Amount;

     o the transfer of any mortgage loans from either loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     o the transferor delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in that loan group in the trust estate;

     o the transferor represents and warrants that the mortgage loans to be removed from the Trust were selected randomly;

     o in connection with each retransfer of mortgage loans, the Rating Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date each Rating Agency has notified the transferor, the indenture trustee, and the Note Insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the notes without regard to the Policy; and

     o the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer's certificate confirming the six conditions preceding this one.

     As of any date of determination within any Collection Period, the "Minimum Transferor Interest" for a loan group is an amount equal to (i) the lesser of (a) ____% of the Loan Group Balance of that loan group, and (b) ____% of the Original Note Principal Balance of the related class of notes plus (ii) the OC Deficiency Amount of the unrelated loan group.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Hazard Insurance

     The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. Although the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

     The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

     o    the maximum insurable value of the mortgaged property or

     o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, and strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

     The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction, or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or the transferor.

Optional Purchase of Defaulted Loans

     The master servicer may, at its option but subject to the conditions in the sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related borrower to the first day of the month in which the purchase proceeds are to be paid to noteholders.

Servicing Compensation and Payment of Expenses

     The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to ____% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust estate and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Evidence as to Compliance

     The sale and servicing agreement provides for delivery within 80 days after the master servicer's fiscal year, beginning with its 200_ fiscal year, to the indenture trustee, the Note Insurer, and the Rating Agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding calendar year, except as specified in the statement.

     Within 80 days after the master servicer's fiscal year, beginning with its 200_ fiscal year, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer, and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

Certain Matters Regarding the Master Servicer

     The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

     (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

     (b)  on satisfaction of the following conditions:

          o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

          o the Rating Agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to the Policy; and

          o    the proposed successor servicer is reasonably acceptable to the
               Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

     The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the noteholders, the transferor, and the Note Insurer for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

     The sale and servicing agreement provides that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. The sale and servicing agreement provides that other than the indemnification by the master servicer neither the master servicer nor their directors, officers, employees, or agents will be liable to the trust estate, the owner trustee, the transferor, or the noteholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the noteholders.

Events of Servicing Termination

     The "Events of Servicing Termination" are:

     1. any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement or to remit to the Indenture Trustee amounts required to be deposited to the Payment Account, which failure continues unremedied either beyond the relevant payment date or for five business days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance;

     2. any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders or the Note Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance; or

     3. certain events of insolvency, liquidation, inability to pay its debts, or similar proceedings relating to the master servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer, and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the indenture trustee (with the consent of the note insurer) or noteholders of at least 51% of the aggregate Note Principal Balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to the same compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

     The obligations and responsibilities of the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee under the sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the mortgage loans as described below, (ii) the termination of the trust agreement or the satisfaction and discharge of the indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the trust estate or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

     With the consent of the Note Insurer, the mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate Note Principal Balance of both classes of notes is reduced to an amount less than or equal to 10% of the aggregate Original Note Principal Balance for both classes of notes. The transfer price will be equal to the sum of

     o the aggregate Note Principal Balance of both classes of notes plus accrued interest at the applicable note rate through the day preceding the final payment date and

     o accrued interest on any aggregate Unpaid Investor Interest Shortfall for both classes of notes, to the extent legally permissible.

Amendment

     The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee, and the indenture trustee, with the consent of the Note Insurer, if the Rating Agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the notes without regard to the Policy. The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee, with the consent of the Note Insurer and of holders of not less than 66 2/3% of the aggregate outstanding principal balance of the notes.

                     Description of the Purchase Agreement

     The mortgage loans to be transferred to the Trust by the depositor will be purchased by the depositor from the sellers pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sellers, as transferors of the mortgage loans. Under the purchase agreement, the sellers will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the Trust, and the depositor will assign its rights under the purchase agreement to the Trust. The following is a description of the material provisions of the purchase agreement.

Transfers of Mortgage Loans

     Pursuant to the purchase agreement, the sellers will transfer to the depositor, all of its interest in the applicable mortgage loans and all of the Additional Balances subsequently created with respect to these loans. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

Representations and Warranties

     Each seller will represent and warrant to the depositor that, among other things, as of the closing date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. Each seller will also represent and warrant to the depositor that, among other things, immediately before the sale of the applicable mortgage loans to the depositor, it was the sole owner and holder of the mortgage loans free of any liens and security interests. Each seller will make similar representations and warranties in the sale and servicing agreement. Each seller will also represent and warrant to the depositor that, among other things, as of the closing date, the purchase agreement constitutes its valid and legally binding obligation and its valid sale to the depositor of all of its interest in the mortgage loans and their proceeds.

Assignment to Trust

     Each seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the Trust and the security interest granted in those rights under the indenture. Each seller also will agree to perform its obligations under the purchase agreement for the benefit of the Trust.

Termination

     The obligations of the depositor and the sellers under the purchase agreement will terminate on the satisfaction and discharge of the indenture.

                                Use of Proceeds

     The net proceeds to be received from the sale of the notes will be applied by the depositor towards the purchase of the mortgage loans.

                   Material Federal Income Tax Consequences

General

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the notes in light of their personal circumstances or to certain types of beneficial owners of the notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Investors should consult their tax advisors regarding the U.S. federal, state, local, foreign, and any other tax consequences to them of investing in the notes.

Characterization of the Notes as Indebtedness

     It is the opinion of Sidley Austin Brown & Wood llp, special tax counsel to the depositor ("Tax Counsel") that the notes will be treated as debt to a noteholder other than the owner of the transferor interest for U.S. federal income tax purposes. This opinion is based on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture as in effect on the date of issuance of the notes.

     Although the non-tax treatment of the transaction will differ from the tax treatment, this will not cause the notes to be treated as other than indebtedness for federal income tax purposes. Under the indenture, the transferor, the depositor, and the noteholders, by accepting the notes, and each note owner by its acquisition of a beneficial interest in a note, agree to treat the notes as indebtedness secured by the mortgage loans for U.S. federal income tax purposes. Because different criteria are used to determine the non-tax accounting characterization of the transaction, however, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

     In general, for U.S. federal income tax purposes, whether a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or label. Although the Internal Revenue Service ("IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has not been transferred to the beneficial owners of the notes.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Classification of the Trust Estate as a Partnership or a Corporation

     Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the notes constitutes a sale of the mortgage loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the IRS could assert that the transaction is actually a sale to the investors of beneficial ownership in the underlying mortgage loans). Similarly, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax Counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the beneficial owners of the notes. Cash payments to the beneficial owners of the notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the trust estate were to be treated as a partnership between the beneficial owners of the notes and the holder of the transferor interest, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions, and credits. In addition, as a partner, the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

Possible Classification of the Trust Estate as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to beneficial owners of the notes. The amount of the tax would depend upon whether payments to beneficial owners of the notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Taxation of Interest Income of Beneficial Owners of Notes

     Assuming that the interest is "unconditionally payable," the interest on the notes will be taxable as ordinary income and includible in the income of the beneficial owners of the notes in accordance with their usual methods of accounting. See "Material Federal Income Tax Consequences" in the prospectus. Although it is not anticipated that the notes will be issued at a greater than de minimis discount, under certain Treasury regulations (the "OID Regulations") it is possible that the notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest on the notes were not treated as "unconditionally payable." In that case, all of the taxable income to be recognized with respect to the notes would be OID and includible in the income of the beneficial owners of the notes as it accrued regardless of the beneficial owner's normal accounting method. Thus, the beneficial owner would be taxable on such income before actually receiving it. Such OID, however, would not be includible again when the interest was actually received. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. If the notes were treated as being issued with OID, then for purposes of calculating the amount of OID accruing in each accrual period, it is likely that the notes would be treated as Pay-Through Securities.

Foreign Investors

     In general, subject to certain exceptions, interest (including OID) paid on a note to a nonresident alien individual, foreign corporation, or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

     Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the trust estate or other person who is otherwise required to withhold U.S. tax with respect to the note with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the non-U.S. person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (for example, a Form W-8BEN), signed under penalties of perjury, to that effect.

     If the interests of the beneficial owners of the notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

     In addition, if the interests of the beneficial owners of the notes were deemed to be partnership interests, the amounts distributed on such deemed partnership interests could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the underlying mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the interest on the underlying mortgage loans were to be treated as portfolio interest, amounts distributed on such deemed partnership interests could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

     If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty.

Backup Withholding

     Certain beneficial owners of the notes may be subject to backup withholding with respect to interest paid on the notes if the note owner, upon acquisition, fails to supply the indenture trustee or broker with the taxpayer's identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the indenture trustee or broker with a certified statement, under penalties of perjury, that the taxpayer is not subject to backup withholding.

     The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of the notes and the IRS will receive tax and other information (including the amount of interest paid on the notes owned) from participants, and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt note owner who is a U.S. individual (including a resident alien) will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number, and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                  Other Taxes

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership, or disposition of the notes. All investors should consult their tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership, and disposition of the notes.

                             ERISA Considerations

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss.2510.3-101 (the "Plan Assets Regulation").

     General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

     Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the notes are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a plan's investment in the notes would not cause the assets of the issuer to be deemed plan assets. If the notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a plan. However, based on the features of the notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the notes should be treated as indebtedness without substantial equity features for ERISA purposes.

     Prohibited Transactions. Without regard to whether the notes are considered to be equity interests in the issuer, certain affiliates of the issuer might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes.

     The issuer, the master servicer, a servicer, the indenture trustee, and any underwriter of the notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuer, the master servicer, a servicer, the indenture trustee, any underwriter of the notes, or any of their respective affiliates:

     o has investment or administrative discretion with respect to plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to plan assets, and (ii) will be based on the particular investment needs for the plan; or

     o    is an employer maintaining or contributing to the plan,

should discuss with counsel whether an investment in the notes by the plan may give rise to a violation of ERISA.

     The sale of notes to a plan is in no respect a representation by the issuer or any underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

     Any plan investor proposing to invest in the notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

                        Legal Investment Considerations

     Although, as a condition to their issuance, the notes will be rated in the highest rating category of each of the Rating Agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the prospectus.

                            Method of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 200_, among the depositor, [CSC] and [Underwriter] ("[Underwriter]" and, together with CSC, the "[Underwriters]"), the depositor has agreed to sell, and the underwriters have severally agreed to purchase from the depositor, the principal amount of notes indicated on the cover page of this prospectus supplement.

                                               [Countrywide
                                                Securities
Class                                          Corporation]     [Underwriter]
-----                                       -----------------  ---------------
[1-A]..................................        $___________     $___________
[2-A]..................................        $___________     $___________

     The depositor has been advised that the applicable Underwriter proposes initially to offer the Notes purchased by it to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the applicable Notes denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the note denomination set forth below:

                                                 Selling        Reallowance
Class                                           Concession        Discount
-----                                       -----------------  ---------------
[1-A]..................................            ____%            ____%
[2-A]..................................            ____%            ____%

     After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

     In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the notes offered hereby if they purchase any of such notes.

     Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

     The underwriting agreement provides that the depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                 Legal Matters

     Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood llp, New York, New York. Certain legal matters will be passed upon for the Underwriters by ------------.

                                    Experts

     [The consolidated balance sheets of [parent of Note Insurer] and subsidiaries and [Note Insurer] and subsidiaries as of December 31, 2004 and December 31, 2003 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of __________________, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.]

                                   Ratings

     It is a condition to the issuance of the notes that they be rated "___" by [Rating Agency] and "___" by [Rating Agency] (each a "Rating Agency").

     A securities rating addresses the likelihood of the receipt by noteholders of timely payment of interest and payment of principal by the maturity date on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

     The ratings assigned to the notes will depend primarily upon the financial strength of the Note Insurer. The ratings assigned to the Note Insurer reflect the respective Rating Agencies' current assessments of the insurance financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes will likely result in a reduction of one or more of the ratings assigned to the notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The depositor has not requested a rating of the notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the notes could be lower than the respective ratings assigned by the Rating Agencies.

                            Index of Defined Terms


[Underwriters.............................................................S-63
Accelerated Principal Payment Amount......................................S-27
Additional Balances.......................................................S-16
Aggregate Original Note Principal Balance.................................S-26
Allocated Transferor Interest.............................................S-17
Alternative Principal Payment.............................................S-36
Assignment Event..........................................................S-47
Available Transferor Subordinated Amount..................................S-31
Bankruptcy Rate...........................................................S-21
Basis Risk Carryforward...................................................S-35
business day........................................................S-33, S-39
class.....................................................................S-26
Class [1-A] Note Principal Balance........................................S-26
Class [1-A] Original Note Principal Balance...............................S-26
Class [2-A] Note Principal Balance........................................S-26
Class [2-A] Original Note Principal Balance...............................S-26
Clearstream, Luxembourg...................................................S-29
Code......................................................................S-58
Collection Period.........................................................S-31
Countrywide...............................................................S-18
debt-to-income ratio......................................................S-20
Defective Mortgage Loans..................................................S-49
Detailed Description......................................................S-23
Determination Date........................................................S-49
DTC..........................................................................1
Eligible Account..........................................................S-49
Eligible Investment.......................................................S-50
Eligible Substitute Mortgage Loan.........................................S-48
ERISA.....................................................................S-61
Events of Servicing Termination...........................................S-55
Excess Overcollateralization Amount.......................................S-36
Foreclosure Rate..........................................................S-21
Global Securities............................................................1
group [1] mortgage loans..................................................S-22
Group [1] Required Transferor Subordinated Amount.........................S-24
group [2] mortgage loans..................................................S-22
Group [2] Required Transferor Subordinated Amount.........................S-24
Guaranteed Interest Payment Amount........................................S-38
Guaranteed Principal Payment Amount.......................................S-38
Insurance Agreemens.......................................................S-37
Insured Amount............................................................S-38
Interest Period...........................................................S-35
Investor Fixed Allocation Percentage......................................S-31
Investor Floating Allocation Percentage...................................S-31
Investor Interest Collections.............................................S-31
Investor Loss Amount......................................................S-32
Investor Loss Reduction Amount............................................S-32
IRS.......................................................................S-58
LIBOR.....................................................................S-34
Liquidated Mortgage Loan..................................................S-32
Liquidation Loss Amount...................................................S-32
loan group................................................................S-22
loan group [1]............................................................S-22
loan group [2]............................................................S-22
Loan Group Balance........................................................S-32
Managed Amortization Period...............................................S-36
Maximum Principal Payment.................................................S-36
Minimum Transferor Interest...............................................S-53
Note Insurer..............................................................S-18
Note Principal Balance....................................................S-26
notes.....................................................................S-26
OC Deficiency Amount......................................................S-33
OID.......................................................................S-59
OID Regulations...........................................................S-59
Original Note Principal Balance...........................................S-26
Overcollateralization Reduction Amount....................................S-27
payment date..............................................................S-33
Plan Assets Regulation....................................................S-61
Pool Characteristics......................................................S-23
Preference Amount.........................................................S-38
PTCE......................................................................S-62
Rapid Amortization Event..................................................S-40
Rapid Amortization Period.................................................S-36
Rating Agency.............................................................S-64
Receipt...................................................................S-38
Received..................................................................S-38
Related Documents.........................................................S-47
Required Amount.....................................................S-33, S-37
Required Transferor Subordinated Amount.............................S-24, S-33
Rules.....................................................................S-28
Scheduled Principal Collections Payment Amount............................S-36
Statistical Calculation Date..............................................S-23
Subordinated Transferor Collections.......................................S-37
Tax Counsel...............................................................S-58
TIA.......................................................................S-44
Transfer Date.............................................................S-52
Transfer Deficiency.......................................................S-25
Transfer Deposit Amount.............................................S-25, S-48
transferor................................................................S-16
Treasury Bank.............................................................S-46
Trust.....................................................................S-16
trust estate..............................................................S-16
U.S. Person..................................................................4

                                    Annex I

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the statistical calculation mortgage loans and the related mortgage properties as of the close of business on the Statistical Calculation Date.


                                                                Loan Group [1]
                                            Principal Balances for the Group [1] Mortgage Loans

                                                  Percent of                 Weighted   Weighted     Weighted      Weighted
                         Aggregate      Number     Aggregate     Average     Average    Average       Average      Average
                         Principal        of       Principal     Current      Gross    Remaining      Credit       Combined
Range of Principal        Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-Value
    Balances($)         Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score      Ratio
--------------------- -------------- ----------- ------------- ----------- ----------- ----------- ------------ ----------------
   -     ..........    $                                  %      $                %                                      %
   -     ..........
   -     ..........
   -     ..........
   -     ..........
   -     ..........
   -     ..........
                      -------------- ----------- -------------
       Total           $                            100.00%
                      ============== =========== =============


     As of the Statistical Calculation Date, the average principal balance of the statistical calculation mortgage loans in loan group [1] was approximately $_______.


                                              Loan Programs for the Group [1] Mortgage Loans

                                                         Percent of                 Weighted   Weighted     Weighted    Weighted
                                Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
Dexcription of Loan              Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
     Programs                  Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------  -------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
10 Year Draw, 20 Year Repay..  $                                    %  $                 %                                    %
10 Year Draw, 0 Year Repay...
10 Year Draw, 15 Year
Repay(1).....................
15 Year Draw, 0 Year Repay...
15 Year Draw, 10 Year Repay..
                               -------------- ----------- -------------
             Total             $                             100.00%
                               ============== =========== =============


--------------
(1) assumes that the draw period for the statistical calculation mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.


                                    A-I-1


                                             Loan Rates for the Group [1] Mortgage Loans

                                                     Percent of                 Weighted   Weighted     Weighted    Weighted
                            Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                            Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                             Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
 Range of Loan Rates (%)   Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
------------------------  ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
    -     ............     $                                  %    $                  %                                    %
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
    -     ............
                          ------------- ----------- -------------
           Total          $                            100.00%
                          ============= =========== =============



     As of the Statistical Calculation Date, the weighted average loan rate of the statistical calculation mortgage loans in loan group [1] was approximately _____%.


                                    A-I-2

                               Months Remaining to Scheduled Maturity for the Group [1] Mortgage Loans

                                                      Percent of                 Weighted   Weighted     Weighted    Weighted
                             Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                             Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
Range of Months Remaining     Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
  to Scheduled Maturity     Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
-------------------------- ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
    -    ................   $                                  %    $                  %                                    %
    -    ................
    -    ................
    -    ................
    -    ................
    -    ................
    -    ................
    -    ................
    -    ................
    -    ................
                           ------------- ----------- -------------
            Total          $                            100.00%
                           ============= =========== =============


     As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the statistical calculation mortgage loans in loan group [1] was approximately ____.

     The above table assumes that the draw period for the statistical calculation mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.


                                     Combined Loan-to-Value Ratios for the Group [1] Mortgage Loans

                                                      Percent of                 Weighted   Weighted     Weighted    Weighted
                             Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                             Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
   Range of Combined          Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
Loan-to-Value Ratio (%)     Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
-------------------------  ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
     -    ............      $                                  %    $                  %                                    %
     -    ............
     -    ............
     -    ............
     -    ............
     -    ............
     -    ............
     -    ............
     -    ............
     -    ............
     -    ............
                           ------------- ----------- -------------
         Total             $                            100.00%
                           ============= =========== =============



     As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the statistical calculation mortgage loans in loan group [1] was approximately _____%.


                                    A-I-3

     The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.



                                        Geographic Distribution for the Group [1] Mortgage Loans

                                                         Percent of                 Weighted   Weighted     Weighted    Weighted
                                Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                 Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
          State                Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
----------------------------- ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
.............................   $                                  %    $                  %                                    %
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................


                                    A-1-4


.............................
.............................
.............................
.............................
.............................
                              ------------- ----------- -------------
         Total                $                            100.00%
                              ============= =========== =============






                                  Credit Scores for the Mortgage Loans for the Group [1] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
  Range of Credit Scores      Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------- ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
 -     ....................   $                                  %    $                  %                                    %
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
 -     ....................
                             ------------- ----------- -------------
          Total              $                            100.00%
                             ============= =========== =============



     As of the Statistical Calculation Date, the weighted average credit score of the statistical calculation mortgage loans in loan group [1] was approximately ____.


                                    A-I-5


                                             Property Type for the Group [1] Mortgage Loans

                                                          Percent of                 Weighted   Weighted     Weighted    Weighted
                                 Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                 Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                  Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
         Property Type          Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
------------------------------ ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
Single Family.................  $                                  %    $                  %                                    %
Planned Unit Development(PUD).
Low-Rise Condominium..........
2-4 Units.....................
High-Rise Condominium.........
Manufactured Housing (1)......
                               ------------- ----------- -------------
         Total                 $                            100.00%
                               ============= =========== =============



---------------------
(1) Treated as real property.


                                    A-I-6


                                                Gross Margins for the Group [1] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
  Range of Gross Margins (%)  Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------- ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
      -     .............    $                                  %    $                  %                                    %
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
      -     .............
                             ------------- ----------- -------------
               Total         $                            100.00%
                             ============= =========== =============



     As of the Statistical Calculation Date, the weighted average gross margin of the statistical calculation mortgage loans in loan group [1] was approximately _____%.


                                    A-I-7

     The credit limit utilization rates in the following table are determined by dividing the principal balance as of the Statistical Calculation Date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.


                                   Credit Limit Utilization Rates for the Group [1] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
       Range of Credit          Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
 Limit Utilization Rates(%)   Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
--------------------------   ------------- ----------- ------------- ----------- ----------- ----------- ------------ -----------
     -    ...........        $                                  %    $                  %                                    %
     -    ...........
     -    ...........
     -    ...........
     -    ...........
     -    ...........
     -    ...........
     -    ...........
                             ------------- ----------- -------------
         Total               $                            100.00%
                             ============= =========== =============


     As of the Statistical Calculation Date, the average credit limit utilization rate of the statistical calculation mortgage loans in loan group [1] was approximately _____%.



                                         Maximum Loan Rates for the Group [1] Mortgage Loans

                                                       Percent of                 Weighted   Weighted     Weighted    Weighted
                              Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                              Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                               Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
  Maximum Loan Rates(%)      Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
-------------------------    ------------ ----------- ------------- ----------- ----------- ----------- ------------ -----------
  ......................     $                                  %    $                  %                                    %
  ......................
  ......................
  ......................
  ......................
                             ------------- ----------- -------------
         Total               $                            100.00%
                             ============= =========== =============


     As of the Statistical Calculation Date, the weighted average maximum loan rate of the statistical calculation mortgage loans in loan group [1] was approximately _____%.


                                    A-I-8


                                            Credit Limits for the Group [1] Mortgage Loans

                                                       Percent of                 Weighted   Weighted     Weighted    Weighted
                              Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                              Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                               Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
Range of Credit Limits ($)   Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
--------------------------   ------------ ----------- ------------- ----------- ----------- ----------- ------------ -----------
    -      ............  $   $                                  %    $                  %                                    %
    -      ............
    -      ............
    -      ............
    -      ............
    -      ............
    -      ............
    -      ............
    -      ............
    -      ............
                             ------------- ----------- -------------
       Total                 $                            100.00%
                             ============= =========== =============


     As of the Statistical Calculation Date, the average credit limit of the statistical calculation mortgage loans in loan group [1] was approximately $______.



                                            Lien Priority for the Group [1] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
      Lien Priority           Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------   ------------ ----------- ------------- ----------- ----------- ----------- ------------ -----------
Second Liens...............   $                                  %    $                  %                                    %
                              ------------- ----------- -------------
         Total                $                            100.00%
                              ============= =========== =============




                                          Delinquency Status for the Group [1] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
     Delinquency Status       Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
----------------------------  ------------ ----------- ------------- ----------- ----------- ----------- ------------ -----------
Current.....................  $                                  %    $                  %                                    %
30 - 59 Days................
60 - 89 Days................
90+ Days....................
                              ------------- ----------- -------------
     Total                    $                            100.00%
                              ============= =========== =============



                                    A-I-9


                                           Origination Year for the Group [1] Mortgage Loans

                                                         Percent of                 Weighted   Weighted     Weighted    Weighted
                                Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                 Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
     Origination Year          Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
--------------------------     ------------ ----------- ------------- ----------- ----------- ----------- ------------ -----------
 ...........................   $                                  %    $                  %                                    %
 ...........................
 ...........................
 ...........................
 ...........................
 ...........................
                               ------------- ----------- -------------
       Total                   $                            100.00%
                               ============= =========== =============



                                    A-I-10

                                                          Loan Group [2]

                                        Principal Balances for the Group [2] Mortgage Loans

                                                       Percent of                 Weighted   Weighted     Weighted    Weighted
                              Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                              Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
   Range of Principal          Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
      Balances ($)           Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
------------------------     ------------ ----------- ------------- ----------- ----------- ----------- ------------ -----------
   -     ...............     $                                  %    $                  %                                    %
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............
   -     ...............


                                    A-I-11


--------------------------------------------------------------------------------------------------------------------------------
   -     ...............
   -     ...............
   -     ...............
                             ------------- ----------- -------------
     Total                   $                            100.00%
                             ============= =========== =============


     As of the Statistical Calculation Date, the average principal balance of the statistical calculation mortgage loans in loan group [2] was approximately $______.


                                    A-I-12


                                              Loan Programs for the Group [2] Mortgage Loans

                                                          Percent of                 Weighted   Weighted     Weighted    Weighted
                                 Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                 Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                  Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
  Description of Loan Programs  Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
------------------------------- ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
10 Year Draw, 20 Year Repay.... $                                  %    $                  %                                    %
3 Year Draw, 10 Year Repay.....
5 Year Draw, 5 Year Repay......
5 Year Draw, 10 Year Repay.....
10 Year Draw, 15 Year Repay(2).
15 Year Draw, 0 Year Repay.....
15 Year Draw, 10 Year Repay....
                                ------------- ----------- -------------
         Total                  $                            100.00%
                                ============= =========== =============


--------------
(1) assumes that the draw period for the statistical calculation mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.



                                                Loan Rates for the Group [2] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
  Range of Loan Rates (%)     Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------   ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
   -    ..............        $                                  %    $                  %                                    %
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
   -    ..............
                              ------------- ----------- -------------
        Total                 $                            100.00%
                              ============= =========== =============


     As of the Statistical Calculation Date, the weighted average loan rate of the statistical calculation mortgage loans in loan group [2] was approximately _____%.


                                    A-I-13


                                 Months Remaining to Scheduled Maturity for the Group [2] Mortgage Loans

                                                         Percent of                 Weighted   Weighted     Weighted    Weighted
                                Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
Range of Months Remaining to     Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
     Scheduled Maturity        Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
----------------------------   ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
 -  ......................     $                                  %    $                  %                                    %
 -  ......................
 -  ......................
 -  ......................
 -  ......................
 -  ......................
 -  ......................
 -  ......................
 -  ......................
 -  ......................
 -  ......................
                               ------------- ----------- -------------
     Total                     $                            100.00%
                               ============= =========== =============


     As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the statistical calculation mortgage loans in loan group [2] was approximately ____.

     The above table assumes that the draw period for the mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.



                                      Combined Loan-to-Value Ratios for the Group [2] Mortgage Loans

                                                      Percent of                 Weighted   Weighted     Weighted    Weighted
                             Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                             Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
Range of Combined Loan-to-    Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
     Value Ratio (%)        Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
--------------------------  ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
  -    .................    $                                  %    $                  %                                    %
  -    .................
  -    .................
  -    .................
  -    .................
  -    .................
  -    .................
  -    .................
  -    .................
  -    .................
                            ------------- ----------- -------------
       Total                $                            100.00%
                            ============= =========== =============


     As of the Statistical Calculation Date, the weighted combined average loan-to-value ratio of the statistical calculation mortgage loans in loan group [2] was approximately ______%.


                                    A-I-14

     The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.



                                          Geographic Distribution for the Group [2] Mortgage Loans

                                                         Percent of                 Weighted   Weighted     Weighted    Weighted
                                Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                 Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
         State                 Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
-----------------------        ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
.............................   $                                  %    $                  %                                    %
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................
.............................


                                    A-I-15


.............................
.............................
.............................
.............................
.............................
.............................
                               ------------- ----------- -------------
      Total                    $                            100.00%
                               ============= =========== =============



                                    A-I-16


                                   Credit Scores for the Mortgage Loans for the Group [2] Mortgage Loans

                                                         Percent of                 Weighted   Weighted     Weighted    Weighted
                                Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                 Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
    Range of Credit Scores     Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
------------------------------ ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
 -   ......................... $                                  %    $                  %                                    %
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
 -   .........................
                               ------------- ----------- -------------
         Total                 $                            100.00%
                               ============= =========== =============


     As of the Statistical Calculation Date, the weighted average credit score of the statistical calculation mortgage loans in loan group [2] was approximately ____.



                                              Property Type for the Group [2] Mortgage Loans

                                                          Percent of                 Weighted   Weighted     Weighted    Weighted
                                 Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                                 Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                  Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
           Property Type        Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
------------------------------- ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
Single Family.................. $                                  %    $                  %                                    %
Planned Unit Development(PUD)..
Low-Rise Condominium...........
2-4 Units......................
High-Rise Condominium..........
Manufactured Housing (1).......
                                ------------- ----------- -------------
         Total                  $                            100.00%
                                ============= =========== =============



---------------
(1) Treated as real property.


                                    A-I-17


                                              Gross Margins for the Group [2] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
Range of Gross Margins (%)    Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
--------------------------    ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
  -    ................       $                                  %    $                  %                                    %
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
  -    ................
                              ------------- ----------- -------------
       Total                  $                            100.00%
                              ============= =========== =============


     As of the Statistical Calculation Date, the weighted average gross margin of the statistical calculation mortgage loans in loan group [2] was approximately _____%.


                                    A-I-18

     The credit limit utilization rates in the following table are determined by dividing the principal balance as of the Statistical Calculation Date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.



                                      Credit Limit Utilization Rates for the Group [2] Mortgage Loans

                                                       Percent of                 Weighted   Weighted     Weighted    Weighted
                              Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                              Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
      Range of Credit          Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
Limit Utilization Rates (%)  Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------  ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
 -   ................        $                                  %    $                  %                                    %
 -   ................
 -   ................
 -   ................
 -   ................
 -   ................
 -   ................
 -   ................
 -   ................
 -   ................
                             ------------- ----------- -------------
     Total                   $                            100.00%
                             ============= =========== =============


     As of the Statistical Calculation Date, the average credit limit utilization rate of the statistical calculation mortgage loans in loan group [2] was approximately _____%.



                                           Maximum Loan Rates for the Group [2] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
    Maximum Loan Rates (%)    Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
----------------------------  ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
 ...........................  $                                  %    $                  %                                    %
 ...........................
 ...........................
 ...........................
 ...........................
                              ------------- ----------- -------------
         Total                $                            100.00%
                              ============= =========== =============


     As of the Statistical Calculation Date, the weighted average maximum loan rate of the statistical calculation mortgage loans in loan group [2] was approximately ______%.


                                    A-I-19


                                              Credit Limits for the Group [2] Mortgage Loans

                                                       Percent of                 Weighted   Weighted     Weighted    Weighted
                              Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                              Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                               Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
 Range of Credit Limits ($)  Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
---------------------------  ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
   -    ...............      $                                  %    $                  %                                    %
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
   -    ...............
                             ------------- ----------- -------------
         Total               $                            100.00%
                             ============= =========== =============


     As of the Statistical Calculation Date, the average credit limit of the statistical calculation mortgage loans in loan group [2] was approximately $______.


                                    A-I-20


                                              Lien Priority for the Group [2] Mortgage Loans

                                                        Percent of                 Weighted   Weighted     Weighted    Weighted
                               Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                               Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                                Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
        Lien Priority         Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
----------------------------- ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
Second Liens................. $                                  %    $                  %                                    %
                              ------------- ----------- -------------
         Total                $                            100.00%
                              ============= =========== =============





                                           Delinquency Status for the Group [2] Mortgage Loans

                                                      Percent of                 Weighted   Weighted     Weighted    Weighted
                             Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                             Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                              Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
    Delinquency Status      Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
-------------------------- ------------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
Current...................  $                                  %    $                  %                                    %
30 - 59 Days..............
60 - 89 Days..............
90+ Days..................
                          ------------- ----------- -------------
         Total            $                            100.00%
                          ============= =========== =============




                                           Origination Year for the Group [2] Mortgage Loans

                                                      Percent of                 Weighted   Weighted     Weighted    Weighted
                             Aggregate      Number     Aggregate     Average     Average    Average       Average    Average
                             Principal        of       Principal     Current      Gross    Remaining      Credit     Combined
                              Balance      Mortgage     Balance     Principal    Mortgage    Term         Bureau     Loan-to-
       Origination Year     Outstanding      Loans    Outstanding    Balance      Rate      (months)    Risk Score  Value Ratio
--------------------------  -----------  ---------- ------------- ----------- ----------- ----------- ------------ -----------
  ........................  $                                  %    $                  %                                    %
  ........................
  ........................
  ........................
  ........................
  ........................
  ........................
                            ------------- ----------- -------------
    Total                   $                            100.00%
                            ============= =========== =============



                                    A-I-21

                                   Annex II

                     Global Clearance, Settlement and Tax
                           Documentation Procedures

     Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Notes, Series 200_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

     Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


                                    A-II-1

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

     Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.


                                    A-II-2

     Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).


                                    A-II-3

          o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

          o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                    A-II-4

                                 $------------
                                 (APPROXIMATE)

                    CWHEQ Revolving Home Equity Loan Trust,
                                 Series 200_-_
                                    Issuer

                                  CWHEQ, Inc.
                                   Depositor


                           [LOGO OMITTED]Countrywide
                           -------------------------
                                         HOME LOANS


                          Sponsor and Master Servicer

                          Revolving Home Equity Loan
                       Asset Backed Notes, Series 200_-_

                                ---------------


                             PROSPECTUS SUPPLEMENT

                                ---------------


[Countrywide Securities Corporation]                             [Underwriter]

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Revolving Home Equity Loan Asset Backed Notes, Series 200_-_ in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Revolving Home Equity Loan Asset Backed Notes, Series 200_-_ and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Revolving Home Equity Loan Asset Backed Notes, Series 200_-_ will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.


                              ____________, 200_

PROSPECTUS
                                  CWHEQ, INC.
                                   Depositor

                            Asset Backed Securities
                             (Issuable in Series)



-------------------    The Trusts
Please carefully
consider our           Each trust will be established to hold assets in its
discussion of some     trust fund transferred to it by CWHEQ, INc. The assets
of the risks of        in each trust fund will be specified in the prospectus
investing in           supplement for the particular trust and will generally
securities under       consist of:
"Risk Factors"
beginning on           o    mortgage loans secured by first and/or
page 5.                     subordinate liens on one- to four-family
-------------------         residential properties,

                       o    revolving home equity lines of credit,
                            secured in whole or in part by first
                            and/or subordinate liens on one- to
                            four-family residential properties, or

                       o    home improvement loans, secured by
                            first or subordinate liens on one- to
                            four-family residential properties or
                            by personal property security
                            interests, and home improvement sales
                            contracts, secured by personal
                            property security interests.


The Securities

CWHEQ, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

                             ---------------------

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________, 200_

                                                        Table of Contents




Important Notice About Information in This                           Servicing and Other Compensation and
  Prospectus and Each Accompanying                                    Payment of Expenses..........................60
  Prospectus Supplement.............................4                Evidence as to Compliance.....................61
Risk Factors........................................5                Certain Matters Regarding the Master
The Trust Fund.....................................15                 Servicer and the Depositor....................61
     General.......................................15                Events of Default; Rights Upon Event of
     The Loans.....................................16                 Default......................................62
     Substitution of Trust Fund Assets.............20                Amendment.....................................65
     Available Information.........................20                Termination; Optional Termination.............66
     Incorporation of Certain Documents by                           The Trustee...................................67
      Reference....................................20           Certain Legal Aspects of the Loans.................67
     Reports to Securityholders....................21                General.......................................67
Use of Proceeds....................................21                Foreclosure...................................68
The Depositor......................................21                Environmental Risks...........................71
Loan Program.......................................21                Rights of Redemption..........................72
     Underwriting Standards........................22                Anti-Deficiency Legislation and Other
     Qualifications of Sellers and Originators.....23                 Limitations On Lenders.......................73
     Representations by Sellers; Repurchases.......23                Due-On-Sale Clauses...........................74
Description of the Securities......................25                Enforceability of Prepayment and Late
     General.......................................25                 Payment Fees.................................74
     Distributions on Securities...................27                Applicability of Usury Laws...................75
     Advances......................................29                Home Improvement Finance......................75
     Reports to Securityholders....................30                Servicemembers Civil Relief Act...............76
     Categories of Classes of Securities...........31                Junior Mortgages and Rights of Senior
     Indices Applicable to Floating Rate and                          Mortgagees...................................77
       Inverse Floating Rate Classes...............34                Other Loan Provisions and Lender Requirements.77
     Book-Entry Registration of Securities.........38                Priority of Additional Advances...............78
Credit Enhancement.................................42                The Title I Program...........................78
     General.......................................42                Consumer Protection Laws......................81
     Subordination.................................43           Material Federal Income Tax Consequences...........83
     Letter of Credit..............................44                General.......................................83
     Insurance Policies, Surety Bonds and                            Taxation of Debt Securities...................83
      Guaranties...................................44                Taxation of the REMIC and Its Holders.........88
     Overcollateralization.........................44                REMIC Expenses; Single Class REMICs...........89
     Reserve Accounts..............................45                Taxation of the REMIC.........................89
     Pool Insurance Policies.......................47                Taxation of Holders of REMIC Residual
     Financial Instruments.........................48                 Interests....................................91
     Cross Support.................................48                Administrative Matters........................95
Yield and Prepayment Considerations................49                Tax Status as a Grantor Trust.................95
The Agreements.....................................51                Sale or Exchange..............................98
     Assignment of the Trust Fund Assets...........51                Miscellaneous Tax Aspects.....................98
     Payments on Loans; Deposits to Security                         Proposed Reporting Regulations................99
      Account......................................53                Tax Treatment of Foreign Investors............99
     Pre-Funding Account...........................55                Tax Characterization of the Trust Fund
     Sub-Servicing by Sellers......................56                  as a Partnership...........................100
     Collection Procedures.........................56                Tax Consequences to Holders of the
     Hazard Insurance..............................57                  Notes......................................100
     Realization Upon Defaulted Loans..............60



     Tax Consequences to Holders of the                         Method of Distribution............................112
      Certificates................................103           Legal Matters.....................................112
Other Tax Considerations..........................107           Financial Information.............................113
ERISA Considerations..............................107           Rating............................................113
Legal Investment..................................110           Index of Defined Terms............................115


        Important Notice About Information in This Prospectus and Each
                      Accompanying Prospectus Supplement

     Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                             --------------------

     If you require additional information, the mailing address of our principal executive offices is CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund - Incorporation of Certain Documents by Reference" beginning on page 21.

                                 Risk Factors

     You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of               The applicable prospectus supplement may
Payments -- No Recourse         provide that securities solely from their
To Sellers, Depositor           associated trust fund will be payable from
Or Servicer                     other trust funds in addition to their
                                associated trust fund, but if it does not, they will be payable. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.
                                Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWHEQ, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                       o  funds obtained from enforcing a
                                          corresponding obligation of a seller
                                          or originator of the loan, or

                                       o  funds from a reserve fund or similar
                                          credit enhancement established to pay
                                          for loan repurchases.

                                The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May          Credit enhancement is intended to reduce the
Not Be Sufficient To            effect of loan losses. But credit enhancements
Protect You From Losses         may benefit only some classes of a series of
                                securities and the amount of any credit
                                enhancement will be limited as described in the applicable prospectus supplement.
                                Furthermore, the amount of a credit
                                enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

 Nature of Mortgages            Certain mortgages and deeds of trust securing
   Junior Status of Liens       the loans will be junior liens subordinate to
   Loans Could Adversely        the rights of the mortgagee under the related
   Affect You                   senior mortgage(s) or deed(s) of trust.
                                Accordingly, the proceeds from any
                                liquidation, insurance or condemnation
                                proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                o     pay the senior mortgage in full at or
                                      prior to the foreclosure sale, or

                                o     assume the payments on the senior
                                      mortgage in the event the mortgagor is
                                      in default under the senior mortgage.

                                The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                o     the aggregate amount owed under both
                                      the senior and junior loans over

                                o     the proceeds of any sale under a deed
                                      of trust or other foreclosure
                                      proceedings.

                                See "Certain Legal Aspects of the Loans --
                                Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens."

Declines in Property Values     The value of the properties underlying the
May Adversely Affect You        loans held in the trust fund may decline
                                over time. Among the factors that could
                                adversely affect the value of the properties are:

                                o     an overall decline in the residential
                                      real estate market in the areas in
                                      which they are located,

                                      o   a decline in their general condition
                                          from the failure of borrowers to
                                          maintain their property adequately,
                                          and

                                      o   natural disasters that are not covered
                                          by insurance, such as earthquakes and
                                          floods.

                                In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.


Delays in Liquidation May       Even if the properties underlying the loans
Adversely Affect You            held in the trust fund provide adequate
                                security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full.
                                In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of      Liquidation expenses of defaulted loans
Liquidation Expenses May        generally do not vary directly with the
Adversely Affect You            outstanding principal balance of the loan at
                                the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws        Federal, state and local laws extensively
May Adversely Affect You        regulate various aspects of brokering,
                                originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

                                Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                The federal laws that may apply to loans held in the trust fund include the following:

                                     o  the Truth in Lending Act and its
                                        regulations, which (among other
                                        things) require disclosures to
                                        borrowers regarding the terms of loans
                                        and provide consumers who pledged
                                        their principal dwelling as collateral
                                        in a non-purchase money transaction
                                        with a right of rescission that
                                        generally extends for three days after
                                        proper disclosures are given;

                                     o  the Home Ownership and Equity
                                        Protection Act and its regulations,
                                        which (among other things) imposes
                                        additional disclosure requirements and
                                        limitations on loan terms with respect
                                        to non-purchase money, installment
                                        loans secured by the consumer's
                                        principal dwelling that have interest
                                        rates or origination costs in excess
                                        of prescribed levels;

                                     o  the Home Equity Loan Consumer
                                        Protection Act and its regulations,
                                        which (among other things) limits
                                        changes that may be made to open-end
                                        loans secured by the consumer's
                                        dwelling, and restricts the ability to
                                        accelerate balances or suspend credit
                                        privileges on such loans;

                                     o  the Real Estate Settlement Procedures
                                        Act and its regulations, which (among
                                        other things) prohibit the payment of
                                        referral fees for real estate
                                        settlement services (including
                                        mortgage lending
                                        and brokerage services) and regulate
                                        escrow accounts for taxes and
                                        insurance and billing inquiries made
                                        by borrowers;

                                     o  the Equal Credit Opportunity Act and
                                        its regulations, which (among other
                                        things) generally prohibits
                                        discrimination in any aspect of credit
                                        transaction on certain enumerated
                                        basis, such as age, race, color, sex,
                                        religion, marital status, national
                                        origin or receipt of public
                                        assistance; and

                                     o  the Federal Trade Commission's Rule on
                                        Preservation of Consumer Claims and
                                        Defenses, which generally provides
                                        that the rights of an assignee of a
                                        conditional sales contract (or of
                                        certain lenders making purchase money
                                        loans) to enforce a consumer credit
                                        obligation are subject to the claims
                                        and defenses that the consumer could
                                        assert against the seller of goods or
                                        services financed in the credit
                                        transaction.

                                The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                Depending on the particular alleged
                                misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment       Some of the mortgage loans held in the trust
Mortgages Are Borne by You      fund may not be fully amortizing over their
                                terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.
                                Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.


Your Risk Of Loss May Be        The trust fund may also include loans that
Higher Than You Expect          were originated with loan-to-value ratios or
If Your Securities              combined loan-to-value ratios in excess of the
Are Backed By Partially         value of the related mortgaged property. Under
Unsecured Loans                 these circumstances, the trust fund could be
                                treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.


You Could Be Adversely          Federal, state, and local laws and regulations
Affected By Violations          impose a wide range of requirements on
Of Environmental Laws           activities that may affect the environment,
                                health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property.
                                A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.


Ratings Of The Securities       Any class of securities issued under this
Do Not Assure Their             prospectus and the accompanying prospectus
Payment                         supplement may be rated by one or more
                                nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                   o  a decrease in the adequacy of the value
                                      of the trust assets or any related credit enhancement,

                                   o  an adverse change in the financial or
                                      other condition of a credit
                                      enhancement provider, or

                                   o  a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                The amount, type, and nature of credit
                                enhancement established for a class of
                                securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration         Securities issued in book-entry form may have
     Limit on Liquidity         only limited liquidity in the resale market,
                                since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.


     Limit on Ability to        Transactions in book-entry securities can be
     Transfer or Pledge         effected only through The Depository Trust
                                Company, its participating organizations, its indirect participants, and certain banks.
                                Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

     Delays in Distributions    You may experience some delay in the receipt
                                of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.


Bankruptcy Or Insolvency May    The seller and the depositor will treat the
Affect The Timing And Amount    transfer of the loans held in the trust fund
Of Distributions On The         by the seller to the depositor as a sale for
Securities                      accounting purposes. The depositor and the
                                trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors.
                                On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.
                                Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                Federal and state statutory provisions
                                affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.


The Principal Amount Of         The market value of the assets relating to a
Securities May Exceed           series of securities at any time may be less
The Market Value Of The         than the principal amount of the securities of
Trust Fund Assets               that series then outstanding, plus accrued
                                interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 114.

                                The Trust Fund

General

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program - Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program - Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") between the depositor, the trust, the master servicer and the indenture trustee with respect to a series consisting of notes. The Master Servicer will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

_____________________________
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements - Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program - Representations by Sellers; Repurchases" and "The Agreements - Sub-Servicing By Sellers" and "- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission ("SEC") within fifteen days after the initial issuance of such securities (the "Detailed Description").

     A copy of the Agreement with respect to each series of securities will be filed with the SEC as an exhibit to a report on Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

     General. Loans will consist of mortgage loans (including closed-end home equity loans), revolving home equity lines of credit (referred to in this prospectus as "revolving credit line loans") or home improvement loan contracts. For purposes of this prospectus, "home equity loans" includes "closed-end home equity loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property that secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Certain of the loans may be secured by liens that are subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Mortgage Loans. The mortgaged properties relating to mortgage loans (including closed-end home equity loans) will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Revolving Credit Line Loans. The mortgaged properties relating to revolving credit line loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

       o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

       o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

       o   the original terms to maturity of the loans,

       o the largest principal balance and the smallest principal balance of any of the loans,

       o the earliest origination date and latest maturity date of any of the loans,

       o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

       o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

       o   the maximum and minimum per annum Loan Rates and

       o the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a),

13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities - Reports to Securityholders."

                                Use of Proceeds

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

     CWHEQ, Inc., a Delaware corporation, the depositor, was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                 Loan Program

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it, or if applicable, the originator, has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller or originator, but if it does not, the credit information supplied by the borrower will be verified by the related seller or originator. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's and each originator's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's or originator's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, but in any event not in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

     After obtaining all applicable employment, credit and property information, the related seller or originator will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

     Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers and Originators

     Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC. If a seller does not meet any one or more of the foregoing qualifications, the related originator must satisfy such qualifications.

Representations by Sellers; Repurchases

     Each seller or, in some cases, originator, will have made representations and warranties in respect of the loans sold by such seller or originator and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

        o that title insurance (or other similar form of policy of insurance or an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect;

        o that the seller had good title to each such loan and such loan was subject to no offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

        o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

        o that there were no delinquent tax or assessment liens against the Property;

        o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

        o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects (subject, with respect to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity).

     If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which such seller or originator sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by such seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller or originator to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller or originator cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's or originator's obligations under those circumstances, but if it does not, then such seller or originator will be obligated either

        o to repurchase such loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

        o to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is made with respect to a trust fund, any substitution of a loan must be accompanied by an opinion of counsel satisfactory to the trustee that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. In the event that the trust fund is subject to a prohibited transaction tax in connection with a substitution, the master servicer will generally be responsible for the payment of any such taxes imposed on the REMIC to the extent that the tax arises out of or results from a breach by the master servicer of any of its obligations under the applicable Agreement, and if the master servicer is not responsible therefor, the holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC to the extent of amounts otherwise distributable on such securities. To the extent not paid by the master servicer or such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC. See "Material Federal Income Tax Consequences--Taxation of the REMIC--Prohibited Transactions and Contributions Tax". Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer (unless the master servicer is the seller or originator) will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements - Assignment of Trust Fund Assets."

                         Description of the Securities

     Each series of certificates will be issued pursuant to a separate agreement (each, a "Pooling and Servicing Agreement" among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to such series, the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement among the depositor, the master servicer, the trust and the indenture trustee, and the trust that issues the notes will be governed by a "Trust Agreement") between the depositor and the entity named in the related prospectus supplement as owner trustee with respect to such series. A form of each of the Indenture, Sale and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities will consist of either notes or certificates. Each Agreement will be dated as of the related cut-off date. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the applicable Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

        o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date Principal Balance"));

        o the assets required to be deposited in the related Security Account from time to time;

        o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

        o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

     The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 as amended (the "Code"), certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

        o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

        o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement - Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities - Distributions on Securities."

Reports to Securityholders

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

        o  the amount of such distribution allocable to interest;

        o  the amount of any advance;

        o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

        o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

        o the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

        o the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

        o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

        o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 30 to 59 days, 60 to 89 days and 90 or more days and (B) in foreclosure and delinquent 30 to 59 days, 60 to 89 days and 90 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

        o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

        o if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

        o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

        o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.


Categories of Classes                                  Definition

                                                  Principal Types

Accretion Directed...................      A class that receives principal
                                           payments from the accreted
                                           interest from specified accrual
                                           classes. An accretion directed
                                           class also may receive principal
                                           payments from principal paid on
                                           the underlying Trust Fund Assets
                                           for the related series.

Companion Class......................      A class that receives principal
                                           payments on any distribution date
                                           only if scheduled payments have
                                           been made on specified planned
                                           principal classes, targeted
                                           principal classes or scheduled
                                           principal classes.

Component Securities.................      A class consisting of
                                           "components." The components of a
                                           class of component securities may
                                           have different principal and
                                           interest payment characteristics
                                           but together constitute a single
                                           class. Each component of a class
                                           of component securities may be
                                           identified as falling into one or
                                           more of the categories in this
                                           chart.

Non-Accelerated Senior
   or NAS............................      A class that, for the period of
                                           time specified in the related
                                           prospectus supplement, generally
                                           will not receive (in other words,
                                           is locked out of) (1) principal
                                           prepayments on the underlying
                                           Trust Fund Assets that are
                                           allocated disproportionately to
                                           the senior securities because of
                                           the shifting interest structure of
                                           the securities in the trust and/or
                                           (2) scheduled principal payments
                                           on the underlying Trust Fund
                                           Assets, as specified in the
                                           related prospectus supplement.
                                           During the lock-out period, the
                                           portion of the principal
                                           distributions on the underlying
                                           Trust Fund Assets that the NAS
                                           class is locked out of will be
                                           distributed to the other classes
                                           of senior securities.

Notional Amount Securities...........      A class having no principal
                                           balance and bearing interest on
                                           the related notional amount. The
                                           notional amount is used for
                                           purposes of the determination of
                                           interest distributions.

Planned Principal Class
   or PACs...........................      A class that is designed to
                                           receive principal payments using a
                                           predetermined principal balance
                                           schedule derived by assuming two
                                           constant prepayment rates for the
                                           underlying Trust Fund Assets.
                                           These two rates are the endpoints
                                           for the "structuring range" for
                                           the planned principal class. The
                                           planned principal classes in any
                                           series of certificates may be
                                           subdivided into different
                                           categories (e.g., primary planned
                                           principal classes, secondary
                                           planned principal classes and so
                                           forth) having different effective
                                           structuring ranges and different
                                           principal payment priorities. The
                                           structuring range for the
                                           secondary planned principal class
                                           of a series of certificates will
                                           be narrower than that for the
                                           primary planned principal class of
                                           the series.

Scheduled Principal Class............      A class that is designed to
                                           receive principal payments using a
                                           predetermined principal balance
                                           schedule but is not designated as
                                           a planned principal class or
                                           targeted principal class. In many
                                           cases, the schedule is derived by
                                           assuming two constant prepayment
                                           rates for the underlying Trust
                                           Fund Assets. These two rates are
                                           the endpoints for the "structuring
                                           range" for the scheduled principal
                                           class.

Sequential Pay.......................      Classes that receive principal
                                           payments in a prescribed sequence,
                                           that do not have predetermined
                                           principal balance schedules and
                                           that under all circumstances
                                           receive payments of principal
                                           continuously from the first
                                           distribution date on which they
                                           receive principal until they are
                                           retired. A single class that
                                           receives principal payments before
                                           or after all other classes in the
                                           same series of securities may be
                                           identified as a sequential pay
                                           class.

Strip................................      A class that receives a constant
                                           proportion, or "strip," of the
                                           principal payments on the
                                           underlying Trust Fund Assets.

Super Senior.........................      A class that will not bear its
                                           proportionate share of realized
                                           losses (other than excess losses)
                                           as its share is directed to
                                           another class, referred to as the
                                           "support class" until the class
                                           principal balance of the support
                                           class is reduced to zero.

Support Class........................      A class that absorbs the realized
                                           losses other than excess losses
                                           that would otherwise be allocated
                                           to a super senior class after the
                                           related classes of subordinated
                                           securities are no longer
                                           outstanding.

Targeted Principal Class or
   TACs..............................      A class that is designed to
                                           receive principal payments using a
                                           predetermined principal balance
                                           schedule derived by assuming a
                                           single constant prepayment rate
                                           for the underlying Trust Fund
                                           Assets.

                                                     Interest Types

Fixed Rate...........................      A class with an interest rate that
                                           is fixed throughout the life of
                                           the class.

Floating Rate........................      A class with an interest rate that
                                           resets periodically based upon a
                                           designated index and that varies
                                           directly with changes in the
                                           index.

Inverse Floating Rate................      A class with an interest rate that
                                           resets periodically based upon a
                                           designated index and that varies
                                           inversely with changes in the
                                           index.

Variable Rate........................      A class with an interest rate that
                                           resets periodically and is
                                           calculated by reference to the
                                           rate or rates of interest
                                           applicable to specified assets or
                                           instruments (e.g., the Loan Rates
                                           borne by the underlying loans).

Interest Only........................      A class that receives some or all
                                           of the interest payments made on
                                           the underlying Trust Fund Assets
                                           and little or no principal.
                                           Interest Only classes have either
                                           a nominal principal balance or a
                                           notional amount. A nominal
                                           principal balance represents
                                           actual principal that will be paid
                                           on the class. It is referred to as
                                           nominal since it is extremely
                                           small compared to other classes. A
                                           notional amount is the amount used
                                           as a reference to calculate
                                           the amount of interest due on an
                                           interest only class that is not
                                           entitled to any distributions of
                                           principal.

Principal Only.......................      A class that does not bear
                                           interest and is entitled to
                                           receive only distributions of
                                           principal.

Partial Accrual......................      A class that accretes a portion of
                                           the amount of accrued interest
                                           thereon, which amount will be
                                           added to the principal balance of
                                           such class on each applicable
                                           distribution date, with the
                                           remainder of such accrued interest
                                           to be distributed currently as
                                           interest on such class. Such
                                           accretion may continue until a
                                           specified event has occurred or
                                           until the partial accrual class is
                                           retired.

Accrual..............................      A class that accretes the amount
                                           of accrued interest otherwise
                                           distributable on such class, which
                                           amount will be added as principal
                                           to the principal balance of such
                                           class on each applicable
                                           distribution date. Such accretion
                                           may continue until some specified
                                           event has occurred or until such
                                           accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

              LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

              LIBO Method

     If using this method to calculate LIBOR, the calculation agent will establish LIBOR equal to the offered rate for United States dollar deposits for one month that appears on Telerate page 3750 of the Moneyline Telerate Service as of 11:00 a.m. (London time) on the LIBOR determination date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable interest accrual period will be determined according to the following method:

           (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%) that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related LIBOR determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding aggregate principal balance on such LIBOR determination date of the classes of securities for which the applicable interest rate is determined by reference to LIBOR;

           (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 1/32%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding aggregate principal balance on such LIBOR determination date of the classes of securities for which the applicable interest rate is determined by reference to LIBOR;

           (c) If on any LIBOR determination date the calculation agent is unable to obtain any quotations, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

              BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

              COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San

Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

              Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

              Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

     As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners") may elect to hold their Book-Entry Securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers Between Participants Will Occur in Accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000. New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              Credit Enhancement

General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities;
(ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

     If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements - Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission(the "SEC") as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Overcollateralization

     If specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in or increase the level of overcollateralization.

Reserve Accounts

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

     The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

           (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

           (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

           (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

           (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

           (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

           (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

           (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions confirmed in writing are sufficient for the rating originally assigned to such securities by any such Rating Agency;

           (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

           (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

           (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

           (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

           (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to any insurer guarantying certain payments under net interest margin securities backed or secured by certain classes of a series of securities (any such insurer, a "NIM Insurer"), as evidenced by a signed writing delivered by that NIM Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

        o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

        o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Financial Instruments

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

        o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

        o to provide payments in the event that any index rises above or falls below specified levels; or

        o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross Support

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                      Yield and Prepayment Considerations

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.

     Generally, mortgage loans secured by subordinate liens, revolving credit line loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than mortgage loans secured by first liens. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of mortgage loans secured by subordinate liens, revolving credit line loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans - Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements - Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements - Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                The Agreements

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the

Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each loan,

     o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

     o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See "Certain Legal Aspects of the Loans - The Home Improvement Loan Contracts."

     The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

        o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

        o all payments on account of interest on the loans, net of applicable servicing compensation;

        o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

        o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program - Representations by Sellers; Repurchases" or "- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "- Termination; Optional Termination" below;

        o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance" below;

        o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

        o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

        o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

        o to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

        o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

        o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

        o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

        o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

        o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

        o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

        o to clear and terminate the Security Account upon termination of the Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

     If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed (i) the lesser of 50% of the initial aggregate principal amount of the securities of the related series and (ii) the maximum amount permitted for asset-backed securities issued under a registration statement on Form S-3 under the Securities Act of 1933, as amended. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

     Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans - Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

        o the maximum insurable value of the improvements securing such loan or

        o  the greater of

           (1) the outstanding principal balance of the loan and

           (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

     The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans - Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate or note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the


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master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of***

     o any failure by the master servicer to deposit or cause to be deposited in the Security Account or to remit to the trustee any required payment (other than an advance) which continues unremedied for five days and, with respect to an advance, for one business day, after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the voting rights allocated to the securities of the series;

     o any failure by the master servicer to reimburse the trustee for any advance made by the trustee under the applicable Agreement within the time period specified in the applicable Agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, or any breach of any representation or warranty made by the master servicer in the Agreement, which failure or breach continues unremedied for sixty days after the giving of written notice of such failure or breach, as the case may be, to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.


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     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

     o a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o a default in the performance of any obligation of the issuer under the Indenture (other than an obligation specifically covered by the preceding bullet point), or any representation or warranty of the issuer made in the Indenture or in any certificate or other writing delivered in connection with the Indenture proves to have been materially incorrect as of the time when it was made, and the default or the circumstance making the representation or warranty incorrect has not been cured within 60 days after notice to the issuer by the trustee or to the issuer and the trustee by any credit enhancer (or, if a credit enhancer default exists, by the holders of at least 25% of the outstanding amount of the notes) by registered or certified mail specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture; or


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     o     certain events of bankruptcy, insolvency, receivership or
           liquidation of the depositor or the trust fund; or

     o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

     If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

     o the holders of 100% of the percentage interests of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.


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     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee with the consent of any NIM Insurer but without the consent of any of the securityholders,

           (a) to cure any ambiguity;

           (b) to correct or supplement any provisions in the Agreement;

           (c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

           (d) to make such other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with any other provisions in it;

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.


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     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with the consent of any NIM Insurer and with the consent of holders of securities of such series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

     o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the earlier of

           (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

           (ii) the purchase by the master servicer, or, if specified in the related prospectus supplement, the holder of any designated class of securities, from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all


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the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Certain Legal Aspects of the Loans

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority


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under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any

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person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

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     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.




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     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "potentially responsible parties," including "owners" or "operators". However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

     If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous


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owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decision-making control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


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         Anti-Deficiency Legislation and Other Limitations On Lenders

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.




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

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


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

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

     General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

     Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

     Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust's interest in the chattel paper could be defeated.

     Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary



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building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

     Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

     Consumer Claims and Defenses. The Federal Trade Commission's Consumer Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.


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Junior Mortgages and Rights of Senior Mortgagees

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

     Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.


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Priority of Additional Advances

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity lines of credit applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity line of credit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be "obligatory" rather than "discretionary."

The Title I Program

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.


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     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of

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items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the


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borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.
     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes of this prospectus, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest


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rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

     o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

     o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

    o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

     o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

     o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.


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     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                   Material Federal Income Tax Consequences

General

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel") named in the prospectus supplement. The summary is based on the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, if applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     This summary does not cover all aspects of federal income taxation that may affect particular investors in light of their individual circumstances or address investors subject to special treatment under the Code. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors ("Holders") should consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Holders of securities will vary depending on whether

     o     the securities of the series are classified as debt;

     o an election is made to treat any part of the trust fund relating to the series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     o an election is made to treat the trust fund relating to the series of securities as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC election will be made with respect to that series.

     Debt Securities For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing regular interests in a REMIC ("REMIC Regular Interests") will be referred to collectively as "Debt Securities."

Taxation of Debt Securities

     Interest. Stated interest on the REMIC Regular Interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of a Holder's normal accounting method. Interest (other than original issue discount ("OID")) on Debt Securities other than REMIC Regular Interests will be includible in income by a Holder under the Holder's usual method of accounting.


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     Original Issue Discount. The prospectus supplement for each series of
Debt Securities will discuss the OID considerations for that series. The following discussion is based in part on the rules governing OID under Sections 1271 through 1275 of the Code and the accompanying Treasury regulations (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address issues relevant to securities (such as the Debt Securities) that are payable based on the payment experience of other debt ("Pay-Through Securities").

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if the amount of OID is less than a de minimis amount as determined under the Code.

     Issue Price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of that class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.

     Stated Redemption Price at Maturity. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Qualified Stated Interest. "Qualified stated interest" generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities will include all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security's stated principal amount over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security's stated redemption price.


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

     De Minimus OID. Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security's total stated redemption price. Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o     the interest is unconditionally payable at least annually,

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

     o the interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

     In the case of certain Debt Securities, such as Interest Weighted Securities (as defined in this prospectus), none of the payments under the instrument will be considered qualified stated interest, and thus all amounts payable on the instrument will be included in the stated redemption price.

     Contingent Interest. The OID Regulations also govern the calculation of OID on instruments having contingent interest payments ("Contingent Regulation"). The provisions of the Contingent Regulations expressly do not apply to the calculation of OID on debt instruments subject to Code Section 1272(a)(6), (that is, Pay-Through Securities). In addition, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on the Debt Securities on Code Section 1272(a)(6) and, to the extent applicable, the OID Regulations. There can be no assurance, however, that such methodology represents the correct manner of calculating OID.

     Daily Portions. The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is neither a REMIC Regular Interest nor another type of Pay-Through Security, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to such Debt Security in all prior periods.


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     The amount of OID to be included in income by a Holder of a Pay-Through
Security is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay- Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate faster than the Prepayment Assumption, and to decrease (but not below zero for any period) the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

     Although the OID Regulations do not provide for it, the depositor may adjust the accrual of OID on Debt Securities (other than REMIC Regular Interests) in a manner that it believes appropriate to take account of realized losses on the underlying loans, If the Internal Revenue Service ("IRS") required OID to be accrued without such adjustments, the rate of accrual of OID on the affected Debt Securities could increase.

     Aggregation. Certain classes of REMIC Regular Interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     Acquisition Premium. A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC Regular Interests or Stripped Securities (as defined under "Tax Status as a Grantor Trust; General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Stripped Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived

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from an Interest Weighted Security should be treated as OID. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC Regular Interests the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "- Tax Status as a Grantor Trust - Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of market discount ("market discount" is generally the excess (if any) of the principal amount of the Debt Security over the Holder's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Market discount is supposed to accrue in a manner provided in Treasury regulations but, until those regulations are issued, market discount should be accrued either (i) on the basis of a constant yield (taking into account, in the case of a Pay-Through Security, a prepayment assumption) or
(ii) (a) in the case of securities not originally issued with OID, based on the ratio of the stated interest payable in the relevant period to the total stated interest remaining to be paid at the beginning of the relevant period or (b) in the case of securities issued with OID, based on the ratio of the OID accrued in the relevant period to total OID remaining to be accrued at the beginning of the relevant period.

     Limit on Holder's Interest Deductions. Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a deduction item before disposition of the Debt Security) on a constant yield method. Although no regulations addressing the computation of premium accrual on

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securities such as the Pay-Through Securities have been issued, the legislative history of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The Holder of a Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities. If the an election is made with respect to a Debt Security having market discount, then the Holder will be deemed to have made the election with respect to all other market discount debt instruments that the Holder acquires during the year of the election and thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the holder owns on the first day of the taxable year and later acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable and should only after consulting a Holder's tax advisor..

Taxation of the REMIC and Its Holders

     General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities,
(i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the REMIC Residual Interests. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Regulations, among the holders of the REMIC Regular Interests and the holders of the REMIC Residual Interests (as defined in this prospectus) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a REMIC Regular Interest who is


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an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the applicable amount, or

     o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Interest to such a Holder. In general terms, a single class REMIC is one that either

     o would qualify, under existing Treasury Regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Interests.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

     o deductions, including stated interest and original issue discount accrued on REMIC Regular Interests, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC Residual Interest that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.


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     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued (the "Startup Day"). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the REMIC Regular Interests in the same manner that the holders of the REMIC Regular Interests include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to a limited exception, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of REMIC Residual Interests

     The holder of a REMIC Residual Interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the REMIC Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the REMIC Residual Interests in proportion to their respective holdings on such day.


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     The holder of a REMIC Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a REMIC Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the REMIC Residual Interest may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the REMIC Residual Interest at the end of the calendar quarter in which such loss arises. A holder's basis in a REMIC Residual Interest will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of REMIC Residual Interests to deduct net losses may be subject to additional limitations under the Code, about which such holders should consult their tax advisers.

     Distributions. Distributions on a REMIC Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a REMIC Residual Interest. If the amount of such payment exceeds a holder's adjusted basis in the REMIC Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the REMIC Residual Interest) to the extent of such excess.

     Sale or Exchange. A holder of a REMIC Residual Interest will recognize gain or loss on the sale or exchange of a REMIC Residual Interest equal to the difference, if any, between the amount realized and such holder's adjusted basis in the REMIC Residual Interest at the time of such sale or exchange. Any loss from the sale of a REMIC Residual Interest will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the REMIC Residual Interest, the seller reacquires the REMIC Residual Interest, or acquires (i) a REMIC Residual Interest in any other REMIC, or (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the REMIC Residual Interest will be disallowed and the REMIC Residual Interest Holder's basis in the replacement interest will be the basis in the REMIC Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the REMIC Residual Interest and the purchase price of the replacement interest.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a REMIC Residual Interest consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a



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REMIC Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a REMIC Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a REMIC Residual Interest is owned by a foreign person excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a REMIC Residual Interest that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a REMIC Residual Interest, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of such REMIC Residual Interest at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the REMIC Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of REMIC Residual Interests may be disregarded. See "- Restrictions on Ownership and Transfer of REMIC Residual Interests" and "- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of REMIC Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a REMIC Residual Interest. In addition, no transfer of a REMIC Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a REMIC Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such REMIC Residual


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Interest at the time of the transfer. In addition, if a Disqualified
Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a REMIC Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a REMIC Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Noneconomic REMIC Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Interest to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic REMIC Residual Interest is disregarded, the transferor continues to be treated as the owner of the REMIC Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A REMIC Residual Interest (including a REMIC Residual Interest with a positive value at issuance) is a "Noneconomic REMIC Residual Interest" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic REMIC Residual Interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic REMIC Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic REMIC Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic REMIC Residual Interest and intends to pay taxes associated with holding the Noneconomic REMIC Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic REMIC Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

     A transfer of a Noneconomic REMIC Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i)

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the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code
Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic REMIC Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

     Treatment of Inducement Fees. "Inducement fees" received by transferees of noneconomic REMIC must be included in income over a time period that is reasonably related to the time period over which the related REMIC Residual Interest is expected to generate taxable income or net loss allocable to the Holder. Two safe harbor methods permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and REMIC Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. Holders of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change their method of accounting for REMIC inducement fee income to one of the two safe harbor methods (including a change from one safe harbor method to the other safe harbor method).

     If the holder of a REMIC Residual Interest sells or otherwise disposes of the REMIC Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee is be treated as income from sources within the United States.

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     Mark to Market Rules. REMIC Residual Interests acquired after January 3,
1995 cannot be marked-to-market.

Administrative Matters

     A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. In the opinion of Tax Counsel an as specified in the related prospectus supplement, if a trust fund relating to a series of securities does not elect to be a REMIC or establish partnership classification, then the trust fund will be classified a "grantor trust" under subpart E, part I of subchapter J of the Code. (The securities of such series are hereinafter referred to as "Pass-Through Securities"). For some series there will be no separation of the principal and interest payments on the underlying loans, in which case a Holder will be considered to have purchased a pro rata undivided interest in each of the underlying loans. In other cases ("Stripped Securities"), the sale of the securities will cause a separation in the ownership of some or all of the principal payments from some or all of the interest payments.

     Each Holder must report on its federal income tax return its share of the gross income derived from, and its share of expenses (such as trustee, servicer and similar fees (collectively, the "Servicing Fee")) allocated to the loans in the same manner as if the Holder's held the loans and paid the Servicing fees directly. In the case of Pass-Through Securities other than Stripped Securities, the gross income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the gross income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. Depending on its tax classification, the Holder of a security will generally be entitled to claim a deduction for the Servicing Fees under Code
Section 162 or Code Section 212 provided the Servicing Fees are "reasonable" for the services performed.

     Noncorporate Holders. In the case of a noncorporate Holder, reasonable Servicing Fees will be deductible in computing the Holders regular income tax only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of the Holder's adjusted gross income and will not deductible in computing the Holder's alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

     Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined when the securities are purchased. Typically, the trustee (as necessary to fulfill its reporting obligations) will treat each loan in a group as having a fair market based on its proportionate share of the group's aggregate principal balance provided the loans in the group generally have relatively uniform interest rates and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than (or greater than) the portion of the principal balance of

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

the loan allocable to the security, that loan will be deemed to have been acquired at a discount (or premium), respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount (or premium) on a loan will be includible in income (or will be available as an offset to interest income), generally in the manner described above, except that in the case of Pass-Through Securities, market discount and premium is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "- Taxation of Debt Securities; Market Discount" and "- Premium" above.

     The Holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security is a security that represents either a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive defend percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     Calculating Interest and OID. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped

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Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.


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

Sale or Exchange

     Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC Regular Interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC Regular Interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such REMIC Regular Interest had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such REMIC Regular Interest.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o fails to furnish the trustee with its taxpayer identification number ("TIN");

     o     furnishes the trustee an incorrect TIN;

     o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Proposed Reporting Regulations

     In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as


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OID, market discount, sale proceeds and premium) to the Holders of
Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a REMIC Residual Interest) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of REMIC Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a REMIC Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Interest is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of REMIC Residual Interests that do not have significant value. Under the REMIC Regulations, if a REMIC Residual Interest has tax avoidance potential, a transfer of a REMIC Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A REMIC Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the REMIC Residual Interest amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a REMIC Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the REMIC Residual Interest for purposes of the withholding tax provisions of the Code. See "- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust


                                      99
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fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject

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to the interest expense deferral rule referred to in the preceding sentence.
Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

     o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

     o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


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

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust


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fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.


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

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust


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fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                           Other Tax Considerations

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who

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

bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities
- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional


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

asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

           (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

           (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

           (3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

           (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

           (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The issuer must also meet the following requirements:

           (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

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

           (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

           (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

     o such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

     o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

     o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

     o the Plan is not sponsored by a member of the Restricted Group, as defined below.

     The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

     The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.


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     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               Legal Investment

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                            Method of Distribution

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.


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     This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWHEQ, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                 Legal Matters

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                             Financial Information

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    Rating

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.


                                               Index of Defined Terms

Term                                             Page           Term                                             Page


Agreement..........................................15           Improper Knowledge.................................93
AMT................................................94           Indenture..........................................25
APR................................................19           Indirect Participants..............................39
Asset Conservation Act.............................71           Insurance Proceeds.................................54
Available Funds....................................27           Insured Expenses...................................54
BIF................................................53           Interest Weighted Securities.......................87
Book-Entry Securities..............................38           IRS................................................85
Capitalized Interest Account.......................56           L/C Bank...........................................44
Cash Flow Bond Method..............................97           L/C Percentage.....................................44
CERCLA.............................................71           Liquidation Expenses...............................54
CI ................................................40           Liquidation Proceeds...............................54
Claimable Amount...................................81           Loan Rate..........................................17
Class Security Balance.............................28           Loan-to-Value Ratio................................19
Clearstream, Luxembourg............................40           Master Servicing Fee...............................60
Code...............................................83           Moody's.......................................45, 109
COFI securities....................................36           Mortgage...........................................52
Collateral Value...............................19, 20           National Cost of Funds Index.......................36
Combined Loan-to-Value Ratio.......................19           NCUA..............................................111
Contingent Regulations.............................85           New CI.............................................40
Cooperative........................................41           NIM Insurer........................................46
cooperative loans..................................16           Noneconomic Residual Certificate...................93
cooperatives.......................................16           Nonresidents.......................................99
Cut-off Date Principal Balance.....................26           obligations.......................................110
DBC................................................40           Offshore Location..................................94
Debt Securities....................................84           OID................................................84
Definitive Security................................38           OID Regulations....................................84
Detailed Description...............................16           OTS................................................36
Disqualified Organization..........................93           Participants.......................................38
DOL...............................................107           Parties in Interest..........................107, 108
DTC................................................38           Pass-Through Securities............................95
Eleventh District..................................35           Pay-Through Security...............................86
ERISA.............................................107           Permitted Investments..............................45
Euroclear..........................................38           Plan Assets Regulation............................107
Euroclear Operator.................................40           Plans.............................................107
Euroclear Participants.............................40           Policy Statement..................................111
European Depositaries..............................38           Pool Insurance Policy..............................47
excess servicing...................................97           Pool Insurer.......................................47
FHA................................................16           Pooling and Servicing Agreement....................25
FHLBSF.............................................36           Pre-Funded Amount..................................55
Final Bond Premium Regulations.....................88           Pre-Funding Account................................55
Fitch.............................................109           Prepayment Assumption..............................86
foreign person....................................101           Primary Mortgage Insurance Policy..................18
FTC Rule...........................................76           Prime Rate.........................................37
Funding Period.....................................55           Principal Prepayments..............................29
Garn-St Germain Act................................74           Properties.........................................18
HI Contracts.......................................75           Property Improvement Loans.........................78
HI Loans...........................................75           PTCE..............................................108




Purchase Price.....................................24           Servicing Fee......................................95
Rating Agency................................109, 113           Short-Term Note...................................101
Ratio Strip Securities.............................97           Single Family Properties...........................18
RCRA...............................................72           SMMEA.............................................110
Record Date........................................26           Strip..............................................33
Refinance Loan.....................................20           Stripped Securities................................95
REMIC Regular Interests............................83           Subsequent Loans...................................55
Relief Act.........................................76           Support Class......................................33
REMIC..............................................83           Tax Counsel........................................83
REMIC Residual Interest............................91           Terms and Conditions...............................41
Restricted Group..................................110           TIN................................................99
Retained Interest..................................26           Title I Loans......................................78
revolving credit line loans........................16           Title I Program....................................78
Rules..............................................38           Title V............................................75
S&P...............................................109           Trust Agreement................................15, 25
SAIF...............................................53           Trust Fund Assets..................................15
Sale and Servicing Agreement.......................15           U.S.  Transferee...................................93
SEC........................................16, 20, 44           UCC................................................70
secured creditor exemption.........................71           Underwriter Exemptions............................108
Security Account...................................53           VA 16
Security Owners....................................38           VA Guaranty........................................60
Security Register..................................26           W-8BEN............................................102
Sellers............................................15           Widely Held Mortgage Trusts........................99
Senior Securities..................................43           Withholding Agent.................................101


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement, other than underwriting discounts and commissions:

         SEC registration fee......................         $  3,611,624.50**
         Printing and engraving expenses...........               25,000.00
         Legal fees and expenses...................              100,000.00
         Trustee fees and expenses.................                5,000.00
         Accounting fees and expenses..............               25,000.00
         Rating agency fees........................              190,000.00
         Miscellaneous.............................                7,500.00
                                                     ----------------------

                  Total......................                 $3,964,124.50
                                                     ======================
-------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $500,000,000 of Securities registered hereby.
** This amount relates to the $30,685,000,00 of Asset-Backed Securities Registered hereby.

Item 15.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to identify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.  Exhibits.


1.1(a)     --   Form of Underwriting Agreement.*
1.1(b)     --   Form of Indemnification and Contribution Agreement.*
3.1        --   Certificate of Incorporation of the Registrant.*
3.2        --   By-Laws of the Registrant.*
4.1        --   Form of Pooling and Servicing Agreement (for Asset-Backed
                Certificates backed by fixed-and adjustable-rate credit
                blemished mortgage loans secured by first or second liens on one- to four-family residential properties).*
4.2        --   Form of Pooling and Servicing Agreement (for Asset-Backed
                Certificates backed by fixed-rate mortgage loans secured by second liens on one- to four-family residential properties).*
4.3        --   Form of Trust Agreement (for Revolving Home Equity Loan
                Asset-Backed Notes backed by adjustable-rate home equity
                revolving credit line loans secured by first or second liens on one- to four-family residential properties).**
4.4        --   Form of Indenture (for Revolving Home Equity Loan Asset-Backed
                Notes backed by adjustable-rate home equity revolving credit line loans secured by first or second liens on one- to four-
                family residential properties).**
4.5        --   Form of Sale and Servicing Agreement (for Revolving Home
                Equity Loan Asset-Backed Notes backed by adjustable-rate home equity revolving credit line loans secured by first or second liens on one- to four-family residential properties).**
5.1        --   Opinion of Sidley Austin Brown & Wood LLP as to the legality of the Securities.**
8.1        --   Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1).**
10.1       --   Form of Mortgage Loan Purchase Agreement (for Revolving Home
                Equity Loan Asset-Backed Notes backed by adjustable-rate home equity revolving credit line loans secured by first or second liens on one- to four-family residential properties).**
23.1       --   Consent of Sidley Austin Brown & Wood LLP (included in Exhibits
                5.1 and 8.1).**
25.1       --   Statement of Eligibility of Trustee.**


* Incorporated by reference from the Registrant's Registration Statement (No. 333-121378).
** Previously filed with the filing of this Registration Statement on July 21, 2005.

Item 17.  Undertakings.


v The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on the 4th day of August, 2005.


                                                   CWHEQ, INC.



                                             By:  /s/ Stanford L. Kurland
                                                -------------------------------
                                                      Stanford L. Kurland
                                         Chairman of the Board, President and
                                                       Director
                                               (Chief Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




       Signature                           Title                           Date
       ---------                           -----                           ----
/s/  Stanford L. Kurland  Chairman of the Board, President and        August 4, 2005
------------------------  Director (Chief Executive Officer)
  Stanford L. Kurland

          *               Executive Vice President and Director       August 4, 2005
------------------------  (Chief Financial Officer and Treasurer)
   Eric P. Sieracki

          *               Vice President and Director                 August 4, 2005
------------------------
     David Spector
------------------------
/s/ Stanford L. Kurland                                               August 4, 2005
------------------------
    Stanford L. Kurland
    ATTORNEY-N-FACT




                                 EXHIBIT INDEX
EXHIBIT
   NO.                   DESCRIPTION OF EXHIBIT
-------                  ----------------------

1.1(a)   --       Form of Underwriting Agreement.*
1.1(b)   --       Form of Indemnification and Contribution Agreement.*
3.1      --       Certificate of Incorporation of the Registrant.*
3.2      --       By-Laws of the Registrant.*
4.1      --       Form of Pooling and Servicing Agreement (for Asset-Backed
                  Certificates backed by fixed- and adjustable-rate credit
                  blemished mortgage loans secured by first or second liens on one- to four-family residential properties).*
4.2      --       Form of Pooling and Servicing Agreement (for Asset-Backed
                  Certificates backed by fixed-rate mortgage loans secured
                  by second liens on one- to four-family residential
                  properties).*
4.3      --       Form of Trust Agreement (for Revolving Home Equity Loan
                  Asset-Backed Notes backed by adjustable-rate home equity
                  revolving credit line loans secured by first or second liens on one- to four-family residential properties).**
4.4      --       Form of Indenture (for Revolving Home Equity Loan
                  Asset-Backed Notes backed by adjustable-rate home equity
                  revolving credit line loans secured by first or second liens on one- to four-family residential properties). **
4.5      --       Form of Sale and Servicing Agreement (for Revolving Home
                  Equity Loan Asset-Backed Notes backed by adjustable-rate
                  home equity revolving credit line loans secured by first or second liens on one- to four-family residential
                  properties). **
5.1      --       Opinion of Sidley Austin Brown & Wood LLP as to the legality of the Securities. **
8.1      --       Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1). **
10.1     --       Form of Mortgage Loan Purchase Agreement (for Revolving Home
                  Equity Loan Asset-Backed Notes backed by adjustable-rate home equity revolving credit line loans secured by first or
                  second liens on one- to four-family residential
                  properties). **
23.1     --       Consent of Sidley Austin Brown & Wood LLP (included in
                  Exhibits 5.1 and 8.1). **
25.1     --       Statement of Eligibility of Trustee. **

------------
* Incorporated by reference from the Registrant's Registration Statement (No. 333-121378).
** Previously filed with the filing of this Registration Statement on July 21, 2005.